                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

                     EXCHANGE ACT OF 1934 (AMENDMENT NO.     )


     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement


     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                               TYLER CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [ ] No fee required.
     [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:
                          Common Stock, $.01 par value
--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
                                   12,000,000
--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          $5.28125, average of reported high and low prices on 11/7/97
--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
                                  $95,125,000
--------------------------------------------------------------------------------
     (5) Total fee paid:
                                    $19,025
--------------------------------------------------------------------------------

     [X] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

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     (4) Date Filed:

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


(LOGO)



                                                                January 21, 1998


Dear Stockholder:


     You are cordially invited to attend a special meeting of stockholders (the "Special Meeting") of Tyler Corporation (the "Company") to be held on Thursday, February 19, 1998, at San Jacinto Tower, Suite 2820, 2121 San Jacinto Street, Dallas, Texas, commencing at 11:00 a.m.


     The Company has entered into agreements for the acquisitions of Business Resources Corporation, a Texas corporation (referred to herein as "Resources"), and The Software Group, Inc., a Texas corporation (referred to herein as "TSG"). In connection with these acquisitions, at the Special Meeting the stockholders of the Company will be asked to consider and vote upon (i) the proposed acquisition of Resources through a merger with a newly formed and wholly owned subsidiary of the Company, (ii) the proposed acquisition of TSG through a merger with a newly formed and wholly owned subsidiary of the Company, and (iii) a proposed amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, $.01 par value per share, of the Company from 50,000,000 to 100,000,000 shares. The acquisitions of Resources and TSG are subject to a number of conditions, including approval by the stockholders of the Company.

     Details of the proposed acquisitions, the respective merger agreements, the amendment to the Company's Certificate of Incorporation, and other important and related information are set forth in the accompanying Notice of Special Meeting and the Proxy Statement. In view of the importance of these matters, please read carefully the enclosed materials.

     The Board of Directors of the Company has unanimously approved the matters to come before the Special Meeting and recommends that you vote for their approval.

     It is important that your shares be represented at the Special Meeting whether or not you plan to attend. I urge you to mark, date, and sign the enclosed proxy and return it in the enclosed postage pre-paid envelope as soon as possible. If you attend the Special Meeting, you may revoke the proxy and vote in person if you so desire, even if you have previously returned your proxy. Your prompt cooperation will be greatly appreciated.

                                            Yours very truly,


                                            /s/ LOUIS A. WATERS


                                            LOUIS A. WATERS

                                            Chairman of the Board

                               TYLER CORPORATION

                               ------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


                          TO BE HELD FEBRUARY 19, 1998

                               ------------------

To the Stockholders of
TYLER CORPORATION:


     Tyler Corporation (the "Company") will hold a special meeting of stockholders (the "Special Meeting") on Thursday, February 19, 1998, at San Jacinto Tower, Suite 2820, 2121 San Jacinto Street, Dallas, Texas, commencing at 11:00 a.m., Dallas, Texas time, for the following purposes:


          (1) To consider and vote upon a proposal to approve and adopt a Second Amended and Restated Agreement and Plan of Merger (the "Resources Merger Agreement"), dated as of December 29, 1997, and effective as of October 8, 1997, among the Company, T1 Acquisition Corporation, a newly formed Texas corporation and wholly owned subsidiary of the Company ("T1"), Business Resources Corporation, a Texas corporation (referred to herein as "Resources"), and William D. Oates, pursuant to which Resources will be merged with and into T1, which will be the surviving corporation ("Proposal No. 1);

          (2) To consider and vote upon a proposal to approve and adopt an Amended and Restated Agreement and Plan of Merger (the "TSG Merger Agreement"), dated as of December 29, 1997, and effective as of October 8, 1997, among the Company, T2 Acquisition Corporation, a newly formed Texas corporation and wholly owned subsidiary of the Company ("T2"), The Software Group, Inc., a Texas corporation (referred to herein as "TSG"), Glenn A. Smith, and Brian B. Berry, pursuant to which T2 will be merged with and into TSG, which will be the surviving corporation and become a wholly owned subsidiary of the Company ("Proposal No. 2");

          (3) To consider and vote upon a proposed amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, $.01 par value per share, of the Company ("Common Stock") from 50,000,000 shares to 100,000,000 shares ("Proposal No. 3"); and

          (4) To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

     The Board of Directors of the Company has unanimously approved Proposal No. 1, Proposal No. 2, and Proposal No. 3. Accordingly, the Board of Directors unanimously recommends that you vote FOR approval of each of the proposals. Information concerning each of the proposals is set forth in the accompanying Proxy Statement.

     Approval of Proposal No. 1 and Proposal No. 2 will each require the affirmative vote of a majority of votes cast at the Special Meeting, provided that the total votes cast represent over 50% in interest of the shares issued and outstanding and entitled to vote thereon at the Special Meeting. Approval of Proposal No. 3 will require the affirmative vote of the holders of record of a majority of the shares of the Common Stock issued and outstanding and entitled to vote thereon at the Special Meeting. Consummation of each of the Resources Merger Agreement and the TSG Merger Agreement is conditioned upon consummation of the other. If the stockholders do not approve both of the transactions, neither transaction will be consummated and each of the merger agreements will be terminated unless consummation of the other transaction is waived by the appropriate party or parties.


     Only stockholders of record at the close of business on January 16, 1998 are entitled to notice of, and to vote at, the Special Meeting or any postponements or adjournments thereof. A list of stockholders entitled to vote at the Special Meeting will be available for examination at the offices of Tyler Corporation, 2121 San Jacinto Street, Suite 3200, Dallas, Texas, during regular business hours for ten days before the Special Meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE MARK, DATE, AND SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. No postage is required if the proxy is mailed in the United States. Prompt response by our stockholders will reduce the time and expense of solicitation. You may revoke the proxy at any time before the proxy is exercised by delivering written notice of revocation to the Secretary of the Company, by delivering a subsequently dated proxy, or by attending the Special Meeting, withdrawing the proxy, and voting your shares personally.

                                            By Order of the Board of Directors,


                                            /s/ JAMES E. RUSSELL


                                            JAMES E. RUSSELL

                                            Secretary

Dallas, Texas

January 21, 1998

                               TYLER CORPORATION
                                PROXY STATEMENT

                               TABLE OF CONTENTS

GENERAL INFORMATION.........................................    1
  General...................................................    1
  Outstanding Capital Stock.................................    1
  Quorum and Voting.........................................    1
  Action to be Taken at the Meeting.........................    2
  Recommendations of the Tyler Board........................    3
  Persons Making the Solicitation...........................    3
  Forward-Looking Statements................................    3
THE COMPANY.................................................    4
RECENT DEVELOPMENTS.........................................    5
SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA............    6
  The Company--Historical and Pro Forma Financial Data......    6
  Resources--Historical Financial Data......................    7
  TSG--Historical Financial Data............................    8
COMPARATIVE DATA............................................    9
THE ACQUISITIONS (PROPOSAL NO. 1 AND PROPOSAL NO. 2)........   11
  General...................................................   11
  Background of the Acquisitions............................   11
  Reasons for the Acquisitions; Recommendation of the Tyler
     Board..................................................   14
  Terms of the Acquisitions.................................   17
  Acquisition Financing.....................................   24
  HSR Act...................................................   24
  Limitations on Transferability of Common Stock............   24
  Accounting Treatment......................................   25
  Federal Income Tax Consequences...........................   25
  No Appraisal Rights.......................................   26
  Comparison of Rights of Holders of Stock..................   26
MARKET PRICES AND DIVIDENDS.................................   27
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
  STATEMENTS................................................   28
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS OF RESOURCES....................   36
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS OF TSG..........................   40
INFORMATION CONCERNING RESOURCES AND TSG....................   42
  Overview..................................................   42
  Resources.................................................   42
  TSG.......................................................   46
MANAGEMENT..................................................   50
  The Company...............................................   50
  New Resources.............................................   51
  TSG.......................................................   52
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
  OF THE COMPANY............................................   53
INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON....   55

AMENDMENT TO THE CHARTER (PROPOSAL NO. 3)...................   57
ACCOUNTANTS.................................................   58
STOCKHOLDER PROPOSALS.......................................   58
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...........   58
INDEX TO FINANCIAL STATEMENTS...............................  F-1
Appendix A--SECOND AMENDED AND RESTATED AGREEMENT AND PLAN
  OF MERGER AMONG THE COMPANY, T1 ACQUISITION CORPORATION,
  BUSINESS
  RESOURCES CORPORATION, AND WILLIAM D. OATES...............  A-1
Appendix B--AMENDED AND RESTATED AGREEMENT AND PLAN OF
  MERGER AMONG THE COMPANY, T2 ACQUISITION CORPORATION, THE SOFTWARE GROUP, INC., GLENN A. SMITH,
  AND BRIAN B. BERRY........................................  B-1
Appendix C--CERTIFICATE OF AMENDMENT TO RESTATED CERTIFICATE
  OF INCORPORATION..........................................  C-1

                               TYLER CORPORATION
                            2121 SAN JACINTO STREET
                                   SUITE 3200
                              DALLAS, TEXAS 75201
                          ---------------------------

                                PROXY STATEMENT
                                      FOR
                        SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD FEBRUARY 19, 1998

                          ---------------------------

                              GENERAL INFORMATION

GENERAL


     This Proxy Statement is being furnished to stockholders of Tyler Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies on behalf of the board of directors of the Company (the "Tyler Board") for use at a special meeting of stockholders (the "Special Meeting") to be held on February 19, 1998, and at any postponements or adjournments thereof. Proxies in the form enclosed will be voted at the Special Meeting if properly executed, returned to the Company before the Special Meeting, and not revoked. You may revoke your proxy at any time before it is exercised by delivering written notice of revocation to the Secretary of the Company, by delivering a subsequently dated proxy, or by attending the Special Meeting, withdrawing your proxy, and voting your shares personally. The approximate date on which this Proxy Statement and the enclosed proxy card will first be sent to stockholders is January 22, 1998.


OUTSTANDING CAPITAL STOCK


     The record date for stockholders entitled to notice of, and to vote at, the Special Meeting is the close of business on January 16, 1998 (the "Record Date"). At the close of business on the Record Date, the Company had 21,943,712 shares of Common Stock, $.01 par value per share ("Common Stock"), issued and outstanding and entitled to vote at the Special Meeting. The Common Stock is the only class of outstanding voting securities of the Company.


QUORUM AND VOTING

     The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Special Meeting is necessary to constitute a quorum to transact business. Each share represented at the Special Meeting in person or by proxy will be counted for purposes of determining whether a quorum is present. In deciding all questions, a holder of Common Stock is entitled to one vote, in person or by proxy, for each share held in his name on the record date. Approval of Proposal No. 1 and Proposal No. 2 (each as described herein) will each require the affirmative vote of a majority of votes cast at the Special Meeting, provided that the total votes cast, either for or against the respective proposal, plus abstentions, collectively represent over 50% in interest of the shares issued and outstanding and entitled to vote thereon at the Special Meeting. Broker non-votes (as described below) will not be included in vote totals for and will not be counted as votes cast on Proposal No. 1 or Proposal No. 2. Approval of Proposal No. 3 (as described herein) will require the affirmative vote of the holders of record of a majority of the shares of the Common Stock issued and outstanding and entitled to vote thereon at the Special Meeting.

     Abstentions will be treated as shares of Common Stock that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will be included in vote totals and thus will have the same effect on each proposal as a negative vote. If a proxy is returned by a broker or other stockholder who does not have authority to vote, does not give authority to a proxy to vote, or withholds authority to vote on one or more matters as to any shares of Common Stock, such shares will be considered present at the Special

Meeting for purposes of determining a quorum, but will not be included in vote totals. With respect to Proposal No. 1 and Proposal No. 2, such broker non-votes will have no effect on the vote. With respect to Proposal No. 3, such broker non-votes will have the effect of negative votes.

ACTION TO BE TAKEN AT THE MEETING

     Proposal No. 1. The Company has entered into a Second Amended and Restated Agreement and Plan of Merger (the "Resources Merger Agreement"), dated as of December 29, 1997, and effective as of October 8, 1997, among the Company, T1 Acquisition Corporation, a newly formed Texas corporation and wholly owned subsidiary of the Company ("T1"), Business Resources Corporation, a Texas corporation (referred to herein as "Resources"), and William D. Oates, for the purpose of acquiring Resources. Pursuant to the Resources Merger Agreement, and the transactions contemplated therein, Resources will be merged with and into T1 (the "Resources Acquisition"). The surviving corporation will be a wholly owned subsidiary of the Company. As used in this Proxy Statement, "Resources" refers, as the context may require, to Business Resources Corporation or to Business Resources Corporation and its subsidiaries, including Government Records Services, Inc. ("GRS"), on a consolidated basis.

     Proposal No. 2. The Company has also entered into an Amended and Restated Agreement and Plan of Merger (the "TSG Merger Agreement"), dated as of December 29, 1997, and effective as of October 8, 1997, among the Company, T2 Acquisition Corporation, a newly formed Texas corporation and wholly owned subsidiary of the Company ("T2"), The Software Group, Inc., a Texas corporation ("TSG"), Glenn A. Smith, and Brian B. Berry, for the purpose of acquiring TSG. Pursuant to the TSG Merger Agreement, and the transactions contemplated therein, T2 will be merged with and into TSG (the "TSG Acquisition"). The surviving corporation will also be a wholly owned subsidiary of the Company. The Resources Acquisition and the TSG Acquisition are sometimes collectively referred to in this Proxy Statement as the "Acquisitions."

     The Tyler Board has unanimously approved the Resources Merger Agreement and the TSG Merger Agreement.

     At the Special Meeting, the stockholders of the Company will be asked to consider and vote upon the proposals to approve and adopt the Resources Merger Agreement and the TSG Merger Agreement. Stockholder approval of the Resources Merger Agreement and the TSG Merger Agreement is required under the rules of the New York Stock Exchange due to the aggregate number of shares of Common Stock to be issued if the Acquisitions are consummated. The affirmative vote of the Company's stockholders is also a condition to the closing of each of the Acquisitions. Consummation of each of the Acquisitions is also conditioned upon consummation of the other Acquisition. If the stockholders do not approve both of the Acquisitions, neither Acquisition will be consummated and both the Resource Merger Agreement and the TSG Merger Agreement will be terminated unless consummation of the other Acquisition is waived by the appropriate party or parties.

     Proposal No. 3. The Tyler Board has also unanimously approved a proposed amendment to the Company's Restated Certificate of Incorporation (the "Charter") to increase the number of authorized shares of Common Stock from 50,000,000 shares to 100,000,000 shares. At the Special Meeting, the stockholders of the Company will also be asked to consider and vote upon the proposed amendment.

     Required Vote to Approve the Proposals. Approval of Proposal No. 1 and Proposal No. 2 will require the affirmative vote of a majority of votes cast at the Special Meeting, provided that the total votes cast with respect to the respective proposal represent over 50% in interest of the shares issued and outstanding and entitled to vote thereon at the Special Meeting. Approval of Proposal No. 3 will require the affirmative vote of the holders of record of a majority of the shares of the Common Stock issued and outstanding and entitled to vote thereon at the Special Meeting.

     Treatment of Proxies. When a stockholder has appropriately specified how its proxy is to be voted, the proxy will be voted accordingly. Unless the stockholder otherwise specifies in the proxy, the proxy will be voted (i) for Proposal No. 1, (ii) for Proposal No. 2, (iii) for Proposal No. 3, and (iv) at the discretion of the proxy holders on any other matter that may properly come before the Special Meeting or any postponements or adjournments thereof. Only proxies voting for Proposal No. 1, Proposal No. 2, and Proposal No. 3 may be voted to adjourn the Special Meeting, if adjournment is presented for consideration at the Special Meeting. The Tyler Board knows of no such other matter.

RECOMMENDATIONS OF THE TYLER BOARD

     THE TYLER BOARD HAS UNANIMOUSLY APPROVED THE RESOURCES MERGER AGREEMENT. THE TYLER BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL NO. 1.

     THE TYLER BOARD HAS UNANIMOUSLY APPROVED THE TSG MERGER AGREEMENT. THE TYLER BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL NO. 2.

     THE TYLER BOARD HAS UNANIMOUSLY APPROVED AND HAS DECLARED THE ADVISABILITY OF THE AMENDMENT OF THE COMPANY'S CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK. THE TYLER BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL NO. 3.

PERSONS MAKING THE SOLICITATION

     The accompanying proxy is being solicited on behalf of the Tyler Board. The Company will bear the expense of preparing, printing, and mailing the proxy solicitation material and the form of proxy. No other person or persons will bear such costs either directly or indirectly. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, telegram, facsimile, or other means of communication by directors, officers, and employees of the Company. The Company may also engage the services of a proxy solicitation firm to assist in the solicitation of proxies. The Company estimates that the fee of any such firm will not exceed $15,000 plus reimbursement of reasonable out-of-pocket expenses. In addition, the Company has requested brokerage firms and other custodians, nominees, and fiduciaries to forward copies of the proxy solicitation material and form of proxy to the beneficial owners of Common Stock held of record by such persons and to request authority for execution of the proxies. The Company will reimburse such record holders for their reasonable out-of-pocket expenses in doing so.

FORWARD-LOOKING STATEMENTS

     This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than historical or current facts, including, without limitation, statements about the business, financial condition, business strategy, plans and objectives of management, and prospects of the Company, Resources, or TSG, are forward-looking statements. Although the Company and, with respect only to statements about Resources and TSG, respectively, Resources and TSG believe that the expectations reflected in such forward-looking statements are reasonable, such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from these expectations. Such risks and uncertainties include, without limitation, changes in product demand, turnover in the sales force, the availability of products, changes in competition, economic conditions, various inventory risks due to changes in market conditions, decrease in demand for information management services or record services generally or by governmental authorities, new technological developments, changes in tax and other governmental rules and regulations applicable to the Company, or to Resources or TSG, and other risks indicated in the Company's filings with the Securities and Exchange Commission (the "Commission"). These risks and uncertainties are beyond the ability of the Company, Resources or TSG to control and, in many cases, the Company, Resources or TSG cannot predict the risks and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. When used in this Proxy Statement, the words "believes," "plans," "estimates," "expects," "anticipates," "intends," and similar expressions as they relate to the Company, Resources or TSG or their respective managements are intended to identify forward-looking statements.

                                  THE COMPANY

     Since its inception in 1966, the Company has provided products and services to clients in a variety of industries through its ownership of various operating companies. The acquisitions of Resources and TSG represent a shift in the Company's direction and entry into a new industry. As part of its business strategy to build value for its stockholders, the Company has reviewed entry into various industries, whether as a start-up operation or through acquisitions. Based on this review, the Company has focused on the information management industry, both because of the growth opportunities the Company believes exist and because of the opportunity to acquire Resources and TSG, two service companies with excellent reputations in the industry generally and specifically in the county government services market. The Company believes that it, Resources, and TSG possess compatible and complementary management philosophies and strategic objectives. In addition, the Company expects that consolidating Resources and TSG as part of the Company and capitalizing on these natural synergies will enhance existing business relationships, increase market share, and provide a base for future acquisitions.

     Resources and TSG provide information management solutions to approximately 200 county governments, principally located in the Southwestern United States. County governments are one of the fastest growing government sectors. There are over 3,000 county governments in the United States, and county governments are experiencing growth estimated at approximately 5% to 10% per year. The need for traditional county services continues to grow, and counties increasingly face service requirements to respond to new issues or to matters previously handled at the state or federal levels. At the same time, there is pressure to provide county services efficiently and on a cost-effective basis. For example, one of the biggest challenges facing counties is the growing requirement for criminal and civil court administration and jail management.

     The annual expenditure by county governments for information technologies and resources, excluding personnel costs, was estimated in 1992 at over $23 billion, with approximately $10 billion spent annually on information services and data processing. The Company's growth in this market will be enhanced through long-standing relationships with county governments and agencies that have been cultivated and maintained by Resources and TSG. The Company expects that the combination of Resources and TSG will position the Company as a leading provider of information management solutions to county governments and related entities.

     The Company believes that the information management industry today is fragmented and that the county government and related markets are primarily served by small, private companies. Given these industry characteristics and Resources' established ability to identify suitable acquisition candidates and complete acquisitions, the Company intends to pursue a consolidation strategy that, if successful, could lead to significant revenue growth for the Company. The acquisitions of Resources and TSG will position the Company to grow rapidly through consolidating acquisitions and give it the opportunity to obtain a larger share of the information management market. The Company intends to pursue aggressively this consolidation strategy through an acquisition program focused on entry into new geographic markets, expansion within existing geographic markets, and development of related services and systems. The Company believes the management teams of Resources and TSG will be instrumental in identifying and negotiating with future acquisition candidates and will supplement the substantial acquisition experience of the Tyler Board and the Company's senior management.

     Resources provides a wide range of information management outsourcing services, primarily to county and local governments. Resources' current outsourcing services include records management, micrographic reproduction, computerized indexing, and imaging of real property records maintained by county clerks and recorders, the largest component of its business, as well as information management outsourcing and professional services required by other county and local government units and agencies. Resources also provides title plant update services to title companies in Texas.

     Resources' primary emphasis since its inception has been supplying records management, document workflow, and imaging products and services to county clerk and district clerk offices in Texas. Resources is, however, currently expanding its property records management services business to Cook County, Illinois, as a result of a recent agreement with the Cook County, Illinois recorder's office and intends to expand aggressively its businesses into other geographic regions, either by acquisition or internal growth.

     TSG provides county governments with software systems and services to serve their information technology and automation needs. TSG integrates its own products with computer equipment from hardware vendors, third-party database management applications, and office automation software. TSG assists a county with all aspects of its software and hardware selection, network design and management, installation and training, and on-going support and related services.

     The Company continues to operate through Forest City Auto Parts Company ("Forest City"), a retailer of automotive parts and supplies. Forest City specializes in selling mechanical and electrical hard parts, such as brake parts, rack-and-pinion steering and fuel injectors, to do-it-yourself customers. Forest City also stocks a wide variety of maintenance items, fluids, and accessories. Forest City currently has 70 locations in the Great Lakes area of the United States, each of which maintains average inventories of 16,000 parts for both domestic and foreign cars and light trucks. Quality customer service provided by knowledgeable store personnel is fundamental to Forest City's strategy.

                              RECENT DEVELOPMENTS


     On December 17, 1997, the Company entered into two definitive agreements to acquire Interactive Computer Design, Inc. and a related company in Lubbock, Texas (collectively, "INCODE") for $1.25 million and 250,000 shares of Common Stock. INCODE provides integrated information management services, systems and outsourcing to 225 cities throughout Texas, Oklahoma, and Missouri as well as certain additional cities in contiguous states. INCODE serves cities having populations of up to 100,000, with an average size of 12,000. The INCODE acquisition is subject to customary conditions to closing, including the completion of a satisfactory due diligence review of INCODE by the Company. In addition, consummation of the INCODE acquisition is subject to the consummation of each of the Acquisitions. Subject to satisfaction or waiver of each of the closing conditions, the Company anticipates that the INCODE acquisition will close simultaneously with or shortly after the closing of the Acquisitions.


     Effective October 15, 1997, the Company sold all of the capital stock of its subsidiary, Institutional Financing Services, Inc. ("IFS"), to I.F.S. Acquisition Corporation for approximately $8.3 million, which resulted in a loss on disposal of approximately $2.5 million. This estimated loss on disposal includes estimates regarding the value of certain assets that are subject to change. Management does not expect these estimates to have a significant impact on the estimated loss on disposal. Proceeds consisted of approximately $5.8 million in cash paid at closing and approximately $2.5 million payable on January 31, 1998. The receipt of the $2.5 million is subject to a subordination agreement between the Company and I.F.S. Acquisition Corporation's lender and the timing of the payment could be adversely affected should IFS not achieve certain financial performance parameters. Management does not currently anticipate any such delays in payment.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

THE COMPANY -- HISTORICAL AND PRO FORMA FINANCIAL DATA

     The following selected historical consolidated financial data of the Company for the five years ended December 31, 1996 are derived from the consolidated financial statements of the Company which have been audited by Ernst & Young LLP, independent auditors. The selected historical consolidated financial data as of September 30, 1997, and for the nine months ended September 30, 1996 and 1997, are derived from unaudited consolidated financial statements of the Company. The unaudited consolidated financial statements include all adjustments, consisting only of normal recurring accruals, that the Company considers necessary for a fair presentation of the results of operations and financial position for these periods. Operating results for the nine months ended September 30, 1997 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1997. The selected historical consolidated financial data should be read in conjunction with the consolidated financial statements, related notes, and other financial information of the Company incorporated by reference herein. See "Incorporation of Certain Information by Reference." The selected pro forma consolidated data presented below are derived from the Unaudited Pro Forma Consolidated Financial Statements included elsewhere in this Proxy Statement.


                                                                                                              NINE MONTHS
                                                         YEAR ENDED DECEMBER 31,                          ENDED SEPTEMBER 30,
                                      -------------------------------------------------------------   ---------------------------
                                                          HISTORICAL                         PRO         HISTORICAL         PRO
                                      --------------------------------------------------    FORMA     -----------------    FORMA
                                       1992      1993       1994       1995       1996     1996(1)     1996      1997     1997(1)
                                      -------   -------   --------   --------   --------   --------   -------   -------   -------
STATEMENT OF OPERATIONS DATA:
Net revenues........................  $78,453   $84,464   $ 91,849   $ 86,893   $ 85,074   $115,932   $65,852   $58,172   $83,729
Costs and expenses:
  Costs of revenues.................   43,973    46,566     53,626     51,126     49,275     64,409    37,799    33,216    45,019
  Selling, general and
    administrative(2)...............   31,745    33,695     36,229     34,531     41,162     46,038    25,916    22,830    26,897
  Amortization of goodwill..........    1,073     1,092      1,111      1,112      1,101      2,931       826        --     1,372
  Depreciation and amortization.....      339       770        895      1,060      1,368      4,261       796     1,483     3,810
  Interest (income) expense, net....      122        85        678      1,003       (277)     2,058      (214)     (613)    1,543
  Goodwill and other intangibles
    impairment charge...............       --        --         --         --     14,789     14,789        --        --        --
  Other income and expense, net.....       --        --         --         --         --         11        --        --        --
                                      -------   -------   --------   --------   --------   --------   -------   -------   -------
Income (loss) from continuing
  operations before taxes...........    1,201     2,256       (690)    (1,939)   (22,344)   (18,565)      729     1,256     5,088
Income tax (benefit)................      455     1,308        (24)      (497)    (3,037)      (938)      898       454     2,349
                                      -------   -------   --------   --------   --------   --------   -------   -------   -------
Income (loss) from continuing
  operations........................  $   746   $   948   $   (666)  $ (1,442)  $(19,307)  $(17,627)  $  (169)  $   802   $ 2,739
                                      =======   =======   ========   ========   ========   ========   =======   =======   =======
Income (loss) per common share:
  Continuing operations.............  $  0.04   $  0.05   $  (0.03)  $  (0.07)  $  (0.97)  $   (.55)  $ (0.01)  $  0.04   $  0.09
                                      =======   =======   ========   ========   ========   ========   =======   =======   =======
Weighted average number of common
  shares outstanding................   20,779    20,556     19,925     19,869     19,876     31,876    19,875    20,145    32,145
OTHER DATA:
EBITDA(3)...........................  $ 2,735   $ 4,203   $  1,994   $  1,236   $ (5,363)  $  5,474   $ 2,137   $ 2,126   $11,813



                                                                                                                     AS OF
                                                                                                                 SEPTEMBER 30,
                                                                                                               ------------------
                                                    AS OF DECEMBER 31,                                                     PRO
                                   ----------------------------------------------------                                   FORMA
                                     1992       1993       1994       1995       1996                           1997     1997(1)
                                   --------   --------   --------   --------   --------                        -------   --------
BALANCE SHEET DATA:
Total assets.....................  $146,231   $143,171   $197,800   $123,512   $ 59,390                        $60,771   $144,279
Long-term debt...................        --         --     63,500         --         --                             --     22,040
Shareholders' equity.............   122,343    117,964    110,298     93,362     32,041                         32,057     80,207


                                                                                                         NINE MONTHS
                                                                                                            ENDED
                                                   YEAR ENDED DECEMBER 31,                              SEPTEMBER 30,
                                      --------------------------------------------------              -----------------
                                       1992      1993       1994       1995       1996                 1996      1997
                                      -------   -------   --------   --------   --------              -------   -------
STATEMENT OF CASH FLOWS DATA:
Cash flows from operating
  activities........................  $12,127   $19,183   $ (4,343)  $ 16,226   $  7,306              $ 2,288     1,478
Cash flows from investing
  activities........................   (9,949)  (10,982)   (72,970)    48,083      5,440                3,873    (1,370)
Cash flows from financing
  activities........................     (319)   (2,116)    60,535    (62,663)         9                   --     3,705

---------------------

(1) Gives effect (i) for the year ended December 31, 1996, to the Acquisitions of Resources (including the Title Acquisition (as defined herein) by Resources) and TSG as if they had occurred on January 1, 1996, (ii) for the nine months ended September 30, 1997, to the Acquisitions of Resources (including the Title Acquisition by Resources) and TSG as if they had occurred on January 1, 1996, and (iii) as of September 30, 1997, to the Acquisitions of Resources and TSG as if they occurred on September 30, 1997.
(2) 1996 includes pretax restructuring and other charges of $7,250.
(3) EBITDA consists of income from continuing operations before interest, income taxes, depreciation, amortization, and the goodwill impairment charge. Although EBITDA is not calculated in accordance with generally accepted accounting principles, the Company believes that EBITDA is widely used as a measure of operating performance. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with generally accepted accounting principles. EBITDA does not take into account the Company's debt service requirements and other commitments and, accordingly, EBITDA is not necessarily indicative of amounts that may be available for reinvestment in the Company's business or other discretionary uses. In addition, since all companies do not calculate EBITDA in the same manner, this measure may not be comparable to similarly titled measures reported by other companies.

RESOURCES -- HISTORICAL FINANCIAL DATA

     The selected historical consolidated financial data presented below are derived from the consolidated financial statements of Resources. The consolidated financial statements of Resources as of December 31, 1994, 1995 and 1996, and for the years then ended have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The selected historical consolidated financial data as of December 31, 1992 and 1993, and for the years then ended are derived from the unaudited consolidated financial statements of Resources, which, in the opinion of Resources' management, include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the results of operations and financial condition of Resources for the unaudited periods. The selected historical consolidated financial data should be read in conjunction with the consolidated financial statements, including the notes thereto, and other financial information of Resources appearing elsewhere in this Proxy Statement.

                                                     PREDECESSOR                                  SUCCESSOR
                                            ------------------------------   ----------------------------------------------------
                                                                                                                   NINE MONTHS
                                              YEARS ENDED      JANUARY 1,    DECEMBER 1,       YEARS ENDED            ENDED
                                             DECEMBER 31,     1994 THROUGH   1994 THROUGH     DECEMBER 31,        SEPTEMBER 30,
                                            ---------------   NOVEMBER 30,   DECEMBER 31,   -----------------   -----------------
                                             1992     1993        1994           1994        1995      1996      1996     1997(1)
                                            ------   ------   ------------   ------------   -------   -------   -------   -------
STATEMENT OF OPERATIONS DATA(2):
Revenues..................................  $2,653   $3,668      $4,514         $  366      $ 7,545   $14,729   $11,035   $13,997
Cost of revenues..........................   1,715    2,387       3,156            252        6,091     8,461     6,247     7,792
                                            ------   ------      ------         ------      -------   -------   -------   -------
Gross margin..............................     938    1,281       1,358            114        1,454     6,268     4,788     6,205
Selling, general and administrative
  expenses................................     770    1,072       1,263            268        2,687     2,790     2,064     2,744
                                            ------   ------      ------         ------      -------   -------   -------   -------
Operating income (loss)...................     168      209          95           (154)      (1,233)    3,478     2,724     3,461
Interest expense, net.....................      48       61          33             --          157       463       346       388
                                            ------   ------      ------         ------      -------   -------   -------   -------
Income (loss) from continuing operations
  before income taxes.....................     120      148          62           (154)      (1,390)    3,015     2,378     3,073
Income tax expense (benefit)..............      --      (56)        (17)           (13)        (444)    1,125       880        52
                                            ------   ------      ------         ------      -------   -------   -------   -------
Income (loss) from continuing
  operations..............................     120      204          79           (141)        (946)    1,890     1,498     3,021
Discontinued operations:
  Income (loss) from discontinued
    operations, net of income taxes in
    1994 of $200 -- Predecessor and
    $18 -- Successor, and income tax
    benefit of $422 in 1995...............      --       --         388             35         (819)       --        --        --
  Gain from disposal of discontinued
    operations, net of income taxes of
    $379..................................      --       --          --             --          737        --        --        --
                                            ------   ------      ------         ------      -------   -------   -------   -------
Income (loss) before extraordinary item...     120      204         467           (106)      (1,028)    1,890     1,498     3,021
Extraordinary item -- extinguishment of
  debt, net of income taxes of $53........  $   --   $   --      $ (104)        $   --      $    --   $    --   $    --   $    --
                                            ------   ------      ------         ------      -------   -------   -------   -------
Net income (loss).........................  $  120   $  204      $  363         $ (106)     $(1,028)  $ 1,890   $ 1,498   $ 3,021
                                            ======   ======      ======         ======      =======   =======   =======   =======
Pro forma income data(3):
  Net earnings as reported................                                                                                  3,021
  Pro forma adjustment to provide for
    income taxes..........................                                                                                 (1,198)
                                                                                                                          -------
  Pro forma net earnings..................                                                                                $ 1,823
                                                                                                                          =======
Income (loss) per share (historical):
  Continuing operations...................  $ 1.20   $ 2.04      $  .79         $(1.41)     $ (9.46)  $ 18.90   $ 14.98
  Discontinued operations.................      --       --        3.88            .35         (.82)       --        --
  Extraordinary item......................      --       --       (1.04)            --           --        --        --
                                            ------   ------      ------         ------      -------   -------   -------
        Net income (loss) per share.......  $ 1.20   $ 2.04      $ 3.63         $(1.06)     $(10.28)  $ 18.90   $ 14.98
                                            ======   ======      ======         ======      =======   =======   =======
Pro forma income per share................                                                                                $ 18.23
Average shares used in per share
  computation(4)..........................     100      100         100            100          100       100       100       100

                                                                                                           AS OF SEPTEMBER 30,
                                                                          AS OF DECEMBER 31,               -------------------
                                                              ------------------------------------------             PRO FORMA
                                                              1992    1993     1994     1995      1996      1997      1997(3)
                                                              ----   ------   ------   -------   -------   -------   ---------
BALANCE SHEET DATA:
Total assets................................................  $537   $1,817   $2,596   $10,745   $11,250   $18,046    $18,265
Long-term debt, excluding current portion...................   427      762       --     5,256     3,884     7,090      7,090
Stockholders' equity (deficit)..............................    21     (144)   2,405     1,527     3,417     6,438      3,357

---------------

(1) The results presented only include the Title Acquisition, which was completed on July 31, 1997, for two months during the nine months ended September 30, 1997.

(2) Prior to December 1, 1994, the net assets of GRS, which is Resources' largest subsidiary and conducts primarily all business operations for Resources, were part of American Title Group, Inc. The financial information for the periods through November 30, 1994, reflects the historical cost of the assets and liabilities of GRS and its operating results and is referred to herein as "Predecessor."

(3) Resources changed from being taxed as a C corporation to being taxed as an S corporation effective January 1, 1997. The September 30, 1997 pro forma consolidated balance sheet (unaudited) has been adjusted to reflect (i) the payment of dividends in 1997 to the Class A Holder (as defined herein) in the estimated amount of $3,300 in respect of the remaining federal tax liabilities attributable to the Resources' historical S corporation earnings for the nine months ended September 30, 1997, on a pro forma basis, and (ii) the establishment of deferred income tax assets of $219 that would have been required if Resources had terminated its S corporation status as of September 30, 1997. The pro forma consolidated income statement for the nine months ended September 30, 1997, reflects an income tax provision as if Resources terminated its S corporation status as of January 1, 1997. See "Unaudited Pro Forma Condensed Consolidated Financial Statements."

(4) In December 1997, Resources increased its authorized, issued and outstanding shares of common stock from 1 to 100 shares. The effect of this recapitalization has been applied retroactively for all periods presented herein.

TSG -- HISTORICAL FINANCIAL DATA

     The selected historical financial data presented below are derived from the financial statements of TSG. The financial statements of TSG as of October 31, 1996 and 1997, and for the years then ended have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The selected historical consolidated financial data as of October 31, 1993, 1994 and 1995, and for the years then ended, are derived from the unaudited financial statements of TSG, which, in the opinion of TSG's management, include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the results of operations and financial condition of the TSG for the unaudited periods. The selected historical financial data should be read in conjunction with the financial statements, including the notes thereto, and other financial information of TSG appearing elsewhere in this Proxy Statement.

                                                                 YEARS ENDED OCTOBER 31,
                                                      ---------------------------------------------
                                                       1993     1994     1995      1996      1997
                                                      ------   ------   -------   -------   -------
STATEMENT OF OPERATIONS DATA:
Revenues............................................  $7,403   $9,552   $10,793   $11,052   $11,571
Cost of revenues....................................   3,533    5,034     5,728     5,157     4,568
                                                      ------   ------   -------   -------   -------
Gross margin........................................   3,870    4,518     5,065     5,895     7,003
Selling, general and administrative expenses........   3,928    4,390     5,030     5,054     5,313
                                                      ------   ------   -------   -------   -------
Operating income (loss).............................     (58)     128        35       841     1,690
Interest income.....................................      26       14        39        56        87
Other expense.......................................      --       (1)      (12)      (11)       --
                                                      ------   ------   -------   -------   -------
Income (loss) before taxes..........................     (32)     141        62       886     1,777
Income tax expense..................................     144      189        36       339       658
                                                      ------   ------   -------   -------   -------
Net income (loss)...................................    (176)     (48)       26       547     1,119
Adjustment to fair market value of shares subject to
  redemption........................................      --       (9)      (94)       --       (22)
                                                      ------   ------   -------   -------   -------
Net income (loss) available to common
  shareholders......................................  $ (176)  $  (57)  $   (68)  $   547   $ 1,097
                                                      ======   ======   =======   =======   =======
Income (loss) per share.............................  $(0.08)  $(0.03)  $ (0.03)  $  0.26   $  0.53
                                                      ======   ======   =======   =======   =======
Average common and common share equivalent shares
  used in per share computation.....................   2,154    2,154     2,143     2,145     2,078

                                                                     AS OF OCTOBER 31,
                                                         ------------------------------------------
                                                          1993     1994     1995     1996     1997
                                                         ------   ------   ------   ------   ------
BALANCE SHEET DATA:
Total assets...........................................  $2,830   $2,646   $3,084   $4,059   $5,493
Long-term debt.........................................       5       --       --       --       --
Redeemable common stock................................     323      332      427      427       --
Stockholders' equity...................................   1,448    1,370    1,727    2,224    3,321

                                COMPARATIVE DATA

     The following tables set forth certain per share data for the Company, Resources, and TSG on a historical and pro forma basis, giving effect to the Acquisitions using the purchase method of accounting, as well as equivalent pro forma per share data for Resources and TSG. Historical per share data is also provided for Resources, which has one shareholder, and TSG, which has three shareholders. The unaudited pro forma per share data provided below is not necessarily indicative of the results of operations or the financial position which would have occurred had the Acquisitions been consummated on the indicated dates or which may be attained in the future and should be read in conjunction with the historical consolidated financial statements of the Company, which are incorporated by reference in this Proxy Statement, the historical consolidated financial statements of Resources and TSG, which are included elsewhere in this Proxy Statement, and "Unaudited Pro Forma Condensed Consolidated Financial Statements."

                           THE COMPANY -- HISTORICAL

                                                              AS OF AND FOR THE    AS OF AND FOR THE
                                                                 YEAR ENDED        NINE MONTHS ENDED
                                                              DECEMBER 31, 1996    SEPTEMBER 30, 1997
                                                              -----------------    ------------------
Per share data:
  Book value................................................       $ 1.61                $1.46
  Cash dividends declared...................................           --                   --
  Income (loss) from continuing operations..................       $(0.97)               $0.04

                            RESOURCES -- HISTORICAL

                                                              AS OF AND FOR THE    AS OF AND FOR THE
                                                                 YEAR ENDED        NINE MONTHS ENDED
                                                              DECEMBER 31, 1996    SEPTEMBER 30, 1997
                                                              -----------------    ------------------
Per share data:
  Book value................................................       $34.17                $64.38
  Cash dividends declared...................................           --                    --
  Net income................................................       $18.90                $30.21

                               TSG -- HISTORICAL

                                              AS OF AND FOR THE    AS OF AND FOR THE    AS OF AND FOR THE
                                                 YEAR ENDED           YEAR ENDED        NINE MONTHS ENDED
                                              OCTOBER 31, 1996     OCTOBER 31, 1997       JULY 31, 1997
                                              -----------------    -----------------    -----------------
Per share data:
  Book value................................        $1.16                $1.73                $1.58
  Cash dividends declared...................        $0.02                   --                   --
  Net income................................        $0.26                $0.53                $0.39

                  THE COMPANY, RESOURCES, AND TSG -- PRO FORMA


                                                              AS OF AND FOR THE    AS OF AND FOR THE
                                                                 YEAR ENDED        NINE MONTHS ENDED
                                                              DECEMBER 31, 1996    SEPTEMBER 30, 1997
                                                              -----------------    ------------------
Per share data:
  Book value................................................          N/A                $2.36
  Cash dividends declared...................................          N/A                   --
  Income (loss) from continuing operations..................       $(0.55)               $0.09


                       RESOURCES -- EQUIVALENT PRO FORMA


                                                              AS OF AND FOR THE    AS OF AND FOR THE
                                                                 YEAR ENDED        NINE MONTHS ENDED
                                                              DECEMBER 31, 1996    SEPTEMBER 30, 1997
                                                              -----------------    ------------------
Per share data(1):
  Book value................................................           N/A              $236.00
  Cash dividends declared...................................       $    --              $    --
  Net income (loss).........................................       $(55.00)             $  9.00


                          TSG -- EQUIVALENT PRO FORMA


                                                              AS OF AND FOR THE    AS OF AND FOR THE
                                                                 YEAR ENDED        NINE MONTHS ENDED
                                                              DECEMBER 31, 1996    SEPTEMBER 30, 1997
                                                              -----------------    ------------------
Per share data(2):
  Book value................................................          N/A                $2.28
  Cash dividends declared...................................       $   --                $  --
  Net income (loss).........................................       $(0.53)               $0.09


---------------

(1) Equivalent pro forma Resources amounts are calculated by multiplying the consolidated pro forma amounts per share by the exchange ratio so that the per share amounts are equated to the respective amounts for one share of Resources common stock. The exchange ratio is determined by dividing the 10,000,000 shares of Common Stock to be issued by the 100,000 shares of outstanding Resources common stock.

(2) Equivalent pro forma TSG amounts are calculated by multiplying the consolidated pro forma amounts per share by the exchange ratio so that the per share amounts are equated to the respective amounts for one share of TSG common stock. The exchange ratio is determined by dividing the 2,000,000 shares of Common Stock to be issued by the 1,921,000 shares of outstanding TSG common stock and 150,000 shares of TSG common stock to be acquired upon the exercise of stock options immediately prior to the closing of the TSG Acquisition.

                                THE ACQUISITIONS
                      (PROPOSAL NO. 1 AND PROPOSAL NO. 2)

GENERAL

     Pursuant to the terms of the Resources Merger Agreement, Resources will be merged with and into T1, a newly formed, wholly owned subsidiary of the Company. As a result, the separate corporate existence of Resources will cease and T1 will be the surviving corporation (referred to herein as "New Resources") succeeding to and assuming all of the rights and obligations of Resources in accordance with the Texas Business Corporation Act ("TBCA"). Upon consummation of the Resources Acquisition pursuant to the Resources Merger Agreement, the holders of all of the issued and outstanding shares of Resources class A common stock and class B common stock will be entitled to receive in the aggregate $15,250,000 in cash and 10,000,000 shares of Common Stock at the Effective Time (as defined herein) and, subject to achievement of certain criteria, the holder of all of Resources class A common stock may be entitled to receive up to $4,500,000 on or before December 31, 1999.

     Pursuant to the terms of the TSG Merger Agreement, T2, a newly formed, wholly owned subsidiary of the Company, will be merged with and into TSG. As a result, the separate corporate existence of T2 will cease and TSG will be the surviving corporation as a wholly owned subsidiary of the Company in accordance with the TBCA. Upon consummation of the TSG Acquisition pursuant to the TSG Merger Agreement, all of the issued and outstanding shares of TSG common stock will be converted into the right to receive in the aggregate $12,000,000 in cash and 2,000,000 shares of Common Stock at the Effective Time.

BACKGROUND OF THE ACQUISITIONS

     In the fourth quarter of 1996, the Company began exploring ways to redirect its business into complementary or new industries. Over several months, the Company examined a number of alternatives. One of the industries the Company reviewed was information management services. C. A. Rundell, Jr., the Company's President and Chief Executive Officer, had known William D. Oates, the Chairman of the Board, President, Chief Executive Officer, and sole holder of Resources class A common stock ("Mr. Oates" or the "Class A Holder"), for over 14 years and was generally familiar with Resources' business. In 1983, Mr. Rundell was the Chief Executive Officer of Cronus Industries, Inc. ("Cronus"), a former subsidiary of the Company which was spun-off from the Company in 1977 and is now known as BRC Holdings, Inc., a publicly traded company (together with its subsidiaries, "Holdings"), when Cronus acquired Business Records Corporation ("Records"). Mr. Oates was a co-founder and the principal shareholder of Records. Between 1986 and 1996, Mr. Rundell served from time to time as a consultant for Mr. Oates and certain of his companies with respect to various proposed transactions.

     On June 24, 1997, Mr. Rundell, then the Company's Chairman of the Board, introduced Mr. Oates to Bruce Wilkinson, the then President and Chief Executive Officer of the Company, and discussed, very generally, the Company's possible interest in a transaction with Resources.

     On July 17, 1997, at a meeting of the Tyler Board, Mr. Rundell described strategic alternatives for the growth of the Company, including entry into numerous industries, including information management services, especially with respect to county government records.

     On July 25, 1997, Mr. Rundell and Louis A. Waters, who became a director of the Company in August 1997 and was elected Chairman of the Board of the Company in October 1997, met with Mr. Oates, Glenn A. Smith, the President and a principal shareholder of TSG, and Brian B. Berry, the Vice President and a principal shareholder of TSG, to discuss possible acquisitions of Resources and TSG by the Company.

     On July 30, 1997, Messrs. Rundell, Oates, and Berry met at the headquarters of Resources. Mr. Berry presented Messrs. Rundell and Oates with a proposed letter of intent for the Company's purchase of TSG's common stock in exchange for $12,000,000 in cash and 2,000,000 shares of Common Stock. The acquisition proposed by Mr. Berry was contingent upon the Company's acquisition of Resources. The proposed letter of intent was not executed.

     Effective July 31, 1997, Resources acquired the title services division of Holdings. This acquisition added title plant update and maintenance services to Resources' county property records management business, together with a long-term customer base of title insurance companies and agents, which enhanced the value of Resources as an acquisition candidate for the Company.

     On August 5, 1997, Mr. Rundell met with Mr. Oates and formally proposed the acquisition of Resources by the Company. Thereafter, on August 15, 1997, Mr. Rundell provided Resources with the Company's written term sheet for the acquisition of Resources for a purchase price of approximately $37,500,000 consisting of $22,500,000 in cash and, based on the closing sale price per share of the Common Stock on August 4, 1997, a total of 6,000,000 shares of Common Stock.

     On August 15, 1997, Mr. Berry delivered a revised draft letter of intent to Mr. Rundell. The financial terms and acquisition structure set forth therein remained unchanged from the initial draft of July 30, 1997.

     From mid-August 1997 through early September 1997, several conversations and meetings were held between the principals of the Company and Resources regarding the material terms of the proposed acquisition, including the amount of the purchase price to be paid in cash versus shares of Common Stock, the number of stock options or other incentives to be granted by the Company or by Mr. Oates to certain employees of Resources, and the disposition of the Resources headquarters, which is owned by Mr. Oates and currently leased to Resources. On August 19, 1997, Messrs. Rundell and Oates, John D. Woolf, the Executive Vice President and Chief Financial Officer of Resources, and a representative of Gardere & Wynne, L.L.P. ("Gardere & Wynne"), as counsel to Resources, met at Resources' headquarters to discuss the terms of the proposed acquisitions based on the previous negotiations.

     On August 20, 1997, the parties agreed in principle to a term sheet based on the closing sale price per share of the Common Stock on August 4, 1997. The purchase price set forth therein was $38,250,000, consisting of $13,250,000 in cash and 10,000,000 shares of Common Stock. The term sheet provided for Mr. Oates to retain the headquarters building and to grant options to certain Resources' employees to purchase shares of Common Stock to be acquired by Mr. Oates in the proposed acquisition. Since Resources is an S corporation for federal income tax purposes, the term sheet also contemplated a maximum amount of distributions, not to exceed $1,000,000, that could be made to the Class A Holder prior to the closing of the acquisition. The parties also agreed to prepare the definitive agreement using the previously negotiated terms and conditions of the agreement for the 1983 acquisition of Records by Cronus with such changes as might be necessary to reflect the specific terms of the proposed acquisition and changes in the law since 1983.

     In August 1997, the Company retained Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. ("Liddell Sapp"), as special counsel to represent the Company in connection with negotiations with Resources and TSG and preparation of the respective definitive acquisition agreements

     From August 20, 1997, through September 9, 1997, the principals of the Company and Resources and their respective counsel continued to have discussions regarding the structure of the proposed acquisition and further refinement of the material terms. At the end of August 1997, the Company and Resources began their formal due diligence inquiries. On September 9, 1997, the parties agreed to reduce the purchase price to $36,250,000, consisting of $13,750,000 in cash and 9,000,000 shares of Common Stock. The reduction in the purchase price reflected the Company's agreement to permit Resources, instead of Mr. Oates, to make certain employee payments, totaling $2,000,000, and to incur additional indebtedness for that purpose if necessary. The Company also contemplated purchasing the Resources headquarters facility directly from Mr. Oates.

     On September 12, 1997, Liddell Sapp distributed a first draft of the Resources Merger Agreement to Resources and Gardere & Wynne, as counsel to Resources. On September 16, 1997, a drafting session was held in Gardere & Wynne's office in Dallas, Texas, with Messrs. Rundell, Waters, Oates, and Woolf and representatives of Liddell Sapp and Gardere & Wynne to discuss the initial drafts of the Resources Merger Agreement. The primary purpose of the drafting session was to agree on those matters that could vary from the 1983 acquisition agreement and to negotiate the terms of those matters.

     From September 17, 1997, through October 7, 1997, the parties, directly and through their respective counsel, continued to negotiate the various aspects of the proposed acquisition, including the tax treatment, the status of the headquarters building, the amount of distributions to Mr. Oates as the sole shareholder of Resources prior to closing of the acquisition, the registration rights to be granted to Mr. Oates and his optionees, and the amount and nature of the additional merger consideration that may be paid to the Class A Holder. During this period, the Company, Resources, and Mr. Oates agreed that Mr. Oates would transfer the headquarters building to Resources. Based on the cumulative effect of these changes, the parties agreed to increase the purchase price to $40,250,000, consisting of $15,250,000 in cash and 10,000,000 shares of Common Stock. The parties also agreed that (i) Mr. Oates would contribute the Resources headquarters facility to Resources prior to closing,
(ii) the permissible amount of distributions that could be made to Mr. Oates prior to closing would be increased to $3,300,000, (iii) the Company and Mr. Oates would both grant stock options to certain employees of Resources, and (iv) Resources would transfer certain unrelated real property to Mr. Oates prior to closing.

     In late September 1997, the Company and Liddell Sapp provided a draft of the proposed Resources Merger Agreement to Messrs. Smith and Berry and TSG's counsel, Andrews & Barth, P.C. ("Andrews & Barth"). On September 30, 1997, Mr. Berry met with a representative of Andrews & Barth to review the proposed Resources Merger Agreement as a model for negotiating a merger agreement for the proposed TSG Acquisition. Later that same day, representatives of Andrews & Barth and Liddell Sapp held a telephone conference to negotiate changes applicable to the proposed TSG Acquisition.

     On October 1, 1997, Messrs. Rundell and Waters met with Messrs. Smith and Berry and a representative of Andrews & Barth to finalize substantially the terms and conditions of the proposed TSG Merger Agreement. The financial terms and acquisition structure did not change from the terms set forth in the August 15, 1997, draft letter of intent.

     On October 7, 1997, the board of directors and Mr. Oates, then the sole shareholder of Resources, unanimously approved the original Resources Merger Agreement by joint unanimous written consent.

     On October 8, 1997, the board of directors and shareholders of TSG unanimously approved the original TSG Merger Agreement by unanimous written consents.

     A special meeting of the Tyler Board was held on October 8, 1997, in Dallas, Texas. The meeting was attended by all of the directors of the Company, the Company's Chief Financial Officer and the Company's Controller, a representative of Liddell Sapp as special counsel, and a representative of Gardere & Wynne as outside legal counsel to the Company. Mr. Rundell reviewed in detail the proposed Acquisitions and the proposed Resources Merger Agreement and proposed TSG Merger Agreement, which had previously been distributed to the Tyler Board. The proposed Acquisitions and the respective merger agreements were then discussed in detail by the directors and other persons present at the meeting. After due deliberation, the Tyler Board unanimously approved both the original Resources Merger Agreement and the original TSG Merger Agreement, directed the officers of the Company to execute and deliver the original Resources Merger Agreement and the original TSG Merger Agreement, recommended approval of the original Resources Merger Agreement and the original TSG Merger Agreement to the stockholders of the Company, and directed that the original Resources Merger Agreement and the original TSG Merger Agreement be submitted to a vote of the stockholders of the Company for their approval and adoption at a special meeting of the stockholders called for that purpose.

     The original Resources Merger Agreement was thereafter executed in counterparts by the Company, T1, Resources, and Mr. Oates, and the original TSG Merger Agreement was thereafter executed in counterparts by the Company, T2, TSG, and Messrs. Smith and Berry. The execution of the original Resources Merger Agreement and the original TSG Merger Agreement was announced on October 8, 1997, by issuance of a press release by the Company.

     On November 4, 1997, an Amended and Restated Agreement and Plan of Merger, dated as of October 8, 1997, was entered into by the Company, T1, Resources, and Mr. Oates in order to amend the original Resources Merger Agreement to provide that the consummation of the TSG Acquisition is a condition precedent to the closing obligations of both the Company and Resources and to make certain technical corrections. At a special meeting of the Tyler Board held on November 4, 1997, the Tyler Board unanimously approved the amendment and restatement of the original Resources Merger Agreement.

     In late November 1997, representatives of the Company, Resources, and TSG began discussing possible amendments of the respective Merger Agreements to restructure the contemplated stock option grants. The original and the amended and restated Resources Merger Agreement and the original TSG Merger Agreement respectively provided for grants of stock options by the Company to certain employees of Resources and TSG, and by Mr. Oates to certain employees of Resources, priced as of the original execution date but not effective until the consummation of the respective Acquisitions. The parties subsequently determined that it would be more desirable for the Company's grants to be incentive stock options made at the date of consummation of the respective Acquisitions with an exercise price per share equal to the market value per share of the Common Stock on that date. Mr. Oates also determined with the Company's concurrence that he would cause his shares of Resources common stock to be reclassified into a class A common stock having voting rights and a non-voting, class B common stock, and would transfer the shares of class B common stock to certain Resources employees in lieu of the previously contemplated option grants to purchase shares of Common Stock he is to receive in the Resources Acquisition. Mr. Oates completed the transfers in December 1997 and early January 1998. In addition, the Company, Resources, and Mr. Oates agreed that Mr. Oates would contribute the Resources headquarters facility directly to T1, instead of Resources, upon closing of the contemplated merger.

     At a special meeting of the Tyler Board held on December 12, 1997, the Tyler Board unanimously approved the further amendment and restatement of the Resources Merger Agreement and the amendment and restatement of the original TSG Merger Agreement to reflect the above described changes and authorized the Company's Chief Executive Officer to complete the negotiation and execution of the Resources Merger Agreement and the TSG Merger Agreement.

     The Resources Merger Agreement, as amended and restated, was approved by a joint unanimous written consent on December 29, 1997 of the board of directors and shareholders of Resources.

     The TSG Merger Agreement, as amended and restated, was approved by the board of directors and shareholders of TSG by unanimous written consents on December 29, 1997.

     On December 29, 1997, the Resources Merger Agreement was entered into by the Company, T1, Resources, and Mr. Oates, and the TSG Merger Agreement was entered into by the Company, T2, TSG, and Messrs. Smith and Berry.

REASONS FOR THE ACQUISITIONS; RECOMMENDATION OF THE TYLER BOARD

     The Tyler Board has unanimously approved the Acquisitions. THE TYLER BOARD UNANIMOUSLY RECOMMENDS TO THE STOCKHOLDERS THAT THEY VOTE FOR THE PROPOSALS TO ADOPT THE RESOURCES MERGER AGREEMENT AND THE TSG MERGER AGREEMENT. In determining to approve the Acquisitions, the Tyler Board considered, among others, the following positive factors:

          (1) Opportunity for Revenue Growth. The Acquisitions provide the Company with the opportunity for growth. Resources and TSG provide information management solutions to approximately 200 county governments, principally in the Southwestern United States. The Company expects that the Acquisitions will provide the Company with a substantial amount of recurring revenues through existing agreements and long-standing customer relationships of Resources and TSG and additional revenues resulting from coordinated sales and marketing of Resources' and TSG's services and systems. County governments are one of the most rapidly growing government sectors. In addition, even though county government services are affected by economic downturns, services must generally be maintained at a constant or increasing level. Service requirements generally continue to grow regardless of the economy and budget constraints, thus creating additional pressure for outsourcing and the use of cost-effective technology solutions. This targeted county government information management market presents the opportunity for continued internal growth by both Resources and TSG, as well as the ability to capitalize on TSG's development and marketing of technological innovations for information management. The Company believes that the county government information management market is fragmented and that, given Resources established ability to identify suitable acquisition candidates and complete acquisitions, the Company will be able to pursue a consolidation strategy that could also lead to significant revenue growth for the Company. Many of the services and systems offered by Resources and TSG also can be marketed to municipal governments.

          (2) Increased Profitability. The Company believes that the Acquisitions will result in revenue growth and provide the opportunity for increased economies of scale and cost savings. These factors will assist the Company in fulfilling its long-term objective of increasing its overall profitability and rewarding shareholders

          (3) Leveraging Existing Relationships. The Company's growth opportunities will be enhanced through long-standing relationships with county governments and agencies that have been cultivated and maintained by Resources and TSG. These relationships will be utilized to enhance the position of the Company in executing its consolidation strategy. The Company's size and visibility, overall as a New York Stock Exchange listed corporation and within the information management industry after completion of the Acquisitions, will increase the awareness and interest of potential acquisition candidates in the Company and the benefits of further consolidation.

          (4) Market Presence and Penetration. The Company intends to use the Acquisitions as building blocks to position itself as a leading provider of information management solutions to county government and related entities. The Company believes it will be able to increase market penetration through expanded and coordinated marketing of Resources' and TSG's information management solutions. As a result of the Acquisitions, the Company will have both the financial resources and the market position to compete more effectively in the growing information management industry than any of the Company, Resources, or TSG could do individually.

          (5) Complementary Businesses and Managements. The Company believes that Resources, with its focus on outsourcing of property records management, and TSG, with a broad array of systems for other applications, have complementary businesses and business strategies and that a natural synergy exists between their respective services and systems. Both Resources and TSG provide superior levels of service and possess compatible and complementary management philosophies and strategic objectives. Both companies have focused their marketing efforts on providing information management solutions to county governments located primarily in the Southwest. In addition, Resources and TSG have each developed proprietary software products for this market. The Company expects that consolidating Resources and TSG as part of the Company and capitalizing on these synergies between Resources and TSG will enhance existing business relationships, increase market share, promote new business generation, and stimulate the development of additional proprietary products.

          (6) Industry Consolidation Opportunities. The information management industry is fragmented, and the county government and related markets are primarily served by small, private companies. The Company foresees substantial opportunities for consolidation in the near future. The Company believes that no single or small group of firms has significant market share nationwide in the county government or related markets. The acquisitions of Resources and TSG will position the Company to grow rapidly through consolidating acquisitions and give it the opportunity to obtain a significant share of these markets. The Company intends to pursue aggressively this consolidation strategy through an acquisition program focused on entry into new geographic markets, expansion within existing geographic markets, and development of related services and systems. The Company believes there are significant opportunities to expand through acquisitions in geographic markets where the Company will not initially have a strong presence by acquiring companies that are regional leaders. The Company believes the management teams of Resources and TSG will be instrumental in identifying and completing future acquisitions, and will supplement the substantial acquisition experience of the Tyler Board and the Company's senior management.

          (7) Continuity of Management; Management Experience. William D. Oates, the founder of Resources, will be the Chief Executive Officer of New Resources and join the Tyler Board following the consummation of the Resources Acquisition. Mr. Oates brings vast experience in information management services to the Company, as well as a strong acquisition background in this area. Glenn A. Smith and Brian B. Berry, co-founders of TSG, will also continue to manage the operations of TSG after the closing of the TSG Acquisition, thus giving the Company the benefit of their significant information management technology experience and expertise.

          (8) Financial Performance. The Tyler Board reviewed the historical and current financial conditions, results of operations, prospects, and businesses of the Company, Resources, and TSG, both before and after giving effect to the Acquisitions. Both Resources and TSG have achieved profitability by providing information management solutions primarily to county governments. Resources' and TSG's historical results of operations reflect increasing revenue growth and operating margins. The Company believes financial results will be further enhanced through completion of the Acquisitions and consolidation of Resources and TSG as part of the Company.

          (9) Share Price and Market Value. Based on its analysis of the growth strategy implemented by the Company, the terms of the Acquisitions, and the business operations of Resources and TSG, the Tyler Board believes that completion of the Acquisitions will have a positive impact on the value, and thus the price per share, of the Company's Common Stock and will benefit the Company's stockholders.

          (10) Alternatives to the Acquisitions. The Tyler Board considered the effect of the Acquisitions on stockholder value compared to the impact of alternative growth strategies. Alternative growth strategies considered by the Tyler Board included, among others, expansion within existing business segments, start-up entry into the information management industry or other industries, or acquisitions of other companies in the information management industry or other industries. The Tyler Board determined that the Acquisitions presented the best present opportunity for maximizing stockholder value and achieving the Company's other strategic objectives.

          (11) Significant Barriers to Entry. Significant barriers to entry exist in the information management industry. Outsourcing and purchasing decisions often require extensive and lengthy bidding, review, and approval processes. As a result, government decision makers and vendors both prefer to enter into long-term contractual relationships, thereby avoiding frequent bidding and approval delays. County governments frequently select single vendor solutions, employing one low-cost or total-solution provider, as opposed to several competing vendors for the same products or services. New entrants in the industry are likely to be effectively restricted from competition for the business of county governments and related entities that have recognized the need for information management products or services, since contracts are bid infrequently or require vendors to compete as low-cost or total-solution providers. In addition, significant investments in hardware and software would be necessary for any new entrant, and the lack of access to proprietary technology tailored to the county government and related markets would hamper such entry. The Company believes that the Acquisitions represent a cost-effective entry into the information management industry. The Company may face increasing competition in the information management industry, however, if existing and new entrants pursue consolidation strategies similar to the Company's.

          (12) Due Diligence Review. The Tyler Board reviewed the results of the due diligence investigations of Resources and TSG conducted by the Company's management and its representatives.

     In reviewing the proposed Acquisitions, the Tyler Board also considered other factors, some of which may be viewed as negative, including the following:

          (1) Goodwill. The Acquisitions will result in the Company's recognition of approximately $58.9 million of goodwill. The amortization of this goodwill will reduce reported earnings for the Company for an extended period of time.

          (2) Dilution. The Acquisitions will result in the issuance of a substantial number of additional shares of Common Stock, which some of the Company's stockholders may perceive as dilutive to their existing holdings.

          (3) Assumption of Debt; Financial Requirements. As of September 30, 1997, the Company had no long-term or short-term debt outstanding. After giving pro forma effect to the Acquisitions including new indebtedness incurred to pay cash dividends and bonuses under the Resources Merger Agreement, as of September 30, 1997, the Company will assume approximately $15.0 million of Resources' long-term debt, including the current portion of long-term debt. In addition, after giving effect to the Acquisitions, as of September 30, 1997, the Company intends to finance approximately $9.3 million of the cash consideration in the Acquisitions through new bank financing. Although the Company believes that cash flow from operations will be sufficient to service the additional debt, the additional debt may restrict the Company's access to other sources of debt or equity capital and limit future acquisition financing alternatives. In addition, the new bank financing will place restrictions on the ability of the Company to pay dividends to its stockholders.

          (4) Control. The Acquisitions will result in one shareholder, Mr. Oates, owning approximately 25.8% of the outstanding shares of Common Stock. As long as Mr. Oates owns a significant percentage of the shares of Common Stock, he may retain substantial influence over the affairs of the Company through the election of directors and otherwise.

          (5) Regulatory and Third Party Approvals. The proposed transactions are subject to regulatory and third party approvals, including compliance with the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"). Although the Company believes that such approvals will be obtained, delays could prevent the timely closing of the Acquisitions and result in additional expenditures by the Company.

          (6) Integration. The Tyler Board also considered a number of other risks associated with the Resources and TSG Acquisitions prior to its approval thereof, including integration of corporate cultures and organizational models and retention of key employees of both companies.

     After taking into consideration the factors described above, on October 8, 1997, November 4, 1997, and December 12, 1997, the Tyler Board unanimously approved the original Resources Merger Agreement and the original TSG Merger Agreement and the various amendments and restatements of those agreements. In view of the variety of factors considered in connection with its evaluation of the Acquisitions, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative strengths to the specific factors considered in reaching its determination.

     THE TYLER BOARD UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR THE PROPOSAL TO ADOPT THE RESOURCES MERGER AGREEMENT.

     THE TYLER BOARD UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR THE PROPOSAL TO ADOPT THE TSG MERGER AGREEMENT.

TERMS OF THE ACQUISITIONS

     The following summary of the terms and conditions of the Acquisitions as set forth in the Resources Merger Agreement and the TSG Merger Agreement is intended to be a description of all material information relating to the Acquisitions. This summary is, however, qualified in its entirety by reference to the full terms of the Resources Merger Agreement and the TSG Merger Agreement, which are attached hereto as Appendix A and Appendix B, respectively, and are hereby incorporated herein by reference.

     The terms and conditions of the Resources Merger Agreement and the TSG Merger Agreement are similarly structured. This summary describes the similar terms and conditions of the Resources Merger Agreement and the TSG Merger Agreement (which are sometimes collectively referred to herein as the "Merger Agreements") and, where different, the specific terms and conditions of each of the Merger Agreements.

     Effective Time. Each Acquisition shall become effective following the closing thereof (the closing of each Acquisition being referred to herein as the "Closing") when the Articles of Merger, executed in accordance with the TBCA, are filed with the Secretary of State of Texas or at such other time specified in the

Articles of Merger. It is anticipated that the Articles of Merger with respect to the Acquisitions will be filed with the Secretary of State of Texas at the same time or otherwise provide for the same effective time. The time each Acquisition becomes effective is referred to herein as the "Effective Time."

     General Effects of the Acquisitions. At the Effective Time, (i) Resources will merge with and into T1, which will be the surviving corporation and a wholly owned subsidiary of the Company, (ii) Mr. Oates will contribute the Resources headquarters facility in Dallas, Texas, to T1, and (iii) T2 will merge with and into TSG, which will be the surviving corporation and a wholly owned subsidiary of the Company. After the Effective Time, the Articles of Incorporation and Bylaws of T1 in effect immediately prior to the Effective Time, which shall be identical to the Articles of Incorporation and Bylaws of Resources, shall constitute the Articles of Incorporation and Bylaws of New Resources. At the Effective Time, the Articles of Incorporation and Bylaws of TSG shall be the Articles of Incorporation and Bylaws of the surviving corporation of the TSG Acquisition.

     At the Effective Time, the stockholders of Resources shall be entitled to receive in the aggregate $15,250,000 in cash and 10,000,000 shares of Common Stock. The Class A Holder at the Effective Time will be entitled to receive $15,250,000 in cash (of which $5,500,000 has been allocated to the transfer of the Resources headquarters facility) and a total of 8,765,000 shares of Common Stock; the holders of Resources class B common stock at the Effective Time will be entitled to receive an aggregate of 1,235,000 shares of Common Stock on a pro rata basis. In addition, the Class A Holder at the Effective Time may be entitled to receive additional merger consideration up to an aggregate amount of $4,500,000 on or before December 31, 1999. See "-- Additional Consideration." With respect to the TSG Acquisition, all of the issued and outstanding shares of common stock of TSG at the Effective Time shall be converted into the right to receive in the aggregate $12,000,000 in cash and 2,000,000 shares of Common Stock on a pro rata basis. Each option outstanding at the Effective Time to purchase shares of the common stock of TSG, which is not otherwise extinguished pursuant to the TSG Merger Agreement, shall be exercised prior to the Closing and converted into cash and shares of Common Stock as described above. No fractional shares of Common Stock will be issued in the Acquisitions and, in lieu thereof, a cash payment will be paid equal in value to any such fractional share based on the closing price per share of the Common Stock on the last trading day prior to the Effective Time. If there is any change in the Company's capitalization, such as a stock split, stock dividend, or similar change, or a change in the capitalization of Resources or TSG, respectively, then the amount of cash to be paid and the number of shares of Common Stock per share of common stock of Resources and TSG will be correspondingly adjusted.

     After the Effective Time, upon surrender of the appropriate certificate or certificates to the respective surviving corporation for cancellation, each holder of common stock of Resources or common stock of TSG shall be entitled to receive a certificate or certificates representing the number of shares of Common Stock into which such surrendered shares shall have been converted. Until surrendered, each outstanding certificate that prior to the Effective Time represented shares of common stock of Resources or common stock of TSG shall only evidence the right to receive that amount of cash or shares of Common Stock into which such Resources or TSG shares shall be converted.

     Representations and Warranties of Resources and TSG. The Merger Agreements contain various representations and warranties of Resources and TSG and their respective shareholders who executed the Merger Agreements, which must be true and correct in all material respects at the Closing, except as otherwise provided in the respective Merger Agreements. The joint and several representations and warranties of Resources and Mr. Oates and of TSG and Messrs. Smith and Berry include customary representations and warranties with respect to corporate organization and authority, qualification, and capitalization. The Merger Agreements also contain representations and warranties by the parties regarding (i) compliance and absence of conflict with laws and other instruments, (ii) financial statements, (iii) absence of certain changes since July 31, 1997, for Resources, and August 31, 1997, for TSG, (iv) liabilities,
(v) title to properties, (vi) assets, (vii) accounts receivable, (viii) inventory, (ix) intellectual property, (x) contracts, (xi) litigation and claims, (xii) compensation and benefit plans, (xiii) labor relations, (xiv) insurance, (xv) related party contracts, (xvi) revenue recognition, (xvii) broker's and finder's fees, (xviii) environmental matters, and (xix) the accuracy of the information furnished. The Resources Merger Agreement also includes representations and warranties of Resources and Mr. Oates in connection with the characterization of the Resources Acquisition as a tax-free reorganization. With respect to any subsidiary of Resources for any periods prior to the subsidiary's acquisition by Resources, Resources and Mr. Oates' representations and warranties are expressly limited to their respective knowledge. Substantially all of the representations and warranties made by Resources and Mr. Oates and by TSG and Messrs. Smith and Berry survive the Closing and continue in full force and effect for two years thereafter. Representations and warranties with respect to taxes and capitalization of Resources and TSG, including representations and warranties as to the title and percentage ownership of the shares of common stock of each of Resources and TSG, survive until the expiration of all applicable statutes of limitation.

     Representations and Warranties of the Company. The Merger Agreements also contain representations and warranties of the Company and T1 or T2, respectively. In addition to customary representations and warranties with respect to corporate organization and authority, qualification, and capitalization, the Merger Agreements contain representations and warranties by the Company and the respective subsidiary regarding (i) compliance and absence of conflict with laws and other instruments, (ii) documents filed by the Company with the Commission, (iii) absence of certain changes since June 30, 1997, (iv) broker's and finder's fees, (v) litigation and claims, (vi) no interim operations of the respective subsidiary, and (vii) the accuracy of the information furnished.

     Conduct of Business. During the period prior to the Closing, Resources and Mr. Oates and TSG and Messrs. Smith and Berry have agreed to certain affirmative and negative covenants relating to the business of Resources and TSG, respectively. These parties will cause Resources and TSG to: (i) use reasonable efforts to conduct their respective operations in the ordinary course and substantially the same manner as previously conducted; (ii) maintain marketing organizations intact and to preserve the goodwill of their respective employees, representatives, suppliers, and customers; and (iii) notify the Company of any material emergency or other change in the normal course of their respective businesses and of any governmental complaints, investigations, or hearings. The negative covenants require Resources and Mr. Oates and TSG and Messrs. Smith and Berry, prior to the Closing, not to: (i) issue, sell, pledge, or dispose of any capital stock or, other than in the ordinary course of business, any assets;
(ii) amend or propose to amend the respective charter or bylaws; (iii) split, combine, or reclassify any outstanding capital stock; (iv) redeem, purchase, acquire, or offer to acquire any outstanding capital stock of the respective companies or any subsidiary; or (v) enter into any contract, agreement, commitment, or arrangement with respect to any of these matters. In addition, the parties covenant that they shall take no action that would cause or permit, and shall not fail to use their reasonable efforts to take any action the failure to take which would cause or permit, their representations and warranties set forth in the respective Merger Agreements to become untrue in any material respect.

     Other Covenants. Pursuant to the Resources Merger Agreement, Resources and Mr. Oates have agreed that until the Closing, or March 31, 1998 if the Resources Merger Agreement is terminated without closing, Resources and Mr. Oates shall not, either directly or indirectly through an agent, representative, or other person, solicit, or authorize any person to solicit, or initiate or encourage, directly or indirectly, any proposal for the acquisition of all or any material part of the capital stock, assets, or business of Resources or any of its subsidiaries, or for the merger, consolidation, or other combination of Resources or any of its subsidiaries with any other person or entity, or enter into any discussions or negotiations for any such proposal, or provide any person with information or assistance in furtherance of any such proposal. Resources and Mr. Oates must promptly notify the Company in writing of all such proposals received. The TSG Merger Agreement contains a substantially similar covenant of TSG and Messrs. Smith and Berry.

     The Resources Merger Agreement permits Resources to distribute cash dividends to Mr. Oates in the aggregate not exceeding $3,300,000 on or before the Closing. Resources is also permitted to pay employees of Resources and a consultant to Resources certain cash bonuses for past services rendered, which in the aggregate shall not exceed $2,400,000. The TSG Merger Agreement permits TSG to pay employees of TSG certain cash bonuses for past services rendered, which in the aggregate shall not exceed $200,000. Pursuant to the Resources Merger Agreement, Resources was permitted to incur new indebtedness prior to the Closing to the extent necessary to make the cash dividends and pay the bonuses. Resources paid the permitted bonuses and dividends in December 1997.

     Concurrently with the Closing, Mr. Oates shall contribute to T1, by special warranty deed, the real property and fixtures that form the headquarters facility for Resources. The Company, Resources, and Mr. Oates have agreed that $5,500,000 of the cash portion of the consideration to be received by the Class A Holder at the Effective Time pursuant to the Resources Merger Agreement is allocable to Mr. Oates' contribution of the Resources headquarters facility for federal income tax purposes. In addition, Resources shall transfer to Mr. Oates, subject to any indebtedness incurred thereon, the title to certain real property not currently used in Resources' business.

     The TSG Merger Agreement provides that the Company, TSG, and Messrs. Smith and Berry may, pursuant to a written amendment, change the form of the TSG Acquisition to a merger of TSG with and into T2, provided such a revised form of merger would qualify as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

     The Merger Agreements also contain certain covenants of the Company. The Company and T1 or T2, respectively, agree that all rights to indemnification existing in the articles of incorporation, bylaws or other organizational documents of Resources and TSG shall continue in full force and effect for six years after the Closing. The Company also agrees to obtain the absolute and unconditional release of all guarantees of the indebtedness of Resources and TSG made by the respective shareholders.

     Loan by the Company to Resources. Pursuant to the Resources Merger Agreement, on December 30, 1997, the Company loaned $5,700,000 to Resources for working capital purposes. The loan, which is unsecured, is evidenced by a promissory note from Resources, bears interest at 8.5% per annum, payable quarterly, and matures on September 30, 1999, unless the Resources Merger Agreement is terminated prior to consummation of the Resources Acquisition. The loan matures 90 days after termination if the Resources Merger Agreement is terminated by the Company because of the failure of one or more conditions to the Company's obligations to consummate the Resources Acquisition regarding compliance with covenants by Resources, representations and warranties of Resources, delivery of an opinion of counsel of Resources, delivery of certain employment, confidentiality, and noncompetition agreements, approval of the Resources Merger Agreement by the shareholders of Resources, or the absence of dissenting shareholders of Resources. The loan matures 18 months after termination if the Resources Merger Agreement is terminated by Resources or Mr. Oates because of the failure of one or more conditions to Resources' obligations to consummate the Resources Acquisition regarding compliance with covenants by the Company, representations and warranties of the Company, delivery of an opinion of counsel of the Company, or approval of the Resources Merger Agreement by the stockholders of the Company. The loan matures one year after termination if the Resources Merger Agreement is terminated for any other reason.

     The loan by the Company to Resources is in replacement of certain indebtedness Resources was permitted to incur and have outstanding at the Closing.

     Registration Rights. The Merger Agreements include the Company's grant of certain registration rights to the Resources and TSG shareholders with respect to the shares of Common Stock to be received by them in the Acquisitions. The Resources Merger Agreement provides that on two occasions prior to October 8, 2003, Mr. Oates may request that the Company register under the Securities Act the shares of Common Stock he receives in the Resources Acquisition; provided, however, that the number of shares to be so registered in an offering, whether registered on behalf of Mr. Oates, the Company or any other selling shareholder, shall not be in the aggregate less than 3,000,000 shares. In addition, if the Company proposes to register any of its securities under the Securities Act at any time prior to October 8, 2003, Mr. Oates shall have the opportunity to include in such registration any of the shares of Common Stock Mr. Oates receives in the Resources Acquisition. These "demand" and "piggyback" registration rights are subject to certain restrictions and limitations. The TSG shareholders may request the "piggyback" registration of the shares of Common Stock received in the TSG Acquisition in any registration of securities by the Company occurring within one year after the Closing.

     Additional Consideration. The Class A Holder at the Effective Time may be entitled to receive additional merger consideration up to an aggregate amount of $4,500,000 in cash if certain contingencies set forth in a separate letter dated as of October 8, 1997, are achieved on or before December 31, 1999. These contingencies relate to the acquisition of specified businesses of the same types currently engaged in by Resources and TSG for purposes of geographic expansion. Although Resources has had preliminary discussions from time to time with the owner or owners of these businesses regarding possible acquisition by Resources, Resources has not yet received any favorable response to its inquiries. Neither Resources nor the Company are currently in negotiations or have entered into any agreements with the owner or owners of these businesses. There can be no assurances that Resources or the Company will be able to consummate the acquisition of any or all of these businesses at all or on terms favorable to Resources and the Company.

     Employment Agreements. Pursuant to the Resources Merger Agreement, the Company and Resources will enter into an employment and noncompetition agreement with Mr. Oates (the "Oates Employment Agreement"), which is described herein under the caption "Interests of Certain Persons in Matters to be Acted Upon." The Resources Merger Agreement includes the Company's guarantee of full and prompt payment of all amounts that become due and payable to Mr. Oates pursuant to the Oates Employment Agreement. Resources and Mr. Oates have also agreed in the Resources Merger Agreement to use their reasonable best efforts to cause eight key employees or consultants of Resources to terminate their current employment or consulting agreements and enter into new employment, confidentiality, and noncompetition agreements with Resources in a form acceptable to the Company.

     Pursuant to the TSG Merger Agreement, the Company and TSG will enter into an employment and noncompetition agreement with each of Messrs. Smith and Berry (collectively, the "TSG Employment Agreements"), which are described herein under the caption "Interests of Certain Persons in Matters to be Acted Upon." The TSG Merger Agreement includes the Company's guarantee of full and prompt payment of all amounts that become due and payable to Messrs. Smith and Berry pursuant to the TSG Employment Agreements. Messrs. Smith and Berry have also agreed in the TSG Merger Agreement to use their best efforts to cause seven key employees of TSG to terminate their current employment agreements and enter into new employment, confidentiality, and noncompetition agreements with TSG in a form acceptable to the Company.

     Stock Options. Pursuant to the Resources Merger Agreement, effective upon the Closing the Company has agreed to grant options under the Tyler Corporation Stock Option Plan ("Stock Option Plan") to employees of Resources designated by Mr. Oates for the purchase of an aggregate of 400,000 shares of Common Stock. Pursuant to the TSG Merger Agreement, effective upon the Closing the Company has agreed to grant options under the Company's Stock Option Plan to employees of TSG designated by Messrs. Smith and Berry for the purchase of an aggregate of 200,000 shares of Common Stock. The exercise price of the options to be granted by the Company will be equal to the reported closing price of the Common Stock on the New York Stock Exchange on the date of the Closing. The options to be granted by the Company will be incentive stock options, vest in five equal installments over five years, and have a term of ten years.

     Conditions to Consummation of the Acquisitions. The respective obligations of the parties to the Merger Agreements to consummate the Acquisitions are subject to the satisfaction of certain joint conditions. First, all filings required under the HSR Act shall have been made, and all waiting periods, including any extension thereof, shall have expired or been waived or otherwise terminated. Second, no governmental agency or authority shall have instituted or threatened in writing to institute, any action or proceeding seeking to delay, restrain, enjoin, or prohibit the consummation of the Acquisitions. Finally, the respective obligations of the parties to consummate the Resources Acquisition are conditioned upon consummation of the TSG Acquisition.

     The obligations of Resources and Mr. Oates to consummate the Resources Acquisition are subject to the following conditions, any of which may be waived by Resources and Mr. Oates: (i) the Company shall have satisfied or complied with or performed all terms, covenants, and conditions of the Resources Merger Agreement; (ii) the representations and warranties made by the Company in the Resources Merger

Agreement, the Oates Employment Agreement, and all other certificates or other agreements delivered by the Company shall be true and correct in all material respects; (iii) Resources and Mr. Oates shall have received an opinion of special counsel to the Company relating to the organization and good standing of the Company, the authority of the Company to consummate the Resources Acquisition, and the binding effect of the Resources Merger Agreement; (iv) there shall have been no material adverse change in the businesses, properties, assets, liabilities, results of operations, or condition of the Company; (v) the stockholders of the Company shall have approved the Resources Acquisition on or before March 31, 1998; (vi) the Company shall have obtained financing for the Resources Acquisition acceptable to the Company; and (vii) Resources and Mr. Oates shall have received a certificate or certificates executed by officers of the Company to the effect that the conditions set forth in the Resources Merger Agreement have been satisfied. The TSG Merger Agreement contains substantially similar conditions to the obligations of TSG and Messrs. Smith and Berry. The approval of the TSG Acquisition by the stockholders of the Company is not, however, a condition to TSG's obligations to consummate the TSG Acquisition.

     The obligations of the Company to consummate the Resources Acquisition are subject to the following conditions, any of which may be waived by the Company:
(i) Resources and Mr. Oates shall have satisfied or complied with or performed all terms, covenants, and conditions of the Resources Merger Agreement; (ii) all of the representations and warranties made by Resources and Mr. Oates in the Resources Merger Agreement and all certificates and other documents delivered by Resources and Mr. Oates shall be true and correct in all material respects, subject to certain limited exceptions; (iii) the issuance and delivery of the shares of Common Stock in the Resources Acquisition shall comply with all securities laws; (iv) the Company shall have received an opinion of counsel to Resources and Mr. Oates relating to the organization and good standing of Resources, the authority of Resources to consummate the Resources Acquisition, and the binding effect of the Resources Merger Agreement; (v) there shall have been no material adverse change in the businesses, properties, assets, liabilities, results of operations, or condition of Resources, subject to certain exceptions; (vi) the Company and Resources shall have received all consents or approvals required to be obtained or necessary in connection with the consummation of the acquisition; (vii) the Company's stockholders shall have approved the Resources Acquisition on or before March 31, 1998; (viii) the Company shall have obtained financing for the Resources Acquisition acceptable to the Company; (ix) certain designated Resources employees shall have entered into new employment, confidentiality, and noncompetition agreements with Resources; (x) the Company shall have received a certificate or certificates, executed on behalf of Resources and Mr. Oates, to the effect that all conditions have been satisfied; (xi) the shareholders of Resources shall have approved the Resources Acquisition on or before January 31, 1998; and (xii) no shareholder of Resources shall have exercised his right to dissent from the Resources Acquisition. The TSG Merger Agreement contains substantially similar conditions precedent to the obligations of the Company. In addition, the obligation of the Company to consummate the TSG Acquisition is subject to the consummation of the Resources Acquisition.

     Consummation of each of the Acquisitions is conditioned upon consummation of the other Acquisition. If the Company's stockholders do not approve both of the Acquisitions, neither Acquisition will be consummated and both Merger Agreements will be terminated unless consummation of the other Acquisition is waived by the appropriate party or parties.

     Indemnification. Mr. Oates has agreed to indemnify and hold harmless the Company from and against any claims, losses, obligations, damages, demands, and liabilities arising from a breach by Mr. Oates of any representation, warranty, or covenant contained in the Resources Merger Agreement or in any other agreement executed pursuant thereto, other than certain customer claims (for which a separate procedure is set forth in the Resources Merger Agreement). Similarly, the Company agrees to indemnify and hold harmless Mr. Oates from and against any and all claims, losses, expenses, obligations, demands, and liabilities arising out of any breach by the Company of any representation, warranty, or covenant contained in the Resources Merger Agreement or any agreement executed pursuant thereto. Individual claims for indemnification of less than $37,500 may not be made by either party. Claims of $37,500 or greater may be made, but no claim may be pursued by the parties until the aggregate of all such claims exceeds $300,000. The maximum aggregate liability for indemnification by either Mr. Oates or the Company is $7,500,000; provided, however, that claims made with regard to a breach of the representations as to capitalization and tax matters shall not be subject to these restrictions. The Resources Merger Agreement provides that the Company may offset against any payments otherwise due Mr. Oates under the Resources Merger Agreement, the Oates Employment Agreement, or any other agreement, amounts equal to liabilities and costs incurred by the Company that are subject to indemnification by Mr. Oates. The TSG Merger Agreement contains similar indemnification provisions by Messrs. Smith and Berry and the Company. Individual claims for indemnification of less than $18,750 may not be made by either party. Claims of $18,750 or greater may be made, but no claim may be pursued by the parties until the aggregate of all such claims exceeds $150,000. The maximum indemnification liability under the TSG Merger Agreement is $3,000,000, subject to the same exclusions as described above for the Resources Merger Agreement. The TSG Merger Agreement contains no right of offset against future payments.

     Amendment. The Merger Agreements may be amended only by an instrument in writing signed by the parties against which enforcement of the amendment, modification, or supplement is sought.

     Termination. The Resources Merger Agreement may be terminated at any time on or before the Closing (i) by mutual consent of the Company and Mr. Oates,
(ii) by the Company if there has been a material misrepresentation or breach of any of the representations and warranties of Resources and Mr. Oates, or if there has been a material failure on the part of Resources or Mr. Oates to comply with their obligations under the Resources Merger Agreement, (iii) by Mr. Oates if there has been a material misrepresentation or breach of the representations and warranties of the Company or if there has been a material failure on the part of the Company to comply with any of its obligations under the Resources Merger Agreement, (iv) by either of the Company or Mr. Oates if the transactions contemplated by the Resources Merger Agreement have not been consummated by March 31, 1998, (v) by the Company or Mr. Oates if the conditions precedent to their respective obligations have not been satisfied or waived, or
(vi) by the Company or Mr. Oates if the transactions contemplated by the Resources Merger Agreement violate any order, decree, or judgment of any court or governmental body. The termination provisions of the TSG Merger Agreement are substantially similar.

     Expenses. If the Resources Acquisition is not consummated, the Company and Resources will each pay its own expenses incurred in connection with the Resources Merger Agreement and the transactions contemplated thereby. Notwithstanding this general statement, the Company will be obligated to pay the actual legal, accounting, and other out-of-pocket expenses incurred by Resources and Mr. Oates in connection with the negotiation, preparation, and execution of the Resources Merger Agreement, the transactions contemplated thereby, and Resources' due diligence examination of the Company if the Resources Merger Agreement is terminated (i) by the Company for any reason other than failure of one or more conditions to the Company's obligations to consummate the Resources Acquisition regarding compliance with covenants by Resources, representations and warranties of Resources, delivery of an opinion of counsel of Resources, delivery of certain employment, confidentiality, and noncompetition agreements, approval of the Resources Merger Agreement by the shareholders of Resources, or the absence of dissenting shareholders of Resources, or (ii) by Resources or Mr. Oates for any reason other than those enumerated above as justifying termination by the Company. Similarly, if the TSG Acquisition is not consummated, the Company and TSG will each pay its own expenses; provided, however, the Company will be obligated to reimburse Messrs. Smith and Berry for their reasonable out-of-pocket expenses in connection with the TSG Merger Agreement and the transactions contemplated thereby in an amount not to exceed $30,000 if the TSG Acquisition is not consummated because of the Company's failure to obtain financing or to consummate the Resources Acquisition. In addition, with respect to each of the Merger Agreements, if Tyler, on the one hand, or the shareholder or shareholders executing the respective Merger Agreement, on the other hand, discovers prior to Closing a breach of the other party's covenants or representations and warranties or the existence of a material adverse change, which is not cured prior to Closing, the discovering party is entitled to terminate the respective Merger Agreement and recover from the other party or parties to such Merger Agreement the discovering party's actual legal, accounting, and other out-of-pocket expenses as liquidated damages.

     Governing Law. The Merger Agreements are governed by Texas law.

ACQUISITION FINANCING

     The Company has obtained a written commitment from NationsBank, N.A. ("NationsBank") with respect to a senior revolving credit facility in an amount not to exceed $50,000,000 (the "Senior Credit Facility") to be extended to the Company by NationsBank, which satisfies the condition to the Closing for financing acceptable to the Company. The Senior Credit Facility will be utilized to finance a portion of the cash purchase price to be paid for the Acquisitions, to finance other acquisitions, and for working capital, capital expenditures, and other lawful corporate purposes. The following summary of the Senior Credit Facility is based on the terms set forth in the written commitment.

     The Senior Credit Facility will have a three-year term. Interest will be calculated based on: (i) the London Interbank Offered Rate ("LIBOR") plus the applicable margin of 1.00% to 2.00%; or (ii) the higher of the Federal Funds rate plus 0.50% or the NationsBank prime rate, plus the applicable margin of zero to 0.25%. The Senior Credit Facility is subject to an upfront fee of 0.625% of the total commitment and an annual fee on the undrawn commitment ranging from 0.25% to 0.50%. The applicable margin will be determined each quarter and the commitment fee will be determined annually, and in each case will be based on the ratio of Indebtedness to Pro Forma EBITDA (each as defined in the Senior Credit Facility). The Senior Credit Facility will be secured by a pledge of the common stock of all present and future subsidiaries of the Company and will be guaranteed by all such subsidiaries. The Senior Credit Facility will also prohibit the Company and its subsidiaries from granting liens on any of their assets, except as expressly permitted thereunder. The Senior Credit Facility will include customary affirmative, negative, and financial covenants, including, without limitation, requirements to maintain a ratio of Indebtedness to Pro Forma EBITDA not greater than 3.00, a fixed charge coverage ratio to Historical EBITDA (each as defined in the Senior Credit Facility) of not less than 1.75 until March 31, 1998, 2.00 from April 1, 1998, through June 30, 1998, and 2.25 thereafter, and a minimum consolidated net worth of not less than the sum of (i) 90% of the Company's net worth as of December 31, 1997, plus (ii) 50% of quarterly net income plus (iii) 100% of any equity proceeds. The Senior Credit Facility will require prior approval of NationsBank for future acquisitions, other than the Acquisitions, involving cash or indebtedness in excess of $10,000,000 individually or $30,000,000 in the aggregate. In addition, the Senior Credit Facility will restrict the ability of the Company to pay dividends to its stockholders.

     The Senior Credit Facility is subject to the execution of definitive agreements and the satisfaction of customary closing conditions. There can be no assurance that the Company will be successful in finalizing the definitive agreements and obtaining the Senior Credit Facility or that, if obtained, the Senior Credit Facility will be on the same terms as set forth in the written commitment.

HSR ACT

     The Resources Acquisition is subject to the requirements of the HSR Act, which provides that certain acquisition transactions may not be consummated until certain information has been furnished to the Antitrust Division of the Department of Justice ("Antitrust Division") and the Federal Trade Commission ("FTC") and certain waiting period requirements have been satisfied. The Company and Mr. Oates filed the required information and material with the Antitrust Division and the FTC on November 20, 1997, and the waiting period was terminated early on December 2, 1997. Satisfaction of the waiting period requirement will not preclude the Antitrust Division, the FTC, or any other party either before or after the Effective Time from challenging or seeking to delay or enjoin one or both of the Acquisitions on antitrust or other grounds. There can be no assurance that such a challenge, if made, would not be successful.

LIMITATIONS ON TRANSFERABILITY OF COMMON STOCK

     The shares of Common Stock to be issued in the Acquisitions will be unregistered securities. Such shares may not be transferred by the holders thereof without registration under the Securities Act and applicable state securities or blue sky laws or the availability of an appropriate exemption under the Securities Act. In addition, the shares of Common Stock received by certain persons deemed to be "affiliates" of the Company for purposes of Rule 145 under the Securities Act will be subject to the restrictions imposed by such rule. In accordance with Rule 145, an affiliate of either Resources or TSG receiving shares of Common Stock issued in the Acquisitions may not sell such shares except pursuant to the volume and manner of sale limitations and other requirements specified therein or pursuant to an effective registration statement under the Securities Act. In general, directors, executive officers and substantial beneficial owners of a corporation's securities may be deemed to be "affiliates" of a corporation. Pursuant to the Merger Agreements, the Company has granted certain registration rights to the Resources and TSG shareholders. See "-- Terms of the Acquisitions -- Registration Rights."

ACCOUNTING TREATMENT


     Resources. The Resources Acquisition is expected to be accounted for under the "purchase" method of accounting in accordance with generally accepted accounting principles ("GAAP") as a purchase of Resources' outstanding capital stock by the Company. As such, the Company will record the acquired assets (including identifiable intangible assets) and liabilities of Resources at their respective fair values. The remainder of the purchase price over such fair value will be reflected on the Company's balance sheet as goodwill.



     TSG. The TSG Acquisition is expected be accounted for under the "purchase" method of accounting in accordance with GAAP as a purchase of TSG's outstanding capital stock by the Company . As such, the Company will record the acquired assets (including identifiable intangible assets) and liabilities of TSG at their respective fair values. The remainder of the purchase price over such fair value will be reflected on the Company's balance sheet as goodwill.


FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the material federal income tax consequences of the Acquisitions that are applicable to the Company. The discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations promulgated under the Code by the Treasury Department, and current administrative rulings and court decisions, all of which are subject to changes. Any such change, which may or may not be retroactive, could alter the tax consequences to the Company or its stockholders or to Resources, TSG, or their respective shareholders. This discussion does not address all aspects of United States federal income taxation that may be relevant to a particular stockholder of the Company, or the effects of state, local, or foreign income taxation. This discussion also does not deal with tax consequences of the Acquisitions that may be relevant to the shareholders of Resources or TSG.

     The Resources Acquisition is intended to qualify as a reorganization within the meaning of Section 368(a) of the Code, in which case no gain or loss will be recognized by the Company or Resources as a result of the Resources Acquisition.

     The TSG Acquisition is intended to be a taxable transaction to the shareholders of TSG. Neither the Company nor TSG will realize any gain or loss as a result of the TSG Acquisition.

     The TSG Merger Agreement provides that the Company, TSG, and Messrs. Smith and Berry may, pursuant to a written amendment, change the form of the TSG Acquisition to a merger of TSG with and into T2, provided such a revised form of merger would qualify as a reorganization under Section 368 of the Code.

     It is expected that at the Closing the Company will receive a written opinion (the "Tax Opinion") of Liddell Sapp substantially to the effect that, on the basis of certain facts and representations, including but not limited to the representations made in the Resources Merger Agreement and the TSG Merger Agreement, (i) the Company will not recognize income, gain, or loss as a result of the Acquisitions and (ii) no gain or loss will be recognized by stockholders of the Company who were stockholders of the Company immediately prior to the Effective Time with respect to their holdings of shares of Common Stock immediately prior to the Effective Time. In connection with the Tax Opinion, Liddell Sapp will make such factual assumptions as are customary in similar tax opinions. The Tax Opinion cannot be relied upon if any such factual assumption is, or later becomes, inaccurate. The Company has not requested, and will not request, a ruling from the United

States Internal Revenue Service with respect to the federal income tax consequences of either of the Acquisitions and the Tax Opinion will not be binding upon the Internal Revenue Service. Delivery of the Tax Opinion is not a condition to consummation of either of the Acquisitions.

     The foregoing summary of material federal income tax consequences is not intended to constitute advice regarding the federal income tax consequences of the Acquisitions to any holder of shares of Common Stock.

NO APPRAISAL RIGHTS

     Holders of the Company's Common Stock are not entitled to dissenting stockholders' appraisal rights in connection with the Acquisitions. On October 8, 1997, Mr. Oates, then the sole shareholder of Resources approved the original Resources Merger Agreement by written consent. On December 29, 1997, the holders of all of the Resources common stock approved the Resources Merger Agreement by unanimous written consent. The shareholders of TSG unanimously approved the TSG Merger Agreement by unanimous written consents on October 8 and December 29, 1997. Accordingly, no shareholders of Resources or TSG are entitled to dissenting shareholders' appraisal rights.

COMPARISON OF RIGHTS OF HOLDERS OF STOCK

     There will be no change in the rights and preferences of holders of the Company's Common Stock as a result of the Acquisitions.

     Resources has one Class A Holder and 18 holders of Resources class B common stock, and TSG has three shareholders, while the Company has approximately 3,500 stockholders of record. Holders of Resources class B common stock have no voting rights with respect to the election of directors and other regular matters, but the holders of all classes of Resources common stock are entitled to vote upon the Resources Acquisition. Thus, while the Class A Holder and the TSG shareholders currently have the ability to exercise virtually complete control over their respective companies, their individual ability to exercise control over the Company will be more limited. Mr. Oates will, however, own approximately 25.8% of the outstanding shares of Common Stock upon consummation of the Resources Acquisition.

     The Class A Holder and the TSG shareholders, among other things, will not have the ability to call special stockholder meetings, amend the Company's By-Laws, or control the election of directors. The charter and bylaws of each of Resources and TSG contain provisions customary for privately held corporations under the TBCA. The Company's Charter and By-Laws are substantially more detailed and contain many provisions, such as antitakeover provisions, customary among publicly traded corporations with many stockholders.

                          MARKET PRICES AND DIVIDENDS

THE COMPANY

     The Common Stock is traded on the New York Stock Exchange under the symbol "TYL." At December 30, 1997, the Company had approximately 3,500 stockholders of record. The following table sets forth for the calendar periods indicated the high and low sales price per share of the Common Stock as reported on the New York Stock Exchange.


                                                                HIGH            LOW
                                                                ----            ---
1995
  First Quarter.............................................     $3 7/8          $2 3/4
  Second Quarter............................................      3 7/8           3
  Third Quarter.............................................      3 1/4           2 5/8
  Fourth Quarter............................................      3 7/8           2 3/4
1996
  First Quarter.............................................      3               2 1/4
  Second Quarter............................................      2 7/8           2 1/8
  Third Quarter.............................................      2 3/4           1 3/8
  Fourth Quarter............................................      2 1/4           1 3/8
1997
  First Quarter.............................................      2 3/8           1 1/2
  Second Quarter............................................      2 1/4           2 1/2
  Third Quarter.............................................      3 3/4           2
  Fourth Quarter............................................      5 7/8           3 3/8
1998
  First Quarter (through January 16, 1998)..................      6               5 5/16


     The closing sale price for a share of Common Stock on October 7, 1997, the last trading day preceding the announcement of the proposed Acquisitions, was $3.50. No cash dividends were paid on the Common Stock in 1995, 1996, or during the nine months ended September 30, 1997. In addition, the Senior Credit Facility will restrict the Company's ability to pay dividends to its stockholders.

RESOURCES

     Resources is not publicly traded and no public market exists or is likely to be created for its capital stock. Resources has one Class A Holder and 18 holders of Resources class B common stock and until December 1997 had not paid cash dividends on its capital stock. Pursuant to the Resources Merger Agreement, Resources declared and paid a cash dividend of $3,300,000 to the Class A Holder in December 1997.

TSG

     TSG is not publicly traded and no public market exists or is likely to be created for its capital stock. TSG has three shareholders. TSG declared and paid cash dividends on its common stock in the aggregate amount of $50,270 in the fiscal year ended October 31, 1996. No cash dividends were paid on TSG's common stock in the fiscal year ended October 31, 1995, or the fiscal year ended October 31, 1997.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The following sets forth unaudited pro forma condensed consolidated information for the Company. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1996 and for the nine months ended September 30, 1997, give effect to (i) the Acquisitions of Resources (including Resources' acquisition of certain assets of Holdings ("Title Acquisition")) and TSG and (ii) the divestiture of IFS as if each had occurred on January 1, 1996. The unaudited pro forma condensed consolidated balance sheet as of September 30, 1997, has been prepared as if the Acquisitions of Resources and TSG had occurred on September 30, 1997. There can be no assurances that the Acquisitions will be consummated.

     The unaudited pro forma condensed consolidated financial information does not purport to present the actual results of operations or financial position of the Company had the transactions and events assumed therein in fact occurred on the dates indicated, nor is it necessarily indicative of the results of operations that may be achieved in the future. The unaudited pro forma condensed consolidated financial information is based on certain assumptions and adjustments described in the notes thereto and should be read in conjunction therewith. The unaudited pro forma condensed consolidated financial information should also be read in conjunction with the historical consolidated financial statements, including the notes thereto, of the Company, Resources, and TSG.

                               TYLER CORPORATION

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                     ASSETS


                                                           RESOURCES
                                              ------------------------------------                                PRO FORMA
                                 HISTORICAL                 PRO FORMA                HISTORICAL    PRO FORMA      COMBINED
                                  COMPANY     HISTORICAL   ADJUSTMENTS    ADJUSTED    TSG (1)     ADJUSTMENTS      COMPANY
                                 ----------   ----------   -----------    --------   ----------   -----------     ---------
Current assets:
  Cash and cash equivalents....   $19,232      $   859       $    --      $   859      $2,816     $  (19,500)(6)  $  3,207
                                                                                                        (200)(4)
  Accounts receivable, net.....       216        2,311            --        2,311       1,236             --         3,763
  Merchandise inventories......    17,693           --            --           --          --             --        17,693
  Other current
     assets....................     2,799          681           135(5)       816         492             --         4,107
                                  -------      -------       -------      -------      ------     ----------      --------
                                   39,940        3,851           135        3,986       4,544        (19,700)       28,770
Property, plant and equipment,
  net..........................     5,505        6,668          (506)(2)    7,193         547          4,469(6)     17,714
                                                               1,031(3)
Intangible assets..............        --        6,689            --        6,689          --         15,911(6)     81,547
                                                                                                      51,614(6)
                                                                                                       7,133(7)
                                                                                                         200(4)
Net assets of discontinued
  operations...................     8,787           --            --           --          --             --         8,787
Other assets...................     6,539          838            84(5)       922          --             --         7,461
                                  -------      -------       -------      -------      ------     ----------      --------
                                  $60,771      $18,046       $   744      $18,790      $5,091     $   59,627      $144,279
                                  =======      =======       =======      =======      ======     ==========      ========

                                           LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued
     expenses..................   $ 6,852      $ 1,718       $  (296)(3)  $ 1,422      $  527     $       --      $  8,801
  Current portion of long-term
     debt......................        --        2,253           (85)(2)    2,168          --             --         2,168
  Deferred revenue.............        --           --            --           --       1,212             --         1,212
  Other current liabilities....     8,181          307            --          307         295             --         8,783
                                  -------      -------       -------      -------      ------     ----------      --------
                                   15,033        4,278          (381)       3,897       2,034             --        20,964
Long-term debt.................        --        7,090         5,700(4)    12,790          --          9,250(6)     22,040
Deferred income
  taxes........................     5,064           --            --           --          14          7,133(7)     12,211
Other liabilities..............     8,617          240            --          240          --             --         8,857
Shareholders' equity...........    32,057        6,438          (421)(2)    1,863       3,043         43,244(6)     80,207
                                                               1,327(3)
                                                              (5,700)(4)
                                                                 219(5)
                                  -------      -------       -------      -------      ------     ----------      --------
                                  $60,771      $18,046       $   744      $18,790      $5,091     $   59,627      $144,279
                                  =======      =======       =======      =======      ======     ==========      ========


See accompanying Notes to Pro Forma Condensed Consolidated Financial Statements.

                               TYLER CORPORATION

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                     RESOURCES
                                         ----------------------------------
                                                        PRO                                                 PRO
                                                       FORMA                               PRO FORMA       FORMA
                            HISTORICAL                ADJUST-                 HISTORICAL    ADJUST-       COMBINED
                             COMPANY     HISTORICAL    MENTS       ADJUSTED     TSG(1)       MENTS        COMPANY
                            ----------   ----------   -------      --------   ----------   ---------      --------
Net revenues..............   $58,172       $13,997     $2,756(8)   $16,753      $8,804      $    --       $83,729
Costs and expenses:
  Cost of revenues........    33,216         7,792        376(9)     8,238       3,565           --        45,019
                                                           70(10)
  Selling, general and
     administrative.......    24,313         2,744         --        2,744       3,972       (1,220)(13)   30,707
                                                                                                898(14)
  Amortization of
     goodwill.............        --            --         --           --          --        1,372(15)     1,372
  Interest (income)
     expense..............      (613)          388        723(11)    1,111         (69)       1,114(16)     1,543
                             -------       -------     ------      -------      ------      -------       -------
                              56,916        10,924      1,169       12,093       7,468        2,164        78,641
Income from continuing
  operations before
  taxes...................     1,256         3,073      1,587        4,660       1,336       (2,164)        5,088
Income tax (benefit)......       454            52      1,626(12)    1,678         494         (277)(17)    2,349
                             -------       -------     ------      -------      ------      -------       -------
Income from continuing
  operations..............   $   802       $ 3,021     $  (39)     $ 2,982      $  842      $(1,887)      $ 2,739
                             =======       =======     ======      =======      ======      =======       =======
Income per share
  from continuing
  operations..............   $  0.04                                                                      $  0.09
                             =======                                                                      =======
Weighted average number of
  common shares
  outstanding.............    20,145                                                         12,000(6)     32,145


See accompanying Notes to Pro Forma Condensed Consolidated Financial Statements.

                               TYLER CORPORATION

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                                 RESOURCES
                                                    ------------------------------------                                 PRO
                                                                 PRO FORMA                              PRO FORMA       FORMA
                                       HISTORICAL                 ADJUST-                  HISTORICAL    ADJUST-      COMBINED
                                        COMPANY     HISTORICAL     MENTS       ADJUSTED      TSG(1)       MENTS        COMPANY
                                       ----------   ----------   ---------     ---------   ----------   ---------     ---------
Net revenues........................    $ 85,074      $14,729     $5,077(8)     $19,806     $11,052      $    --      $115,932
Costs and expenses:
  Cost of revenues..................      49,275        8,461      1,517(9)       9,978       5,156           --        64,409
  Selling, general and
    administrative..................      42,530        2,790        111(10)      2,901       5,054       (1,384)(13)   50,299
                                                                                                           1,198(14)
  Amortization of
    goodwill........................       1,101           --         --             --          --        1,830(15)     2,931
  Interest (income) expense.........        (277)         463      1,079(11)      1,542         (56)         849(16)     2,058
  Goodwill impairment charge........      14,789           --         --             --          --           --        14,789
  Other income and expense -- net...          --           --         --             --          11           --            11
                                        --------      -------     ------        -------     -------      -------      --------
                                         107,418       11,714      2,707         14,421      10,165        2,493       134,497
                                        --------      -------     ------        -------     -------      -------      --------
Income (loss) from continuing
  operations before taxes...........     (22,344)       3,015      2,370          5,385         887       (2,493)      (18,565)
Income tax (benefit)................      (3,037)       1,125        867(12)      1,992         339         (232)(17)     (938)
                                        --------      -------     ------        -------     -------      -------      --------
Income (loss) from continuing
  operations........................    $(19,307)     $ 1,890     $1,503        $ 3,393     $   548      $(2,261)     $(17,627)
                                        ========      =======     ======        =======     =======      =======      ========
Income (loss) per share from
  continuing operations.............    $  (0.97)                                                                     $  (0.55)
                                        ========                                                                      ========
Weighted average number of common
  shares outstanding................      19,876                                                          12,000(6)     31,876


See accompanying Notes to Pro Forma Condensed Consolidated Financial Statements.

                               TYLER CORPORATION

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

 (1) The fiscal year end for TSG is October 31. Accordingly, the balance sheet presented for TSG is as of July 31, 1997. The historical statements of operations presented for TSG are for the nine months ended July 31, 1997 and the twelve months ended October 31, 1996.

 (2) Represents the distribution of certain real property not currently used in Resources' business to the Class A Holder at its net book value of $506, less related indebtedness of $85, resulting in a charge to equity of $421.

 (3) Represents the transfer of the office building from the sole shareholder of Resources at its net book value of $1,031 to T1 less deferred rent expense related to the lease termination of $296 resulting in a credit to equity of $1,327.

 (4) Pursuant to the Resources Merger Agreement and the TSG Merger Agreement, Resources may incur additional long-term debt to (i) pay a $3,300 dividend to the Class A Holder and (ii) pay cash bonuses to employees and a consultant of Resources totaling $2,400, and TSG may pay cash bonuses to employees of TSG totaling $200. The pro forma balance sheet includes and the pro forma statement of operations excludes those non-recurring cash bonuses described in (ii) above which may be paid prior to the consummation of the Resources Acquisition. In addition, the pro forma statement of operations excludes the 12.35 shares of class B non-voting common stock transferred by the Class A Holder to employees of Resources prior to the consummation of the merger, which will be considered compensation expense in the preacquisition operating results of Resources, and will have no effect on the net assets of Resources at the date of the merger.

 (5) To record the reinstatement of existing deferred tax assets of $219 related to Resources changing from a C corporation to an S corporation, effective January 1, 1997, and then revoking its S corporation status concurrent with the merger.

 (6) The proposed Acquisitions of Resources and TSG have been accounted for using the purchase method of accounting. The purchase price and allocation of purchase price to the assets acquired and liabilities assumed are summarized below:

      PURCHASE PRICE:

                                                   RESOURCES(a)      TSG       TOTAL
                                                   ------------    -------    -------
Cash.............................................    $15,250       $12,000    $27,250
Long-term debt, excluding current portion,
  outstanding....................................     12,790            --     12,790
Estimated transaction costs......................      1,200           300      1,500
Fair value of common stock issued (12,000 shares
  at $4.0125(f) per share).......................     40,125         8,025     48,150
                                                     -------       -------    -------
                                                     $69,365       $20,325    $89,690
                                                     =======       =======    =======

                               TYLER CORPORATION

      ALLOCATION OF PURCHASE PRICE:

                                                                    RESOURCES/
                          PURCHASE       RESOURCES                     TSG
                           PRICE        HISTORICAL       TSG       ACQUISITIONS     NET PRO FORMA
                         ALLOCATION     AS ADJUSTED   HISTORICAL    FINANCING        ADJUSTMENT
                         ----------     -----------   ----------   ------------     -------------
Current assets.........   $ 8,530         $(3,986)     $(4,544)      $(19,500)(d)     $(19,500)
Property, plant and
  equipment............    12,209(b)       (7,193)        (547)            --            4,469
Intangible assets......    22,600(c)       (6,689)          --             --           15,911
Other assets...........       922            (922)          --             --               --
Goodwill...............    51,614(g)           --           --             --           51,614
Current liabilities....    (5,931)          3,897        2,034             --               --
Long-term debt.........        --          12,790           --        (22,040)(e)       (9,250)
Other liabilities......      (254)            240           14             --               --
Shareholders' equity...        --           1,863        3,043        (48,150)(f)      (43,244)
                          -------         -------      -------       --------         --------
                          $89,690         $    --      $    --       $(89,690)        $     --
                          =======         =======      =======       ========         ========

---------------

     (a) The purchase price for Resources does not include certain potential additional consideration as the contingencies regarding such additional consideration are not presently determinable beyond reasonable doubt.

     (b) This amount represents the fair value of the office building, land, and improvements as well as the net book value of furniture and equipment for Resources and TSG, which approximates fair value.

     (c)  Represents the fair value of the following intangible assets:


                                                       RESOURCES     TSG       TOTAL
                                                       ---------    ------    -------
     Title plant (non depreciable asset).............   $13,100     $   --    $13,100
     Work force (10 year and 5 year estimated lives
       for Resources and TSG, respectively)..........     2,200        600      2,800
     Customer list (35 year and 20 year estimated
       lives for Resources and TSG, respectively)....     1,300      2,300      3,600
     Software (5 year estimated life)................     1,000      2,100      3,100
                                                        -------     ------    -------
                                                        $17,600     $5,000    $22,600
                                                        =======     ======    =======


         The increase in the fair value of the title plant from the preliminary allocation for the July 31, 1997, acquisition is attributable to the bargain purchase price and the economic events that occurred subsequent to that date, including (i) improved relationships with customers following the Title Acquisition and (ii) anticipated increased demand for title plants and updating services resulting from the passage of a state constitutional amendment permitting home equity lending in Texas.

     (d) Represents cash paid from the Company to Resources and TSG and estimated transaction costs totaling $28,750, net of additional bank debt of $9,250.

     (e) Represents total long-term debt related to these Acquisitions, which includes $12,790 in assumed long-term debt, excluding current portion, from Resources and $9,250 in additional bank debt.

     (f) Represents the issuance of 12,000 shares of common stock at an average price of $4.0125 per share. The average price was calculated using the average of the closing prices of the Company's

                               TYLER CORPORATION

          Common Stock for the five consecutive trading days beginning two trading days prior to the public announcement by the Company of these acquisitions.


     (g) Represents the excess purchase price over the fair value of the assets acquired. Including the effect of the adjustment in note (7), goodwill is estimated at $44,715 and $14,232 for Resources and TSG, respectively. Goodwill will be amortized over 40 years and 20 years for Resources and TSG, respectively.


 (7) To record a $7,133 deferred tax liability and related goodwill related to the tax effect of the difference between the financial statement carrying amount and the tax basis of the acquired assets assuming a tax rate for the Company of 35%.

 (8) To give effect to the Title Acquisition as if it occurred on January 1, 1996.

 (9) Represents the adjustments on Resources to cost of revenues for the respective periods:

                                                            NINE MONTHS
                                                               ENDED         YEAR ENDED
                                                           SEPTEMBER 30,    DECEMBER 31,
                                                               1997             1996
                                                           -------------    ------------
Title Acquisition(8).....................................      $ 846           $2,150
Office rent expense(3)...................................       (470)            (633)
                                                               -----           ------
                                                               $ 376           $1,517
                                                               =====           ======

(10) Represents adjustments on Resources to record incremental depreciation and amortization expense for the respective periods are as follows:

                                                            NINE MONTHS
                                                               ENDED         YEAR ENDED
                                                           SEPTEMBER 30,    DECEMBER 31,
                                                               1997             1996
                                                           -------------    ------------
Title Acquisition property and equipment (title plant is
  not depreciated)(8)....................................      $ 64             $ 85
Unrelated real property(2)...............................       (14)              --
Office building(3).......................................        20               26
                                                               ----             ----
                                                               $ 70             $111
                                                               ====             ====

(11) Adjustments on Resources to record incremental interest expense for the respective periods are as follows:

                                                            NINE MONTHS
                                                               ENDED         YEAR ENDED
                                                           SEPTEMBER 30,    DECEMBER 31,
                                                               1997             1996
                                                           -------------    ------------
Title Acquisition indebtedness of $6,000 at an
  approximate interest rate of 8.5%(8)...................      $295            $  506
Dividends and management bonus aggregating $5,700 at an
  approximate interest rate of 8.5%(4)...................       364               485
Office building indebtedness of $1,031 at an approximate
  interest rate of 8.5%(3)...............................        64                88
                                                               ----            ------
                                                               $723            $1,079
                                                               ====            ======

                               TYLER CORPORATION

(12) The net adjustment to tax expense for Resources for the year ended December 31, 1996 on the pro forma adjustments were estimated at 37%. The income tax expense for the nine months ended September 30, 1997 represents 36% of pre-tax pro forma income. Resources changed from a C corporation to an S corporation status effective January 1, 1997. These adjustments were to adjust from an S corporation to C corporation status for federal income tax purposes.

(13) Represents lower compensation expense for management subsequent to the acquisition of Resources and TSG. Amounts have been determined based upon specific employees' revised employment agreements.

(14) Adjustments to depreciation and amortization expense for the respective periods are as follows:


                                                            NINE MONTHS
                                                               ENDED         YEAR ENDED
                                                           SEPTEMBER 30,    DECEMBER 31,
                                                               1997             1996
                                                           -------------    ------------
Office building and improvements.........................      $ 84            $  112
Amortization of intangible assets other than goodwill....       834             1,112
                                                               ----            ------
                                                                918             1,224
Less: Resources adjustments(10)..........................       (20)              (26)
                                                               ----            ------
                                                               $898            $1,198
                                                               ====            ======


(15) Amortization of goodwill is calculated as follows:


                                                            NINE MONTHS
                                                               ENDED         YEAR ENDED
                                                           SEPTEMBER 30,    DECEMBER 31,
                                                               1997             1996
                                                           -------------    ------------
Resources................................................     $  838           $1,118
TSG......................................................        534              712
                                                              ------           ------
                                                              $1,372           $1,830
                                                              ======           ======


(16) Interest expense is calculated as follows:

                                                            NINE MONTHS
                                                               ENDED         YEAR ENDED
                                                           SEPTEMBER 30,    DECEMBER 31,
                                                               1997             1996
                                                           -------------    ------------
Long-term debt outstanding, including current portion....     $24,208         $24,208
                                                              =======         =======

Interest expense at 8.5%.................................     $ 1,543         $ 2,058
Less: Company historical, Resources pro forma and TSG
  historical interest expense and income.................         429          (1,209)
                                                              -------         -------
                                                              $ 1,114         $   849
                                                              =======         =======


(17) Represents tax expense (benefit) related to adjustments to selling, general and administrative expenses, which is offset by higher interest expense, based on an effective tax rate of 35%.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                                  OF RESOURCES

     The following discussion should be read in conjunction with the consolidated financial statements, including the notes thereto, and other financial information of Resources appearing elsewhere in this Proxy Statement.

GENERAL

     Resources was formed by the Class A Holder in 1993 to serve as a holding company. On December 1, 1994, Resources acquired GRS, its largest subsidiary, and other business interests from American Title Group, Inc. ("American Title"). The Class A Holder had a non-controlling interest in American Title at the time of the acquisition.

     The results of operation for Resources for the years ended December 31, 1996, 1995 and 1994, are generally not comparable because of the impact of the acquisition of the property records services business and government information services business in Texas and the surrounding states from Holdings in September 1995 combined with the 1995 dispositions by Resources of its ballot card production business and property tax information business. In addition, Resources acquired the title services division of Holdings on July 31, 1997, and began providing title services to title insurance companies throughout Texas, principally in the Dallas-Fort Worth metropolitan area.

     Effective January 1, 1997, Resources converted from a C corporation to an S corporation for U.S. federal income tax purposes. The S corporation status will be terminated on December 31, 1997.

NINE MONTHS ENDED SEPTEMBER 30, 1997, COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1996

     Total revenues increased $3.0 million, or 27%, to $14.0 million for the nine months ended September 30, 1997, compared to $11.0 million for the same period of the prior year. Services revenues increased $3.5 million, or 36%, to $13.3 million for the 1997 period compared to $9.8 million for the first nine months of 1996 due primarily to the increase in revenues from re-creation services. Re-creation services revenues increased to approximately $2.7 million during the nine months ended September 30, 1997, from approximately $900,000 during the same period of the prior year, due primarily to revenues arising from the introduction of a new service providing for the enhancement and duplication of old photostat books maintained by county governments. Services revenues for the nine months ended September 30, 1997, included total post-acquisition title plant update services revenues of $900,000 for August and September 1997. Revenues generated from the digital conversion of old county government records increased almost $400,000 in the 1997 period when compared to the first nine months of 1996. The remaining increase in services revenues was due primarily to an increase in the base of customers and the services provided, including an increase in revenues from services provided to appraisal districts.

     Equipment sales decreased to $192,000 for the nine months ended September 30, 1997, from $734,000 during the same period of the prior year. The first nine months of 1996 included approximately $500,000 in revenues derived from the sale of computer equipment to the State of Louisiana for a voter signature verification system.

     Total cost of revenues increased $1.5 million, or 25%, to $7.8 million for the nine months ended September 30, 1997, compared to $6.2 million for the same period of the prior year. The increase in cost of revenues corresponds to the increase in services revenues partially offset by the decrease in equipment sales. The cost of services, as a percentage of services revenues, decreased slightly from 58% to 57%. The cost of equipment decreased nearly $400,000, or 68% during the first nine months of 1997. The first nine months of 1996 included higher cost of equipment due to the inclusion of costs related to the computer equipment sale to the State of Louisiana.

     The gross margin for the nine months ended September 30, 1997, increased slightly to 44% from 43% compared to the same period of the prior year.

     Selling, general, and administrative expenses increased $680,000, or 33%, to $2.7 million during the nine months ended September 30, 1997, compared to $2.1 million for the same period of the prior year. The increase is due principally to higher compensation expenses together with increased legal and professional fees incurred primarily to support unsuccessful efforts to pass state legislation that would have required the collection of additional filing fees at the county government level to be used for the restoration and preservation of old county records.


     Income before income taxes was $3.1 million for the nine months ended September 30, 1997, compared to $2.4 million for the same period of the prior year. The $700,000, or 29%, increase reflected the higher level of revenues during the first nine months of 1997. The effective tax rate decreased to 2% for the nine months ended September 30, 1997, compared to 37% for the first nine months of 1996 due primarily to the conversion of the tax status of Resources for U.S. federal income tax purposes from a C corporation to an S corporation, effective January 1, 1997.

1996 COMPARED TO 1995

     Total revenues increased $7.2 million, or 95%, to $14.7 million for 1996 compared to $7.5 million for 1995 due primarily to the inclusion of revenues attributable to the property records services and government information services business acquired from Holdings in September 1995. Revenues from services provided to county governments overall for 1996 increased approximately $6.3 million, or 90%, over 1995 principally as a result of the 1995 acquisition combined with certain price increases. This increase was only partially offset by the decline in revenues in 1996 due to the 1995 dispositions of the ballot card production business and the property tax information business.

     Equipment sales nearly tripled, from $268,000 in 1995 to $792,000 in 1996 due to the computer equipment sale to the State of Louisiana.

     Royalties income derived from the sale of property tax information for real estate transactions more than doubled, from $273,000 in 1995 to $623,000 in 1996 due to the receipt of royalties for a full twelve months in 1996 versus only the last six months of 1995.

     Total cost of revenues increased $2.4 million, or 39%, to $8.5 million due primarily to the higher level of revenues attributable to the business acquired from Holdings in September 1995. Cost of services as a percentage of services revenues decreased to 59% from 85% due to the increase in revenues resulting from the business acquired from Holdings without a corresponding increase in costs associated with services revenues. Contributing to the increase in total cost of revenues was a $450,000 increase in cost of equipment due to the computer equipment sale to the State of Louisiana.

     Interest expense, net of interest income, increased $306,000 to $463,000, almost tripling from the $157,000 incurred in 1995 due to (i) a full year's interest expense related to the $1.7 million of promissory notes issued Holdings in connection with the 1995 acquisition and (ii) higher average debt outstanding during 1996 for working capital purposes.

     Income from continuing operations was $3.0 million for 1996 compared to a loss of $1.4 million for 1995, reflecting a positive turnaround of $4.4 million. The improvement in income was primarily attributable to the increase in revenues relating to the business acquired from Holdings in September 1995 less the related increases in operating expenses and depreciation and amortization expense. The improvement was further offset by an increase in interest expense associated with the promissory notes issued in connection with the acquisition. The effective tax rates for 1996 and 1995 were approximately 37% and 32%, respectively, with the 1996 rate reflecting the net effect of state income taxes on taxable income reportable in 1996.

     In 1995, Resources elected to discontinue and sold operations relating to certain lines of business, including (i) the production of ballot cards for elections and (ii) the production of property tax information for real estate transactions. Resources recorded a net loss from discontinued operations of $83,000 in 1995.

1995 COMPARED TO 1994

     The following discussion compares financial information for all of calendar year 1994, including the historical operating results of GRS, prior to its acquisition by Resources on December 1, 1994.

     Total revenues increased $2.7 million, or 55%, to $7.5 million for 1995 compared to $4.9 million for 1994 due primarily to the inclusion of services revenues in 1995 attributable to the property records services and government information services business acquired from Holdings in September 1995.

     Equipment sales of $268,000 in 1995, compared to no equipment sales in 1994, accounted for approximately 10% of the increase in total revenues.

     Royalties income derived from the sale of property tax information for real estate transactions was $273,000 in 1995 compared to no royalties income in 1994. This income also accounted for approximately 10% of the increase in total revenues and was earned and recorded during the last half of 1995.

     Cost of revenues increased $2.7 million, or 79%, to $6.1 million due primarily to the higher level of service revenues attributable to the business acquired from Holdings in 1995. Costs of equipment of $137,000 relates to the equipment sales of $268,000 in 1995.

     Selling, general and administrative expenses increased $1.2 million, or 75%, to $2.7 million due primarily to a higher level of expenses combined with transitional costs associated with the successful integration in 1995 of the property records services and government information services business acquired from Holdings.

     Interest expense, net of interest income, increased $124,000 to $157,000 in 1995 compared to $33,000 in 1994. The substantial increase in 1995 is attributable to (i) a partial year's interest expense related to the $1.7 million of promissory notes issued to Holdings in connection with the 1995 acquisition and (ii) higher average debt outstanding during 1995 for working capital purposes.

     Income from continuing operations reflects a loss of $1.4 million in 1995 compared to a loss of $93,000 in 1994. The higher loss is attributable to the higher overall costs and expenses incurred during 1995 associated with the business acquired from Holdings. The effective tax rates for 1995 and 1994 were approximately 32% and 33%, respectively.

     In 1995, Resources elected to discontinue and sold operations relating to certain lines of business, including (i) the production of ballot cards for elections and (ii) the production of property tax information for real estate transactions. Resources recorded a net loss from discontinued operations of $83,000 in 1995 compared to income from discontinued operations of $423,000 in 1994.

SEASONALITY

     Because the volume of real estate transactions is greater from February through October, revenues from property records services are somewhat seasonal. In addition, certain economic and other factors that affect real estate sales in its market area or nationwide may affect Resources' revenues in a similar fashion.

LIQUIDITY AND CAPITAL RESOURCES

     At September 30, 1997, Resources had cash and cash equivalents of $859,000 compared to $247,000 at December 31, 1996. Working capital deficit was $427,000 at September 30, 1997, compared to a working capital deficit of $558,000 at December 31, 1996. The increase in cash at September 30, 1997 is generally due to the prepayment of two promissory notes receivable (the "TRW Notes") totaling $938,000. The TRW Notes, which originally totaled $1,250,000 upon issuance by TRW/REDI Property Data to Resources on June 1995 in connection with the purchase of Resources' property tax information business, were being amortized by equal quarterly payments of principal plus interest through July 1, 2000. There was no prepayment penalty.

     Net cash provided by operating activities was $3.1 million for the first nine months of 1997 compared with $1.8 million provided by operating activities in the same period of 1996. The increase was primarily due to the $1.5 million increase in net income. Such increase in net income reflected a $700,000 increase in pretax income coupled with $800,000 reduction in income tax expense due to the conversion from a C corporation to an S corporation, effective January 1, 1997.

     Net cash provided by (used in) investing activities increased approximately $1.4 million to $49,000 for the first nine months of 1997 compared to $1,384,000 used in investing activities for same period in 1996. The increase was primarily due to the collection of the TRW Notes discussed above, combined with a $700,000 reduction in capital expenditures during the first nine months of 1997 compared to the same period of 1996.

     Net cash used in financing activities increased approximately $1.8 million to $2.6 million during the first nine months of 1997 compared to $800,000 for the same period of 1996. The increase is principally attributable to the repayment of borrowed funds from (i) Comerica Bank-Texas ("Comerica") in the amount of $900,000 and (ii) FirstBank in Dallas ("FirstBank") in the amount of $500,000. The remaining portion of the increase related primarily to payments made on notes payable to Holdings. The loan from Comerica had been secured by a pledge of the TRW Notes that were prepaid in January 1997. The prepayment of the TRW Notes required the repayment of the Comerica loan. The $500,000 payment to FirstBank represented the repayment of the amount outstanding under a revolving credit facility.

     In November 1995, Resources entered into a revolving credit facility with FirstBank providing for borrowings of up to $500,000. In April 1996, Resources entered into an amended agreement that provides for borrowings of up to $1.0 million. The credit facility matured on April 10, 1997, and was renewed. Borrowings under the amended credit facility are now due on April 19, 1998, and bear interest at Bank One Texas N.A.'s prime rate. The amended agreement contains various financial covenants and is secured by certain assets of Resources. There was no amount outstanding under the credit facility at September 30, 1997.

     In December 1995, Resources borrowed $2.5 million from Comerica collateralized by certain assets of Resources. The borrowed funds were used for working capital and capital expenditures. The notes bear interest at Comerica's prime rate plus 0.5% per annum and are payable monthly. The outstanding principal balance was approximately $1.4 million at September 30, 1997.

     At September 30, 1997, Resources had seller-financed acquisition debt outstanding in the total amount of approximately $7.9 million. This outstanding amount reflected the issuance by Resources, on July 31, 1997, of a $6.0 million promissory note to Holdings in connection with the acquisition by Resources of Holdings' title services division. This note is collateralized by certain assets of Resources.

     Resources likely will be required to arrange borrowings in addition to those available under its credit facility to fund the payment of the employee bonuses and shareholder dividends permitted by the Resources Merger Agreement. Otherwise, Resources' management believes that available cash, together with cash generated from operations and available borrowings under its credit facility, will provide adequate funds for Resources' anticipated needs, including working capital and capital expenditures. Management also believes that cash provided from operations will be sufficient to satisfy all existing debt obligations as they become due.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                                     OF TSG

     The following discussion should be read in conjunction with the financial statements, including the notes thereto, and other financial information of TSG appearing elsewhere in this Proxy Statement.

OVERVIEW

     TSG commenced operations in 1981 to serve the integrated information management requirements of county and local governments. Since inception, net sales for TSG have increased from $130,000 in fiscal 1981 to $11.6 million in fiscal 1997.

     TSG's revenues are derived from the sales and service of a wide range of products to serve the automation needs of local government clients, including appraisal districts, tax offices, courtrooms, jails, sheriff departments, and financial/administrative offices. Approximately 33% of revenues represents annual recurring revenues from service contracts with existing customers. Future revenues can be achieved through obtaining new customers as well as selling additional products or upgraded products to existing customers.

     The primary operating expenses incurred by TSG are costs of equipment and labor related to the sale and installation of systems and the costs of providing additional services. TSG typically reinvests 8% to 10% of its revenues for costs related to the development of new products, enhancements, and maintenance of existing products.

     TSG's fiscal year ends on October 31.

FISCAL 1997 COMPARED TO FISCAL 1996

     Total revenues during the fiscal year ended October 31, 1997, totaled $11.6 million, a 5% increase from $11.1 million in the fiscal year ended October 31, 1996. This increase in revenues was primarily due to higher service and support revenues. Service revenues continue to increase due to more systems being sold to an expanding customer base and additional services being provided to existing customers.

     Although service and support revenues increased, cost of revenues decreased $588,000 to $4.6 million in fiscal 1997 compared with $5.2 million in fiscal 1996. This decrease improved the gross margin to 61% during fiscal 1997 compared with 53% for fiscal 1996. The decrease in cost of revenues was due to lower service and support labor as well as lower costs for computer hardware.

     Selling, general, and administrative expenses increased $259,000 or 5%, to $5.3 million during fiscal 1997, compared with $5.1 million during fiscal 1996, due primarily to higher management and administrative personnel payroll related costs.

     TSG's net income was $1.1 million for the fiscal year ended October 31, 1997, compared with $547,000 for the fiscal year ended October 31, 1996, an increase of $572,000. The increase in net income was primarily due to higher revenues and favorable sales margins during fiscal 1997.

FISCAL 1996 COMPARED TO FISCAL 1995

     Total revenues during the fiscal year ended October 31, 1996, totaled $11.1 million, a 2% increase from $10.8 million in the fiscal year ended October 31, 1995. This increase in revenues was primarily due to an increase in service and support revenues. Decreases in software license fees and hardware sales of $202,000 and $190,000, respectively, were more than offset by a $651,000 increase in service and support revenues, reflecting a shift toward greater demand for services and an expansion of the customer base.

     Although revenues increased, cost of revenues decreased $572,000, or 10%, to $5.2 million in fiscal 1996 from $5.7 million in fiscal 1995. This decrease improved the gross profit margin to 53% during fiscal 1996 compared with 47% for fiscal 1995. The decrease in cost of revenues is attributable to a shift in higher margin services coupled with a slight reduction in staffing levels.

     Selling, general, and administrative expenses remained virtually unchanged at $5.1 million in fiscal 1996, compared to $5.0 million in fiscal 1995, while declining slightly as a percentage of revenues (from 47% in fiscal 1995 to 46% in fiscal 1996).

     TSG's net income was $547,000 for the fiscal year ended October 31, 1996, compared with $26,000 for the fiscal year ended October 31, 1995, an increase of $521,000. The increase in net income was primarily due to higher service and support revenues and favorable sales margins during fiscal 1996.

LIQUIDITY AND CAPITAL RESOURCES

     At October 31, 1997, TSG had cash and cash equivalents of $2.8 million compared with $1.8 million at October 31, 1996. Working capital was $2.5 million at October 31, 1997, compared with $2.1 million at October 31, 1996.

     TSG generated cash from operating activities of $1.7 million and $681,000 during the fiscal years ended October 31, 1997 and 1996, respectively. Capital expenditures totaled $194,000 and $230,000 during fiscal 1997 and 1996, respectively.

     On January 31, 1997, TSG terminated The Software Group, Inc. Employee Stock Ownership Plan ("ESOP") by redeeming 89,818 shares of TSG's common stock at a value of $5.00 per share. The termination of the ESOP reduced cash and cash equivalents by $449,000 during the fiscal year ended October 31, 1997.

     TSG believes that available cash, together with cash generated from operations, will provide adequate funds for TSG's cash requirements, including working capital and capital expenditures.

                    INFORMATION CONCERNING RESOURCES AND TSG

OVERVIEW

     County and local governments have recognized the value of information management services and systems to improve revenue collection, provide increased access to information, and streamline delivery of government services. As a result, information management services and systems have become primary vehicles for county and local governments, and their respective agencies, seeking to improve the delivery of goods and services to their constituents. From integrated tax systems to integrated criminal justice information systems, many county and local governments have benefitted significantly from the implementation of jurisdiction-wide systems. These systems allow different agencies to share data and provide a more comprehensive approach to information management. Individual county and local government agencies also have information management requirements, many of which must be tailored to the services being provided. The annual expenditure by county governments for information technologies and resources, excluding personnel costs, was estimated in 1992 at over $23 billion, with approximately $10 billion spent annually on information management services and data processing.

     County governments were created over three centuries ago primarily to serve the needs of rural areas. Today, county governments are the fastest growing form of government. There are over 3,000 county governments in the United States, plus 30 city-county governments, and county governments are experiencing growth in expenditures estimated at approximately 5% to 10% per year. Texas, with 254 counties, has the largest number of any state. Overall spending by county governments nationwide increased dramatically from approximately $115 billion in the fiscal year ended in 1989 to approximately $148 billion in the fiscal year ended in 1992.

     Traditionally, counties performed state-mandated duties, including property assessment, record keeping (i.e., property and vital statistics), road maintenance, administration of election and judicial functions, and the provision of welfare assistance. Today, a host of emerging and urgent issues are confronting counties, each of which demands a service response. These areas include solid waste disposal, clean air and water, transportation, criminal justice and corrections, administration and finance, public safety, health and human services, and public works. Transfers of responsibility from the federal and state governments, while empowering county and local governments to address issues and problems directly, also place additional service and financial requirements on these governmental units. In addition, county governments are typically comprised of numerous individual agencies, each fulfilling different missions and each having its own information management requirements.

RESOURCES

  Overview

     Resources provides a wide range of information management outsourcing services, primarily to county and local governments. Resources' current outsourcing services include records management, micrographic reproduction, computerized indexing, and imaging of real property records maintained by county clerks and recorders, the largest component of its business, as well as information management outsourcing and professional services required by other county and local government units and agencies. Resources also provides title plant update services to title companies in Texas.

     Resources' primary emphasis since its inception has been supplying records management, document workflow, and imaging products and services to county clerk and district clerk offices in Texas. Resources is, however, currently expanding its property records management services business to Cook County, Illinois, as a result of a recent agreement with the Cook County, Illinois recorder's office and intends to expand aggressively its businesses into other geographic regions, either by acquisition or internal growth. See "-- Competition."

     Mr. Oates formed Resources as a Texas corporation in 1993 to serve as a holding company to acquire businesses that provide information management outsourcing services to local and county governments. In December 1994, Resources acquired GRS, its subsidiary that provides property records management services, and other business interests from American Title in connection with the sale of that title insurance holding company to an unaffiliated party. GRS was founded in 1990 by four current Resources employees each of whom has worked in the government services business for over 20 years. These key employees have long-term, established relationships with Resources' customers and GRS has strong name recognition in Texas among county and local governments. See "-- Sales, Marketing, and Customers." In August 1995, Resources acquired the business and assets of a company that provides government information services to tax appraisal districts in Texas. In September 1995, Resources acquired the government outsourcing services business of Holdings in Texas, Oklahoma, Louisiana, and New Mexico, making it the largest provider of those services in Texas. In conjunction with that transaction, Resources sold to Holdings a government records services operation in Georgia and the surrounding states and an election voting card printing operation. On July 31, 1997, Resources acquired the title services division of Holdings and began providing title services to title insurance companies throughout Texas, principally in the Dallas-Fort Worth metropolitan area.

  Property Records Services

     County and local governments are responsible for recording and indexing real property transactions, maintaining archival copies of the filed documents, and making those records available for public inspection and copying. Historically, these governmental units have used manual methods to record deeds and other title documents and to maintain alphabetical indexes of transactions. Resources provides microfilm and optical recording and computer indexing services to county and local governments (primarily county clerk and recorder offices) to organize and automate the recording and indexing of deeds and other title documents. Many of the records that are filed in a county clerk's office are permanent records that form the basis of land ownership in the county (e.g., deeds, deeds of trust, liens, miscellaneous property records, and plats). Therefore, in addition to being accessible to the public, these records must be protected by a fail-safe backup procedure in the event of vandalism, fire, or flood. These records are recorded by making paper copies, microfilm copies, or imaging. Each record filed in the county clerk's or recorder's office pertaining to a parcel of land in the county is recorded in one of these methods and a county may have used different methods over time. In addition, these documents vary by county and within a county as to shape, size, quality, and legibility.

     Recording Services. Resources' archival print recording service creates a high-quality film image of original documents on a custom-designed microfilm camera owned by Resources and located in county offices. Either Resources or trained county government personnel film the valuable records in a format suitable for creating a two-sided paper copy. The film is then processed in Resources' Kodak(R)-certified laboratory and printed double-sided on archive quality, rag content paper using high fusing temperatures to permanently bond the print to the paper. The finished pages are then returned to the county to be placed in binders for public access and use. The original microfilm is stored in the Resources' archival film storage vault allowing Resources to access the microfilm and reproduce pages on short notice or reproduce entire volumes in the event of a natural or other disaster resulting in a destruction or loss of records.

     Resources' 20/20 Perfect Vision System allows an imaging system to be integrated with an indexing application as well as a cashiering system. This system is designed to manage the document workflow in the county clerk's or county recorder's office. The imaging, indexing, and cashiering applications can stand alone, but are more powerful when integrated because of shared information across the applications.

     Indexing Services. In order to provide better service to the public and to increase the ease of information access, many county clerk offices maintain their grantor/grantee (i.e., buyer/seller) indices for property records in computerized form. To accomplish this, information relating to the grantor, grantee, and property description must by keyed into a database from the recorded documents.

     Resources provides two types of computerized indexing services: (i) data entry performed by Resources personnel at a central location, allowing the county either to reduce the number of employees required for records management or to utilize employees on other tasks; and (ii) to a lesser extent, data entry performed by a customer using Resources' microcomputers in the customer's offices. With each type of indexing service, Resources provides periodic merged updates of the cumulative grantor/grantee indices for each county, using centralized computer and software systems located in Dallas, Texas.

     Resources has a large staff of qualified and well-trained data entry operators specializing in creating consistent, quality indices. Based on its property records experience, Resources believes that accuracy and consistency are the keys to a reliable index. Resources requires its personnel to adhere to strict data entry standards. Accuracy is ensured by having each document entered twice in a process called "key verification" in which two operators separately key the same information from a document and any discrepancies between the entries are then verified both visually and by means of several computerized edits.

     As discussed above, the indexing application can be integrated with imaging and cashiering applications through Resources' 20/20 Perfect Vision System to manage the document workflow in the county clerk's or county recorder's office.

     Re-creation Services. Resources also provides record re-creation services to a number of customers. These services provide image-enhanced, archival-quality reprints of old records, including photostatic prints, with microfilm backup copies for improved security in case of loss by fire, theft, water damage, or other catastrophe.

  Other Services

     Resources provides information management outsourcing and professional services to numerous units and agencies of county and local governments other than county clerks and recorders. These services concentrate on establishing and maintaining a recurring revenue base built upon a foundation of quality service.

     Information Management Outsourcing Services. Information is a critical part of government, and the increasing difficulty of effectively managing that information has caused many governmental units to consider outsourcing alternatives. Through its information management outsourcing services, Resources provides direct and complete facilities management of a county or local government's financial, judicial, law enforcement, personnel, tax, clerical, and administrative information by, in effect, becoming its information systems department. Typically negotiated under a multi-year contract, outsourcing provides a government entity with a more reliable method of controlling its data processing budget while receiving greater automation benefits. Outsourcing also typically results in controllable, long-term relationships with customers and recurring annual revenues for Resources.

     Under a typical outsourcing services contract, Resources assumes the role of a customer's information systems department during the term of the contract. In addition to operating and maintaining all centralized systems, Resources also assumes responsibility for local area networks, client/server systems, and personal computers, which often involve multiple users in multiple offices. Software applications are also integrated for the benefit of the customer. Resources' employees may either perform these services from Resources' Dallas, Texas, office or from the customer's facilities, providing essentially the same function as the customer's former in-house information systems personnel. Also, Resources' management personnel become part of a strategic planning committee along with the customer's representatives to set the goals and objectives to be achieved during the contract.

     Professional Services. Resources also provides professional services to appraisal districts, counties, cities, and school districts. Under a professional services agreement, Resources provides a variety of hardware and specialized software for the customer's use to assist these government entities in automating their property tax appraisal, assessment, and collections, and voter registration processing. In addition to installing Resources' products in the customer's locations, training, maintenance, and support are provided on an ongoing basis along with optional services, including laser printing of tax rolls, appraisal rolls, and voter certificates, media conversions, and data entry activities. Resources receives monthly services fees from customers for the use of these systems, resulting in recurring annual revenues.

  Title Plant Services

     Title companies in Texas are required to maintain extensive files of real property data called "title plants." Title plants contain the information needed to perform title searches in order to underwrite title insurance policies. In Texas, a title plant must include at least a 25-year history of all land transactions and documents affecting each lot and tract of land in a particular county, which must be indexed so that the transactions and documents can be searched by reference to the lot or tract.

     Resources provides certain title insurance companies, primarily in the Dallas-Fort Worth metropolitan area, with a variety of title plant update services, including providing daily updates of their title plants. These updates are offered in various formats, ranging from paper copies of each deed, deed of trust, lien, plat, or other title document to installation of microcomputer-based title plant storage products in the customer's office. Resources owns title plants for Collin, Denton, Rockwall, and Tarrant Counties in Texas, and may from time to time sell copies of these title plants to title companies or other firms that need title search capabilities.

     A recently approved Constitutional amendment in Texas, which permits second liens on homes to secure general home equity loans, is expected to result in increased demand for title plant services.

  Sales, Marketing, and Customers

     Resources markets its services through its direct sales and marketing personnel. Resources typically enters into long-term contracts with larger governmental units and title companies. Although most Resources customers are small and do not have long-term contracts, they have long-term, continuing relationships with Resources and its sales and marketing personnel. Many of Resources' county government customers and title plant customers have been served by Resources and its predecessors for more than 20 years, with some customers dating back to 1962.

     No single customer accounted for 10% or more of Resources' total revenues in 1996 or the first nine months of 1997. The five largest customers of Resources accounted for a total of 24% and 23% of Resources' total revenues in 1996 and for the first nine months of 1997, respectively. These customers are currently under long-term contracts with Resources expiring in 1998 through 2002. Three of these five contracts permit early termination by the customer in the following respective circumstances: (i) upon 10 days' notice to Resources for any reason; (ii) at the end of a budget year; and (iii) upon 30 days' notice if required for the "public good" or because of change in applicable laws.

     Resources has a long-term contract expiring on April 30, 2000, with the largest customer for its title plant update services, which is terminable at the option of that customer on April 30, 1998, by giving 90 days prior written notice. There can be no assurance that this customer will not exercise its option for early termination.

  Competition

     A number of local and regional businesses provide or offer at least some of the products and services provided by Resources. In addition to third-party vendors, Resources occasionally competes with centralized information service departments of county or local governments to provide products or services to other departments and often must persuade the end-user department to discontinue the service by its own personnel and outsource the service to Resources. Competition typically is based on price, service, and technological capabilities or the ability to modify the products and services to be provided to accommodate the requirements of the customer. County and local governments, often are required to put their contracts up for competitive bid on a periodic basis. Competition may be increased if a customer seeks bids on only one aspect of its system (such as imaging or indexing) rather than bidding all of the services as an integrated whole. Single function bidding generally results in more bidders and more intense price competition.

     As a result of various acquisitions and sales of businesses by Resources, it has contractual commitments not to compete in the property records services business in the Southeastern United States until September 1998. Additionally, in connection with Resources' acquisition of the title services division of Holdings in July 1997, Resources acquired the Dallas, Texas, data processing center of Holdings and agreed to provide to Holdings certain data entry services for customers of property records services provided by Holdings. Resources also agreed not to solicit these customers, which are located primarily in the Northeastern and Southeastern United States, prior to August 1999.

  Facilities

     The principal executive offices of Resources are located at 2800 W. Mockingbird Lane, Dallas, Texas 75235 and the telephone number is 214-902-5000.

     Resources leases the following facilities in Texas, all of which are used for both office and processing purposes:

                                                APPROXIMATE
                   LOCATION                     SQUARE FEET            OWNERSHIP
                   --------                     -----------            ---------
Dallas, Texas (headquarters)..................    74,000       Lease expiring 12/31/2015(1)
Dallas, Texas (data center)...................    30,000       Lease expiring 12/31/1998
San Antonio, Texas............................     4,300       Lease expiring 8/01/1999
Amarillo, Texas...............................     1,986       Lease expiring 3/31/1998

---------------

(1) Pursuant to the Resources Merger Agreement, the Dallas headquarters land and building will be transferred to T1 by Mr. Oates at the Closing.

  Employees

     At September 30, 1997, Resources had approximately 185 employees, of which nine are considered management, 11 are in sales and marketing, 11 are in software programming, and 154 perform support, maintenance, and other services. None of these employees are covered by collective bargaining agreements. Resources has strong employee retention with low turnover of personnel. Resources believes that its relationships with its employees are good.

TSG

  Overview

     TSG provides county governments with software systems and services to serve their information technology and automation needs. TSG integrates its own products with computer equipment from hardware vendors, third-party database management applications, and office automation software. TSG assists a county with all aspects of its software and hardware selection, network design and management, installation and training, and on-going support and related services.

     TSG historically has had low customer turnover. Maintenance and support sales make up over one-half of TSG's revenues, and many orders for new systems are from existing customers. In total, approximately 80% of revenues are attributable to existing county customers. TSG considers its relationships with these counties to be its most important asset.

     TSG was formed as a Texas corporation in 1981 and currently services approximately 1,000 county and local government units and agencies, primarily in Texas.

  Services

     Judicial Information Management. TSG offers a complete suite of information management products designed to meet the needs of various aspects of the judicial system. While each of these products may be installed on a stand-alone basis, most of the products are generally installed in the different government offices located in and around a county courthouse to take full advantage of the benefits of an integrated system of products. The ability to share information between government offices eliminates some of the duplicate input and record keeping and helps increase the efficiency of the offices.

     Court System. TSG's Courts system is comprised of several integrated products designed to track and manage the information involved in criminal and civil cases. The criminal and civil case management applications track cases, process fines and fees, generates judgement and sentencing paperwork (criminal) or the numerous citations, notices, and forms required in a civil case, and generally track the status of each criminal and civil case in the court system. TSG's court administration application manages court calendars, coordinates judges' schedules, and generates court dockets. The criminal justice information application accommodates local and state level reporting and electronic submission of case dispositions. An application designed for Justices of the Peace processes traffic tickets and other limited jurisdiction court matters. Finally, TSG's applications for the district attorney or prosecutor of a county automate the investigation, tracking, and filing of cases.

     Law Enforcement System. The applications comprising TSG's Law Enforcement system are designed to automate all aspects of a sheriff's agency. Applications for jail management include booking and releases as well as the jail commissary. The medical processing application tracks inmates' medical histories and generates invoices to inmates or third parties. TSG's incident and offense reporting application tracks officers' activities, categorizes reporting obligations, and prepares state and federal Uniform Crime Reports. Finally, the warrant tracking application helps a county sheriff's office track outstanding and closed arrest warrants. In addition, TSG offers a Computer Aided Dispatch/Emergency 911 system to track calls and the status of emergency response vehicles, interface with local and state searches, and generally assist dispatchers in processing emergency situations.

     Other Judicial Information Products. TSG markets a variety of other specialized products in conjunction with the Courts system and the Law Enforcement system. Both systems are image-enabled using TSG's ableIMAGE application and the Law Enforcement system is video-enabled using ableVIDEO. A jury selection application assists election officials in the selection and notification of jurors, processing of jury payments, and management of juror histories. TSG's hot check processing application assists in the collection of bad checks, tracking of payments and fines, and issuance of disbursements to vendors. Applications relating to adult and juvenile probation track probationers, collect fines and fees, maintain probation history, and generate required state reporting.

     Property Appraisal and Tax. TSG has a comprehensive system for the automation of Texas Central Appraisal Districts and assessors' and appraisers' offices in Oregon and Washington. The Automated Central Appraisal District system (the "ACAD system") is designed to automate the appraisal and assessment of real and personal property including record keeping, mass appraisal, inquiry and protest tracking, appraisal and tax roll generation, tax statement processing, and electronic state level reporting. The ACAD system can also be image- and video-enabled using TSG's ableIMAGE and ableVIDEO products for the storage of the many property related documents involved (including exemption applications, personal property renditions, and agricultural or special use application), as well as for the on-line storage of electronic photographs of properties for use in defending values in protest situations.

     TSG's ACAD system can be used in connection with TSG's Automated Tax Collection system (the "ATC system"), which supports tax billing and collection agencies, including counties and city, school tax offices, as well as special collection agencies. The ATC system supports billing, collections, lock box operations, mortgage company electronic payments, and provides daily, monthly, and annual audit and distribution reporting.

     Specialized Products. TSG markets an integrated fund accounting system that conforms to government auditing and financial reporting requirements and generally accepted accounting principles. This system includes modules for accounts payable, budgetary accounting (general ledger), payroll/personnel, purchase order, fixed assets, revenues, bank manager, and human resources. This system can operate in any government agency, although it is primarily installed in county auditor and county treasurer offices.

     TSG also offers other specialized products that allow the government offices in and around a courthouse to further integrate and automate their operations. Through the child support application, TSG customers are able to track child support cases, payments, and disbursements. The voter registration application tracks registered voters, generates voter cards, prepares precinct rolls in support of elections, and interfaces with other state systems. TSG also offers an absentee voting application to assist in the management and tracking of absentee voters, as well as an election night system to assist in the tabulation of election results from various precincts. A motor vehicle registration application is available from TSG to process fees and issue motor vehicle registrations. Finally, TSG's indexing application allows government officials to index all official public records such as deeds, birth and death certificates and commissioner's court minutes.

     Imaging and Voice Products. TSG markets a variety of products that interface and enhance its other products. TSG's ableIMAGE is an electronic document imaging system that integrates the scanning, retrieval, and display of document images into all of TSG's applications where needed. For example, the ableIMAGE application integrates with both the Court and Law Enforcement systems by allowing court related paperwork and documents to be scanned and stored as part of an electronic case folder designed to improve access to documents and reduce the need to distribute paper copies.

     TSG's ableVIDEO application allows a customer to add an electronic video imaging system which integrates the capture and display of pictures with all of TSG's applications. For example, the Law Enforcement system applications are video image-enabled using ableVIDEO to provide video mug shots of inmates at critical locations for identification and to allow investigators to compile electronic video line-ups.

     The Interactive Voice Response system developed by TSG interfaces with the ACAD system to allow retrieval of basic property information and interfaces with the child support system to allow retrieval of child support payment information using any touch-tone telephone.

     In addition, appropriate TSG products support bar coding for tracking of civil and criminal case folders, tracking of inmates, quick check-in of jurors, and rapid processing of tax statements.

     Internet Web Development. TSG has developed ableSERVE and a variety of other specialized application database interfaces to allow the public records portion of information contained in the various TSG systems to be made available to the public via the Internet. TSG also provides both web site development and web server hosting services for county customers.

  Sales and Marketing

     TSG's sales are primarily performed by its direct sales and marketing personnel who are presently organized into five sales territories within the states of Texas and Georgia. Sales for other states and national account opportunities are managed by TSG's Marketing Manager except for the states of Oregon and Washington which are currently handled by TSG's Northwest Manager. Other in-house staff focus on add-on sales, forms, supplies, and professional services.

     The sales of most new systems are typically to other offices or organizations in counties already using TSG applications and systems, but sales are also generated from referrals from adjoining counties, relationships established between a sales representative and county official, contacts at trade shows, direct mailings, and direct contact from a prospect already familiar with TSG.

     TSG is active in virtually all state-level county government associations, including annual meetings, trade shows, and educational events. In addition, TSG generally hosts customer luncheons at larger, statewide meetings such as the Texas Association of Appraisal Districts and the Texas County and District Clerks Association. TSG also hosts a user's group meeting for all TSG customers about once every 18 months, which provides an opportunity for customers to learn more about TSG products and an opportunity for feedback.

  Customers

     TSG's customers consist primarily of county government offices, including the auditor, treasurer, tax assessor/collector, county clerk, district clerk, county and district court judges, probation officers, sheriff's office, and county appraiser. No single customer (county government office) accounted for more than 5% of total revenues for the fiscal year ending October 31, 1996, or for the nine-month period ended July 31, 1997. No single county accounted for more than 10% of total revenues for the fiscal year ended October 31, 1996, or for the nine-month period ended July 31, 1997. Due to the nature of TSG's sales as installation of countywide systems, a county customer representing a significant portion of revenues in one year is generally not a source of significant revenues the following year. Contracts for products and services are generally implemented over six months to one year with annually renewing service and software update agreements thereafter. Currently, approximately one-half of TSG's revenues are attributable to ongoing support and maintenance agreements. Although by the terms of these agreements either TSG or the customer are entitled to terminate upon 90-days' notice after the first anniversary of the agreement, historically most agreements are automatically renewed annually.

  Competition

     As with Resources, a large number of local and regional firms provide or offer at least some of the products and services provided by TSG, and several local and regional firms compete with TSG across its full range of products and services. In addition to third-party vendors, TSG occasionally competes with centralized information service departments of the county or local governmental unit to provide products or services to other departments and often must persuade the end-user department to discontinue service by its own personnel and outsource the service to TSG. Competition typically is based on confidence in the supplier, service, technological capabilities or the ability to modify the products and services to be provided to accommodate the requirements of the customer, and price. TSG's ability to offer an integrated system of applications for several offices is often a factor in its favor.

     County and local governmental units often are required to put their contracts up for competitive bid on a periodic basis. Competition may be increased if a customer seeks bids on only one aspect of its system (such as only voter registration) rather than bidding all of the services as an integrated whole. Single function bidding generally results in more bidders and more intense price competition. TSG is a Qualified Information Systems Vendor for the Texas General Services Commission on state purchasing contracts and, as a result, in some cases county governments offices may contract with TSG directly without a bid process.

  Facilities

     TSG leases a 25,000 square foot office at 1120 Jupiter Road, Plano, Texas 75023 and the telephone number is 972-424-1579. The office lease expires in October 1999.

  Employees

     At September 1, 1997, TSG had approximately 80 employees, of which five are considered management, seven are in sales and marketing, 24 are in software programming, and 44 perform support, maintenance, and other services. None of these employees are covered by collective bargaining agreements. TSG believes that its relationships with its employees are good.

                                   MANAGEMENT

THE COMPANY

     The following table sets forth certain information regarding the directors and executive officers of the Company:


         NAME            AGE                               POSITION
         ----            ---                               --------
Louis A. Waters........  59    Director and Chairman of the Board
C.A. Rundell, Jr.......  66    Director, President, and Chief Executive Officer
James E. Russell.......  62    Director, Vice President, Chief Financial Officer, and Secretary
Brian K. Miller........  39    Vice President and Chief Accounting Officer
Harold W. Parkison.....  49    President and Chief Executive Officer of Forest City
Ernest H. Lorch........  65    Director
Frederick R. Meyer.....  70    Director
William D. Oates.......  56    Future Director (1)


---------------

(1) Mr. Oates will be elected to the Tyler Board following the consummation of the Resources Acquisition and will be a member of the Executive Committee.

     Louis A. Waters. Mr. Waters was elected Chairman of the Board in October 1997 after becoming a director of the Company in August 1997. Mr. Waters is a member of the Executive Committee, Audit Committee, and Compensation Committee of the Tyler Board. Mr. Waters is one of the founders and was the first Chairman of the Board of Browning-Ferris Industries, Inc. ("BFI"). He served as Chairman and Chief Executive Officer from 1969 through 1980, Chairman of BFI's Executive Committee from 1980 through 1988, and Chairman of the Finance Committee from 1988 to March 1997. Mr. Waters also directed BFI's international activities, serving as Chairman and Chief Executive Officer of BFI International, Inc. from 1991 to March 1997 when he retired from full-time employment with BFI. During Mr. Waters' tenure, BFI grew from a small Houston company in 1969 to a $5.8 billion international waste services company operating across North America and 11 other countries, including The Netherlands, Germany, and the United Kingdom. This growth included over 2,000 acquisitions.

     C. A. Rundell, Jr. Mr. Rundell was elected President and Chief Executive Officer of the Company in October 1997. From October 1996 to October 1997, Mr. Rundell served as Chairman of the Board and from October 1996 to March 1997 served as Interim Chief Executive Officer of the Company. Mr. Rundell has been a director of the Company since 1966 and is a member of the Executive Committee of the Tyler Board. Since 1988, Mr. Rundell has owned and operated Rundell Enterprises, a venture capital and investments company engaged in providing acquisition and financial consulting services to various business enterprises. He has served as director and Chairman of the Board of NCI Building Systems, Inc. since April 1989. From 1977 to 1988, Mr. Rundell was the President, Chief Executive Officer, and a director of Cronus. In 1983, Cronus acquired Records, which thereafter made over 15 acquisitions of other companies. He is also a director of Dain Rauscher Corporation, a holding company for a full-service regional brokerage and investment banking company, and Tandy Brands Accessories, Inc., a manufacturer of accessories for men, women, and boys.

     James E. Russell. Mr. Russell was elected Vice President, Chief Financial Officer, and Secretary of the Company in November 1997. Mr. Russell has been a director of the Company since May 1990. Mr. Russell has been associated with the Company for approximately 30 years. He served as Vice President of the Company from January 1992 to August 1995 and was Chairman of the Board of Tyler Pipe Industries, Inc., a former subsidiary of the Company ("Tyler Pipe"), until his retirement in August 1995. He was President and Chief Executive Officer of Tyler Pipe from December 1988 to December 1991 and was President and Chief Operating Officer of Tyler Pipe from February 1988 to December 1988.

     Brian K. Miller. Mr. Miller has been Vice President and Chief Accounting Officer of the Company since December 1997. From June 1986 through December 1997, Mr. Miller held various senior financial management positions at Metro Airlines, Inc. ("Metro"), a regional airline holding company. Mr. Miller was

Chief Financial Officer of Metro from May 1991 to December 1997 and also held the office of President of Metro from January 1993 to December 1997. From March 1994 to November 1995, Mr. Miller also held the position of Vice President and Chief Financial Officer of Lone Star Airlines, a regional airline. Mr. Miller is a certified public accountant.

     Harold W. Parkison. Mr. Parkison has been President and Chief Executive Officer of Forest City since February 1997. Mr. Parkison had previously been Vice President-International Store Development at Federal-Mogul Corp. since March 1995. From 1993 to March 1995, he was Vice President-Merchandise Manager at Auto Express. From 1991 to 1993, he held the position of Vice President-Automotive for Kmart Corporation. Between 1971 and 1991, he held various management positions at Goodyear Tire and Rubber Company.

     Ernest H. Lorch. Mr. Lorch has been a director of the Company since October 1993 and is a member of the Audit Committee and Compensation Committee of the Tyler Board. Mr. Lorch is counsel to the law firm of Whitman, Breed, Abbott & Morgan, a position he has held since December 1992. He retired as Chairman of the Board and Chief Executive Officer of Dyson-Kissner-Moran Corporation ("DKM"), a private investment company, in December 1992, a position he held since January 1990. Mr. Lorch was President and Chief Operating Officer of DKM from June 1984 to January 1990. He is also a director and Senior Chairman of the Board of Varlen Corporation and a director of Dorsey Trailers, Inc.

     Frederick R. Meyer. Mr. Meyer has been a director of the Company since 1967 and is a member of the Compensation Committee of the Tyler Board. Since July 1985, Mr. Meyer has been Chairman of the Board of Aladdin Industries, Inc., a diversified company principally engaged in the manufacture of children's lunch kits, thermosware, insulated food delivery systems and related products. He has also been President and Chief Executive Officer of Aladdin Industries, Inc. from October 1995 to present and from May 1987 to September 1994. He was President of Tyler Corporation from August 1983 through December 1986. He is also a director of Arvin Industries, Inc., Palm Harbor Homes, Inc., and Southwest Securities Group, Inc.

     William D. Oates. Mr. Oates has been Chairman of the Board and President of Resources since its inception in 1993 and is the sole Class A Holder of Resources. He has also served as a director and President of the wholly owned subsidiaries of Resources from 1993 to the present. From 1987 through 1994, Mr. Oates acquired or formed and served as President or a principal executive officer of American Title Company of Dallas, Austin Title Company, Commercial Abstract & Title Company and other title insurance agencies in Texas, as well as a title insurance underwriting company. Mr. Oates held these companies through American Title, of which he was the principal owner and President until his sale of the company in November 1994. In that sale, Mr. Oates retained GRS, a principal operating subsidiary of Resources. Between 1970 and 1986, Mr. Oates served as a director and President of Records. Mr. Oates founded Records in 1970 principally to provide micrographics recording and computerized indexing of public real property records for county governments. In October 1983, he sold Records to Cronus, but remained President of Records until April 1987 and served as a director of Cronus from October 1983 through April 1986.

NEW RESOURCES

     The following table sets forth certain information regarding the directors and executive officers of New Resources following the consummation of the Resources Acquisition:


             NAME                AGE                         POSITION
             ----                ---                         --------
William D. Oates...............  56    Director, Chairman of the Board, President, and Chief
                                       Executive Officer
John D. Woolf..................  53    Executive Vice President, Treasurer, and Secretary
Brian K. Miller................  39    Chief Financial Officer
Brian B. Berry.................  42    Director
C.A. Rundell, Jr...............  66    Director
Glenn A. Smith.................  44    Director


     Information concerning the business experience of Messrs. Oates, Rundell, and Miller is provided in the section entitled "Management -- The Company."

     John D. Woolf. Mr. Woolf has served as a director and Executive Vice President and Chief Financial Officer of Resources since November 1994. From 1987 through 1994, Mr. Woolf served as a director and Executive Vice President and Chief Financial Officer of American Title. Prior to that time, Mr. Woolf served as Vice President-Finance and Treasurer of Records, working with Mr. Oates in negotiating and consummating multiple acquisitions and mergers from 1984 through 1986. Mr. Woolf has also held finance and accounting positions with the Company, including serving as Controller of Atlas Powder Company, a former subsidiary of the Company, from 1977 through 1979.

     Brian B. Berry. Mr. Berry is one of the original founders of TSG and has served as an officer and director of TSG with various responsibilities since its inception in 1981. Mr. Berry is Vice President and Treasurer of TSG and his current responsibilities are primarily financial management, business development, and contract negotiations. Prior to founding TSG, Mr. Berry was employed at Management Decision Systems of Dallas, Texas, in a software development project management capacity and, prior to that, at Texas Instruments as a software developer.

     Glenn A. Smith. Mr. Smith is one of the original founders of TSG and has served as an officer and director of TSG with various responsibilities since its inception in 1981. Mr. Smith is President of TSG and responsible for the management of TSG. Prior to founding TSG, Mr. Smith was employed at Distributed Data Systems of Raleigh, North Carolina, in a software development project management capacity and, prior to that, at Texas Instruments as a software developer.

TSG

     The following table sets forth certain information regarding the directors and executive officers of TSG following the consummation of the TSG Acquisition:


                  NAME                     AGE                      POSITION
                  ----                     ---                      --------
C.A. Rundell, Jr.........................   66    Director and Chairman of the Board
Glenn A. Smith...........................   44    Director, President, and Assistant Secretary
Brian B. Berry...........................   42    Director, Vice President, and Secretary
Brian K. Miller..........................   39    Chief Financial Officer
William D. Oates.........................   56    Director


     Information concerning the business experience of Messrs. Oates, Rundell, and Miller is provided in the section entitled "Management--The Company." Information concerning the business experience of Messrs. Smith and Berry is provided in the section entitled "Management--New Resources."

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
                         AND MANAGEMENT OF THE COMPANY

     The following table sets forth as of December 23, 1997 (the "Ownership Date") (unless otherwise indicated), the amount and percentage of shares of Common Stock that are deemed under the rules of the Commission to be "beneficially owned" by (i) each director of the Company, (ii) the named executive officers of the Company as of the end of 1996, (iii) all directors and executive officers of the Company as a group and (iv) each person or "group" (as such term is used in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock.


                                                          AMOUNT AND
                                                            NATURE
                                                         OF BENEFICIAL       APPROXIMATE
               NAME OF BENEFICIAL OWNER                 OWNERSHIP(1)(2)    PERCENT OF CLASS
               ------------------------                 ---------------    ----------------
Ernest M. Lorch.......................................        50,000           *
Richard W. Margerison (3).............................            --               --
Joseph F. McKinney (4)................................       378,239              1.7%
Frederick R. Meyer....................................       227,349              1.0%
E. Peter Raisbeck (5).................................         1,600           *
C.A. Rundell, Jr.(6)..................................       368,657              1.7%
James E. Russell......................................       257,543              1.2%
Louis A. Waters(7)....................................     4,000,000             16.7%
All directors of the Company and executive officers as
  a group (7 persons)(8)..............................     4,903,549             20.3%
5% STOCKHOLDERS:
Gabelli Funds, Inc.(9)................................     2,625,900             12.0%
One Corporate Centre
Rye, New York 10580
Dimension Funds Advisors(10)..........................     1,094,100              5.0%
1299 Ocean Avenue
Santa Monica, California 90401
Richmond Partners, Ltd.(7)............................     4,000,000             16.7%
10375 Richmond Avenue, Suite 1615
Houston, Texas 77042


---------------

  *  Less than 1% of the outstanding Common Stock.

 (1) Each share of Common Stock is accompanied by one Preferred Stock Purchase Right. See "Interests of Certain Persons in Matters to be Acted
     Upon -- Rights Agreement."

 (2) Under the rules of the Commission, a person is deemed to be the beneficial owner of a security if such person, directly or indirectly, has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the Ownership Date. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the shares of the Common Stock beneficially owned.

 (3) Richard W. Margerison resigned as President and Chief Operating Officer of the Company in April 1997 and as a director of the Company in June 1997.

 (4) Joseph F. McKinney resigned as a director, Chairman of the Board, and Chief Executive Officer of the Company in October 1996.

 (5) E. Peter Raisbeck was the Chairman and Chief Executive Officer of IFS. The Company sold IFS effective October 15, 1997.

 (6) Includes 167,288 shares subject to options granted under the Company's Stock Option Plan that are exercisable within 60 days after the Ownership Date.

 (7) Includes 2,000,000 shares owned by Richmond Partners, Ltd. ("Richmond"), and 2,000,000 shares subject to a warrant issued to Richmond that is exercisable within 60 days after the Ownership Date at an exercise price of $2.50 per share. Mr. Waters is the sole general partner of Richmond.

 (8) Includes (i) 167,288 shares subject to options granted under the Company's Stock Option Plan that are exercisable within 60 days after the Ownership Date and (ii) 2,000,000 shares subject to a warrant that is exercisable within 60 days after the Ownership Date.

 (9) The number of shares is based on information as of November 19, 1997, and filed with the Commission. Shares are held by Gabelli Funds, Inc., and its affiliates, GAMCO Investors, Inc., and Gabelli Performance Partnership, L.P. Also, Mr. Mario J. Gabelli is deemed to have beneficial ownership of these shares. Includes 2,619,400 shares with sole voting and investment power and 6,500 shares with sole investment power.

(10) The Company does not have current information to determine the number of shares, if any, for which the holder may have other than sole voting and investment power.

            INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

RIGHTS AGREEMENT

     Pursuant to the Rights Agreement dated as of March 14, 1993 (the "Rights Agreement"), between the Company and The First National Bank of Boston as Rights Agent, each share of Common Stock is accompanied by a right (a "Preferred Stock Purchase Right") to purchase, under certain conditions set forth in the Rights Agreement, one-hundredth of a share of Series A Junior Participating Preferred Stock, $10.00 par value per share. The issuance of 10,000,000 shares of Common Stock to Mr. Oates pursuant to the Resources Merger Agreement will trigger the exercisability of the Preferred Stock Purchase Rights beginning after the close of business on the fifteenth day (subject to extension by the Tyler Board) after the Closing. The Tyler Board has, however, determined pursuant to the Rights Agreement to cause the Company to redeem all of the outstanding Preferred Stock Purchase Rights at a redemption price of $.01 per Preferred Stock Purchase Right prior to the Preferred Stock Purchase Rights becoming exercisable. The Company's Chief Executive Officer, as authorized by the Tyler Board, has set the Record Date for the Special Meeting as the record date for determining the stockholders of the Company whose Preferred Stock Purchase Rights are to be redeemed.

CONTROL OF THE COMPANY

     Upon consummation of the Acquisitions, Mr. Oates will own approximately 25.8% of the outstanding shares of Common Stock. The issuance of shares of Common Stock to Mr. Oates pursuant to the Resources Merger Agreement triggers the exercisability of the Preferred Stock Purchase Rights pursuant to the Rights Agreement. See "--Rights Agreement." As long as Mr. Oates owns a significant percentage of the shares of Common Stock, he may retain substantial influence over the affairs of the Company through the election of directors and otherwise. Upon consummation of the Acquisitions, Messrs. Smith and Berry will own approximately 2.7% and 2.3%, respectively, of the outstanding shares of Common Stock.

OATES EMPLOYMENT AGREEMENT

     Pursuant to the Resources Merger Agreement, the Company, New Resources, and Mr. Oates will enter into the Oates Employment Agreement at or before the Closing, to be effective at the Closing. Pursuant to the Oates Employment Agreement, New Resources will employ Mr. Oates for a minimum period of three years after the consummation of the Resources Acquisition. During his employment, Mr. Oates will serve as President and Chief Executive Officer of New Resources and will devote his full business time and efforts to the business of New Resources. Mr. Oates will receive an annual base salary of $200,000 per year and will be eligible to participate in performance bonus or incentive compensation plans made available to comparable level employees of New Resources, the Company, and the Company's subsidiaries. Mr. Oates will also receive all employee fringe benefits and perquisites normally offered by New Resources to its executive employees, including the use of a suitable automobile, vacations, and sick leave. Pursuant to the Oates Employment Agreement, Mr. Oates will agree that any discovery, invention, or improvement made by him during the term of his employment or within six months thereafter that relates to the business of New Resources or its subsidiaries is the exclusive property of Resources. After expiration of the initial three-year term, either New Resources or Mr. Oates may terminate Mr. Oates' employment with New Resources at will and without any cause whatsoever by giving 30-days' prior written notice of the intention to terminate. New Resources may at any time, during the initial three-year term or thereafter, terminate the employment of Mr. Oates for just cause as defined in the Oates Employment Agreement.

     The Oates Employment Agreement also includes nonsolicitation and noncompetition agreements by Mr. Oates that will remain effective until the later of the fifth anniversary of the Resources Acquisition or the third anniversary of the termination for any reason of Mr. Oates' employment with New Resources and all of its affiliates. Mr. Oates will agree not to hire, solicit, or seek to hire any employee of New Resources or any of its affiliates who is party to a confidentiality agreement with Resources or has covenanted not to compete with New Resources or any of its affiliates. Mr. Oates will also agree that he will not directly or indirectly engage in any competitive business in any state in which such products or services are being or were being provided by

Resources or its affiliates as of October 8, 1997, or by New Resources or its affiliates during the term of his employment by Resources or any of its affiliates, including providing the same or similar products or services to any person or entity that is or was a customer or affiliate of a customer of New Resources or any of its affiliates at any time during the term of Mr. Oates' employment.

TSG EMPLOYMENT AGREEMENTS

     Pursuant to the TSG Merger Agreement, the Company, and New TSG on the one hand, and Mr. Berry and Mr. Smith, on the other hand, will enter into the respective TSG Employment Agreements at or before the Closing, to be effective at the Closing. Pursuant to the TSG Employment Agreements, TSG will employ Messrs. Berry and Smith for a minimum period of five years after the consummation of the TSG Acquisition. During their employment, Mr. Smith will serve as President and Mr. Berry will serve as Vice President and Secretary of TSG. Both will devote their full business time and efforts to the business of TSG. Messrs. Berry and Smith will receive an annual base salary of $200,000 per year and will be eligible to participate in performance bonus or incentive compensation plans made available to comparable level employees of TSG, the Company, and the Company's subsidiaries. Messrs. Berry and Smith will also receive all employee fringe benefits and perquisites normally offered by TSG to its executive employees, including the use of suitable automobiles, vacations, and sick leave. In addition, TSG will be obligated to maintain disability insurance policies for Messrs. Berry and Smith. Pursuant to the TSG Employment Agreements, Messrs. Berry and Smith will agree that any discovery, invention, or improvement made by either of them during the term of their employment or within six months thereafter that relates to the business of TSG or its subsidiaries is the exclusive property of TSG. After expiration of the initial five-year term, TSG or Mr. Berry or Mr. Smith may terminate their respective employment with TSG at will and without any cause whatsoever by giving 30-days' prior written notice of the intention to terminate. TSG may at any time, during the initial five-year term or thereafter, terminate the employment of either Mr. Berry or Mr. Smith for just cause as defined in the TSG Employment Agreements.

     The TSG Employment Agreements also include nonsolicitation and noncompetition agreements by Messrs. Berry and Smith that will remain effective until the later of the fifth anniversary of the TSG Acquisition or the second anniversary of the termination for any reason of their employment with TSG and all of its affiliates. Messrs. Berry and Smith will agree not to hire, solicit, or seek to hire any employee of TSG or any of its affiliates who is party to a confidentiality agreement with TSG or has covenanted not to compete with TSG or any of its affiliates. Messrs. Berry and Smith will also agree that they will not directly or indirectly engage in any competitive business in any state in which such products or services are being or were being provided by TSG or its affiliates as of October 8, 1997, or by TSG or its affiliates during the term of their employment by TSG or any of its affiliates, including providing the same or similar products or services to any person or entity that is or was a customer or affiliate of a customer of TSG or any of its affiliates at any time during the term of their employment.

                            AMENDMENT TO THE CHARTER
                                (PROPOSAL NO. 3)

     The Tyler Board of Directors believes that it is desirable for the stockholders to consider and act upon a proposed amendment to the Company's Charter. Pursuant to the proposed amendment, the number of shares of Common Stock authorized and available for issuance will be increased from 50,000,000 to 100,000,000.


     Of the 50,000,000 currently authorized shares of Common Stock, 23,309,277 were issued as of the Record Date. Of the remaining 26,690,723 authorized shares of Common Stock, (i) 1,365,565 were issued and held as treasury shares, (ii) 10,000,000 were reserved for issuance pursuant to the Resources Merger Agreement, (iii) 2,000,000 were reserved for issuance pursuant to the TSG Merger Agreement, (iv) 1,401,315 were reserved for issuance in connection with the Company's Stock Option Plan, and (v) 2,000,000 were reserved for issuance pursuant to outstanding warrants to purchase Common Stock.


     Except for the foregoing, the Company does not have any present plan, understanding, or agreement to issue additional shares of Common Stock. The Tyler Board believes, however, that the proposed increase in authorized shares of Common Stock is desirable to enhance the Company's flexibility in connection with possible future actions, such as stock splits, stock dividends, finances, corporate mergers, acquisitions of businesses or property, use in employee benefit plans or stock option plans, or other corporate purposes. The Tyler Board will determine whether, when, and on what terms the issuance of shares of Common Stock may be appropriate in connection with any of the foregoing purposes.

     If the proposed amendment is approved, all or any of the additional authorized shares of Common Stock may generally be issued without further action by the stockholders and without first offering such shares to the stockholders for subscription, unless required by law or any rules or regulations to which the Company is subject. However, as long as the Common Stock is listed on the New York Stock Exchange, the New York Stock Exchange would generally require stockholder approval for the issuance of Common Stock when: (i) a stock option or purchase plan is to be established or other arrangements made pursuant to which Common Stock may be acquired by directors or officers, except for warrants or rights issued generally to securityholders of the Company or broadly-based plans or arrangements including other employees; (ii) a business, a company, tangible or intangible assets or property, or securities representing any such interest, is to be acquired, directly or indirectly, from a director, officer, or substantial securityholder of the Company (including its subsidiaries, affiliates, or other closely related persons) or from any company or party in which one of such persons has a substantial direct or indirect interest if the number of shares of Common Stock to be issued or the number of shares of Common Stock into which the securities may be convertible exceeds one percent of the number of shares of Common Stock, or 1% of the voting power, outstanding before the issuance; (iii) Common Stock or securities convertible into or exercisable for Common Stock are to be issued in any transaction or series of related transactions, other than a public offering for cash, if (a) the Common Stock to be issued has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such Common Stock or securities convertible into or exercisable for Common Stock, or (b) the number of shares of Common Stock to be issued is, or will be, equal to or in excess of 20% of the number of shares of Common Stock outstanding before the issuance of the Common Stock; or (iv) the issuance would result in a change in control of the Company. The additional shares of Common Stock to be authorized will not have preemptive rights.

     The issuance of Common Stock otherwise than on a pro rata basis to all holders of such stock would reduce the proportionate interests of such stockholders. The availability for issuance of the additional shares of Common Stock and any issuance may be viewed as having the effect of discouraging an unsolicited attempt by another person or entity to acquire control of the Company. Although the Tyler Board has no present intention of doing so, the Company's authorized but unissued Common Stock could be issued in one or more transactions that would make a takeover of the Company more difficult or costly and therefore less likely. The Company is not aware of any person or entity who is seeking to acquire control of the Company. Holders of Common Stock do not have any preemptive rights to acquire any additional securities issued by the Company.

     Other than increasing the authorized shares of Common Stock from 50,000,000 to 100,000,000, the proposed amendment in no way changes the Charter.

     The Board has unanimously adopted resolutions setting forth the proposed amendment to the Charter declaring its advisability, and directing that the proposed amendment be submitted to the stockholders for their approval at the Special Meeting. If adopted by the stockholders, the amendment will become effective upon filing as required by the stockholders, the amendment will become effective upon filing as required by the General Corporation Law of Delaware.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT TO THE CHARTER AS DESCRIBED ABOVE.

                                  ACCOUNTANTS

     The firm of Ernst & Young LLP is the Company's independent public accountant and has acted in this capacity in connection with the consolidated financial statements of the Company incorporated herein by reference. A representative of Ernst & Young LLP (i) is expected to be present at the Special Meeting, (ii) will have the opportunity to make a statement if he desires to do so, and (iii) is expected to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     Any proposals that stockholders of the Company desire to have presented at the 1998 annual meeting of stockholders must have been received by the Company at its principal executive offices not later than November 12, 1997.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


     THIS PROXY STATEMENT INCORPORATES CERTAIN DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE, TO ANY PERSON TO WHOM THIS PROXY STATEMENT IS DELIVERED UPON WRITTEN OR ORAL REQUEST, AND BY FIRST CLASS MAIL (OR OTHER EQUALLY PROMPT MEANS) WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST. REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO TYLER CORPORATION, ATTENTION:
CORPORATE SECRETARY, 2121 SAN JACINTO STREET, SUITE 3200, SAN JACINTO TOWER, DALLAS, TEXAS 75201, 214-754-7861. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY FEBRUARY 11, 1998.


     The information in the following documents filed by the Company with the Commission (File No. 1-10485) pursuant to the Exchange Act, is incorporated by reference in this Proxy Statement:

          (a) Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Commission on March 10, 1997;

          (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed with the Commission on May 12, 1997;

          (c) Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, filed with the Commission on August 14, 1997;

          (d) Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, filed with the Commission on November 7, 1997;


          (e) Current Reports on Form 8-K, (i) dated and filed with the Commission on September 2, 1997, (ii) dated October 16, 1997, and filed with the Commission on October 17, 1997, (iii) dated and filed with the Commission on October 30, 1997, and (iv) dated and filed with the Commission on December 31, 1997, as amended by Form 8-K/A, Amendment No. 1, filed with the Commission on January 21, 1998; and


          (f) Proxy Statement dated as of March 17, 1997, filed in definitive form on March 10, 1997, with the Commission with respect to the information required to be included herein by Items 401

     (management), 402 (executive compensation) and 404 (certain relationships and related transactions) of Regulation S-K promulgated under the Securities Act and the Exchange Act.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the date of filing of such documents.

     Any statements made herein or in documents incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed documents which is also incorporated or deemed to be incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

     The information relating to the Company contained in this Proxy Statement should be read together with the information in the documents incorporated by reference.

     All information contained in this Proxy Statement relating to Resources or TSG has been supplied by Resources or TSG, respectively, information regarding the Acquisitions has been supplied by the Company, Resources, and/or TSG, and all other information has been supplied by the Company.

                                            By Order of the Board of Directors,


                                            /s/  JAMES E. RUSSELL


                                            JAMES E. RUSSELL

                                            Secretary

Dallas, Texas

January 21, 1998

                         INDEX TO FINANCIAL STATEMENTS

Financial Statements -- Business Resources Corporation
  Independent Auditors' Report..............................   F-2
  Consolidated Balance Sheets...............................   F-3
  Consolidated Statements of Operations.....................   F-4
  Consolidated Statements of Stockholders' Equity...........   F-6
  Consolidated Statements of Cash Flows.....................   F-7
  Notes to Consolidated Financial Statements................   F-9

Financial Statements -- The Software Group, Inc.
  Independent Auditors' Report..............................  F-20
  Balance Sheets............................................  F-21
  Statements of Operations..................................  F-22
  Statements of Stockholders' Equity........................  F-23
  Statements of Cash Flows..................................  F-24
  Notes to Financial Statements.............................  F-26

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Business Resources Corporation:

     We have audited the accompanying consolidated balance sheets of Business Resources Corporation and subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows -- Predecessor for the period from January 1, 1994 to November 30, 1994 and -- Successor for the period from December 1, 1994 to December 31, 1994 and for the years ended December 31, 1995 and 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Business Resources Corporation and subsidiaries as December 31, 1995 and 1996, and the results of their operations and their cash flows -- Predecessor for the period from January 1, 1994 to November 30, 1994 and -- Successor for the period from December 1, 1994 to December 31, 1994 and for the years ended December 31, 1995 and 1996, in conformity with generally accepted accounting principles.


                                            /s/  KPMG PEAT MARWICK LLP


                                            KMPG PEAT MARWICK LLP


Dallas, Texas
February 7, 1997

                BUSINESS RESOURCES CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                  DECEMBER 31,          SEPTEMBER 30, 1997 (UNAUDITED)
                                            -------------------------   -------------------------------
                                               1995          1996         HISTORICAL       PRO FORMA
                                            -----------   -----------   --------------   --------------
                                                                                            (NOTE 1)
Current assets:
  Cash and cash equivalents...............  $   472,472   $   247,398      $   859,023      $   859,023
  Accounts receivable, less allowance for
     doubtful accounts of $76,000 in 1995,
     $54,000 in 1996 and $85,000 in
     1997.................................    1,910,355     2,335,869        2,311,322        2,311,322
  Other current receivables (note 5)......           --            --          580,393          580,393
  Current portion of notes receivable
     (note 5).............................      250,000       250,000               --               --
  Deferred income taxes (note 8)..........      701,244            --               --          135,322
  Prepaid expenses and other..............       17,659       141,175          100,866          100,866
                                            -----------   -----------      -----------      -----------
          Total current assets............    3,351,730     2,974,442        3,851,604        3,986,926
Notes receivable, less current portion
  (note 5)................................      937,500       687,500               --               --
Noncurrent portion of other receivables
  (note 5)................................           --            --          728,115          728,115
Property and equipment, net (note 2)......    5,387,379     6,227,234        6,667,988        6,667,988
Intangible assets, net of accumulated
  amortization of $287,048 in 1995,
  $482,809 in 1996 and $660,090 in 1997...      987,714     1,243,844        6,688,669        6,688,669
Deferred income taxes (note 8)............           --            --               --           83,614
Other assets, net.........................       80,571       117,425          109,607          109,607
                                            -----------   -----------      -----------      -----------
                                            $10,744,894   $11,250,445      $18,045,983      $18,264,919
                                            ===========   ===========      ===========      ===========

                                 LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable........................  $   729,015   $   527,512      $   307,473      $   307,473
  Accrued expenses (note 3)...............    1,649,687       855,172        1,410,513        1,410,513
  Current installments of obligations
     under capital leases (note 7)........      129,511       177,156          179,155          179,155
  Current portion of long-term debt (note
     6)...................................      957,151     1,843,817        2,252,735        2,252,735
  Deferred income taxes (note 8)..........           --        38,920               --               --
  Income taxes payable....................           --        90,206          128,465          128,465
  Dividend payable (note 1)...............           --            --               --        3,300,000
                                            -----------   -----------      -----------      -----------
          Total current liabilities.......    3,465,364     3,532,783        4,278,341        7,578,341
Deferred income taxes (note 8)............      194,910       164,358               --               --
Obligations under capital leases,
  excluding current installments (note
  7)......................................      301,882       252,841          239,774          239,774
Long-term debt, excluding current portion
  (note 6)................................    5,255,766     3,883,785        7,090,077        7,090,077
                                            -----------   -----------      -----------      -----------
          Total liabilities...............    9,217,922     7,833,767       11,608,192       14,908,192
                                            -----------   -----------      -----------      -----------
Stockholders' equity:
  Common stock, $.01 par value; 100,000
     shares authorized, issued and
     outstanding..........................        1,000         1,000            1,000            1,000
  Additional paid-in capital..............    2,660,056     2,660,056        2,660,056        2,660,056
  Retained earnings (deficit).............   (1,134,084)      755,622        3,776,735          695,671
                                            -----------   -----------      -----------      -----------
          Total stockholders' equity......    1,526,972     3,416,678        6,437,791        3,356,727
Commitments (note 7)......................
                                            -----------   -----------      -----------      -----------
                                            $10,744,894   $11,250,445      $18,045,983      $18,264,919
                                            ===========   ===========      ===========      ===========

          See accompanying notes to consolidated financial statements.

                BUSINESS RESOURCES CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                            PREDECESSOR     SUCCESSOR             SUCCESSOR
                                            ------------   ------------   -------------------------
                                             JANUARY 1,    DECEMBER 1,           YEARS ENDED
                                            1994 THROUGH   1994 THROUGH         DECEMBER 31,
                                            NOVEMBER 30,   DECEMBER 31,   -------------------------
                                                1994           1994          1995          1996
                                            ------------   ------------   -----------   -----------
Revenues:
  Services................................   $4,514,557     $ 366,211     $ 7,003,776   $13,313,509
  Equipment sales.........................           --            --         267,553       792,285
  Royalties...............................           --            --         272,863       622,986
                                             ----------     ---------     -----------   -----------
     Total revenues.......................    4,514,557       366,211       7,544,192    14,728,780
                                             ----------     ---------     -----------   -----------
Cost of revenues:
  Cost of equipment.......................           --            --         137,390       588,291
  Cost of services........................    3,156,042       252,686       5,953,210     7,873,009
                                             ----------     ---------     -----------   -----------
     Total cost of revenue................    3,156,042       252,686       6,090,600     8,461,300
                                             ----------     ---------     -----------   -----------
     Gross margin.........................    1,358,515       113,525       1,453,592     6,267,480
Selling, general and administrative.......    1,263,637       267,923       2,686,585     2,790,025
                                             ----------     ---------     -----------   -----------
     Operating income (loss)..............       94,878      (154,398)     (1,232,993)    3,477,455
Other income (expense):
  Interest income.........................           --            --          48,750        82,501
  Interest expense........................      (33,239)           --        (205,542)     (545,432)
                                             ----------     ---------     -----------   -----------
                                                (33,239)           --        (156,792)     (462,931)
                                             ----------     ---------     -----------   -----------
     Income (loss) from continuing
       operations before income taxes.....       61,639      (154,398)     (1,389,785)    3,014,524
  Income tax expense (benefit) (note 8)...      (17,353)      (13,302)       (444,105)    1,124,818
                                             ----------     ---------     -----------   -----------
     Income (loss) from continuing
       operations.........................       78,992      (141,096)       (945,680)    1,889,706
Discontinued operations (note 9):
  Income (loss) from discontinued
     operations, net of income taxes in
     1994 of $199,807 -- predecessor;
     $18,164 -- successor and income tax
     benefit of $422,004 in 1995..........      387,786        35,253        (819,182)           --
  Gain from disposal of discontinued
     operation, net of income taxes of
     $379,471 in 1995.....................           --            --         736,621            --
                                             ----------     ---------     -----------   -----------
     Total income (loss) from discontinued
       operations.........................      387,786        35,253         (82,561)           --
                                             ----------     ---------     -----------   -----------
     Income (loss) before extraordinary
       item...............................      466,778      (105,843)     (1,028,241)    1,889,706
Extraordinary item -- extinguishment of
  debt, net of income taxes of $53,488 in
  1994....................................     (103,831)           --              --            --
                                             ----------     ---------     -----------   -----------
     Net income (loss)....................   $  362,947     $(105,843)    $(1,028,241)  $ 1,889,706
                                             ==========     =========     ===========   ===========
Average shares used in per share
  computation.............................      100,000       100,000         100,000       100,000
                                             ==========     =========     ===========   ===========
Income (loss) per share (historical):
  Income (loss) continuing operations.....   $      .79     $   (1.41)    $     (9.46)  $     18.90
  Discontinued operations.................         3.88           .35            (.82)           --
  Extraordinary item......................        (1.04)           --              --            --
                                             ----------     ---------     -----------   -----------
     Net income (loss) per share..........   $     3.63     $   (1.06)    $    (10.28)  $     18.90
                                             ==========     =========     ===========   ===========

          See accompanying notes to consolidated financial statements.

                BUSINESS RESOURCES CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                  NINE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                              -------------------------
                                                                 1996          1997
                                                              -----------   -----------
                                                                     (UNAUDITED)
Revenues:
  Services..................................................  $ 9,809,601   $13,294,945
  Equipment sales...........................................      734,122       192,121
  Royalties.................................................      491,537       509,822
                                                              -----------   -----------
                                                               11,035,260    13,996,888
                                                              -----------   -----------
Cost of revenues:
  Cost of equipment.........................................      542,833       176,192
  Cost of services..........................................    5,704,141     7,615,379
                                                              -----------   -----------
     Total cost of revenues.................................    6,246,974     7,791,571
                                                              -----------   -----------
     Gross margin...........................................    4,788,286     6,205,317
                                                              -----------   -----------
Selling, general and administrative.........................    2,064,486     2,744,142
                                                              -----------   -----------
     Operating income.......................................    2,723,800     3,461,175
                                                              -----------   -----------
Other income (expense):
  Interest income...........................................       63,751        41,220
  Interest expense..........................................     (409,496)     (429,322)
                                                              -----------   -----------
                                                                 (345,745)     (388,102)
                                                              -----------   -----------
     Income before taxes....................................    2,378,055     3,073,073
  Income tax expense (note 8)...............................      879,880        51,960
                                                              -----------   -----------
     Net income.............................................  $ 1,498,175   $ 3,021,113
                                                              ===========   ===========
Average shares used in per share computation................      100,000       100,000
                                                              ===========   ===========
Pro forma income data (note 1):
  Net earnings as reported..................................                $ 3,021,113
  Pro forma adjustment to provide for income taxes..........                 (1,197,965)
                                                                            -----------
  Pro forma net earnings....................................                $ 1,823,148
                                                                            ===========
Income per share (historical)...............................  $     14.98
                                                              ===========
Pro forma income per share (note 1).........................                $     18.23
                                                                            ===========

          See accompanying notes to consolidated financial statements.

                BUSINESS RESOURCES CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                          ADDITIONAL    RETAINED         TOTAL
                                                 COMMON    PAID-IN      EARNINGS     STOCKHOLDERS'
                                                 STOCK     CAPITAL      (DEFICIT)       EQUITY
                                                 ------   ----------   -----------   -------------
PREDECESSOR
  Balances at December 31, 1993................  $1,000   $2,720,605   $  (574,096)   $ 2,147,509
  Net income...................................     --            --       362,947        362,947
                                                 ------   ----------   -----------    -----------
  Balances at November 30, 1994................  $1,000   $2,720,605   $  (211,149)   $ 2,510,456
                                                 ======   ==========   ===========    ===========
SUCCESSOR
  Formation of Business Resources
     Corporation...............................  1,000     2,509,456            --      2,510,456
  Net loss.....................................     --            --      (105,843)      (105,843)
                                                 ------   ----------   -----------    -----------
  Balances at December 31, 1994................  1,000     2,509,456      (105,843)     2,404,613
  Contribution from shareholder................     --       150,600            --        150,600
  Net loss.....................................     --            --    (1,028,241)    (1,028,241)
                                                 ------   ----------   -----------    -----------
  Balances at December 31, 1995................  1,000     2,660,056    (1,134,084)     1,526,972
  Net income...................................     --            --     1,889,706      1,889,706
                                                 ------   ----------   -----------    -----------
  Balances at December 31, 1996................  1,000     2,660,056       755,622      3,416,678
  Net income (unaudited).......................     --            --     3,021,113      3,021,113
                                                 ------   ----------   -----------    -----------
  Balances at September 30, 1997 (unaudited)...  $1,000   $2,660,056   $ 3,776,735    $ 6,437,791
                                                 ======   ==========   ===========    ===========

          See accompanying notes to consolidated financial statements.

                BUSINESS RESOURCES CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                             PREDECESSOR      SUCCESSOR             SUCCESSOR
                                           ---------------   ------------   -------------------------
                                           JANUARY 1, 1994   DECEMBER 1,           YEARS ENDED
                                               THROUGH       1994 THROUGH         DECEMBER 31,
                                            NOVEMBER 30,     DECEMBER 30,   -------------------------
                                                1994             1994          1995          1996
                                           ---------------   ------------   -----------   -----------
Cash flows from operating activities:
  Net income (loss)......................     $ 362,947       $(105,843)    $(1,028,241)  $ 1,889,706
  Adjustments to reconcile net income
     (loss) to net cash provided by (used
     in) operating activities:
       Depreciation and amortization.....       254,099          18,546         653,450     1,322,360
       Write-off of notes receivable.....            --              --         203,876            --
       Deferred income taxes.............            --         (20,062)       (486,638)      709,612
       Gain from disposal of discontinued
          operations.....................            --              --      (1,116,092)           --
       (Gain) loss on sale of
          equipment......................            --              --         133,196       (31,400)
       Changes in operating assets and
          liabilities, net of the effect
          of acquisitions and
          divestitures:
            Accounts receivable..........      (263,396)         95,890      (1,197,318)     (425,514)
            Prepaid expenses and other...        11,033           1,155          (6,100)     (123,516)
            Accounts payable.............      (115,710)         67,223         563,826      (201,503)
            Accrued expenses.............      (228,730)        126,464       1,491,683      (704,309)
            Other assets.................       (75,659)           (744)        (20,365)      (36,854)
                                              ---------       ---------     -----------   -----------
               Net cash provided by (used
                 in) operating
                 activities..............       (55,416)        182,629        (808,723)    2,398,582
                                              ---------       ---------     -----------   -----------
Cash flows from investing activities:
  Acquisitions, net of cash acquired.....            --              --        (611,170)      (50,000)
  Purchases of property and equipment....            --              --      (2,459,273)   (1,960,216)
  Proceeds from sale of equipment........            --              --              --       122,444
  Issuance of note receivables...........       (31,500)             --          (6,600)      (10,000)
  Proceeds received on notes
     receivable..........................            --              --          66,000       260,000
                                              ---------       ---------     -----------   -----------
               Net cash used in investing
                 activities..............       (31,500)             --      (3,011,043)   (1,637,772)
                                              ---------       ---------     -----------   -----------
Cash flows from financing activities:
  Proceeds from notes payable............            --              --       5,750,000       170,000
  Principal payments on notes payable....            --              --      (1,563,989)     (987,557)
  Principal payments on capital leases...            --              --         (47,548)     (168,327)
                                              ---------       ---------     -----------   -----------
               Net cash provided by (used
                 in) financing
                 activities..............            --              --       4,138,463      (985,884)
                                              ---------       ---------     -----------   -----------
Increase (decrease) in cash and cash
  equivalents............................       (86,916)        182,629         318,697      (225,074)
Cash and cash equivalents at beginning of
  period.................................        58,062         (28,854)        153,775       472,472
                                              ---------       ---------     -----------   -----------
Cash and cash equivalents at end of
  period.................................     $ (28,854)      $ 153,775     $   472,472   $   247,398
                                              =========       =========     ===========   ===========
Supplemental disclosures:
  Cash paid during the period for
     interest............................     $ 174,694       $  15,881     $   139,852   $   627,439
                                              =========       =========     ===========   ===========
  Cash paid during the period for income
     taxes...............................     $      --       $      --     $        --   $   325,000
                                              =========       =========     ===========   ===========

          See accompanying notes to consolidated financial statements.

                BUSINESS RESOURCES CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                  NINE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                              -------------------------
                                                                 1996          1997
                                                              -----------   -----------
                                                                     (UNAUDITED)
Cash flows from operating activities:
  Net income................................................  $ 1,498,175   $ 3,021,113
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................      934,347     1,182,916
     Deferred income taxes..................................      899,944       (74,813)
     Changes in operating assets and liabilities, net of the
      effect of acquisitions and divestitures:
       Accounts receivable..................................     (282,245)   (1,249,335)
       Prepaid expenses and other...........................      (76,097)       40,309
       Accounts payable.....................................     (344,875)     (220,904)
       Accrued expenses.....................................     (763,272)      416,285
       Other assets.........................................      (64,019)        7,818
                                                              -----------   -----------
          Net cash provided by operating activities.........    1,801,958     3,123,389
                                                              -----------   -----------
Cash flows from investing activities:
  Acquisitions, net of cash acquired........................      (50,000)           --
  Purchases of property and equipment.......................   (1,602,525)     (888,957)
  Proceeds from sale of equipment...........................       91,043            --
  Issuance of note receivables..............................      (10,000)           --
  Proceeds received on notes receivable.....................      187,500       937,500
                                                              -----------   -----------
          Net cash provided by (used in) investing
            activities......................................   (1,383,982)       48,543
                                                              -----------   -----------
Cash flows used in financing activities:
  Proceeds from notes payable...............................      170,000        21,960
  Principal payments on notes payable.......................     (780,239)   (2,458,250)
  Principal payments on capital leases......................     (142,276)     (124,017)
                                                              -----------   -----------
          Net cash used in financing activities.............     (752,515)   (2,560,307)
                                                              -----------   -----------
Increase (decrease) in cash and cash equivalents............     (334,539)      611,625
Cash and cash equivalents at beginning of period............      472,472       247,398
                                                              -----------   -----------
Cash and cash equivalents at end of period..................  $   137,933   $   859,023
                                                              ===========   ===========
Supplemental disclosures:
  Cash paid during the period for interest..................  $   585,769   $   534,890
                                                              ===========   ===========
  Cash paid during the period for income taxes..............  $        --   $   244,087
                                                              ===========   ===========
Noncash financing activities:
  Issuance of note payable relating to the acquisition of
     title services division (see note 13)..................  $        --   $ 6,000,000
                                                              ===========   ===========

          See accompanying notes to consolidated financial statements.

                BUSINESS RESOURCES CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS
                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

(1) GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Description of Business

     Business Resources Corporation and subsidiaries (the "Company") are engaged in providing a full complement of advanced information management systems and integrated applications, including data processing outsourcing, for county and municipal governments. The majority of the Company's customers are located in the Southwestern United States. Government Record Services, Inc. ("GRS") is the largest subsidiary and conducts primarily all business operations for the Company. GRS provides a comprehensive set of computerized client/server systems on a number of computer hardware platforms to fully automate all functions relating to county government operations.

     Business Resources Corporation ("Resources") was formed by the sole class A shareholder in 1993 to serve as a holding company. On December 1, 1994, Resources acquired GRS and Reliable Tax Service ("RTS") from American Title Group, Inc. ("ATG"). The sole class A shareholder in Resources held a non-controlling interest in ATG at the time of the acquisition.

     Prior to December 1, 1994, the net assets of GRS and RTS were part of ATG. Effective December 1, 1994, these net assets were conveyed to the sole class A shareholder of the Company in exchange for the ATG common stock held by the sole class A shareholder and the forgiveness of certain notes payable to such shareholder. The cost of acquisition of $2,510,456 was allocated on the basis of the estimated fair values of the assets acquired and the liabilities assumed, which approximated the net carrying values of GRS and RTS' net assets prior to the acquisition. The financial information for the period from January 1, 1994 to November 30, 1994 reflects the historical cost of the assets and liabilities of GRS and RTS and its operating results and has been referred to as "Predecessor" in the accompanying consolidated financial statements.

  (b) Principles of Consolidation

     The consolidated financial statements include the operations of Business Resources Corporation and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

  (c) Cash Equivalents

     Cash equivalents consists of short-term highly liquid investment with original maturities of three months or less. There were no cash equivalents at December 31, 1994, 1995 and 1996.

  (d) Property and Equipment

     Property and equipment are recorded at cost and are depreciated over estimated lives ranging from 5 to 20 years using the straight-line method. Property and equipment held under capital leases and leasehold improvements are amortized on the straight-line method over the shorter of the lease term or estimated useful life of the asset.

  (e) Income Taxes

     Effective January 1, 1997, the Company converted from a C Corporation to an S Corporation. As an S Corporation, the consequences of all profits and losses are the responsibilities of the shareholder of the Company.

                BUSINESS RESOURCES CORPORATION AND SUBSIDIARIES

     The unaudited pro forma provision for income taxes for the nine months ended September 30, 1997 presented on the statement of operations represents the estimated taxes that would have been recorded had the Company been a C Corporation for income tax purposes for that period.

     Prior to January 1, 1997 the Company used the asset and liability method of accounting for deferred income taxes in its historical consolidated financial statements. Deferred tax assets and liabilities are recognized with respect to tax consequences attributable to the differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to be in effect when such amounts are realized or settled. The resulting deferred tax assets and liabilities are adjusted to reflect changes in tax laws or rates in the period of enactment.

  (f) Intangible Assets

     Intangible assets consists of the following:

                                                      DECEMBER 31,
                                                ------------------------    SEPTEMBER 30,
                                                   1995          1996           1997
                                                ----------    ----------    -------------
                                                                             (UNAUDITED)
Goodwill.....................................   $  380,117    $  430,117     $  530,117
Noncompete agreements........................      762,645     1,094,887      1,094,887
Other........................................      132,000       201,649        243,755
Purchased title plant........................           --            --      5,480,000
                                                ----------    ----------     ----------
                                                 1,274,762     1,726,653      7,348,759
Less accumulated amortization................     (287,048)     (482,809)      (660,090)
                                                ----------    ----------     ----------
                                                $  987,714    $1,243,844     $6,688,669
                                                ==========    ==========     ==========

     Goodwill, which represents the excess of purchase price over fair value of identifiable net assets acquired, is amortized on a straight-line basis over the expected periods to be benefited, generally up to 40 years. Goodwill amortization of $17,892 and $27,285 was recorded for the years ended December 31, 1995 and 1996, respectively (none in 1994). The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

     The cost of noncompete agreements are amortized straight-line over the lives of the respective contracts. Amortization expense related to the noncompete agreements amounted to $116,512 for the period from January 1, 1994 through November 30, 1994 (predecessor) and $10,592 for the period from December 1, 1994 through December 31, 1994 (successor) and $127,104 and $751,330 for the years ended December 31, 1995 and 1996, respectively.

  (g) Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

     The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be

                BUSINESS RESOURCES CORPORATION AND SUBSIDIARIES recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

  (h) Revenue

     The Company recognizes service revenue when services are performed and equipment sales when the products are shipped. Royalties relate to the current activities of Professional Real Estate Tax Services, Inc. and RTS which were sold in 1995, and are recognized as earned upon receipt of royalty payments by the Company.

  (i) Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

  (j) Income (Loss) per Share

     Income (loss) per share is based upon the weighted averages common shares outstanding. There were no common stock equivalents for any of the periods in the three-year period ended December 31, 1996.

  (k) Unaudited Interim Financial Information

     Interim information for the nine months ended September 30, 1996 and 1997, including such information in the notes to the financial statements, is unaudited. This information has been prepared on the same basis as the annual financial statements and, in the opinion of the Company's management, reflects all adjustments, consisting of normal recurring adjustments considered necessary for a fair presentation of the results of such period. Financial results for the interim period are not necessarily indicative of the results for a full year.

  (l) Pro forma Balance Sheet (Unaudited)

     In connection with the proposed acquisition of the Company by Tyler Corporation, the Company will terminate its S Corporation status (see note 14).

     The September 30, 1997 pro forma consolidated balance sheet (unaudited) has been adjusted to reflect (i) the payment of dividends to the Company's sole class A shareholder in 1997 in the estimated amount of $3,300,000 in respect of the remaining federal tax liabilities attributable to the Company's Subchapter S earnings for the nine months ended September 30, 1997 and (ii) the establishment of deferred income tax assets of $218,936 that would have been required if the Company had terminated its S Corporation status as of September 30, 1997.

                BUSINESS RESOURCES CORPORATION AND SUBSIDIARIES

(2) PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                     DECEMBER 31,
                                               -------------------------    SEPTEMBER 30,
                                                  1995          1996            1997
                                               ----------    -----------    -------------
                                                                             (UNAUDITED)
Computer hardware and software (note 7)......  $2,036,742    $ 3,124,415     $ 4,252,640
Property and equipment.......................   2,758,795      3,334,089       3,602,181
Leasehold improvements.......................   1,254,081      1,492,101       1,544,335
                                               ----------    -----------     -----------
                                                6,049,618      7,950,605       9,399,156
Less accumulated depreciation and
  amortization...............................    (662,239)    (1,723,371)     (2,731,168)
                                               ----------    -----------     -----------
                                               $5,387,379    $ 6,227,234     $ 6,667,988
                                               ==========    ===========     ===========

(3) ACCRUED EXPENSES

     Accrued expenses consisted of the following:

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                 1995         1996
                                                              ----------    --------
Contingent claims on discontinued operations................  $  185,855    $     --
Deferred rent (notes 7 and 11)..............................     218,991     262,538
Payroll and related.........................................     485,100          --
Other.......................................................     759,741     592,634
                                                              ----------    --------
                                                              $1,649,687    $855,172
                                                              ==========    ========

(4) FINANCIAL INSTRUMENTS

     The carrying value of financial instruments such as cash equivalents, accounts receivable, accounts payable and accrued expenses approximate their fair value.

     Based upon the borrowing rates available to the Company for bank loans with similar terms and average maturities, the fair value of the notes payable and long-term debt is $6,086,168 and $5,623,237 at December 31, 1995 and 1996,
respectively. The corresponding carrying value is $6,212,917 and $5,727,602 at December 31, 1995 and 1996, respectively.

(5) NOTES AND OTHER RECEIVABLES

     Notes receivable consists of five-year unsecured notes bearing interest at 8%, payable in quarterly installments with a total balance due of $1,187,500 (937,500 long-term) and $937,500 ($687,500 long-term) at December 31, 1995 and
1996, respectively. The notes receivable resulted from the sale of Professional Real Estate Tax Services, Inc. and RTS (see note 9).

     Unaudited -- Other receivables at September 30, 1997 of $1,308,508 ($728,115 long-term) represent amounts due from various governmental units for services performed that are not currently billable to the customer solely due to the payment terms of their respective service agreements. Revenue related to the services has been recognized as all of the related services have been performed, and there are no future obligations or uncertainties remaining. The amount of other receivables with payment terms greater than one year are discounted to present value. The unamortized discount is amortized over the payment term. The Company has evaluated the fiscal funding of the governmental agencies for which the services have been performed and have determined the likelihood of noncollection of the receivables as remote. The amounts are being paid monthly, up to 84 months, and are noninterest bearing. The noninterest bearing receivables have

                BUSINESS RESOURCES CORPORATION AND SUBSIDIARIES been discounted based upon an imputed interest rate range of 7.8% to 8.8% and the unamortized discount as of September 30, 1997 was $153,084.

(6) LONG-TERM DEBT

     Long-term debt consists of the following:

                                                       DECEMBER 31,
                                                 ------------------------   SEPTEMBER 30,
                                                    1995         1996           1997
                                                 ----------   -----------   -------------
                                                                             (UNAUDITED)
Revolving credit facility......................  $  500,000   $   500,000    $        --
8% promissory note payable, payable in
  quarterly installments through September
  2000, collateralized by certain assets.......     405,000       317,941        261,675
8% promissory note payable, payable in
  quarterly installments through September
  2005, collateralized by certain assets.......   1,325,000     1,209,812      1,135,753
Installment notes, interest at the prime rate
  plus .5%, 9% at September 30, 1997, due
  1996-2000, collateralized by certain
  assets.......................................   3,687,500     2,926,831      1,351,327
6.1% unsecured installment note payable, annual
  installments August 1997-August 2002.........     230,906       230,906        209,986
7% promissory note payable, payable in annual
  installments through August 1998,
  collateralized by certain assets.............          --       170,000         85,000
10% unsecured installment notes payable,
  monthly installments through May 2004........          --       313,318        291,089
9% promissory note payable, payable in monthly
  installments through February 2001,
  collateralized by certain assets and the
  capital stock of Title Records Corporation
  and Government Records Services, Inc.,
  wholly-owned subsidiaries of the Company
  (note 13)....................................          --            --      5,895,000
Other..........................................      64,511        58,794        112,982
                                                 ----------   -----------    -----------
          Total................................   6,212,917     5,727,602      9,342,812
Less current portion...........................    (957,151)   (1,843,817)    (2,252,735)
                                                 ----------   -----------    -----------
          Total long-term debt.................  $5,255,766   $ 3,883,785    $ 7,090,077
                                                 ==========   ===========    ===========

     In November 1995, the Company entered into a revolving credit facility with a bank providing for borrowings of up to $500,000. In April 1996, the Company entered into an amended agreement that provides for borrowings of up to $1,000,000 and was scheduled to mature April 10, 1997 and bear interest at the prime rate (8.25% at December 31, 1996).

     The agreement contains various financial covenants and is secured by certain assets of the Company.

     Unaudited -- The credit facility matured on April 10, 1997 and was renewed. Borrowings under the amended agreement are due on April 10, 1998 and bear interest at the prime rate (8.5% on September 30, 1997).

                BUSINESS RESOURCES CORPORATION AND SUBSIDIARIES

     The aggregate maturities of long-term debt for each of the five years subsequent to December 31, 1996 are as follows: 1997, $1,843,817; 1998, $1,448,894; 1999, $907,032; 2000, $476,227; 2001, $235,301; thereafter,
$816,331.

(7) LEASES

     Capital leases consist principally of leases for various computer equipment. The gross amounts of property and equipment and related accumulated amortization recorded under capital leases at December 31, 1995 and 1996 are as follows:

                                                                1995        1996
                                                              --------    ---------
Furniture and fixtures......................................  $126,363    $ 130,426
Computer hardware and software..............................   346,606      509,474
                                                              --------    ---------
                                                               472,969      639,900
Less accumulated amortization...............................   (41,576)    (209,903)
                                                              --------    ---------
                                                              $431,393    $ 429,997
                                                              ========    =========

     The Company has also entered into various operating leases, including an operating lease with the sole shareholder of the Company for its office building (see note 11). Rent expense incurred in connection with operating leases was approximately $88,000 for the period from January 1, 1994 through November 30, 1994 (predecessor) and $37,000 for the period from December 1, 1994 through December 31, 1994 (successor) and $454,000 and $633,000 for the years ended December 31, 1995 and 1996, respectively. The Company records rent expenses relating to the building lease on a straight-line basis over the lease term. As a result of certain lease escalations, the Company has recorded deferred rent of approximately $218,000 and $263,000 at December 31, 1995 and 1996, respectively.

     Future minimum payments, by year and in the aggregate, under the capital leases and the operating lease consisted of the following at December 31, 1996:

                        YEAR ENDING                            CAPITAL     OPERATING
                        DECEMBER 31                            LEASES        LEASE
------------------------------------------------------------  ---------   -----------
1997........................................................  $ 215,859   $   588,480
1998........................................................    150,548       588,480
1999........................................................     78,374       588,480
2000........................................................     59,218       588,480
2001........................................................      7,685       625,260
Subsequent to 2001..........................................         --     9,305,340
                                                              ---------   -----------
          Total minimum lease payments......................    511,684   $12,284,520
                                                                          ===========
Less amounts representing interest (at rates ranging from 6%
  to 8%)....................................................    (81,687)
                                                              ---------
     Present value of minimum capital lease payments........    429,997
Less current installments of obligations under capital
  leases....................................................   (177,156)
                                                              ---------
  Obligations under capital leases, excluding current
     installments...........................................  $ 252,841
                                                              =========

     Amortization of assets held under capital leases is included with depreciation and amortization expense.

                BUSINESS RESOURCES CORPORATION AND SUBSIDIARIES

(8) INCOME TAXES

     Total income tax expense (benefit) is allocated as follows:

                                          JANUARY 1,    DECEMBER 1,
                                           1994 TO        1994 TO      YEARS ENDED DECEMBER 31,
                                         NOVEMBER 30,   DECEMBER 31,   ------------------------
                                             1994           1994          1995         1996
                                         ------------   ------------   ----------   -----------
Income (loss) from continuing
  operations...........................    $(17,353)      $(13,302)     $(444,105)   $1,124,818
Discontinued operations................     199,807         18,164        (42,533)           --
Extraordinary item.....................      53,488             --             --            --
                                           --------       --------      ---------    ----------
                                           $235,942       $  4,862      $(486,638)   $1,124,818
                                           ========       ========      =========    ==========

     Income tax expense (benefit) attributable to income (loss) from continuing operations taxes before income taxes consists of:

                                                     CURRENT    DEFERRED      TOTAL
                                                     --------   ---------   ----------
January 1, 1994 to November 30, 1994
  U.S. Federal.....................................  $ (5,996)  $ (11,357)  $  (17,353)
                                                     ========   =========   ==========
December 1, 1994 to December 31, 1994
  U.S. Federal.....................................  $ (4,597)  $  (8,705)  $  (13,302)
                                                     ========   =========   ==========
Year ended December 31, 1995:
  U.S. Federal.....................................  $     --   $(444,105)  $ (444,105)
                                                     ========   =========   ==========
Year ended December 31, 1996:
  U.S. Federal.....................................  $364,379   $ 622,745   $  987,124
  State taxes......................................    50,827      86,867      137,694
                                                     --------   ---------   ----------
                                                     $415,206   $ 709,612   $1,124,818
                                                     ========   =========   ==========

     Prior to December 1, 1994, the results of operations of the Company were included in the consolidated U.S. federal income tax return of ATG. Total current and deferred income taxes were allocated to the Company as if the Company had not been eligible to be included in the consolidated tax return of ATG (that is, the Company on a stand-alone basis). The recognition and measurement of current and deferred income taxes required certain assumptions, allocations and significant estimates which management believes are reasonable to measure the tax consequences as if the Company were a stand-alone taxpayer. The Company's allocated income tax expense was determined in accordance with the asset and liability method of accounting for income taxes.

     Income tax expense (benefit) attributable to income (loss) from continuing operations differs from the amount computed by applying the U.S. federal tax rate of 34% to pretax income (loss) from continuing operations as follows:

                                       JANUARY 1,    DECEMBER 1,         YEARS ENDED
                                        1994 TO        1994 TO           DECEMBER 31,
                                      NOVEMBER 30,   DECEMBER 31,   ----------------------
                                          1994           1994         1995         1996
                                      ------------   ------------   ---------   ----------
Computed "expected" tax expense
  (benefit).........................    $ 20,957       $(52,495)    $(472,527)  $1,024,938
Effect of state and local taxes.....          --             --            --       90,435
Other...............................     (38,310)        39,193        28,422        9,445
                                        --------       --------     ---------   ----------
                                        $(17,353)      $(13,302)    $(444,105)  $1,124,818
                                        ========       ========     =========   ==========

                BUSINESS RESOURCES CORPORATION AND SUBSIDIARIES

     The tax effects of temporary differences that gave rise to significant portions of the deferred tax assets and liabilities at December 31, 1995 and 1996 are presented below:

                                                                1995         1996
                                                              ---------    ---------
Deferred tax assets:
  Net operating loss carryforwards..........................  $ 666,400    $      --
  Deferred rent.............................................     74,216       96,509
  Other.....................................................    154,840       55,594
                                                              ---------    ---------
          Total deferred tax assets.........................    895,456      152,103
                                                              ---------    ---------
Deferred tax liabilities:
  Realized gain on sale of assets, recognized on installment
     basis for tax purposes.................................   (374,456)    (340,715)
  Other.....................................................    (14,666)     (14,666)
                                                              ---------    ---------
          Total deferred tax liabilities....................   (389,122)    (355,381)
                                                              ---------    ---------
          Net deferred tax assets (liabilities).............  $ 506,334    $(203,278)
                                                              =========    =========

     Deferred tax assets and liabilities are computed by applying the U.S. federal income tax rate in effect to the gross amounts of temporary differences and other tax attributes, such as net operating loss carryforwards. In assessing the reliability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Accordingly, management believes a valuation reserve is not considered necessary at this time.

     Unaudited -- The historical provision for income taxes for the nine months ended September 30, 1997 of $51,960 consists of approximately $84,000 of state income taxes, the elimination of existing deferred tax liabilities at January 1, 1997 of approximately $203,000 (the effective date when the Company changed from C Corporation to S Corporation status) and a charge to 1997 operations for a revision of 1996 estimated income taxes primarily attributable to tax effected temporary differences and prior year rate adjustments.

                BUSINESS RESOURCES CORPORATION AND SUBSIDIARIES

(9) DISCONTINUED OPERATIONS

     In 1995, the Company elected to discontinue operations relating to several lines of business. A description of each discontinued operation and the income
(loss) from discontinued operations for the period from January 1, 1994 through November 30, 1994 (predecessor) and the period from December 1, 1994 through December 31, 1994 and the year ended December 31, 1995 follows:

                                                PREDECESSOR              SUCCESSOR
                                                ------------    ----------------------------
                                                 JANUARY 1,     DECEMBER 1,
                                                1994 THROUGH    1994 THROUGH     YEAR ENDED
                                                NOVEMBER 30,    DECEMBER 31,    DECEMBER 31,
                                                    1994            1994            1995
                                                ------------    ------------    ------------
Computer Election Systems, Inc.: Provider of
  ballot cards for elections. The related
  assets were sold in 1995 in exchange for
  certain assets of Business Records
  Corporation (see note 10). Revenue was
  $250,345 for the year ended December 31,
  1995 and approximately the same in 1994.....    $     --        $    --        $(213,035)
Professional Real Estate Tax Services, Inc.
  and American Business Corporation dba
  Reliable Tax Service: Primarily engaged in
  the business of providing tax certificates.
  The related assets were sold in 1995 in
  exchange for notes receivable (see note 5).
  Revenue was $1,514,924 for the year ended
  December 31, 1995 and approximately in the
  same in 1994. The Company recorded a gain on
  disposal of $736,621, net of tax, relating
  to the sale.................................     388,011         35,274          578,224
San Antonio Data, Inc.: Primarily engaged in
  the business of updating information for a
  title plant in Bexar County. The Company's
  stock was exchanged for the stock of
  Professional Real Estate Tax Services, Inc.
  Revenue was $35,980 for the year ended
  December 31, 1995 and $-0- in 1994..........        (225)           (21)            (470)
Nashoba Corporation: Primarily engaged in the
  business of ranching and sale of cattle. The
  related assets were sold to the sole
  shareholder of the Company in 1995 (see note
  11). Revenue was $103,116 for the year ended
  December 31, 1995 and $-0- in 1994..........          --             --         (447,280)
                                                  --------        -------        ---------
                                                  $387,786        $35,253        $ (82,561)
                                                  ========        =======        =========

     Operating results for 1994 and 1995 from each discontinued line of business have been reclassified and included in discontinued operations.

  (10) Acquisition

     In September 1995, the Company acquired certain assets of an unrelated third party, Business Records Corporation in exchange for the assets of its land records business in the Southeastern United States and the assets of Computer Election Systems, Inc., a provider of ballot cards for elections, and two notes payable in

                BUSINESS RESOURCES CORPORATION AND SUBSIDIARIES the total amount of $1,730,000. The operations acquired from Business Records Corporation provide services to county and municipal governments similar to those provided by GRS. For financial reporting purposes, the transaction has been accounted for under the purchase method of accounting with the total purchase price of approximately $2,337,000 allocated to the net assets acquired on the estimated fair values of assets acquired and liabilities assumed. Approximately $100,000 was recorded to goodwill as a result of the transaction.

     The following summarizes the unaudited consolidated pro forma data as though the acquisition of Business Records Corporation had occurred as of the beginning of 1995:

                                                                   1995
                                                        --------------------------
                                                        HISTORICAL      PRO FORMA
                                                        -----------    -----------
                                                                       (UNAUDITED)
Revenues from continuing operations..................   $ 7,544,192    $10,644,193
Net loss.............................................    (1,028,241)      (775,240)
Net loss per share...................................        (1,028)          (775)

(11) RELATED PARTY TRANSACTIONS

     In 1995, the Company entered into a 246 month lease agreement with the sole class A shareholder of the Company for its current office building. The lease agreement is due to expire in December 2015. Rent expense under the lease agreement amounted to approximately $316,000 and $632,700 in 1995 and 1996, respectively.

     In 1995, the Company operated a cattle ranch which was discontinued in 1995 with no gain or loss recorded as a result of the disposition of this operation to the Company's sole shareholder. Results of operations in 1995 related to the cattle ranch operations have been included in discontinued operations (see note
9).

(12) EXTRAORDINARY ITEM

     In November 1994, the Company paid off certain notes payable associated with certain noncompete agreements in advance of the scheduled payment term. The premium associated with the extinguishment was $157,319 and represented the incremental interest which would have been paid had the notes been paid according to the original payment term. The Company has reported the extinguishment of debt as an extraordinary item of $103,831, net of income tax benefit of $53,488.

(13) ACQUISITION OF TITLE PLANT (UNAUDITED)

     Effective July 31, 1997, the Company (through Title Records Corporation, a wholly-owned subsidiary) acquired certain assets of the title services division of Business Records Corporation. The acquisition was accounted for as a purchase business combination and, accordingly, the purchase price of $6,000,000 was allocated to the acquired assets based upon the estimated fair values of the underlying assets. The purchase price was allocated, as follows:

Computer hardware and software..............................  $  319,000
Property and equipment......................................     181,000
Intangible assets:
  Title plant...............................................   5,400,000
  Goodwill..................................................     141,896
                                                              ----------
          Total purchase price..............................  $6,041,896
                                                              ==========

     Purchased title plant represents the allocation of purchase price based on estimated fair value of certain assets acquired from Business Records Corporation. A title plant constitutes a historical record of all matters affecting title to parcels of land in a particular geographic region. In accordance with SFAS No. 61,

                BUSINESS RESOURCES CORPORATION AND SUBSIDIARIES

"Accounting for Title Plant," the capitalized costs of the title plant are not depreciated unless circumstances indicate that the value of the title plant has been impaired.

     The purchase price has been preliminarily allocated based primarily on information furnished by management of the company from which the assets were acquired. The final allocation of the purchase price will be determined within one year of consummation of the purchase and will be based on the estimated fair values of the assets acquired and the liabilities assumed. Accordingly, the information presented herein may differ from the final purchase price allocation.

     The Company financed the acquisition through the issuance of a note payable to Business Records Corporation for $6,000,000 (note 6). The remaining purchase price of $41,896 relates to direct acquisition costs incurred by the Company.

(14) SUBSEQUENT EVENTS (UNAUDITED)

     On October 8, 1997, the Company and the sole shareholder of the Company entered into an agreement with Tyler Corporation ("Tyler"), a publicly-held company listed on the New York Stock Exchange, whereby the Company will merge into a newly-formed subsidiary of Tyler (the "Merger"). Under the terms of the Merger and other related transactions, and as adjusted for the recapitalization discussed below, the principal shareholder, who owns 87,650 shares of issued and outstanding common stock, will receive $15,250,000 in cash and 8,765,000 shares of common stock of Tyler. Certain key employees, who currently or are anticipated to own 12,350 shares of the Company's remaining issued and outstanding stock, will receive 1,235,000 shares of common stock of Tyler. The Merger is subject to approval by the shareholders of Tyler and is expected to close in January 1998.


     In December 1997, the Company recapitalized its capital structure to increase its authorized, issued and outstanding shares of common stock from 1,000 shares to 100,000 shares. The effects of the recapitalization have been applied retroactively for all periods presented in the accompanying consolidated financial statements. Of the 100,000 shares now issued and outstanding, 87,650 shares consist of class A common stock and 12,350 shares consist of class B common stock. The class A and class B common stock have substantially equivalent rights, except that the class B stock is non-voting stock. On December 15, 1997, the sole class A shareholder of the Company transferred 10,000 shares of his class B common stock to key employees of the Company and its subsidiaries. The transfer of such shares was not subject to future service requirements. The Company will record compensation expense related to this transfer in December, 1997 in the amount of $2,625,000. On January 2, 1998, the sole class A shareholder of the Company transferred an additional 2,350 shares of his class B common stock to other key employees. The Company will record compensation expense related to this transfer in January, 1998. The effects of the transferring such shares to employees will be recorded in the preacquisition results of operations of the Company and will not impact the net assets of the Company.


     On December 30, 1997, Tyler loaned $5,700,000 to the Company for working capital purposes. The unsecured loan bears interest at 8.5%, payable quarterly, and matures on September 30, 1999, unless the Merger is terminated, in which case the loan becomes payable at various dates depending on the circumstances causing the Merger to be terminated.

     On December 31, 1997, the Company paid dividends to the Company's sole class A shareholder of $3,300,000 relating to 1997 federal tax liabilities and terminated its S Corporation status as of that date.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
The Software Group, Inc.:

     We have audited the accompanying balance sheets of The Software Group, Inc. as of October 31, 1996 and 1997, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Software Group, Inc., as of October 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                            /s/  KPMG PEAT MARWICK LLP


                                            KPMG PEAT MARWICK LLP


Dallas, Texas
December 19, 1997

                            THE SOFTWARE GROUP, INC.

                                 BALANCE SHEETS

                                     ASSETS

                                                         OCTOBER 31,     JULY 31,      OCTOBER 31,
                                                            1996           1997           1997
                                                         -----------    -----------    -----------
                                                                        (UNAUDITED)
Current assets:
  Cash and cash equivalents...........................   $1,782,874      $2,815,828    $2,807,322
  Accounts receivable, net of allowance of $30,000 at
     October 31, 1996 and July 31, 1997 and $90,000 at
     October 31, 1997.................................    1,071,892       1,235,874     1,660,554
  Contracts in progress...............................      193,170          72,552        48,938
  Prepaid expenses and other current assets...........       35,798          19,160        37,351
  Deferred income taxes (note 9)......................      297,075         387,680       332,435
  Income tax receivable...............................       63,769              --            --
                                                         ----------      ----------    ----------
          Total current assets........................    3,444,578       4,531,094     4,886,600
Property, plant and equipment, net (note 2)...........      601,056         547,061       548,834
Other assets, net.....................................       12,967          12,967        12,967
Deferred income taxes (note 9)........................           --              --        44,839
                                                         ----------      ----------    ----------
                                                         $4,058,601      $5,091,122    $5,493,240
                                                         ==========      ==========    ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable....................................   $  189,078      $  232,155    $  138,271
  Accrued expenses (note 6)...........................      302,289         294,743       222,326
  Income tax payable..................................           --         294,923       565,094
  Deferred revenue (note 5)...........................      901,923       1,211,552     1,246,094
                                                         ----------      ----------    ----------
          Total current liabilities...................    1,393,290       2,033,373     2,171,785
                                                         ----------      ----------    ----------
Deferred income taxes (note 9)........................       14,304          14,304            --
                                                         ----------      ----------    ----------
          Total liabilities...........................    1,407,594       2,047,677     2,171,785
                                                         ----------      ----------    ----------
Redeemable common stock, at redemption value (note
  10).................................................      426,635              --            --
                                                         ----------      ----------    ----------
Stockholders' equity:
  Common stock, no par value, 5,000,000 shares
     authorized; issued 2,010,818 shares in 1996 and
     1,921,000 shares in 1997 less redeemable common
     stock shown separately of 89,818 in 1996 and none
     in 1997..........................................      733,500         733,500       733,500
  Retained earnings...................................    1,490,872       2,309,945     2,587,955
                                                         ----------      ----------    ----------
          Total stockholders' equity..................    2,224,372       3,043,445     3,321,455
Commitments (notes 8 and 10)..........................
                                                         ----------      ----------    ----------
          Total liabilities and stockholders'
            equity....................................   $4,058,601      $5,091,122    $5,493,240
                                                         ==========      ==========    ==========

                See accompanying notes to financial statements.

                            THE SOFTWARE GROUP, INC.

                            STATEMENTS OF OPERATIONS

                                                                             NINE MONTHS ENDED
                                YEAR ENDED    YEAR ENDED    YEAR ENDED           JULY 31,
                                OCTOBER 31,   OCTOBER 31,   OCTOBER 31,   -----------------------
                                   1995          1996          1997          1996         1997
                                -----------   -----------   -----------   ----------   ----------
                                (UNAUDITED)                                     (UNAUDITED)
Revenues:
  Service and support
     revenue..................  $ 5,107,837   $ 5,759,062   $ 6,170,148   $4,491,202   $4,588,400
  Software license fees.......    2,505,023     2,302,614     2,134,265    1,344,011    1,919,905
  Hardware sales..............    3,180,484     2,990,073     3,266,398    2,348,165    2,295,852
                                -----------   -----------   -----------   ----------   ----------
          Total revenues......   10,793,344    11,051,749    11,570,811    8,183,378    8,804,157
Cost of revenues:
  Cost of services and
     support..................    3,800,096     3,174,075     2,864,257    2,186,912    2,003,656
  Cost of hardware............    1,927,801     1,982,118     1,703,980    1,705,034    1,561,365
                                -----------   -----------   -----------   ----------   ----------
          Total cost of
            revenues..........    5,727,897     5,156,193     4,568,237    3,891,946    3,565,021
                                -----------   -----------   -----------   ----------   ----------
          Gross margin........    5,065,447     5,895,556     7,002,574    4,291,432    5,239,136
Selling, general and
  administrative..............    5,030,701     5,053,721     5,312,680    3,313,411    3,971,982
                                -----------   -----------   -----------   ----------   ----------
          Operating income....       34,746       841,835     1,689,894      978,021    1,267,154
Other income (expense):
  Interest income.............       39,024        55,922        87,155       43,088       68,610
  Other.......................      (11,436)      (11,434)           --      (11,434)          --
                                -----------   -----------   -----------   ----------   ----------
          Income before
            taxes.............       62,334       886,323     1,777,049    1,009,675    1,335,764
Income tax expense (note 9)...       36,257       338,863       657,508      391,244      494,233
                                -----------   -----------   -----------   ----------   ----------
          Net income..........       26,077       547,460     1,119,541      618,431      841,531
Adjustment to fair market
  value of shares subject to
  redemption (note 10)........       94,308            --        22,458           --       22,458
                                -----------   -----------   -----------   ----------   ----------
          Net income (loss)
            available to
            common
            shareholders......  $   (68,231)  $   547,460   $ 1,097,083   $  618,431   $  819,073
                                ===========   ===========   ===========   ==========   ==========
Income (loss) per share.......  $      (.03)  $       .26   $       .53   $      .29   $      .39
                                ===========   ===========   ===========   ==========   ==========
Average common and common
  share equivalent shares used
  in per share computation....    2,143,067     2,145,029     2,078,069    2,145,029    2,085,554
                                ===========   ===========   ===========   ==========   ==========

                See accompanying notes to financial statements.

                            THE SOFTWARE GROUP, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                  YEARS ENDED OCTOBER 31, 1995, 1996 AND 1997

                                                     COMMON                                 TOTAL
                                                     SHARES      COMMON     RETAINED    STOCKHOLDERS'
                                                     ISSUED      STOCK      EARNINGS       EQUITY
                                                    ---------   --------   ----------   -------------
Balance at October 31, 1994.......................  2,010,818   $308,500   $1,061,913     $1,370,413
Compensatory stock option grants (note 1).........         --    425,000           --        425,000
Change in market value of redeemable stock........         --         --      (94,308)       (94,308)
Net income........................................         --         --       26,077         26,077
                                                    ---------   --------   ----------     ----------
Balance at October 31, 1995.......................  2,010,818    733,500      993,682      1,727,182
Dividends.........................................         --         --      (50,270)       (50,270)
Net income........................................         --         --      547,460        547,460
                                                    ---------   --------   ----------     ----------
Balance at October 31, 1996.......................  2,010,818    733,500    1,490,872      2,224,372
Net income........................................         --         --    1,119,541      1,119,541
Change in market value of redeemable stock........         --         --      (22,458)       (22,458)
Redemption of common stock........................    (89,818)        --           --             --
                                                    ---------   --------   ----------     ----------
Balance at October 31, 1997.......................  1,921,000   $733,500   $2,587,955     $3,321,455
                                                    =========   ========   ==========     ==========

                See accompanying notes to financial statements.

                            THE SOFTWARE GROUP, INC.

                            STATEMENTS OF CASH FLOWS

                                                                  YEAR ENDED OCTOBER 31,
                                                           -------------------------------------
                                                              1995          1996         1997
                                                           -----------   ----------   ----------
                                                           (UNAUDITED)
Cash flows from operating activities:
  Net income.............................................  $   26,077    $  547,460   $1,119,541
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization.......................     249,109       261,899      246,026
     Loss on sale of equipment...........................      11,402        11,434           --
     Deferred income taxes...............................    (245,590)      127,359      (94,503)
     Compensation expense related to stock options.......     425,000            --           --
     Changes in operating assets and liabilities:
       Accounts receivable...............................     142,903      (493,959)    (588,662)
       Contracts in progress.............................          --      (193,170)     144,232
       Prepaid expenses and other........................      11,505        12,578       62,216
       Accounts payable..................................    (112,403)       88,975      (50,807)
       Accrued expenses..................................      13,379        92,001      (79,953)
       Income taxes payable..............................     (11,163)      (46,711)     565,094
       Deferred revenue..................................     (24,692)      273,388      344,171
                                                           ----------    ----------   ----------
          Net cash provided by operating activities......     485,527       681,254    1,667,355
                                                           ----------    ----------   ----------
Cash flows from investing activities:
  Purchases of property and equipment....................    (294,933)     (229,916)    (193,804)
  Sale of investments....................................     246,835            --           --
                                                           ----------    ----------   ----------
          Net cash used by investing activities..........     (48,098)     (229,916)    (193,804)
                                                           ----------    ----------   ----------
Cash flows from financing activities:
  Dividends..............................................          --       (50,270)          --
  Redemption of ESOP stock (note 10).....................          --            --     (449,093)
                                                           ----------    ----------   ----------
          Net cash used in financing activities..........          --       (50,270)    (449,093)
                                                           ----------    ----------   ----------
Net increase in cash and cash equivalents................     437,429       401,068    1,024,458
Cash and cash equivalents at beginning of period.........     944,377     1,381,806    1,782,874
                                                           ----------    ----------   ----------
Cash and cash equivalents at end of period...............  $1,381,806    $1,782,874   $2,807,332
                                                           ==========    ==========   ==========
Supplemental cash flow information -- income taxes
  paid...................................................  $  261,834    $  328,774   $  186,918
                                                           ==========    ==========   ==========

                See accompanying notes to financial statements.

                            THE SOFTWARE GROUP, INC.

                            STATEMENTS OF CASH FLOWS

                                                                 NINE MONTHS ENDED
                                                                     JULY 31,
                                                              -----------------------
                                                                 1996         1997
                                                              ----------   ----------
                                                                    (UNAUDITED)
Cash flows from operating activities:
  Net income................................................  $  618,431   $  841,531
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................     193,035      176,134
     Loss on sale of equipment..............................      11,434           --
     Deferred income taxes..................................     139,175      (90,605)
     Changes in operating assets and liabilities:
       Accounts receivable..................................     103,989     (163,982)
       Contracts in progress................................     (16,585)     120,618
       Prepaid expenses and other...........................      71,943       80,407
       Accounts payable.....................................     (72,067)      43,077
       Accrued expenses.....................................     (37,513)      (7,546)
       Income taxes payable.................................     (12,114)     294,923
       Deferred revenue.....................................      95,473      309,629
                                                              ----------   ----------
          Net cash provided by operating activities.........   1,095,201    1,604,186
                                                              ----------   ----------
Cash flows from investing activities -- purchases of
  property and equipment....................................    (120,837)    (122,139)
                                                              ----------   ----------
          Net cash used by investing activities.............    (120,837)    (122,139)
                                                              ----------   ----------
Cash flows from financing activities -- redemption of ESOP
  stock (note 10)...........................................          --     (449,093)
                                                              ----------   ----------
          Net cash used in financing activities.............          --     (449,093)
                                                              ----------   ----------
Net increase in cash and cash equivalents...................     974,364    1,032,954
Cash and cash equivalents at beginning of period............   1,381,806    1,782,874
                                                              ----------   ----------
Cash and cash equivalents at end of period..................   2,356,170    2,815,828
                                                              ==========   ==========
Supplemental cash flow information -- income taxes paid.....  $  266,104   $  117,847
                                                              ==========   ==========

                See accompanying notes to financial statements.

                            THE SOFTWARE GROUP, INC.

                         NOTES TO FINANCIAL STATEMENTS

         (INFORMATION AS OF JULY 31, 1997 AND FOR THE NINE MONTHS ENDED
    JULY 31, 1996 AND 1997 AND THE YEAR ENDED OCTOBER 31, 1995 IS UNAUDITED)

(1) DESCRIPTION OF BUSINESS

  (a) General Information

     The Company's business consists predominantly of selling computer hardware, software and support services to governmental entities within the United States. The Company has a range of products to serve the automation needs of local government clients, including appraisal districts, tax offices, court rooms, jails, sheriff departments and financial administrative offices. The Company was formed in 1981 as a C Corporation, and is incorporated in the state of Texas.

  (b) Cash and Cash Equivalents

     Cash equivalents consist of short-term highly liquid investments with original maturities of three months or less. Cash equivalents at October 31, 1996 and 1997 consisted of money market accounts in the amount of $1,573,800 and $2,659,314, respectively.

  (c) Property and Equipment

     Property and equipment are stated at cost. Depreciation on equipment is calculated on a straight-line basis for furniture and fixtures and using accelerated depreciation methods for other equipment over the estimated useful lives of the assets.

  (d) Revenue Recognition

     The Company sells off-the-shelf software packages, and in a variety of instances, computer equipment and related peripherals, installation, and training. The Company recognizes revenue, including those arrangements which entail a customer-specific installation solution, when all of the elements have been delivered, training completed, all significant contractual obligations satisfied and collection of the related receivable for the entire arrangement is probable. The Company also provides maintenance, which is deferred based on vendor specific evidence of fair value, and recognized ratably over the service period. Incremental training is billable on a time and material basis and is recognized as revenue when the related services are performed.

     To the extent computer hardware and the related peripherals are drop shipped to a customer before the end of an accounting period, the Company records contracts in progress for the corresponding cost of such equipment.

  (e) Concentration of Credit Risk

     Financial instruments which potentially expose the Company to concentrations of credit risk include accounts receivable. The Company maintains reserves for potential credit losses and such losses, in the aggregate, have not exceeded management expectations.

  (f) Software Development Costs

     In accordance with the provisions of Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed," software development costs are expensed prior to the establishment of technological feasibility of the software development project. Costs incurred after that point are capitalized until the product is available for general release. No such costs have been capitalized at October 31, 1996 and 1997.

                            THE SOFTWARE GROUP, INC.

  (g) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  (h) Income Taxes

     The Company's income taxes are accounted for under the asset and liability method for financial reporting purposes and the cash method for income tax purposes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating losses and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  (i) Impairment of Long-Lived Assets and Assets to Be Disposed Of

     The Company adopted the provisions of Statement of Financial Accounting Standards No. 121 (SFAS No. 121), Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of on November 1, 1995. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this statement did not have a material impact on the Company's financial position, results of operations or liquidity.

  (j) Net Income Per Common Share

     Per share information was calculated based on the weighted average number of shares of common stock and common stock equivalents, outstanding during the respective periods. The common stock equivalents relate to stock options and were computed using the treasury stock method.

  (k) Unaudited Interim Financial Information

     Interim information for the nine months ended July 31, 1996 and 1997, including such information in the notes to the financial statements, is unaudited. This information has been prepared on the same basis as the annual financial statements and, in the opinion of the Company's management, reflects all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation of the results of such period. Financial results for the interim period are not necessarily indicative of the results for a full year. Financial information as of and for the year ended October 31, 1995 is also unaudited.

  (l) Stock Option Plan

     The Company accounts for its stock option plan in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current

                            THE SOFTWARE GROUP, INC.

market price of the underlying stock exceeded the exercise price. SFAS No. 123, "Accounting for Stock-Based Compensation" allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made subsequent to October 31, 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123. There were no stock options granted subsequent to October 31, 1995. Consequently, no pro forma disclosure is required.

(2) PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following:

                                                     USEFUL     OCTOBER 31,   OCTOBER 31,
                                                      LIFE         1996          1997
                                                    ---------   -----------   -----------
Furniture and fixtures............................  3-7 years   $  979,707    $1,080,965
Computer hardware and software....................  3-7 years      365,912       425,462
Transportation equipment..........................  3-5 years      241,497       278,132
                                                                ----------    ----------
                                                                 1,587,116     1,784,559
Less accumulated depreciation.....................                (986,060)   (1,235,725)
                                                                ----------    ----------
                                                                $  601,056    $  548,834
                                                                ==========    ==========

(3) LINES OF CREDIT

     Under a loan agreement with First Bank McKinney dated January 31, 1996, the Company has a revolving line of credit secured by accounts receivable and personal guarantees with a maximum limit of $400,000. Interest is due at maturity, and the rate is 10%. The line of credit matured on January 31, 1997 and was not renewed. There was no outstanding balance on this line of credit as of October 31, 1996.

(4) FINANCIAL INSTRUMENTS

     The carrying value of financial instruments such as cash equivalents, accounts receivable, accounts payable and accrued expenses approximate their fair value because of their short maturity.

(5) DEFERRED REVENUE

     Deferred revenues represents billings on quarterly and annual rental agreements and maintenance contracts with certain counties. Only one month's revenue had been earned on the fourth quarter billings as of October 31, 1996 and 1997. Similar accounting is used for billings other than quarterly.

(6) ACCRUED EXPENSES

     Accrued expenses consisted of the following:

                                                     OCTOBER 31,
                                                 --------------------
                                                   1996        1997
                                                 --------    --------
Accrued vacation...............................  $119,937    $115,535
Other..........................................   182,352     106,791
                                                 --------    --------
                                                 $302,289    $222,326
                                                 ========    ========

                            THE SOFTWARE GROUP, INC.

(7) STOCK OPTION PLAN

     The Company has a stock option plan (the "Option Plan") pursuant to which the Company's Board of Directors may grant stock options to officers, key employees and consultants. The Plan authorizes grants of options to purchase up to 300,000 shares of authorized but unissued common stock.

     The Company accounts for stock-based compensation using the intrinsic value method prescribed by APB No. 25 "Accounting for Stock Issued to Employees," (APB No. 25) and related interpretations. Accordingly, the Company is to record expense in an amount equal to the excess of the market price of common stock on the grant date over the option exercise price. Such expense is recognized at the grant date for options fully vested.

     In 1992, the Company granted 50,000 fully vested stock options with an exercise price of $.50 per share, which had not been exercised at October 31, 1997.

     In addition, in 1995, the Company granted 100,000 fully vested stock options with an exercise price of $.50 per share, which had not been exercised at October 31, 1997. The Company recorded $425,000 in compensation expense during the year ended October 31, 1995 in connection with the 1995 grant. The 150,000 stock options were fully vested and outstanding at October 31, 1997. There were no grants in 1996 or 1997.

(8) LEASES

     The Company has entered into an operating lease for its office building. Rent expense incurred in connection with operating leases was $129,673, $155,608 and $155,608 for the years ended October 31, 1995, 1996 and 1997, respectively.

     Future minimum payments, by year and in the aggregate, under the operating lease consisted of the following at October 31, 1997:

YEAR ENDING
OCTOBER 31,
-----------
  1998..................................................................  $155,608
  1999..................................................................   155,608
  Thereafter............................................................        --
                                                                          --------
                                                                          $311,216
                                                                          ========

(9) INCOME TAXES

     The provision for income taxes for the years ended October 31, 1995, 1996 and 1997 consisted of the following:

                                                         1995         1996       1997
                                                      -----------   --------   --------
                                                      (UNAUDITED)
Current tax expense:
  Federal...........................................   $ 250,671    $186,910   $691,238
  State and local...................................      31,176      24,594     60,973
                                                       ---------    --------   --------
                                                         281,847     211,504    752,211
Deferred tax (benefit) expense:
  Federal...........................................    (216,284)    125,364    (86,841)
  State and local...................................     (29,306)      1,995     (7,662)
                                                       ---------    --------   --------
                                                        (245,590)    127,359    (94,503)
                                                       ---------    --------   --------
                                                       $  36,257    $338,863   $657,508
                                                       =========    ========   ========

                            THE SOFTWARE GROUP, INC.

     Income tax expense for the years ended October 31, 1995, 1996, and 1997 differs from the amount computed by applying the U.S. federal income tax rate of 34 percent to pretax income as a result of the following:

                                                         1995         1996       1997
                                                      -----------   --------   --------
                                                      (UNAUDITED)
Computed "expected" tax expense.....................    $21,193     $301,350   $604,197
State and local taxes, net of federal income tax
  benefit...........................................      1,870       26,589     53,311
Other differences...................................     13,194       10,924          -
                                                        -------     --------   --------
                                                        $36,257     $338,863   $657,508
                                                        =======     ========   ========

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and at October 31, 1996 and 1997 are presented below:

                                                                 1996        1997
                                                               --------    --------
Deferred tax assets:
  Deferred revenue..........................................   $     --    $ 59,221
  Deferred rentals..........................................     14,685      18,269
  Accounts receivable reserve...............................     10,200      32,400
  Accrued vacation..........................................     53,501      42,748
  Tax benefit attributed to stock options...................    256,225     256,225
                                                               --------    --------
          Total deferred tax assets.........................    334,611     408,663
                                                               --------    --------
Deferred tax liabilities:
  Contracts in progress and other...........................    (38,090)    (18,107)
  Depreciation..............................................    (13,750)    (13,482)
                                                               --------    --------
          Total deferred tax liabilities....................    (51,840)    (31,589)
                                                               --------    --------
          Net deferred tax assets...........................   $282,771    $377,274
                                                               ========    ========

     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which these temporary differences become deductible. Management considers scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Management believes it is more likely than not that the Company will fully realize the benefits of these deferred tax assets.

(10) RETIREMENT PLANS

     In November of 1983, the Company established The Software Group, Inc. Employee Stock Ownership Plan (ESOP). The ESOP owned 89,818 shares of the Company's common stock at October 31, 1995 and 1996. The ESOP plan covers all eligible employees meeting age and length of service requirements. Under the terms of the ESOP, contributions are at the discretion of the Board of Directors up to the maximum allowable for tax purposes. The Company contributed $5,000 to the ESOP for the year ended October 31, 1995. No contributions were made to the ESOP for the years ended October 31, 1996 and 1997.

     Under the provisions of the Company's ESOP, the Company is required to repurchase upon the death, disability, retirement, or termination of a participant, all shares of common stock issued to such participant under terms of the ESOP, if so requested by the participant or his/her estate. Other provisions of the ESOP require the Company to repurchase a portion of the participant's total shares under specified terms and/or

                            THE SOFTWARE GROUP, INC.

conditions. Repurchases under the ESOP are to be made at the value as determined by the most recent valuation date (as defined by the ESOP) over a period not to exceed six years.

     Accounting standards under rules and regulations issued by the Securities and Exchange Commission require that common stock subject to "put rights" (which are exercisable under certain circumstances with the ESOP) be presented separately from common stock which is not subject to "put rights" in order to distinguish it from permanent capital in the legal sense. Further, such accounting standards require the Company to present such ESOP shares on the balance sheet at the amount which would be paid if redeemed. Accordingly, on the balance sheet at October 31, 1996, the 89,818 shares in 1996 of common stock owned by the ESOP are classified as redeemable common stock owned by the ESOP are classified as redeemable common stock at redemption values of $426,635. A change in the fair market value of shares subject to redemption is also reflected as an adjustment to retained earnings. At October 31, 1996 and 1995, the ESOP per share fair market value was $4.75.

     The ESOP was terminated effective January 31, 1997, and the shares of the stock were redeemed at a value of $5.00 per share, for a total redemption value of $449,093. The Company subsequently retired the redeemed shares which resulted in a corresponding decrease of 89,818 shares issued.

     In 1990, the Company added a 401(k) retirement plan. The 401(k) provisions cover all eligible employees of the Company who meet age and length of service requirements. Employee contributions are by salary reduction and are at the employee's discretion within the limits imposed by the 401(k) document provisions and the Internal Revenue Code. Employer contributions are discretionary and can be up to 2% of the total employee compensation. In fiscal year 1996, the employer matched employee contributions fifty cents on the dollar. Total employer contributions to the 401(k) plan were $62,933 and $54,428 for the years ended October 31, 1996 and 1997, respectively.

(11) DEFINITIVE MERGER AGREEMENT

     On October 8, 1997, the Company reached a definitive agreement to be acquired by the Tyler Corporation. Tyler Corporation will acquire the stock of the Company in exchange for cash and shares of Tyler Corporation. The acquisition is contingent upon regulatory and shareholder approvals.

                                                                      APPENDIX A

                          SECOND AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                               TYLER CORPORATION,

                          T1 ACQUISITION CORPORATION,

                         BUSINESS RESOURCES CORPORATION

                                      AND

                                WILLIAM D. OATES

                                  DATED AS OF

                               DECEMBER 29, 1997

                              AND EFFECTIVE AS OF

                                OCTOBER 8, 1997

                               TABLE OF CONTENTS

                                   ARTICLE 1

                                   THE MERGER

1.1    The Merger..................................................   A-6
1.2    Closing.....................................................   A-6
1.3    Effective Time..............................................   A-6
1.4    Effects of the Merger.......................................   A-6
1.5    Articles of Incorporation; Bylaws...........................   A-7
1.6    Directors and Officers......................................   A-7
1.7    Conversion of Securities; Exchange; Fractional Shares.......   A-7
1.8    Additional Merger Consideration.............................   A-9
1.9    Adjustments to Prevent Dilution.............................   A-9
1.10   Taking of Necessary Action; Further Action..................   A-9

                                ARTICLE 2
                     REPRESENTATIONS AND WARRANTIES
                   OF THE COMPANY AND THE SHAREHOLDER

2.1    Organization and Good Standing of Company...................   A-9
2.2    Organization and Good Standing of Company Subsidiaries......   A-9
2.3    Other Investments...........................................   A-9
2.4    Foreign Qualification.......................................   A-9
2.5    Power and Authority to Conduct Business.....................  A-10
2.6    Authority to Consummate Merger..............................  A-10
2.7    Binding Effect..............................................  A-10
2.8    Compliance with Other Instruments...........................  A-10
2.9    Capitalization of Company...................................  A-11
2.10   Capitalization of the Company Subsidiaries..................  A-11
2.11   Company Investments.........................................  A-11
2.12   Company Financial Statements................................  A-12
2.13   Absence of Certain Changes..................................  A-12
2.14   No Material Undisclosed Liabilities.........................  A-13
2.15   Tax Liabilities.............................................  A-14
2.16   Title to Properties.........................................  A-14
2.17   Condition of Tangible Assets................................  A-16
2.18   Accounts Receivable.........................................  A-16
2.19   Inventory Good and Salable..................................  A-16
2.20   Patents, Trademarks, and Copyrights.........................  A-16
2.21   Contracts...................................................  A-17
2.22   Litigation and Claims.......................................  A-18
2.23   Judgments, Decrees, and Orders in Restraint of Business.....  A-18
2.24   No Violation of Any Instrument..............................  A-18
2.25   Compliance With Laws........................................  A-19
2.26   Compensation and Benefit Plans..............................  A-19
2.27   Labor Relations.............................................  A-20
2.28   Adequate Insurance..........................................  A-20
2.29   Contracts with Affiliates and Others........................  A-20
2.30   Revenue Recognition.........................................  A-21
2.31   Certain Fees................................................  A-21
2.32   Environmental Matters.......................................  A-21
2.33   Section 368 Representations.................................  A-21

2.34   Accuracy of Information Furnished...........................  A-22
2.35   Representations Limited.....................................  A-22

                                ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF TYLER

3.1    Organization and Good Standing of Tyler.....................  A-23
3.2    Foreign Qualification.......................................  A-23
3.3    Power and Authority to Conduct Business.....................  A-23
3.4    Authority to Consummate Merger..............................  A-23
3.5    Binding Effect..............................................  A-23
3.6    Compliance with Other Instruments...........................  A-23
3.7    Capitalization of Tyler.....................................  A-24
3.8    Commission Filings; Financial Statements....................  A-24
3.9    Absence of Certain Changes..................................  A-25
3.10   No Material Undisclosed Liabilities.........................  A-25
3.11   Litigation and Government Claims............................  A-25
3.12   No Violation of Any Instrument..............................  A-25
3.13   Certain Fees................................................  A-26
3.14   No Interim Operations of Sub................................  A-26
3.15   Accuracy of Information Furnished...........................  A-26
3.16   Company Contract Bids.......................................  A-26

                                ARTICLE 4
        JOINT COVENANTS OF THE COMPANY, THE SHAREHOLDER AND TYLER

4.1    Access; Confidentiality.....................................  A-26
4.2    Notice of any Material Change...............................  A-27
4.3    Monthly Financial Statements................................  A-27
4.4    Antitrust Notification......................................  A-27
4.5    Tax Matters.................................................  A-27
4.6    Cooperation Pending Closing.................................  A-30
4.7    Non-competition Allocation..................................  A-30

                                ARTICLE 5
              COVENANTS OF THE COMPANY AND THE SHAREHOLDER

5.1    Conduct of Business Prior to Closing Date...................  A-30
5.2    Employment Agreement........................................  A-31
5.3    Noncompetition Agreements...................................  A-31
5.4    Agreement Not to Negotiate..................................  A-31
5.5    Permitted Distributions of Cash and Condo...................  A-31
5.6    Waiver of Adverse Claims....................................  A-31
5.7    Accuracy of Information Furnished...........................  A-31
5.8    Pre-Closing Bonuses.........................................  A-32
5.9    New Indebtedness............................................  A-32
5.10   Stock Grants................................................  A-32
5.11   Transfer of Headquarters Facilities.........................  A-32

                                ARTICLE 6
                           COVENANTS OF TYLER

6.1    Conduct Prior to Closing Date...............................  A-32
6.2    Proxy Statement.............................................  A-32
6.3    Meetings of Stockholders....................................  A-32

6.4    Stock Exchange Listing......................................  A-33
6.5    Guaranties of Company Obligations...........................  A-33
6.6    Other Tyler Obligations.....................................  A-33
6.7    Company Indemnification Obligations.........................  A-33
6.8    Agreements Regarding Stock Options..........................  A-34
6.9    Release of Shareholder Guaranties...........................  A-34
6.10   Tyler Loan..................................................  A-34

                                ARTICLE 7
            JOINT CONDITIONS PRECEDENT TO CLOSING OBLIGATIONS

7.1    HSR Act.....................................................  A-35
7.2    Absence of Litigation.......................................  A-35
7.3    The Software Group..........................................  A-35

                                ARTICLE 8
                   CONDITIONS PRECEDENT TO OBLIGATIONS
                   OF THE COMPANY AND THE SHAREHOLDER

8.1    Compliance..................................................  A-35
8.2    Representations and Warranties..............................  A-35
8.3    Opinion.....................................................  A-36
8.4    No Material Adverse Change..................................  A-36
8.5    Tyler Stockholder Approval..................................  A-36
8.6    Financing...................................................  A-36
8.7    Certificates................................................  A-36

                                ARTICLE 9
              CONDITIONS PRECEDENT TO OBLIGATIONS OF TYLER

9.1    Compliance..................................................  A-36
9.2    Representations and Warranties..............................  A-36
9.3    Securities Law Compliance...................................  A-36
9.4    Opinions....................................................  A-36
9.5    No Material Adverse Change..................................  A-37
9.6    Consents to Transaction.....................................  A-37
9.7    Stockholder Approval........................................  A-37
9.8    Financing...................................................  A-37
9.9    Noncompetition Agreements...................................  A-37
9.10   Certificates................................................  A-37
9.11   Company Shareholder Approval................................  A-37
9.12   No Dissenting Shareholders..................................  A-37

                               ARTICLE 10
               SECURITIES LAW REGISTRATION AND COMPLIANCE

10.1   Securities Law Compliance; Restrictions on Shares...........  A-37
10.2   Demand Registration.........................................  A-38
10.3   Piggyback Registration......................................  A-39
10.4   Registration Procedures.....................................  A-39
10.5   Expenses....................................................  A-41
10.6   Indemnification.............................................  A-42
10.7   No Transferability of Registration Rights...................  A-43

                               ARTICLE 11
                      INDEMNIFICATION AND REMEDIES

11.1   Indemnification by the Shareholder Based on Agreement.......  A-43
11.2   Indemnification by Tyler Based on Agreement.................  A-44
11.3   Customer Claims.............................................  A-44
11.4   Claims Limitations..........................................  A-45
11.5   Maximum Liability...........................................  A-45
11.6   Equitable Remedies..........................................  A-46
11.7   Remedies of the Surviving Corporation.......................  A-46
11.8   Right of Offset.............................................  A-46
11.9   Costs of Defense............................................  A-46

                               ARTICLE 12
                              MISCELLANEOUS

12.1   Breach Discovered Prior to Closing..........................  A-47
12.2   Termination.................................................  A-47
12.3   Expenses....................................................  A-48
12.4   Disclosure Schedules........................................  A-48
12.5   Entire Agreement............................................  A-48
12.6   Survival....................................................  A-48
12.7   Counterparts................................................  A-48
12.8   Notices.....................................................  A-48
12.9   Successors and Assigns......................................  A-49
12.10  Governing Law...............................................  A-49
12.11  Waiver and Other Action.....................................  A-49
12.12  Severability................................................  A-49
12.13  Knowledge...................................................  A-50

                                EXHIBITS

Exhibit A     Surviving Corporation Directors and Officers

Exhibit B     Employment and Noncompetition Agreement

Exhibit C     Form of Stock Transfer Agreement [Class B]

                          SECOND AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

     THIS SECOND AMENDED AND RESTATED AGREEMENT, dated as of the 29th day of December, 1997 and effective as of the 8th day of October, 1997, is entered into by and among Tyler Corporation, a Delaware corporation ("Tyler"), T1 Acquisition Corporation, a Texas corporation and wholly-owned subsidiary of Tyler ("Sub"), Business Resources Corporation, a Texas corporation (the "Company"), and William
D. Oates, the principal shareholder of the Company (the "Shareholder").

                                  WITNESSETH:

     WHEREAS, subject to and in accordance with the terms and conditions of this Agreement, the respective Boards of Directors of Tyler, Sub and the Company, and Tyler as sole shareholder of Sub, have approved the merger of the Company with and into Sub (the "Merger"), including the acquisition of the Headquarters Facilities (defined herein), as a result of which the holders of all the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") not owned directly or indirectly by the Company will receive in the aggregate $15,250,000 in cash and 10,000,000 shares of common stock, par value $0.01 per share, of Tyler ("Tyler Common Stock"), in the manner and subject to the adjustments provided herein;

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the Merger;

     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                   THE MERGER

     1.1 The Merger. Subject to and in accordance with the terms and conditions of this Agreement and in accordance with the Texas Business Corporation Act (the "TBCA"), at the Effective Time (as defined in Section 1.3) the Company shall be merged with and into Sub. As a result of the Merger, the separate corporate existence of the Company shall cease and Sub shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation") and shall succeed to and assume all of the rights and obligations of the Company in accordance with the TBCA.

     1.2 Closing. The closing of the Merger and the transfer of the Headquarters Facilities (the "Closing") shall take place at the offices of Gardere & Wynne, L.L.P., 1601 Elm Street, Suite 3000, Dallas, Texas 75201 as soon as practicable after the satisfaction or waiver of the conditions set forth in Article V or at such other time and place and on such other date as Tyler and the Company shall agree; provided, that the closing conditions set forth in
Article V shall have been satisfied or waived at or prior to such time. The date on which the Closing occurs is herein referred to as the "Closing Date."

     1.3 Effective Time. On the Closing Date, or as soon as practicable thereafter, the Company and Sub will cause Articles of Merger (the "Articles of Merger") to be filed with the Secretary of State of the State of Texas as provided in Article 5.04 of the TBCA. The Merger will become effective at the time that the Articles of Merger have been filed with the Secretary of State of the State of Texas or at such other time specified in the Articles of Merger as the effective time (the "Effective Time").

     1.4 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the TBCA.

     1.5 Articles of Incorporation; Bylaws. The Articles of Incorporation (the "Articles") and Bylaws (the "Bylaws") of Sub, as in effect immediately prior to the Effective Time, shall be identical to the Company's Articles of Incorporation and Bylaws and shall be the articles of incorporation and bylaws of the Surviving Corporation and thereafter shall continue to be its articles of incorporation and bylaws until amended as provided therein and under the TBCA.

     1.6 Directors and Officers. The persons specified as directors on Exhibit A hereto shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles and Bylaws, and the persons specified as officers on Exhibit A hereto shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified in accordance with the Articles and Bylaws.

     1.7 Conversion of Securities; Exchange; Fractional Shares. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and the other transactions contemplated hereby, including the transfer of the Headquarters Facilities as provided in Section 5.11, and without any action on the part of the Company, Sub or Tyler:

          (a) The holders of the Company Common Stock issued and outstanding immediately prior to the Effective Time, other than any shares of the Company Common Stock to be canceled pursuant to Section 1.7(b), shall be entitled to receive, subject to the provisions of this Section 1.7, without interest, cash or shares of Tyler Common Stock as follows:

             (i) The holder of Class A Common Stock, par value $0.01 per share, of the Company ("Class A Common Stock") shall be entitled to receive (A) $15,250,000 in cash, (B) 100 shares of Tyler Common Stock for each outstanding share of Class A Common Stock outstanding at the Effective Time, and (C) the Additional Merger Consideration, if any, that may become payable after the Effective Time pursuant to Section 1.8; and

             (ii) The holders of Class B Common Stock, par value $0.01 per share, of the Company ("Class B Common Stock") shall be entitled to receive 100 shares of Tyler Common Stock for each outstanding share of Class B Common Stock outstanding at the Effective Time.

          The cash and shares of Tyler Common Stock to which holders of Company Common Stock shall be so entitled to receive at the Effective Time are collectively referred to herein as the "Consideration". No fractional shares of Tyler Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made in accordance with the procedure set forth in Section 1.7(g) hereof.

          (b) Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock held by Sub, Tyler or any direct or indirect wholly-owned subsidiary of Tyler, or the Company immediately prior to the Effective Time shall be canceled and extinguished at the Effective Time without any conversion thereof and no payment shall be made with respect thereto.

          (c) Each share of common stock, par value $1.00 per share, of Sub issued and outstanding immediately prior to the Effective Time shall at the Effective Time be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

          (d) At the Effective Time, each holder of an outstanding certificate that prior thereto represented shares of Company Common Stock shall be entitled to receive, upon surrender to the Surviving Corporation of such certificate or certificates for cancellation and subject to any required withholding of taxes, a certificate or certificates representing the number of whole shares of Tyler Common Stock (of such denominations and registered in such names as such holder may request) into which the shares of Company Common Stock so surrendered shall have been converted. Each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Tyler Common Stock shall, upon surrender to the Surviving Corporation of the certificates representing shares of Company Common Stock held by such holder, be paid an amount in cash in accordance with the provisions of Section 1.7(g). Until so surrendered, each outstanding certificate that prior to the Effective Time represented shares of Company Common Stock shall be deemed from and after the Effective Time to evidence the right to receive that amount of cash, if any, and that number of full shares of Tyler Common Stock into which such shares of Company Common Stock shall have been converted pursuant to this Section 1.7, any dividends or distributions contemplated or permitted by this Agreement and declared concurrently with or prior to Closing, but which are unpaid as of Closing, and any cash in lieu of fractional shares of Tyler Common Stock, subject to any of required withholding of taxes. No interest shall be paid on the cash payable upon surrender of the certificate or certificates evidencing shares of Company Common Stock. Unless and until any such outstanding certificates representing shares of Company Common Stock shall be surrendered, no dividends or other distributions declared and payable to the holders of Tyler Common Stock on or after the Effective Time shall be paid to the holders of such outstanding certificates which prior to the Effective Time represented shares of Company Common Stock; provided, however, that, upon surrender and exchange of such outstanding certificates, there shall be paid to the record holders of the certificates issued and exchanged therefor the amount, without interest thereon, of dividends and other distributions, if any, that theretofore were declared and became payable since the Effective Time with respect to the number of full shares of Tyler Common Stock issued to such holders.

          (e) The cash, if any, and shares of Tyler Common Stock into which the shares of Company Common Stock shall have been converted pursuant to this
     Section 1.7 shall be issued in full satisfaction of all rights pertaining to such converted shares of Company Common Stock except for the payment of any dividends or distributions contemplated or permitted by this Agreement and declared concurrently with or prior to Closing, but which are unpaid as of Closing.

          (f) If any certificate for shares of Tyler Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall have paid to Tyler or the Surviving Corporation any transfer or other taxes required by reason of the issuance of a certificate for shares of Tyler Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Tyler or its transfer agent that such tax has been paid or is not payable.

          (g) No fraction of a share of Tyler Common Stock shall be issued, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Tyler Common Stock shall, upon surrender to the Surviving Corporation of the certificate or certificates representing the shares of Company Common Stock held by such holder, be paid an amount in cash equal to the value of such fraction of a share of Tyler Common Stock based upon the closing price of Tyler Common Stock on the New York Stock Exchange on the last trading day prior to the Effective Time. No interest shall be paid on such amount. All shares of Company Common Stock held by a record holder shall be aggregated for purposes of computing the number of shares of Tyler Common Stock to be issued pursuant to this Section 1.7.

          (h) At the Closing, Tyler shall provide each holder of certificates which prior to the Effective Time represented shares of Company Common Stock a letter of transmittal and other documentation enabling such holder to effect the exchange of stock certificates as contemplated by Article 1 of this Agreement.

          (i) Neither Tyler, the Surviving Corporation, nor any other person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (j) In the event any certificate formerly representing shares of the Company Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by Tyler or the Surviving Corporation, the posting by such person of a bond in customary amount as indemnity against any claim that may be made against Tyler or the Surviving Corporation with respect to such certificate, the Surviving Corporation shall deliver in exchange for such lost, stolen or destroyed certificate the cash and shares of Tyler Common Stock that would be deliverable pursuant to this Article 1 upon due surrender of the shares of Company Common Stock represented by such lost, stolen or destroyed certificate.

     1.8 Additional Consideration. In addition to the Consideration payable to the holders of Company Common Stock pursuant to Section 1.7(a), the holders of Class A Common Stock of the Company shall be entitled to receive additional merger consideration ("Additional Merger Consideration") in an aggregate amount up to $4,500,000 if certain performance objectives set forth in a letter dated October 8, 1997 from Tyler to the Shareholder and the Company are achieved not later than December 31, 1999. In such event each holder of record of Class A Common Stock of the Company immediately prior to the Effective Time shall receive for each share so held Additional Merger Consideration equal to the quotient of $4,500,000 (or such lesser amount as may be payable) divided by the number of shares of Class A Common Stock of the Company issued and outstanding immediately prior to the Effective Time.

     1.9 Adjustments to Prevent Dilution. In the event that the Company changes the number of shares of the Company Common Stock or securities convertible or exchangeable into or exercisable for shares of the Company Common Stock, or Tyler changes the number of shares of Tyler Common Stock or securities convertible or exchangeable into or exercisable for shares of Tyler Common Stock, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split or combination), stock dividend or distribution, recapitalization, subdivision, or other similar transaction, the Consideration shall be correspondingly adjusted.

     1.10 Taking of Necessary Action; Further Action. The parties hereto shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger as promptly as possible. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company or Sub, such corporations shall direct their respective officers and directors to take, and the Shareholder shall take, all such lawful and necessary action.

                                   ARTICLE 2

       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDER

     The Company and the Shareholder jointly and severally represent and warrant to Tyler and Sub as follows:

     2.1 Organization and Good Standing of Company. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas.

     2.2 Organization and Good Standing of Company Subsidiaries. Section 2.2 of the schedule delivered by the Company concurrently with the execution of this Agreement (the "Company Disclosure Schedule") truly and correctly lists each corporation in which either the Company or a Company Subsidiary is the record or beneficial owner, directly or indirectly, of 50% or more of the capital stock (each such corporation being referred to as a "Company Subsidiary"), the jurisdiction of incorporation of each Company Subsidiary, the authorized number of shares of capital stock of each Company Subsidiary, the number of outstanding shares of capital stock of each Company Subsidiary and the number of shares owned by the Company or a Company Subsidiary, and the jurisdictions in which the Company and each Company Subsidiary are qualified or licensed to do business. Each Company Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

     2.3 Other Investments. Section 2.3 of the Company Disclosure Schedule truly and correctly lists all corporations in which the Company or a Company Subsidiary owns less than 50% of the capital stock and all partnerships, joint ventures, and other entities in which the Company or a Company Subsidiary has an equity, profit sharing, participation, or other interest (the "Company Investments"), the form of organization of and the jurisdiction of incorporation or organization of each Company Investment, the type and amount of the investment, and the percentage interest owned by the Company or a Company Subsidiary.

     2.4 Foreign Qualification. The Company and each Company Subsidiary are duly qualified or licensed to do business as foreign corporations and in good standing in those jurisdictions set forth in Section 2.4 of the Company Disclosure Schedule. The Company and the Company Subsidiaries are duly qualified or licensed to do business as foreign corporations in every jurisdiction where the failure so to qualify could have a material adverse effect on the businesses, operations, assets or financial condition of the Company and the Company Subsidiaries, taken as a whole. For purposes of this Section 2.4, no material adverse effect shall be deemed to have occurred as a result of non-payment of state or local franchise taxes not exceeding $75,000 in the aggregate.

     2.5 Power and Authority to Conduct Business. The Company and the Company Subsidiaries have the corporate power and authority, and possess all licenses and permits required by governmental authorities, to own, lease, and operate their properties and assets and to carry on its or their respective businesses as currently being conducted, except where the failure to possess such license or permit would not have a material adverse effect on the businesses, operations, assets or financial condition of the Company and the Company Subsidiaries, taken as a whole.

     2.6 Authority to Consummate Merger. The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other agreements or documents executed or required to be executed by the Company in connection with this Agreement, and the execution, delivery, and performance by the Company of this Agreement and the other documents executed or required to be executed by the Company in connection with this Agreement have been duly authorized by all necessary corporate action other than approval by holders of the Class B Common Stock. The Shareholder has the capacity and authority to execute, deliver and perform his obligations under this Agreement, and the other agreements or documents executed or required to be executed by him in connection herewith.

     2.7 Binding Effect. This Agreement and the other agreements and documents executed or required to be executed by the Company or the Shareholder in connection with this Agreement have been or will have been duly executed and delivered by the Company or the Shareholder, as appropriate, and are or will be, when executed and delivered, the legal, valid, and binding obligations of the Company or the Shareholder executing the same, enforceable in accordance with their terms, except that:

          (a) enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting creditors' rights;

          (b) the availability of equitable remedies may be limited by equitable principles of general applicability; and

          (c) rights to indemnification under Section 10.6 may be limited by considerations of public policy.

     2.8 Compliance with Other Instruments. Except as disclosed in Section 2.8 of the Company Disclosure Schedule, neither the execution and delivery by the Company or the Shareholder of this Agreement, or the other agreements or documents executed or required to be executed by the Company or the Shareholder in connection herewith, nor the consummation by the Company or the Shareholder of the transactions contemplated hereby and thereby, will (i) conflict with the articles of incorporation or bylaws of the Company or any Company Subsidiary,
(ii) assuming satisfaction of the requirements set forth in clause (iii) below, violate any provision of law applicable to the Company or any of the Company Subsidiaries; (iii) except for (A) requirements arising out of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), and (B) the filing of articles of merger in accordance with the TBCA, require any consent, authorization, permit, license or approval of, or declaration, registration or filing with or notice to, any person or governmental body or authority, domestic or foreign, under any provision of law applicable to the Company or any of the Company Subsidiaries; or (iv) require any consent, approval or notice under, violate, breach, be in conflict with, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or permit the termination or the acceleration of maturity of, or result in the imposition of any lien, claim, or encumbrance upon any property or asset of the Company, any Company Subsidiary, or the Shareholder, pursuant to any note, bond, indenture, mortgage, deed of trust, evidence of indebtedness, loan or lease agreement, or other agreement or instrument (including with customers) listed or required to be listed in Section
2.21 of the Company Disclosure Schedule, or any judgment, order, injunction, or decree by which the Company, any Company Subsidiary, or the Shareholder is bound, to which any of them is a party, or to which any of their assets is subject, where any such failure to obtain any consent, approval or notice, or violation, breach, conflict or default would result in a material adverse effect on the businesses, operations, assets or financial condition of the Company and the Company Subsidiaries, taken as a whole.

     2.9  Capitalization of Company.

     (a) The authorized capital stock of the Company at December 29, 1997 is 100,000 shares of Company Common Stock, of which 87,650 shares consist of Class A Common Stock and 12,350 shares consist of Class B Common Stock. All of the authorized shares of Company Common Stock are issued and outstanding at December 29, 1997, have been duly authorized and are validly issued, fully paid and nonassessable. There are and at the Closing will be no shares of the capital stock of the Company held in its treasury or in the treasury of any Company Subsidiary.

     (b) At the Closing, Shareholder will be the lawful record and beneficial owner of 87,650 shares of the Class A Common Stock, free and clear of all liens, encumbrances, and claims of every kind, and the shares so owned by the Shareholder will constitute 100% of the issued and outstanding shares of the Class A Common Stock, which is the only class of Company Common Stock having voting rights with respect to the election of directors and other regular matters. The Shareholder has the right to vote or direct the vote of such shares at his discretion on any matter submitted to a vote of the Company's shareholders. Holders of the Class B Common Stock have no voting rights except as may be required by law. Pursuant to the Texas Business Corporation Act, holders of all classes of Company Common Stock, including the Class B Common Stock, are or will be entitled to vote upon the Merger, with all holders of Company Common Stock voting as a single class and all holders of Class A Common Stock and Class B Common Stock each voting as separate classes. Each holder of shares of Class A Common Stock and Class B Common Stock has voted or agreed to vote such shares in favor of the Merger.

     (c) There are no voting trusts, shareholder agreements, or other voting arrangements among the shareholders of the Company, other than the agreements to vote their shares in favor of the Merger described in the form of Stock Transfer Agreement attached as Exhibit C.

     (d) Except as described in Section 2.9 of the Company Disclosure Schedule, there presently is no outstanding subscription, contract, convertible or exchangeable security, option, warrant, call, or other right obligating the Company, any Company Subsidiary, or the Shareholder to issue, sell, exchange, or otherwise dispose of, or to purchase, redeem, or otherwise acquire, shares of, or securities convertible into or exchangeable for, capital stock of the Company; except as described in Section 2.9 of the Company Disclosure Schedule or otherwise permitted by this Agreement, no such rights disclosed in Section
2.9 of the Company Disclosure Schedule will remain outstanding at the Closing. No shareholder of the Company is entitled to any preemptive right.

     2.10 Capitalization of the Company Subsidiaries. All of the outstanding shares of capital stock of the Company Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable and, except as described in Section 2.10 of the Company Disclosure Schedule, the shares of capital stock of the Company Subsidiaries indicated in Section 2.2 of the Company Disclosure Schedule as owned by the Company or a Company Subsidiary are owned free and clear of all liens, encumbrances, and claims of every kind. The Company owns of record and beneficially all of the issued and outstanding shares of capital stock of each Company Subsidiary. Except as described in Section 2.10 of the Company Disclosure Schedule, there presently is no outstanding subscription, contract, convertible or exchangeable security, option, warrant, call, or other right obligating the Company, any Company Subsidiary, or the Shareholder to issue, sell, exchange, or otherwise dispose of, or to purchase, redeem, or otherwise acquire, shares of, or securities convertible into or exchangeable for, capital stock of any Company Subsidiary.

     2.11 Company Investments. Except as described in Section 2.11 of the Company Disclosure Schedule, the interests in the Company Investments owned by the Company or a Company Subsidiary are owned free and clear of all liens, encumbrances and claims other than those contained in the agreements evidencing such Company Investments. Except as described in Section 2.11 of the Company Disclosure Schedule, there presently is no outstanding subscription, contract, convertible or exchangeable security, option, warrant, call, or other right obligating the Company or any Company Subsidiary to sell, exchange, or otherwise dispose of, or to purchase, redeem, or otherwise acquire, any interest in the Company Investments; no such rights disclosed in Section 2.11 of the Company Disclosure Schedule will remain outstanding at the Closing.

     2.12  Company Financial Statements.

     (a) The Company has delivered to Tyler true, correct, and complete copies of the following financial statements of the Company (the "Company Financial Statements"), which are attached to Section 2.12 of the Company Disclosure
Schedule:

          (i) the audited consolidated balance sheets of the Company and the Company Subsidiaries as of December 31, 1996, 1995 and 1994 and the related audited consolidated statements of operations, stockholder's equity, and cash flows for the years then ended, with notes thereto, prepared in accordance with United States generally accepted accounting principles, reported upon without exception or qualification by KPMG Peat Marwick LLP, independent certified public accountants ("Peat Marwick"), and

          (ii) the audited consolidated balance sheet of the Company and the Company Subsidiaries as of July 31, 1997 (the "Company Balance Sheet"), and the related audited consolidated statements of operations, stockholder's equity, and cash flows for the seven months then ended, with notes thereto, prepared in accordance with United States generally accepted accounting principles, reported upon without exception or qualification by Peat Marwick.

The Company Financial Statements present fairly, in all respects, the consolidated financial position of the Company and the Company Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended, in conformity with generally accepted accounting principles applied, except as may be set forth in the notes thereto, on a consistent basis throughout such periods.

     (b) Since July 31, 1997, there has been no change in accounting principles applicable to, or methods of accounting utilized by the Company, and the books and records of Company and the Company Subsidiaries have been and are being maintained in accordance with all applicable legal and accounting requirements and what the shareholder believes in good faith to be good business practice, reflect only valid transactions, are complete and correct in all material respects, and accurately reflect in all material respects the basis for the consolidated financial position and consolidated results of operations and cash flows of the Company and the Company Subsidiaries set forth in the Company Financial Statements.

     2.13 Absence of Certain Changes. Since July 31, 1997 (or other date indicated below), neither the Company nor any Company Subsidiary has (except as may be contemplated by this Agreement or as may result from the transactions contemplated by this Agreement):

          (a) suffered any change in its businesses, results of operations, working capital, assets, liabilities, or financial condition or the manner of conducting its business other than changes that, individually or in the aggregate, have not had a material adverse effect on the businesses, operations, assets or condition (financial or otherwise) of the Company and the Company Subsidiaries, taken as a whole;

          (b) experienced a decline in the consolidated shareholder's equity of the Company and the Company Subsidiaries from its consolidated shareholder's equity shown on the Company Balance Sheet at July 31, 1997, determined using the same accounting principles applied in the preparation of the Company Financial Statements;

          (c) except as disclosed in Section 2.13 of the Company Disclosure Schedule, suffered any damage or destruction to or loss of its assets not covered by insurance, or any loss of customers or suppliers, or terminated or lost the services of any key employee (including any employee who had agreed with the Company to maintain the confidentiality of proprietary or technical information or know-how or to assign inventions, patents, or copyrights) that has had, or in the good faith belief of the Shareholder is likely to have, a material adverse effect on the businesses, operations, assets, financial condition, or prospects of the Company and the Company Subsidiaries, taken as a whole;

          (d) acquired or disposed of any material asset, or incurred, assumed, guaranteed, endorsed, paid, or discharged any material indebtedness, liability, or obligation, or subjected or permitted to be subjected any material amount of assets to any lien, claim, or encumbrance of any kind, except in the ordinary course of business or pursuant to agreements in force at the date of this Agreement;

          (e) forgiven, compromised, canceled, released, waived, or permitted to lapse any material rights or claims;

          (f) entered into or terminated any material agreement or commitment, or agreed or made any changes in material leases or agreements, other than renewals or extensions thereof and leases, agreements, and commitments entered into, terminated, or modified in the ordinary course of business;

          (g) increased its investment in any Company Investment or made new Company Investments;

          (h) written up, written down, or written off the book value of any material amount of assets;

          (i) declared, paid, or set aside for payment any dividend or distribution with respect to its capital stock;

          (j) redeemed, purchased, or otherwise acquired, or sold, granted, or otherwise disposed of, directly or indirectly, any of its capital stock or securities or any rights to acquire such capital stock or securities, or agreed to changes in the terms and conditions of any such rights;

          (k) paid compensation, fees, bonuses or other payments to the Shareholder or his family members or any of his affiliates or otherwise paid or transferred any cash, property or assets to the Shareholder, his family members or any of his affiliates, other than the base salary of Shareholder, rent in accordance with the Lease (as defined in Section 5.11), and distributions permitted by this Agreement; or materially increased the compensation of or paid any bonus to any other employee or contributed to any employee benefit plan other than in accordance with policies, practices or requirements established and in effect on December 31, 1996;

          (l) Entered into any employment, compensation, or collective bargaining agreement with any person or group or consulting agreement not identified in Section 5.3 of the Company Disclosure Schedule, other than in the ordinary course of business;

          (m) Entered into, adopted, or materially amended any employee benefit plan; or

          (n) Entered into any other material commitment or transaction not disclosed elsewhere herein or in the Company Disclosure Schedule, other than in the ordinary course of business.

     2.14 No Material Undisclosed Liabilities. To the knowledge of the Company or the Shareholder, there is no liability or obligation of the Company and the Company Subsidiaries of any nature, whether absolute, accrued, contingent, or otherwise, other than:

          (a) the liabilities and obligations that are fully reflected, accrued, or reserved against on the Company Balance Sheet, for which the reserves are appropriate and reasonable, or incurred in the ordinary course of business and consistent with past practices since July 31, 1997;

          (b) the loss contingencies set forth in Section 2.14 of the Company Disclosure Schedule;

          (c) contractual liabilities or obligations of a nature not required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles, but which, if material, are disclosed in
     Section 2.14 of the Company Disclosure Schedule; and

          (d) other liabilities and loss contingencies which are not material in the aggregate to the business, operations, assets or condition (financial or otherwise) of the Company and the Company Subsidiaries, taken as a whole.

     The Company and the Company Subsidiaries are not signatories to, and are not in any manner a guarantor, endorser, assumptor or otherwise primarily or secondarily liable for or responsible for the payment of, any notes payable other than those set forth in Section 2.21 of the Company Disclosure Schedule.

     2.15 Tax Liabilities. The Company and each Company Subsidiary have filed all material federal, state, county, local, and foreign tax returns and reports required to be filed by them, including those with respect to income, payroll, property, withholding, social security, unemployment, franchise, excise, use and sales taxes, and have either paid in full all taxes that have become due as reflected on any such return or report and any interest and penalties with respect thereto or, as of July 31, 1997, they have fully accrued on their books or have established adequate reserves for all taxes payable but not yet due, except that at July 31, 1997, the unrecorded contingent liability of the Company and the Company Subsidiaries with respect to payroll, withholding, social security, unemployment, franchise, property, sales, use and excise taxes did not exceed $75,000 in the aggregate for all such taxes. The total of all payments in 1997 of taxes, interest and penalties of the Company and the Company Subsidiaries for periods ended prior to January 1, 1997 have not exceeded the accrued liability for such items shown on the Company Financial Statements as of July 31, 1997 for periods ended December 31, 1996; neither the Company nor any Company Subsidiary has, subsequent to December 31, 1996, accrued or set aside any reserves on its books and records for any taxes, interest or penalties for any period ended prior to January 1, 1997 nor has any of them made any payments in 1997 of taxes, interest or penalties for periods ended prior to January 1, 1997 that were not reflected in the accrued liability therefor (including deferred taxes) shown on the Company Financial Statements as of July 31, 1997 for periods ended December 31, 1996. There are no reserves (other than for deferred taxes) reflected in the Company Financial Statements as of July 31, 1997 for periods ended December 31, 1996 for taxes, interest or penalties in excess of those shown to be due on any tax returns that have been filed for any periods then ended. Neither the Internal Revenue Service nor any other taxing authority has audited or is in the process of auditing the tax returns and reports of the Company and the Company Subsidiaries, and no claim for additional taxes, interest, or penalties for any fiscal year is pending. The Company and the Company Subsidiaries have delivered to Tyler true, complete and correct copies of (i) all federal and state income or franchise tax returns for the Company and the Company Subsidiaries for all periods ending on and after December 31, 1994 and (ii) relevant portions of income and franchise tax examination reports, statements of deficiencies, closing or other agreements received by, assessed against or agreed to by the Company or any of the Company Subsidiaries, relating to such taxes, since December 31, 1994, if any. No extension or waiver of any statute of limitations has been requested of or granted by the Company or any Company Subsidiary with respect to any tax year, and no extension or waiver of time within which to file any tax return has been requested by or granted to the Company or any Company Subsidiary except with respect to tax returns not yet filed but otherwise due. No unsatisfied deficiency, delinquency, or default for any tax, assessment, or governmental charge has been claimed or assessed, or to the knowledge of the Company and Shareholder, proposed against the Company or any Company Subsidiary, nor has the Company or any Company Subsidiary received notice of any such deficiency, delinquency, or default, for any tax period. Neither the Company nor Shareholder has any reason to believe that the Company or any Company Subsidiary has any material contingent income tax liabilities other than those reflected on the Company Balance Sheet and those arising in the ordinary course of business since the date thereof, and those arising as a result of the transactions contemplated hereby. The Company has qualified and elected to be taxed as a "small business corporation" or "S corporation" under Section 1361, et seq., of the Code since January 1, 1997.

     2.16  Title to Properties.

     (a) Section 2.16(a) of the Company Disclosure Schedule lists or depicts on a map the location of the Headquarters Facilities (as defined in Section 5.11) and each parcel of real property owned by the Company and the Company Subsidiaries, summary descriptions of the real property and all improvements located thereon, and the approximate acreage contained therein.

     (b) Except as they have since been affected subsequent to July 31, 1997 by transactions in the ordinary course of business and consistent with past practices, and except for assets subject to financing leases required to be capitalized under generally accepted accounting principles which are reflected in the Company Balance Sheet or notes thereto, the Company and the Company Subsidiaries have good and marketable title to the assets reflected in the Company Balance Sheet or otherwise on their books and records as being owned as of July 31, 1997, or purchased or otherwise acquired by any of them since July 31, 1997, and the Company has good and marketable title to or valid licenses to use the assets described in Section 2.20 below and to the following assets whether or not reflected in the Company Balance Sheet or on such books and records:

          (i) Title or abstract plants meeting the requirements of the Texas Insurance Code for the Texas counties of Collin, Denton and Tarrant, and as an integral part thereof the computer data files of and the magnetic tapes containing information abstracted for title plant purposes from documents maintained by county clerks or recorders or other governmental officials and the microfilm of such documents created for title plant purposes;

          (ii) The computer data files and magnetic tapes containing information abstracted for purposes of preparing printed copies of indices provided as a service to county clerks, recorders or other governmental officials from documents maintained by such county clerks, recorders or other governmental officials (but not the printed copies of such indices or the microfilm created as a service to such officials);

          (iii) The computer programs and applications software, in both object code and source code form, and all documentation therefor (excluding operating systems software leased by or licensed to the Company and the Company Subsidiaries) utilized by the Company and the Company Subsidiaries to provide on-line services to their title insurance company customers;

          (iv) The computer programs and applications software, in both object code and source code form, and all documentation therefor (excluding operating systems software leased by or licensed to the Company and the Company Subsidiaries) utilized by the Company and the Company Subsidiaries for any other applications, including data entry, batch processing for county customers, microcomputers installed at county offices, financial applications and providing computer output microfilm; and

          (v) The camera equipment installed at county offices which is identified in Section 2.16(b) of the Company Disclosure Schedule.

     (c) The assets identified in subsection (b) above and the assets described in Section 2.20 below are owned by or licensed to the Company or the Company Subsidiaries, and the Headquarters Facilities will be transferred by the Shareholder to Sub, free and clear of any lien, claim or encumbrance except those disclosed in the Company Balance Sheet or notes thereto or in Section 2.16(c) of the Company Disclosure Schedule and except for:

          (i) Liens for taxes, assessments, or other governmental charges not yet delinquent, or the validity of which are being contested in good faith by appropriate proceedings listed in Section 2.16(c) of the Company Disclosure Schedule;

          (ii) Statutory liens incurred in the ordinary course of business that are not yet delinquent, or the validity of which are being contested in good faith by appropriate proceedings described in Section 2.16(c) of the Company Disclosure Schedule;

          (iii) The rights of customers of the Company or any Company Subsidiary with respect to inventory or work in progress under purchase orders or contracts entered into by the Company or a Company Subsidiary in the ordinary course of business;

          (iv) Liens, claims, or encumbrances consisting of leases of equipment to customers entered into in the ordinary course of business;

          (v) Liens, claims, or encumbrances described in real estate title insurance binders or commitments, or abstracts of title to real estate, furnished or to be furnished to Tyler in connection with the transactions contemplated hereby, unless Tyler objects to the same in writing within five business days after receipt of such title documents;

          (vi) Restrictions and constraints set forth in the license agreements described in Section 2.20 of the Company Disclosure Schedule; and

          (vii) Other liens, claims, or encumbrances that, in the aggregate, do not materially detract from the value of, or materially interfere with the present use of, such assets.

     (d) Except for those assets acquired since the date of the Company Balance Sheet, all tangible properties and assets material to the present operations of the Company and the Company Subsidiaries are reflected on the Company Balance Sheet and notes thereto in the manner and to the extent required by generally accepted accounting principles. Immediately after the Closing, the Company and the Company Subsidiaries will own or lease or otherwise possess the rights to use all assets necessary to the conduct of the business conducted by Company and the Company Subsidiaries immediately before the Closing.

     2.17 Condition of Tangible Assets. Except as set forth in Section 2.17 of the Company Disclosure Schedule, the tangible assets of the Company and the Company Subsidiaries which are material to the business, operations, assets or financial condition of the Company and the Company Subsidiaries, taken as a whole, are in good condition and repair and, in the good faith belief of the Shareholder, are adequate for the uses to which they are being put in the ordinary course of their respective businesses.

     2.18 Accounts Receivable. To the knowledge of the Company and the Shareholder, all accounts receivable reflected in the Company Balance Sheet or arising since July 31, 1997 either have been collected or are enforceable and collectible claims not subject to any valid defense, offset, or credit, except to the extent of any reserves established for doubtful accounts in a manner consistent with such practices in prior periods.

     2.19 Inventory Good and Salable. To the knowledge of the Company and the Shareholder, the inventories reflected in the Company Balance Sheet or acquired after July 31, 1997 consist generally of items of a quantity and quality usable and salable in the ordinary course of the business of the Company and the Company Subsidiaries.

     2.20 Patents, Trademarks, and Copyrights. Set forth in Section 2.20 of the Company Disclosure Schedule is a true and correct description of:

          (a) all material trademarks, trade names, service marks, patents, copyrights, and applications therefor and all license, royalty, assignment, and other similar agreements relating to the foregoing currently owned, in whole or in part, by the Company or any Company Subsidiary;

          (b) all material agreements relating to technology, know-how, or processes that the Company or any Company Subsidiary is licensed or authorized to use by others or licenses or authorizes others to use; and

          (c) all computer programs and applications software utilized by the Company or the Company Subsidiaries and all license, royalty, assignment, and other similar agreements relating to the foregoing.

Except to the extent set forth in Section 2.20 of the Company Disclosure Schedule, the Company or a Company Subsidiary has, to the knowledge of the Company and the Shareholder, the sole and exclusive right to use the patents, trademarks, trade names, copyrights, service marks, technology, know-how, and processes identified in such Section 2.20 without infringing or violating the rights of any other person, and to the knowledge of the Company and the Shareholder no consent of third parties will be required for the use thereof by the Company upon consummation of the Merger and there are no past due or delinquent license fees, rents, royalties, or other charges that the Company is required or obligated to pay with respect to any of the foregoing. Except as disclosed in Section 2.20 of the Company Disclosure Schedule, no claim has been asserted by any person to the ownership of or right to use any such patent, trademark, trade name, copyright, service mark, technology, know-how, or process or challenging or questioning the validity or effectiveness of any such license or agreement, and the Company knows of no valid basis for any such claim. To the knowledge of the Company and the Shareholder, except as disclosed in Section
2.20 of the Company Disclosure Schedule, each of the foregoing is valid and subsisting, has not been canceled, abandoned, or otherwise terminated, and, if applicable, has been duly issued or filed.

     2.21 Contracts. Set forth in Section 2.21 of the Company Disclosure Schedule are complete and accurate lists of the following contracts and commitments (including summaries of oral contracts) to which the Company or any Company Subsidiary is a party or bound:

          (a) Contracts with any labor union;

          (b) Employee benefit plans or contracts;

          (c) Employment or similar contracts, including confidentiality agreements and agreements to assign inventions, patents and copyrights, and consulting agreements (other than those entered into in the ordinary course of business);

          (d) Leases, whether as lessor or lessee, involving annual rental payments in excess of $15,000, that are not terminable at will or upon notice of 30 days or less by the Company or a Company Subsidiary;

          (e) Loan agreements, mortgages, indentures, instruments of indebtedness or commitments involving indebtedness for borrowed money or money loaned to others in excess of $15,000, but excluding intercompany items;

          (f) Guaranty or suretyship, performance bond, indemnification, or contribution agreements involving obligations in excess of $15,000, but excluding intercompany items;

          (g) Contracts with customers or suppliers that involve aggregate payments to or by the Company or any Company Subsidiary of more than $15,000, and that are not terminable at will or upon notice of 30 days or less by the Company or a Company Subsidiary;

          (h) Distribution, marketing, dealership, sales, or agency agreements material to the Company and the Company Subsidiaries, taken as a whole, that are not terminable at will or upon notice of 30 days or less by the Company or a Company Subsidiary;

          (i) Joint venture, partnership, or other agreements evidencing an ownership interest or a participation in or sharing of profits;

          (j) Contracts containing noncompetition covenants, covenants to register securities, or negative or restrictive financial covenants that are not terminable at will or upon notice of 30 days or less by the Company or a Company Subsidiary;

          (k) Voting agreements relating to securities of the Company or the Company Subsidiaries (whether or not any of those entities is a party thereto);

          (l) Insurance policies involving annual premium payments of more than $1,500;

          (m) Powers of attorney;

          (n) Contracts between the Company or any Company Subsidiary and the Shareholder, his spouse, or any affiliate or relative thereof; and

          (o) Other contracts not made in the ordinary course of business or that, in the reasonable judgment of the Shareholder, are material to the businesses, operations, assets, or financial condition of the Company and the Company Subsidiaries, taken as a whole.

Included in the list of customers specified in subsection (g) above, and so identified, are all contracts and commitments, whether written or oral, relating to the purchase, sale or lease of abstract or title plants by the Company and the Company Subsidiaries in 1996 and 1997. No contract or commitment listed in
Section 2.21 of the Company Disclosure Schedule has been amended or modified or the rights and obligations evidenced thereby otherwise affected in a manner materially adverse to the Company or the Company Subsidiaries, except by an instrument which is also included in such listing, and each contract or commitment, as so amended, modified or affected, contains all material provisions with respect to the subject matter thereof. The Company and the Shareholder have furnished or made available to Tyler accurate and complete copies of all of the contracts, commitments or instruments listed in Section
2.21 of the Company Disclosure Schedule.

Except as set forth in Section 2.21 of the Company Disclosure Schedule or with respect to contracts not material to the businesses, operations, assets or financial condition of the Company and the Company Subsidiaries, taken as a whole, (i) to the knowledge of the Company and the Shareholder, all such contracts are valid, binding, subsisting, and enforceable in all material respects; (ii) to the knowledge of the Company and the Shareholder and in their good faith belief the Merger will not affect the continuance in full force and effect of such contracts; and (iii) there is no material dispute among the parties to any such contract and no material penalty has been incurred with respect thereto. Except as set forth in Section 2.21 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary nor the Shareholder has received notice of any plan or intention of any other party to any such contract or agreement to exercise any right to cancel or terminate any such contract or agreement, and neither the Company nor any Company Subsidiary nor the Shareholder knows of any fact that would justify the exercise of such right. Neither the Company nor any Company Subsidiary nor the Shareholder currently contemplates, or has any reason to believe any other person or entity currently contemplates, any amendment or change to any of the contracts or agreements referred to in Section 2.21 of the Company Disclosure Schedule. Except as disclosed in Section 2.21 of the Company Disclosure Schedule, none of the Company's or the Company Subsidiaries' customers or suppliers, that during the year ended December 31, 1996 accounted for as much as 2% of consolidated sales or purchases of the Company and the Company Subsidiaries, has refused, or communicated that it will or may refuse, to purchase or supply goods or services, as the case may be, or has communicated that it will or may substantially reduce the amount of goods or services that it is willing to purchase from, or sell to, the Company or any Company Subsidiary after the date hereof.

     2.22 Litigation and Claims. Neither the Company nor any Company Subsidiary nor the Shareholder is a party to, and the businesses or assets of the Company and the Company Subsidiaries are not the subject of or affected by, any pending or to the knowledge of the Company or the Shareholder, threatened suit, claim, action, or litigation with any party or any administrative, arbitration, or other governmental proceeding, investigation, or inquiry, or any pending change in any regulations, statutes or ordinances, which would, severally or in the aggregate, have a material adverse effect on the businesses, results of operations, assets, or the condition (financial or otherwise) of the Company and the Company Subsidiaries, taken as a whole. To the knowledge of the Company or the Shareholder, no suit, claim, action or demand is currently pending, has been made or filed, or is or has been threatened or contemplated by any person or entity, and there exists no judgment or order (whether or not the Company or a Company Subsidiary is a party to any of the foregoing) regarding or affecting the ownership, disclosure, copying, possession or utilization by the Company or the Company Subsidiaries of the assets reflected in the books and records of the Company or the Company Subsidiaries, or (whether or not so reflected) the microfilm in the possession of the Company and the Company Subsidiaries of title documents filed in any county clerk's or recorder's office with which they conduct business, computer data files and magnetic tapes containing information abstracted from such title documents, indices (other than copies of grantor/grantee indices provided as a service to county clerks or recorders) generated from such data files utilizing the computer systems of the Company and the Company Subsidiaries, software programs used in their businesses, and the computers and peripheral equipment and the other equipment and machines used in their businesses.

     2.23 Judgments, Decrees, and Orders in Restraint of Business. Neither the Company nor any Company Subsidiary is a party to or subject to any judgment, order, or decree entered in any suit or proceeding brought by any governmental agency or by any other person enjoining it in respect of any business practice or the acquisition of any property or the conduct of its business.

     2.24 No Violation of Any Instrument. Neither the Company nor any Company Subsidiary is in violation of or default under nor, to the knowledge of the Company or the Shareholder, has any event occurred that, with or without the giving of notice, lapse of time or the occurrence of any other event, would constitute a violation of or default under, or permit the termination or the acceleration of maturity of, or result in the imposition of a lien, claim, or encumbrance upon any property or asset of the Company or any Company Subsidiary pursuant to, the articles or certificate of incorporation or bylaws of the Company or any Company Subsidiary or any note, bond, indenture, mortgage, deed of trust, evidence of indebtedness, loan or lease agreement, or other agreement or instrument (including with customers) listed or required to be listed in

Section 2.21 of the Company Disclosure Schedule, or any judgment, order, injunction, or decree, to which it is a party, by which it is bound, or to which any of its assets is subject, which would have a material adverse effect on the businesses, operations, assets or financial condition of the Company and the Company Subsidiaries, taken as a whole.

     2.25 Compliance With Laws. The Company and the Company Subsidiaries are substantially in compliance with all laws applicable to their businesses, where failure so to comply would have a material adverse effect on the businesses, operations, assets, prospects, or financial condition of the Company and the Company Subsidiaries, taken as a whole.

     2.26  Compensation and Benefit Plans.

     (a) Section 2.26 of the Company Disclosure Schedule includes a complete and accurate list of all pension, profit sharing, Section 401(k), thrift-savings, simplified employee pension, excess benefit plan, deferred compensation, incentive compensation, stock bonus, stock option, restricted stock, cash bonus, employee stock ownership, severance pay, golden parachute, cafeteria, flexible compensation, life insurance, medical, dental, disability, welfare, or vacation plans or arrangements of any kind and any other Employee Pension Benefit Plan or Employee Welfare Benefit Plan (as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) in which employees or former employees of the Company or any Company Subsidiary participate (collectively, the "Benefit Plans").

     (b) Neither the Company nor any Company Subsidiary participates currently in or has ever participated in, or is required currently to or has ever been required to contribute to or otherwise participate in, any "multi-employer plan," as defined in Sections 3(37)(A) and 4001(a)(3) of ERISA and Section 414(f) of the Code. Neither the Company nor any Company Subsidiary participates currently in or has ever participated in, or is required currently to or has ever been required to contribute to or otherwise participate in, any plan, program or arrangement subject to Title IV of ERISA.

     (c) No former employee of the Company or any Company Subsidiary is entitled, and no current employee will be entitled after termination of employment, to participate in any Employee Welfare Benefit Plan as defined in ERISA, other than participation required to be permitted by the Company or any Company Subsidiary under Section 4980B of the Code and Sections 601 to 609 of ERISA.

     (d) The Company and the Shareholder have delivered to Tyler true, correct and complete copies of the Benefit Plans and each applicable summary plan description and the most recent Form 5500s applicable to such Benefit Plans.
Section 2.26 of the Company Disclosure Schedule sets forth the costs attributable to each Benefit Plan determined on an annual basis. Except as reflected or reserved against on the Company Balance Sheet, there is no unfunded liability with respect to any Benefit Plan. None of the assets of any of the Company's or any Company Subsidiary's Benefit Plans are invested in any property constituting employer real property or employer security within the meaning of
Section 407(d) of ERISA.

     (e) Each Employee Pension Benefit Plan sponsored, maintained or contributed to by the Company or any Company Subsidiary is qualified under Section 401(a) of the Code; all related trusts are exempt from federal income tax under Section 501(a) of the Code; each such plan has received a determination letter from the IRS stating that the plan is qualified under Section 401(a) of the Code and all related trusts are exempt from federal income tax under Section 501(a) of the Code (which determination letter includes all statutory and regulatory provisions of the Tax reform Act of 1986 and subsequent legislation for which a determination letter may be obtained); and to the knowledge of the Company, nothing has occurred since the date of the last such determination which resulted in, or is likely to result in, the revocation of such determination. A copy of the latest determination letter applicable to any Employee Pension Benefit Plan has been delivered to Tyler.

     (f) Each of the Benefit Plans has been administered in material compliance with its underlying documentation, the requirements of ERISA, the Code and all other applicable laws. All returns required to be made under ERISA and the Code with respect to the Benefit Plans have been timely filed and the Company or any Company Subsidiary has made all contributions required under the terms of any Benefit Plan (including, but in no way limited to, employer matching contributions and non-elective contributions and the deposit of elective deferrals as such terms are defined in the Code) for all periods through and including the date hereof.

     (g) To the knowledge of the Company, there are not now, nor have there ever been, any transactions involving the Benefit Plans or any fiduciary or administrator thereof which are prohibited under ERISA or the Code or for which an individual, class or statutory exemption is not available.

     (h) There are no pending or, to the knowledge of the Company, any threatened claims by or on behalf of the Benefit Plans, the United States Department of Labor, the Internal Revenue Service, or any current or former employee of the Company or any Company Subsidiary or beneficiary of such current or former employee alleging a breach of any fiduciary duties or a violation of applicable state or federal law which could result in liability on the part of the Company, any Company Subsidiary or a Benefit Plan under ERISA or any other law, nor, to the knowledge of the Company, is there any basis for such a claim and neither the Company, any Company Subsidiary nor, to the knowledge of the Company, any administrator or fiduciary of any Benefit Plan (or agent of the foregoing) has engaged in any transaction or acted or failed to act in any manner which would subject the Company to any liability for a breach of fiduciary duty under ERISA. The transactions contemplated by this Agreement (either alone or together with any other event) will not (i) terminate or modify the provisions of any Benefit Plan or (ii) trigger an event under any Benefit Plan or employer benefit arrangement or law that will result in any payment (whether of severance pay or otherwise) becoming due from the Company or a Company Subsidiary.

     2.27  Labor Relations.

     (a) To the knowledge of the Company or the Shareholder, the Company and the Company Subsidiaries (i) are in substantial compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment (including occupational health and safety), nondiscrimination, and wages and hours and (ii) are not engaged in any unfair labor practice, that in any such case would have a material adverse effect on the businesses, operations, assets or financial condition of the Company and the Company Subsidiaries, taken as a whole.

     (b) There is no unfair labor practice complaint against Company or any Company Subsidiary pending or, to the knowledge of the Company or Shareholder, threatened before the National Labor Relations Board.

     (c) There is no strike, labor dispute, slowdown, stoppage, or other material interference with or impairment by labor of the business of the Company and the Company Subsidiaries actually pending or, to the knowledge of the Company or the Shareholder, threatened or contemplated against or directly affecting the Company or any Company Subsidiary.

     (d) To the knowledge of the Company or the Shareholder, no question of union representation exists respecting the employees of the Company or any Company Subsidiary and no union organizing activities are taking place.

     (e) Since July 31, 1997, no key employees of the Company or the Company Subsidiaries have been terminated or have resigned their employment.

     2.28 Adequate Insurance. The Company and the Company Subsidiaries maintain insurance coverage that the Company and the Shareholder believe is reasonably adequate to protect the assets and operations of the Company and the Company Subsidiaries, taken as a whole, and is sufficient for material compliance with all requirements of law and all agreements to which the Company or any Company Subsidiary is a party. No notice of any termination or threatened termination of such policies has been received by the Company or any Company Subsidiary and, to the knowledge of the Company or the Shareholder, such policies are valid, binding, and enforceable.

     2.29 Contracts with Affiliates and Others. No director or officer of the Company or any Company Subsidiary, nor any person who is a spouse or descendant of such director or officer, has any direct or indirect relationship with any customer or supplier of, or other contracting party with, the Company or any Company Subsidiary (other than as a director, officer, or shareholder of the Company) that would be required to be disclosed in a proxy statement relating to the election of directors filed under the Securities Exchange Act of 1934 (the "Exchange Act").

     2.30 Revenue Recognition. The Company and the Company Subsidiaries have not recognized and do not recognize revenues from customers in advance of performing the services or furnishing the products for which the revenues were or are received.

     2.31 Certain Fees. Neither the Company nor any Company Subsidiary nor any officer, director, or employee of the Company or any Company Subsidiary has employed any broker or finder or incurred any liability for any brokerage fees, commissions, or finders' fees in connection with the transactions contemplated hereby.

     2.32  Environmental Matters. To the knowledge of the Company or the
Shareholder:

          (a) The Company, the Company Subsidiaries, and their respective property (whether real, personal, owned, leased, managed or operated) (collectively, "Business Facilities") are in compliance with applicable laws, rules, regulations, ordinances, orders or guidance documents now in effect of any applicable governmental authority or any judicial or administrative decision relating thereto that relate in any manner to health, Materials of Environmental Concern, the environment, or a community's right to know (collectively, "Environmental Laws");

          (b) There are no Materials of Environmental Concern on any Business Facility in any quantity or concentration exceeding any limitation or standard established pursuant to Environmental Laws;

          (c) There are no actual or threatened claims, demands, allegations, actions, suits, investigations, notices, or proceedings against or relating to the Company or any of its Company Subsidiaries or any of their Business Facilities relating to or arising out of the use, presence, or handling of Materials of Environmental Concern or compliance with Environmental Laws (collectively, "Environmental Claims"), and there is no basis for any such Environmental Claims; and

          (d) There are no events, conditions, circumstances, facts, activities, practices, incidents or plans relating to or arising out of the operations of the Company or any of the Company Subsidiaries which will prevent or interfere with compliance with Environmental Laws by Tyler after the Closing, or which may give rise to any common law or statutory liability under Environmental Laws or form the basis of an Environmental Claim against the Company, any of the Company Subsidiaries, or any of their respective Business Facilities.

     "Materials of Environmental Concern" means: (i) those substances included within the statutory and/or regulatory definitions of "hazardous substance," "hazardous waste," "extremely hazardous substance," "regulated substance," "hazardous materials," or "toxic substances," under any Environmental Law; (ii) any material, waste or substance which is or contains: (A) petroleum, oil or a fraction or constituent thereof, (B) asbestos, (C) polychlorinated biphenyls,
(D) formaldehyde, (E) explosives, or (F) radioactive materials (including NORM);
(iii) solid wastes (as defined under the Resource Conservation and Recovery Act, 42 U.S.C. sec.6901 et seq., and its implementing regulations) that post imminent and substantial endangerment to health or the environment; (iv) any material, waste or substance designated classified or regulated as a "Class I" or "Class II" waste under Title 30 of the Texas Administrative Code; and (v) such other substances, materials, or wastes that are or become classified or regulated as hazardous or toxic under any applicable federal, state or local law or regulation. To the extent that the laws or regulations of any applicable state or local jurisdiction establish a meaning for any term defined herein through reference to federal Environmental Laws which is broader than the meaning under such federal Environmental Laws, such broader meaning shall apply.

     2.33 Section 368 Representations. (a) There is no present plan, intention or arrangement by the Shareholder to sell, exchange, transfer or otherwise dispose of, or reduce the risk of loss relating to any of, the shares of Tyler Common Stock received by him pursuant to the Merger that would reduce the Shareholder's holdings, or risks incident to the ownership, of Tyler Common Stock to a number of shares having a total fair market value at the Effective Time of less than fifty percent (50%) of the total fair market value of all of the

Company's capital stock outstanding immediately prior to the Effective Time. For purposes of this Section 2.33, shares of the Company's capital stock sold, redeemed or otherwise disposed of prior or subsequent to and as a part of the overall transaction contemplated by the Merger will be considered to be capital stock of the Company outstanding immediately prior to the Merger.

     (b) Neither the Company, Tyler, any Company Subsidiary nor any Tyler Subsidiary will assume any debts or obligations of the Shareholder as part of the Merger, other than the assumption by Tyler Sub, as the Surviving Corporation in the Merger, of debts of the Company that are guaranteed by Shareholder.

     (c) There have not been any sales or redemptions of the Company's capital stock in contemplation of the Merger. There have been no transactions in the capital stock of the Company during the past twelve months other than the grants by Shareholder of shares of Class B Common Stock described in Section 5.10.

     (d) The liabilities of the Company assumed by Tyler as a part of the Merger and the liabilities to which the transferred assets of the Company are subject were incurred by the Company in the ordinary course of its business, other than the funds borrowed to pay the bonuses to employees and make the distributions to the Shareholder permitted pursuant to Sections 5.8 and 5.5 of this Agreement.

     (e) The Company will pay the expenses incurred in connection with the Merger by it and the Shareholder. Notwithstanding the foregoing, to the extent any of the expenses relating to the Merger (or the "plan of reorganization" within the meaning of the Department of Treasury Regulation Section 1.368-1(c) with respect to the Merger) are funded directly or indirectly by a party other than the party incurring such expense, such expenses will be within the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187.

     (f) Other than dividends to the Shareholder for purposes of funding his federal tax liabilities with respect to 1997 income of the Company, the Company has not, and pursuant to this Agreement will not, distribute any assets (either as a dividend or otherwise) constituting more than 10% of the fair market value of all of its assets at any time either during the past twelve months or in contemplation of the Merger.

     (g) The Company is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

     (h) The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     (i) None of the compensation to be received by the Shareholder under the Employment Agreement (or any other employment, consulting or similar services agreement, whether written or oral) will be separate consideration for, or allocable to, any of his shares of Company Common Stock. None of the shares of Tyler Common Stock to be received by the Shareholder will be separate consideration for, or allocable, to the Employment Agreement (or any other employment, consulting, or similar services agreement, whether written or oral).

     2.34 Accuracy of Information Furnished. No representation or warranty by the Company or the Shareholder in this Agreement (including the Company Disclosure Schedule) or any other agreement or document executed or to be executed by the Company or the Shareholder in connection herewith contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not false or misleading.

     2.35 Representations Limited. Notwithstanding anything herein to the contrary, representations or warranties with respect to any Company Subsidiary with respect to periods prior to the time such Company Subsidiary (or its assets if acquired as substantially all of the assets of another person) was acquired by the Company are made to the knowledge of the Company or the Shareholder.

                                   ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF TYLER

     Tyler and Sub jointly and severally represent and warrant to the Company and the Shareholder as follows:

     3.1 Organization and Good Standing of Tyler. Tyler is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

     3.2 Foreign Qualification. Tyler is duly qualified or licensed to do business as a foreign corporation and in good standing in those jurisdictions set forth in Section 3.2 of the schedule delivered by Tyler concurrently with the execution of this Agreement (the "Tyler Disclosure Schedule"). Tyler is duly qualified or licensed to do business as a foreign corporation in every jurisdiction where the failure so to qualify would have a material adverse effect on the businesses, operations, assets, or financial condition of Tyler and the Tyler Subsidiaries (as defined in Section 3.7), taken as a whole. For purposes of this Section 3.2, no material adverse affect shall be deemed to have occurred as a result of non-payment of state or local franchise taxes not exceeding $75,000 in the aggregate.

     3.3 Power and Authority to Conduct Business. Each of Tyler and Sub has the corporate power and authority, and possess all licenses and permits, required by governmental authorities to own, lease, and operate its properties and assets and to carry on its business as currently being conducted, except where the failure to possess such license or permit does not and would not have a material adverse effect on the business, operations, assets or financial condition of Tyler and the Tyler Subsidiaries, taken as a whole.

     3.4 Authority to Consummate Merger. Each of Tyler and Sub has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other agreements or documents executed or required to be executed by it in connection with this Agreement and, subject to obtaining approval of the stockholders of Tyler, the execution, delivery and performance by each of Tyler and Sub of this Agreement and the other documents executed or to be executed by it in connection with this Agreement have been duly authorized by all necessary corporate action.

     3.5 Binding Effect. This Agreement and the other documents executed or required to be executed by Tyler or Sub in connection with this Agreement have been or will have been duly executed and delivered by Tyler or Sub and are or will be, when executed and delivered, the legal, valid, and binding obligations of Tyler or Sub executing the same, enforceable in accordance with their terms except that:

          (a) enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting creditors' rights;

          (b) the availability of equitable remedies may be limited by equitable principles of general applicability; and

          (c) rights to indemnification under Section 10.6 may be limited by considerations of public policy.

     3.6 Compliance with Other Instruments. Subject to obtaining the approval of the stockholders of Tyler and except as disclosed in Section 3.6 of the Tyler Disclosure Schedule, neither the execution and delivery by Tyler or Sub of this Agreement or the other agreements or documents executed or required to be executed by Tyler or Sub in connection herewith, nor the consummation by Tyler or Sub of the transactions contemplated hereby and thereby will (i) conflict with the articles of incorporation or bylaws of Tyler or Sub, (ii) assuming satisfaction of the requirements set forth in clause (iii) below, violate any provision of law applicable to Tyler or any of the Tyler Subsidiaries; (iii) except for (A) requirements arising out of the HSR Act, (B) requirements of federal and state securities laws, and (C) the filing of articles of merger in accordance with the TBCA, require any consent, authorization, permit, license or approval of, or declaration, registration or filing with or notice to, any person or governmental body or authority, domestic or foreign, under any provision of law applicable to Tyler or any of the Tyler Subsidiaries; or (iv) require any consent, approval or notice under, violate, breach, be in conflict with, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or permit the termination or the acceleration of maturity of, or result in the imposition of any lien, claim, or encumbrance upon any property or asset of Tyler or any Tyler Subsidiary pursuant to any note, bond, indenture, mortgage, deed of trust, evidence of indebtedness, loan or lease agreement, other agreement or instrument or any judgment, order, injunction, or decree by which Tyler or any Tyler Subsidiary is bound, to which any of them is a party, or to which any of their assets is subject, except for those violations and breaches that would not have a material adverse effect on the businesses, operations, assets or financial condition of Tyler and the Tyler Subsidiaries, taken as a whole.

     3.7  Capitalization of Tyler.

     (a) The authorized capital stock of Tyler consists of 50,000,000 shares of Tyler Common Stock, and 1,000,000 shares of preferred stock, par value $10.00 per share ("Tyler Preferred Stock"), of which 22,007,921 shares of Tyler Common Stock and no shares of Tyler Preferred Stock were issued and outstanding as of September 30, 1997 and 1,301,356 shares of Common Stock were held in treasury. All of the issued and outstanding shares of Tyler Common Stock have been duly authorized and are validly issued and are fully paid and nonassessable. There are no shares of the capital stock of Tyler held in its treasury or in the treasury of any corporation of which Tyler is the record or beneficial owner, directly or indirectly, of 50% or more of the capital stock (each such corporation being referred to as a "Tyler Subsidiary"). The shares of Tyler Common Stock to be issued in the Merger, when issued and delivered, will be duly authorized, validly issued, fully paid, and nonassessable.

     (b) As of the date hereof, the authorized capital stock of Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which are validly issued, fully paid and nonassessable and are owned by Tyler.

     (c) Except as described in Section 3.7 of the Tyler Disclosure Schedule and in the Tyler Financial Statements (as hereinafter defined), there is no outstanding subscription, contract, convertible or exchangeable security, option, warrant, call, or other right obligating Tyler or any Tyler Subsidiary to issue, sell, exchange, or otherwise dispose of, or to purchase, redeem, or otherwise acquire shares of, or securities convertible into or exchangeable for, capital stock of Tyler.

     3.8 Commission Filings; Financial Statements. Section 3.8 of the Tyler Disclosure Schedule lists all reports, registration statements and other filings, together with any amendments required to be made with respect thereto, that Tyler has filed with the Securities and Exchange Commission (the "Commission")under the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act since October 1, 1995. All reports, registration statements and other filings filed by Tyler with the Commission since October 1, 1995 through the date of this Agreement, together with any amendments thereto, are sometimes collectively referred to as the "Tyler Commission Filings." Tyler has heretofore provided the Company and the Shareholder true, correct and complete copies of the Tyler Commission Filings. As of the respective dates of their filing with the Commission, the Tyler Commission Filings complied in all material respects with the Securities Act, the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     Each of the consolidated financial statements (including any related notes or schedules) included in or incorporated by reference into the Tyler Commission Filings ("Tyler Financial Statements") was, and each of the consolidated financial statements to be included in the Proxy Statement (as defined in Section 6.2) (except for those financial statements of the Company and the Company Subsidiaries furnished by or on behalf of the Company or the Shareholder to Tyler specifically for use therein) will be, prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be noted therein or in the notes or schedules thereto), and fairly present or will fairly present, as the case may be, the consolidated financial position of Tyler and its consolidated subsidiaries as of the dates thereof and the results of operations, cash flows and changes in stockholders' equity for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments). Since December 31, 1996, there has been no change in accounting principles applicable to, or methods of accounting utilized by, Tyler and the books and records of Tyler and the Tyler Subsidiaries have been and are being maintained in accordance with all applicable legal and accounting requirements and good business practice, reflect only valid transactions, are complete and correct in all material respects, and accurately reflect in all material respects the basis for the consolidated financial position and consolidated results of operations and cash flows of Tyler and its consolidated subsidiaries set forth in the Tyler Financial Statements.

     3.9 Absence of Certain Changes. Since June 30, 1997, Tyler has not (except as contemplated by this Agreement or as may result from the transactions contemplated by this Agreement or as described in the Tyler Disclosure Schedule):

          (a) suffered any change in its business, results of operations, working capital, assets, liabilities, or financial condition or the manner of conducting its business other than changes that, individually or in the aggregate, have not had a material adverse effect on the businesses, operations, assets or financial condition of Tyler and the Tyler Subsidiaries, taken as a whole;

          (b) entered into any material commitment or transaction other than in the ordinary course of business;

          (c) written up, written down, or written off the book value of any material amount of assets;

          (d) declared, paid, or set aside for payment any dividend or distribution with respect to the capital stock of Tyler; or

          (e) redeemed, purchased, or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of the capital stock or securities of Tyler or any rights to acquire such capital stock or securities, other than normal or periodic purchases, sales and grants under provisions of existing employee benefit plans and programs of Tyler.

     3.10 No Material Undisclosed Liabilities. To the knowledge of Tyler, there is no liability or obligation of Tyler and the Tyler Subsidiaries of any nature, whether absolute, accrued, contingent, or otherwise, other than:

          (a) the liabilities and obligations that are fully reflected, accrued, or reserved against in the unaudited consolidated balance sheet of Tyler and its consolidated subsidiaries as of June 30, 1997, for which the reserves are appropriate and reasonable, or incurred in the ordinary course of business and consistent with past practices since June 30, 1997;

          (b) the loss contingencies set forth in Section 3.10 of the Tyler Disclosure Schedule;

          (c) contractual liabilities or obligations of a nature not required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles; and

          (d) other liabilities and loss contingencies which are not material in the aggregate to the business, operations, assets or financial condition of Tyler and the Tyler Subsidiaries, taken as a whole.

     3.11 Litigation and Government Claims. Except as described in Section 3.11 of the Tyler Disclosure Schedule, neither Tyler nor any Tyler Subsidiary is a party to, and the business or assets of Tyler and the Tyler Subsidiaries are not the subject of, any pending or, to the knowledge of Tyler, threatened suit, claim, action, or litigation with any party, or any administrative, arbitration, or other governmental proceeding, investigation, or inquiry, in which the amount involved and not covered by insurance exceeds $250,000. In the opinion of Tyler and its management, none of such pending or threatened matters would, severally or in the aggregate, have a material adverse effect on the business, operations, assets or financial condition of Tyler and the Tyler Subsidiaries, taken as a whole.

     3.12 No Violation of Any Instrument. Except as disclosed in Section 3.12 of the Tyler Disclosure Schedule, neither Tyler nor any Tyler Subsidiary is in violation of or default under nor, to the knowledge of Tyler, has any event occurred that, with the lapse of time or the giving of notice or both, would constitute a violation of or default under, or permit the termination or the acceleration of maturity of, or result in the imposition of a lien, claim, or encumbrance upon any property or asset of Tyler or any Tyler Subsidiary pursuant to the articles or certificate of incorporation or bylaws of Tyler or any Tyler Subsidiary or any note, bond, indenture, mortgage, deed of trust, evidence of indebtedness, loan or lease agreement, or other agreement or instrument or any judgment, order, injunction, or decree to which it is a party, by which it is bound, or to which any of its assets is subject, which would have a material adverse effect on the business, operations, assets or financial condition of Tyler and the Tyler Subsidiaries, taken as a whole.

     3.13 Certain Fees. Neither Tyler nor any officer, director, or employee of Tyler has employed any broker or finder or incurred any liability for any brokerage fees, commissions, or finders' fees in connection with the transactions contemplated hereby.

     3.14 No Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

     3.15 Accuracy of Information Furnished. No representation or warranty by Tyler or Sub in this Agreement (including the Tyler Disclosure Schedule) or any other agreement or document executed or to be executed by Tyler or Sub in connection herewith contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not false or misleading.

     3.16  Company Contract Bids. Tyler acknowledges that, notwithstanding
Section 2.21, certain of the Company's contracts with governments or governmental agencies may come up for bid in the ordinary course of business (including Dallas County, Texas in late 1997) and that no guarantee can be made that the Company will be the successful bidder for such contracts.

                                   ARTICLE 4

           JOINT COVENANTS OF THE COMPANY, THE SHAREHOLDER AND TYLER

     4.1  Access; Confidentiality.

     (a) During the period pending the Closing Date, the Company and the Shareholder (with respect only to the properties to be leased by the Shareholder to the Company after the Merger) shall afford to Tyler and its officers, employees, accountants, counsel, and other authorized representatives, full access to and the right to review and make copies of the Company's, the Company Subsidiaries', the Company Investments' (to the extent practicable), and the Shareholder's assets, properties, books, contracts, commitments, and records, view their physical properties, and communicate with the key employees of the Company and the Company Subsidiaries on a basis reasonably satisfactory to and with the prior specific approval of the Shareholder, and will furnish and use their reasonable best efforts to cause representatives to furnish promptly to Tyler such additional financial and operating data and other documents and information (certified if requested and reasonably susceptible to certification) relating to the Company, the Company Subsidiaries', the Company Investments' (to the extent practicable), and the Shareholder's businesses and properties as Tyler or its duly authorized representatives may from time to time reasonably request.

     (b) During the period pending the Closing Date, Tyler shall afford to the Company and the Shareholder and their accountants, counsel and other authorized representatives the same rights of access to and inspection of the books, records, properties, contracts and personnel of Tyler as those afforded to Tyler and its representatives in Section 4.1(a) above.

     (c) Notwithstanding any such investigation by Tyler, the Company, or the Shareholder, or any information obtained pursuant thereto, it or he shall be entitled to rely in full upon the accuracy of the representations and warranties of the other party or parties contained in this Agreement and upon its or his representations at Closing as to compliance with or performance of any covenants made by it or him in this Agreement. Tyler, the Company, or the Shareholder shall have no obligation to investigate any such matters and, if any such matters are investigated, shall have no obligation to the other party or parties with respect to information obtained thereby except as provided in Section 12.1 of this Agreement.

     (d) The rights and obligations of the Shareholder, the Company and Tyler pursuant to the Confidentiality Agreement (the "Confidentiality Agreement") dated September 24, 1997 by and among the Shareholder, the Company and Tyler will survive the execution and delivery of this Agreement, and all information obtained by the Shareholder, the Company and Tyler or any of their respective Representatives (as defined in the Confidentiality Agreement) pursuant hereto shall be deemed "Information" as that term is defined in the Confidentiality Agreement, and shall be subject to the provisions of the Confidentiality Agreement, except to the extent that Tyler is advised by counsel that disclosure of any such Information, including the existence of the Confidentiality Agreement, is required by law in connection with the Merger.

     4.2 Notice of any Material Change. Each of the Company and Tyler shall, promptly after the first notice or occurrence or failure to occur thereof but not later than the Closing Date, supplement or amend its Disclosure Schedule to disclose the occurrence of any event or the existence of any state of facts that would:

          (a) make any of its representations and warranties in this Agreement untrue in any material respect or constitute a material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder;

          (b) make it necessary to amend the Proxy Statement in order to render the statements therein not misleading or to comply with applicable law; or

          (c) otherwise constitute a material adverse change in the respective businesses, results of operations, working capital, assets, liabilities or condition (financial or otherwise) of Tyler and the Tyler Subsidiaries, taken as a whole, or the Company and the Company Subsidiaries, taken as a whole. Subject to the provisions of Section 12.1 of this Agreement, no supplement or amendment to any Disclosure Schedule shall have any effect for the purpose of determining the satisfaction of or compliance with the conditions to the obligations of the parties set forth elsewhere in this Agreement.

     4.3 Monthly Financial Statements. During the period pending the Closing Date, each of Tyler and the Company shall furnish to the other its unaudited consolidated balance sheet and related statements of operations, stockholders' equity, and cash flows and any supporting schedules for the accounting periods ending on or about the last day of each such month, promptly after they are available, but not later than 30 days after the close of such accounting period.

     4.4 Antitrust Notification. Within 10 days after the date hereof, Tyler and the Shareholder shall each file with the Federal Trade Commission ("FTC") and the Antitrust Division of the U.S. Department of Justice ("DOJ") the Notification and Report Form required to be filed pursuant to the HSR Act, and shall timely supply any supplemental information that may be reasonably requested by the FTC or DOJ in connection therewith. The Company, the Shareholder and Tyler shall furnish to each other such necessary information and reasonable assistance as the other party may request in connection with the preparation of its respective necessary submissions under the HSR Act. The Company, the Shareholder and Tyler shall furnish to each other copies of all correspondence, filings, or communications (or memoranda setting forth the substance thereof), between them or their representatives and the FTC or DOJ.

     4.5  Tax Matters.

     (a) The Shareholder and the Company shall prepare and timely file all tax returns and amendments thereto required to be filed by the Company and the Company Subsidiaries on or before the Closing Date and all federal income tax returns of the Company and the Company Subsidiaries that are due to be filed after the Closing Date and relate to the tax periods of the Company and the Company Subsidiaries ending on or before the Closing Date. Tyler shall have a reasonable opportunity to review all such tax returns and amendments thereto. The Company and the Company Subsidiaries, with the consent of the Shareholder, shall be entitled in their discretion at any time prior to the Closing Date to revoke their elections under Section 1362(a) of the Code to be treated as S corporations.

     (b) Tyler or the Surviving Corporation, as appropriate, shall prepare and file all tax returns other than federal income tax returns of the Company and the Company Subsidiaries that are due to be filed after the Closing Date and shall pay all taxes shown on such returns as due and owing.

     (c) The Shareholder covenants and agrees that he will be fully responsible for, and indemnifies and holds harmless Tyler, the Company and the Company Subsidiaries from and against, any and all claims, demands, losses, obligations and liabilities for income taxes of the Company and the Company Subsidiaries, any penalties and interest with respect thereto, and any costs and expenses (including reasonable attorneys' and accountants' fees) of Tyler, the Company or a Company Subsidiary incurred as an incident thereto, relating to tax periods of the Company and the Company Subsidiaries ending on or before the Closing Date. Tyler agrees that the Shareholder shall have the sole right to contest, resolve and defend, at his cost, against any assessment for additional income taxes, notice of income tax deficiency or other adjustment of income taxes of the Company or the Company Subsidiaries made or proposed by any taxing authority for such periods. The Shareholder shall be entitled to retain such tax representatives, subject to the consent of Tyler (which shall not be unreasonably withheld), as he selects to represent him in resolving any such income tax controversies or disputes for tax periods ending on or before the Closing Date, and Tyler or the Company, as appropriate, shall execute and deliver powers of attorney, limited to such tax periods, in favor of the Shareholder or his tax representatives as necessary to effectuate the provisions of this Section 4.5.

     (d) Subject to Closing, and specifically reserving any rights or remedies Tyler or the Surviving Corporation may have for breach of the representations and warranties of the Shareholder contained in Article 2 of this Agreement, Tyler covenants and agrees that either it or the Surviving Corporation, as appropriate, will be fully responsible for, and Tyler indemnifies and holds harmless the Shareholder from and against, any and all claims, demands, losses, obligations and liabilities for income taxes of the Surviving Corporation and the Company Subsidiaries, any penalties and interest with respect thereto, and any costs and expenses (including reasonable attorneys' and accountants' fees) of the Shareholder incurred as an incident thereto, relating to tax periods of the Surviving Corporation and the Company Subsidiaries ending after the Closing Date; such responsibility of and indemnity by Tyler shall include the amounts of any and all tax consequences or liabilities attributable to any election by Tyler or the Surviving Corporation after the Closing to change the tax accounting methods utilized by the Company or the Company Subsidiaries applicable to tax periods ending after the Closing Date. The Shareholder agrees that Tyler or the Surviving Corporation, as appropriate, shall have the sole right to contest, resolve and defend, at its cost, against any assessment for additional income taxes, notice of income tax deficiency or other adjustments of income taxes of the Surviving Corporation or the Company Subsidiaries made or proposed by any taxing authority for tax periods ending after the Closing Date.

     (e) All parties hereto agree if requested to reasonably cooperate with one another and assist in the settlement, compromise, defense or other disposition of any assessments for additional taxes, notices of deficiency, proposed adjustments or other income tax disputes or controversies by or with taxing authorities relating to the Company and the Company Subsidiaries. Tyler or the Surviving Corporation, as appropriate, will provide to the Shareholder or his tax representatives prompt written notification and copies of any communications from or to any taxing authority received or made by either of them relating to income tax liabilities of the Company or the Company Subsidiaries for any tax periods ended on or before the Closing Date. The Shareholder or his tax representatives will provide to Tyler prompt written notification and copies of any communications from or to any taxing authority received or made by either of them relating to income tax liabilities of the Company or the Company Subsidiaries. Subsequent to any such notice, Tyler and the Shareholder shall keep the other fully advised of the status and developments with respect to such proposed or asserted income tax liability, and of the terms of any settlement or other final resolution thereof. Failure by any party to notify any other party, as provided herein, shall not relieve the party otherwise entitled to such notice from its obligations contained in this Section 4.5 of this Agreement; provided, however, that the party entitled to such notice may pursue other remedies available to it at law or in equity for breach, if any, of the covenant to notify contained herein.

     (f) The Shareholder shall not, in any capacity, agree to any audit adjustments by a taxing authority, or settle, compromise or otherwise agree to a resolution of any dispute or controversy, with respect to the income tax liability of the Company or the Company Subsidiaries if the effect of the adjustment or the terms of the settlement increases the income tax liabilities (including loss of carry forwards) of the Company and the Company Subsidiaries:

          (i) for the taxable period commencing on January 1, 1997 and ending on the Closing Date to an amount that, when added to the income taxes paid for such period by Tyler or the Company in accordance with Section 4.5(b) above (excluding the amount of any such income tax liability attributable to any election by Tyler or the Company after the Closing to change tax accounting methods utilized by the Company and the Company Subsidiaries applicable to tax periods ending on or after January 1, 1997) exceeds the tax liability (excluding deferred taxes) accrued on the books and records of the Company and the Company Subsidiaries for the period commencing January 1, 1997 and ending on the Closing Date; or

          (ii) for taxable periods commencing after the Closing Date (but including the amount of any such income tax liability attributable to any election by Tyler or the Company after the Closing to change tax accounting methods utilized by the Company and the Company Subsidiaries applicable to tax periods ending on or after January 1, 1997), unless the Shareholder or his tax representatives shall have in advance thereof consulted with Tyler and shall have agreed on mutually acceptable terms to pay to Tyler or the Surviving Corporation, as appropriate, the additional income taxes (subject to the limitation set forth in Subsection (i) above) that would be owed by Tyler or the Company for all periods subsequent to December 31, 1996 as a result of such settlement. In any event, the Shareholder shall pay to Tyler or the Surviving Corporation, as appropriate, the amount of any increase in income tax liabilities (including loss of carry forwards) of the Company and the Company Subsidiaries for all tax periods ending on or after the Closing Date (subject to the limitation set forth in subsection (i) above) that results from a final administrative or judicial determination adjusting the income tax liabilities of the Company and the Company Subsidiaries for any period ending on or before the Closing Date, and such payment or payments shall be made at the time Tyler or the Surviving Corporation files an income tax return with a taxing authority covering a tax period that is affected by such increase in income tax liability.

     (g) Tyler or the Surviving Corporation, as appropriate, shall pay to the Shareholder the amount of any reduction in income tax liabilities of the Company and the Company Subsidiaries for all tax periods ending on or after the Closing Date that result from a corresponding adverse adjustment by a taxing authority to the tax liability of the Company and the Company Subsidiaries for tax periods ended on or before the Closing Date. Any such payment or payments shall be made at the time Tyler or the Company files an income tax return with the taxing authority covering a tax period that is benefitted by such reduction.

     (h) The Shareholder agrees promptly to pay over to Tyler or the Surviving Corporation, as appropriate, at the time of receipt by the Shareholder, all proceeds he receives from any refund of income taxes arising out of any carry back to prior tax periods of the Company and the Company Subsidiaries of any net operating loss of Sub for tax periods ending on or after the Closing Date, including any benefits derived from such carry backs to otherwise reduce an income tax liability for such prior periods. At the request of Tyler or Sub and at their expense, the Shareholder shall promptly file all necessary documents or prosecute all other necessary proceedings to claim and recover such refunds. Tyler or Sub, as appropriate, at the time of the receipt thereof, agree to timely pay over to Shareholder all proceeds received by either of them from any refund of income taxes as a result of an adjustment to the income tax liability of the Company or any Company Subsidiary for tax periods ending on or before the Closing Date. At the request of Shareholder and at his expense, Tyler or Sub, as appropriate, shall promptly file all necessary documents or prosecute all other necessary proceedings to claim and recover such refunds.

     (i) At the request of the Shareholder, Tyler or the Company, as appropriate, shall submit for filing with the Internal Revenue Service a Request for Prompt Assessment of Income Taxes pursuant to Section 6501(d) of the Internal Revenue Code for all open tax periods through the Closing Date for which a federal income tax return or returns or amended return or returns have been filed by the Company and the Company Subsidiaries.

     (j) From and after the Closing Date, the Shareholder will not (a) extend the statute of limitations; (b) make or change any elections affecting the Company or the Company Subsidiaries; or (c) change a method of accounting, in each instance with respect to tax liabilities of the Company Subsidiaries relating to periods ending on or prior to the Closing Date, without the prior written consent of Tyler (which consent shall not be unreasonably withheld).

     (k) To the extent the provisions of this Section 4.5 and the provisions of
Article 11 of this Agreement are inconsistent or conflict, the provisions of this Section 4.5 shall be determinative of the rights and obligations of the parties hereto.

     (l) Except as required by applicable law, the Shareholder, Tyler, the Company and the Company Subsidiaries will not take or cause to be taken any action which would prevent the transactions contemplated hereby from qualifying as a reorganization under Section 368 of the Code.

     4.6 Cooperation Pending Closing. Each of the parties hereto shall use its reasonable best efforts to:

          (a) proceed promptly to make or give the necessary applications, notices, requests, and filings in an effort to obtain at the earliest practicable date and, in any event, before the Closing Date, the approvals, authorizations, and consents of third parties necessary to consummate the transactions contemplated by this Agreement;

          (b) cooperate with and keep the other informed in connection with this Agreement; and

          (c) take such actions as the other party may reasonably request to consummate the transactions contemplated by this Agreement and use its reasonable best efforts and diligently attempt to satisfy, to the extent within its control, all conditions precedent to the obligations to close this Agreement.

     4.7 Non-competition Allocation. Each of the parties agree that $100,000 of the cash portion of the Consideration to be received by Shareholder as the holder of Class A Common Stock is in consideration of, and shall be allocated to, the non-competition and non-solicitation covenants of the Shareholder in the Employment Agreement (as defined herein).

                                   ARTICLE 5

                  COVENANTS OF THE COMPANY AND THE SHAREHOLDER

     5.1 Conduct of Business Prior to Closing Date. During the period pending the Closing Date (or other indicated date), the Company and the Shareholder:

          (a) shall, and shall cause each Company Subsidiary to, use its reasonable best efforts to conduct the operations of the Company and the Company Subsidiaries in the ordinary and usual course of business consistent with past and current practices, and to maintain marketing organizations intact and to preserve the goodwill of their employees, representatives, suppliers, and customers;

          (b) shall confer upon request of Tyler with one or more representatives of Tyler to report material operational matters and the general status of ongoing operations;

          (c) shall notify Tyler of any emergency or other change in the normal course of the Company's or the Company Subsidiaries' businesses and of any governmental complaints, investigations, or hearings that are pending (or that the same may be contemplated) if such emergency, complaint, investigation, or hearing would be material to the Company's businesses or properties and those of the Company Subsidiaries, taken as a whole;

          (d) shall take no action that, and shall not fail to use reasonable best efforts to take (without material cost) any action the failure to take which, would cause or permit their representations and warranties contained in this Agreement to be untrue in any material respect on the Closing Date; and

          (e) except as may be permitted or required by this Agreement, shall not directly or indirectly do any of the following: (i) issue, sell, pledge, dispose of or encumber, or permit any Company Subsidiary to issue, sell, pledge, dispose of or encumber, (A) any capital stock of the Company or any Company Subsidiary or (B) other than in the ordinary course of business and consistent with past practice, any assets of the Company or any Company Subsidiary; (ii) amend or propose to amend the respective charters or bylaws of the Company or any Company Subsidiary; (iii) split, combine or reclassify any outstanding capital stock, or, except as provided in Section 5.5 hereof, declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to its capital stock whether now or hereafter outstanding; (iv) redeem, purchase or acquire or offer to acquire, or permit any of the Company Subsidiaries to redeem, purchase or acquire or offer to acquire, any of the Company's or any Company Subsidiary's capital stock; or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 5.1(e).

     5.2 Employment Agreement. At or before the Closing the Shareholder and the Company shall execute and deliver an Employment and Noncompetition Agreement in substantially the form of Exhibit A hereto, with such changes therein prior to execution as may be mutually approved by Tyler and the Shareholder (the "Employment Agreement"), and providing for the employment of the Shareholder by the Surviving Corporation after the Closing, covenants by the Shareholder not to compete with the Surviving Corporation, and compensation, all as provided therein.

     5.3 Noncompetition Agreements. The Company and the Shareholder agree to use their reasonable best efforts to cause the employees and consultants of the Company and the Company Subsidiaries identified in Section 5.3 of the Tyler Disclosure Schedule to terminate their current employment and consulting agreements and, in the case of the employees, to execute and deliver employment agreements with the Company acceptable to Tyler (the "Noncompetition Agreements").

     5.4 Agreement Not to Negotiate. Pending the Closing, and through the period ending March 31, 1998 if this Agreement is terminated without closing by the Company or the Shareholder, the Company and the Shareholder shall not, either directly or indirectly through an agent, representative or other person, solicit or authorize any person to solicit, or initiate or encourage, directly or indirectly, any proposal for the acquisition of all or any material part of the capital stock, assets, or business of the Company or any of the Company Subsidiaries, or for the merger, consolidation, or other combination of the Company or any of the Company Subsidiaries with any other person or entity, or enter into any discussions or negotiations for any such proposal, or provide any person with information or assistance in furtherance of any such proposal, and shall promptly notify Tyler in writing of all proposals received with respect to such matters.

     5.5 Permitted Distributions of Cash and Condo. After June 30, 1997 and on or before the Closing Date the Company shall be entitled to distribute to the Shareholder aggregate cash dividends or other cash distributions not exceeding $3,300,000. On or before the Closing Date, the Shareholder will cause the Company or the appropriate Company Subsidiary to convey, transfer and assign to the Shareholder or such other party as he determines, the record title to, and all other rights of ownership of the Company or the Company Subsidiaries in Unit 900, Bridgeport Condominiums, 344 Padre Boulevard, South Padre Island, Texas (the "Condo"), subject to any indebtedness incurred in connection with the Condo, and shall obtain and provide to Tyler an absolute and unconditional release, executed by the holders of any indebtedness, notes, mortgages, pledges, security agreements or other similar obligations incurred in connection with the Condo, releasing the Company and the Company Subsidiaries from any liability with respect to any such obligations, whether as maker, endorser, surety, obligor, guarantor or otherwise, or shall provide to Tyler the Shareholder's agreement to indemnify Tyler, the Surviving Corporation and the Company Subsidiaries against any such liability, which indemnification agreement shall be reasonably acceptable to Tyler.

     5.6 Waiver of Adverse Claims. The Shareholder releases, waives and disclaims any ownership interest, right, title or other claim to any of the assets, other than the Condo and the real property which is subject to the Lease, which are or during the twelve months preceding the Closing Date have been utilized by the Company or the Company Subsidiaries in the conduct of their respective businesses.

     5.7 Accuracy of Information Furnished. The information supplied by the Shareholder to Tyler in writing expressly for inclusion in any documents (including the Proxy Statement) filed with the Commission in connection with or as a result of the transactions contemplated hereby, will, at the respective times such documents are filed with the Commission, not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not false or misleading.

     5.8 Pre-Closing Bonuses. Prior to the Closing, the Company shall be entitled to pay bonuses to employees of the Company for past services rendered and to pay the consultant identified in Schedule 2.8 of the Company Disclosure
Schedule in connection with termination of his consulting arrangement, which bonuses and payment shall not exceed an aggregate of $2,400,000.

     5.9 New Indebtedness. The Company shall be entitled to incur additional indebtedness to the extent necessary to make the cash distributions contemplated by Section 5.5 or pay the bonuses contemplated by Section 5.8.

     5.10 Stock Grants. Prior to the Closing, the Shareholder will transfer an aggregate of 12,350 shares of the Class B Common Stock of the Company (the "Key Employee Stock Grants") to key employees of the Company and the Company Subsidiaries ("Key Employees") selected by the Shareholder, without any sales or purchase price being paid therefor. The terms of the Key Employee Stock Grants and any applicable restrictions on transfer of the shares so granted and transferred shall be as set forth in the form of Stock Transfer Agreement attached as Exhibit C hereto.

     5.11 Transfer of Headquarters Facilities. Concurrently with the Closing, the Shareholder shall transfer to Sub, by special warranty deed, good and marketable title, free and clear of any lien, claim or encumbrance other than those described in section 2.16(c) hereof, to all the real property facilities and fixtures (the "Headquarters Facilities") leased by Government Records Services, Inc. pursuant to that certain Lease Agreement dated July 1, 1995 between the Shareholder and Government Records Services, Inc. (the "Lease") and as amended effective January 1, 1996. In connection therewith, Shareholder shall obtain and provide to Tyler an absolute and unconditional release, executed by First National Bank of Grapevine, of all mortgages, liens, deeds of trust or other security interests in or to the Headquarters Facilities. The parties acknowledge and agree that $5,500,000 of the cash portion of the Consideration is allocable to the Headquarters Facilities for federal income tax purposes.

                                   ARTICLE 6

                               COVENANTS OF TYLER

     Tyler covenants and agrees with the Company and the Shareholder as follows:

     6.1  Conduct Prior to Closing Date. Pending the Closing, Tyler shall:

          (a) confer upon request of the Shareholder with one or more representatives of the Shareholder to report material operational matters and the general status of ongoing operations of Tyler and the Tyler Subsidiaries; and

          (b) take no action that, and shall not fail to use reasonable best efforts to take (without material cost) any action the failure to take which, would cause or permit its representations and warranties contained in this Agreement to be untrue in any material respect at the Closing.

     6.2 Proxy Statement. As promptly as practicable after the execution of this Agreement, Tyler shall prepare and file with the Commission a proxy statement (the "Proxy Statement") pursuant to the Exchange Act. Subject to the fiduciary obligations of the Board of Directors of Tyler under applicable law, the Proxy Statement shall contain the recommendation of the Board of Directors of Tyler that the stockholders of Tyler vote to approve the Merger and this Agreement.

     6.3 Meetings of Stockholders. Tyler shall promptly take all action reasonably necessary in accordance with the Delaware General Corporation Law, the rules of the NYSE and its articles of incorporation and bylaws to convene a meeting of its stockholders to consider and vote upon the adoption and approval of the Merger and this Agreement (the "Tyler Stockholders Meeting"). Subject to its fiduciary obligations under applicable law and in accordance with the provisions of this Agreement, the Board of Directors of Tyler (i) shall recommend at such meeting that the stockholders of Tyler vote to adopt and approve the Merger and this Agreement; (ii) shall use its reasonable efforts to solicit from stockholders of Tyler proxies in favor of such adoption and approval; and (iii) shall take all other action reasonably necessary to secure a vote of its stockholders in favor of the adoption and approval of the Merger and this Agreement.

     6.4 Stock Exchange Listing. Tyler shall use its reasonable best efforts to cause the shares of Tyler Common Stock to be issued upon consummation of the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

     6.5  Guaranties of Company Obligations.

     (a) From and after the Closing, Tyler guarantees to the Shareholder, respectively, and his heirs, successors and assigns, the full and prompt payment by the Company of all amounts that become due and payable to them under or pursuant to the terms of the Employment Agreement, to be entered into between the Company and the Shareholder as provided in Section 5.2 of this Agreement, and the timely performance by the Company of all of the terms, conditions, covenants and agreements to be performed by the Company under or pursuant to the terms of said Employment Agreement.

     (b) Payments by Tyler pursuant to Subsection (a) shall be reduced by any amounts that either Tyler, the Company or a Company Subsidiary may be entitled to offset pursuant to the provisions of Section 11.8 of this Agreement and any comparable provisions contained in the Employment Agreement. The obligation of Tyler to make any payments or render performance under this guaranty shall be coextensive with the obligation of the Company or the Company Subsidiary to make payment or render performance under the Employment Agreement, and Tyler shall be entitled to assert as a defense to or excuse for or delay in any payment or performance by it the same defenses or excuses for payment or performance as would be available to the Company or such Company Subsidiary. Subject to the foregoing, the guaranty by Tyler contained herein is absolute and unconditional.

     (c) Tyler waives notice of acceptance of this agreement of guaranty, and waives diligence or presentment on the part of the Shareholder in the enforcement of any liability, obligation or duty guaranteed hereby.

     (d) Tyler agrees that the validity of this agreement of guaranty shall not in any way be terminated, affected or impaired by reason of any waiver of or failure to enforce any of the rights or remedies of the Shareholder contained in the Employment Agreement, or by reason of any extension of time or other forbearance granted to the Company or a Company Subsidiary by the Shareholder.

     (e) Tyler agrees that, at the option of the Shareholder, it may be joined in any action or proceedings commenced against the Company or a Company Subsidiary in connection with and based upon any provisions of the Employment Agreement, and that recovery may be had against Tyler in such action or proceedings, or in any independent action or proceedings against Tyler, without requirement that the Shareholder or his successors or assigns, first assert, prosecute, or exhaust any remedy or claim against the Company or the Company Subsidiary.

     (f) In the event of any bankruptcy, reorganization, winding up, or similar proceedings with respect to the Company or a Company Subsidiary, no limitation on its liability under the Employment Agreement which may now or hereafter be imposed or permitted by any federal, state, or other statute, law regulation, or judicial or administrative determination applicable to such proceedings, shall in any way limit Tyler's obligations hereunder.

     6.6 Other Tyler Obligations. At the Closing, if not theretofore accomplished, Tyler will cause the Company to execute and deliver to the Shareholder the Employment Agreement, against execution and delivery by the Shareholder.

     6.7  Company Indemnification Obligations.

     (a) Tyler and Sub agree that all rights to indemnification existing in favor of the present or former directors, officers, employees, fiduciaries and agents of the Company or any Company Subsidiary (collectively, the "D&O Indemnified Parties") as provided in the Company's or any Company Subsidiary's Articles of Incorporation, Bylaws, or other organizational documents as in effect as of the date hereof, shall survive the Merger and shall continue in full force and effect for six years after the Effective Time (without modification or amendment, except as required by applicable law), to the fullest extent permitted by law, and shall be enforceable by the D&O Indemnified Parties against the Surviving Corporation or applicable Company Subsidiary; provided that in any event Tyler and the Surviving Corporation shall pay and reimburse expenses in advance of the final disposition of any action or proceeding to each D&O Indemnified Party to the fullest extent permitted by law.

     (b) The provisions of this Section 6.7 shall survive the consummation of the Merger and expressly are intended to benefit each of the D&O Indemnified Parties. Each of the D&O Indemnified Parties shall be entitled to enforce the covenants contained herein.

     (c) If the Surviving Corporation, applicable Company Subsidiary, or any of their respective successors or assigns (i) reorganizes, amalgamates or consolidates with or merges into any other person and is not the resulting, continuing or surviving corporation or entity of such reorganization, amalgamation, consolidation or merger, or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any person or persons, then, and in such case, proper provision will be made so that the successors or assigns of the Surviving Corporation assume all of the obligations of the Surviving Corporation set forth in this Section 6.7.

     6.8 Agreements Regarding Stock Options. Effective on the Closing Date, Tyler agrees to grant options, conditioned on the consummation of the transactions contemplated hereby and Tyler stockholder approval of any required increase in the number of shares of Tyler Common Stock which may be issued pursuant to the Tyler Stock Option Plan, to purchase an aggregate of 400,000 shares of Tyler Common Stock to employees of the Company and the Company Subsidiaries designated by the Shareholder. The selection by the Shareholder of such employees and the number of option shares to be granted to each shall be subject to the reasonable approval of Tyler. The exercise price of the options shall be equal to the reported closing price of the Tyler Common Stock on the New York Stock Exchange on the Closing Date. The options shall have a term of 10 years from the Closing Date and shall vest on each of the first five anniversary dates at the rate of 20% of the original number of option shares granted. The options shall be incentive stock options pursuant to the Tyler Stock Option Plan, as amended, shall contain such other terms as are customary for options granted under that plan, and shall be evidenced by option agreements incorporating all of such terms.

     6.9 Release of Shareholder Guaranties. At or prior to the Closing, Tyler shall obtain and provide to the Shareholder an absolute and unconditional release, executed by the holders of the indebtedness of the Company and the Company Subsidiaries identified in Section 2.21 of the Company Disclosure Schedule as guaranteed by the Shareholder and by the surety companies that issued the performance bonds identified in such Section 2.21, from any liability with respect to such indebtedness or performance bonds, whether as maker, endorser, surety, obligor, guarantor or otherwise, or shall provide to the Shareholder the agreement of Tyler to indemnify Shareholder against any such liability, which indemnification agreement shall be reasonably acceptable to Shareholder. If the Shareholder shall have personally guaranteed or become obligated with respect to any indebtedness of the Company permitted by Section
5.9 to be incurred to fund cash bonuses and distributions, Tyler also shall obtain and provide to the Shareholder an absolute and unconditional release from any liability with respect to such indebtedness of the Company, executed by the holders of such indebtedness.

     6.10 Tyler Loan. At the request of the Company, on or before December 30, 1997, Tyler will lend to the Company up to $5,700,000 for working capital purposes, and advance the requisite funds to the Company for such purposes. In such event, the Company will evidence such advances and indebtedness by executing and delivering to Tyler a promissory note providing for quarterly payments of accrued interest at an annual rate of 8.5% with principal to be paid in a single installment at maturity, and other commercially reasonable terms. Such note will mature on September 30, 1999 or, if earlier:

          (i) 90 days after termination of this Agreement, if this Agreement is rightfully terminated by Tyler because of the failure of a condition precedent to its obligations set forth in Section 9.1, 9.2, 9.4, 9.9, 9.11 or 9.12;

          (ii) 18 months after termination of this Agreement, if this Agreement is rightfully terminated by the Company or Shareholder because of the failure of a condition precedent to its obligations set forth in Section 8.1, 8.2, 8.3 or 8.5; and

          (iii) one year after termination of this Agreement, if this Agreement is rightfully terminated by Tyler, the Company or the Shareholder for any other reason not specified in clauses (i) or (ii) above.

Loans by Tyler to the Company pursuant to this Section 6.10 shall be in replacement of the indebtedness that the Company is permitted to incur and have outstanding at the Closing, and which Tyler or Sub thereby would have assumed as a result of the Merger. The borrowings the Company is permitted to incur pursuant to Section 5.9 shall be reduced by the amount of its borrowings from Tyler pursuant to this Section 6.10.

                                   ARTICLE 7

               JOINT CONDITIONS PRECEDENT TO CLOSING OBLIGATIONS

     Except as may be waived by both Tyler and the Shareholder, the obligations of the Company, the Shareholder, Tyler and Sub to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

     7.1 HSR Act. All filings required under the HSR Act shall have been made, and all waiting periods, including any extension thereof, that may be applicable to the transactions contemplated by this Agreement under the provisions of the HSR Act shall have expired or been waived or otherwise terminated.

     7.2 Absence of Litigation. No governmental agency or authority shall have instituted, or threatened in writing to institute, any action or proceeding seeking to delay, restrain, enjoin, or prohibit the consummation of the transactions contemplated by this Agreement, and no order, judgment, or decree by any court or governmental agency or authority shall be in effect that enjoins, restrains, or prohibits the same or, in the reasonable judgment of Tyler, otherwise would materially interfere with the operation of the assets and business of Tyler and the Tyler Subsidiaries or the Company and the Company Subsidiaries after the Closing Date.

     7.3 The Software Group. Tyler or a subsidiary of Tyler shall have acquired all or substantially all of the outstanding capital stock or assets of The Software Group, Inc., a Texas corporation ("TSG"), pursuant to that certain Agreement and Plan of Merger dated as of October 8, 1997 among Tyler, T2 Acquisition Corporation, TSG, Brian B. Berry, and Glenn A. Smith, as such agreement may be amended and/or restated from time to time.

                                   ARTICLE 8

     CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDER

     Except as may be waived by the Company and the Shareholder, the obligations of the Company and the Shareholder to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or before the Closing Date of each of the following conditions:

     8.1 Compliance. Tyler shall have, or shall have caused to be, satisfied or complied with and performed in all material respects all terms, covenants, and conditions of this Agreement to be complied with or performed by Tyler on or before the Closing Date.

     8.2 Representations and Warranties. All of the representations and warranties made by Tyler in this Agreement, the Tyler Disclosure Schedule (prior to supplementation or amendment thereto pursuant to Section 4.2 of this Agreement), the Employment Agreement, and in all certificates and other agreements delivered by Tyler to the Shareholder pursuant hereto or in connection with the transactions contemplated hereby, shall have been true and correct in all material respects as of the date hereof, and shall be true and correct in all material respects at the Closing Date with the same force and effect as if such representations and warranties had been made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

     8.3 Opinion. The Company and the Shareholder shall have received an opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. ("Liddell, Sapp"), counsel for Tyler, dated the Closing Date, in form and substance reasonably satisfactory to the Company, the Shareholder and their counsel, relating to the matters set forth in the following Sections of this Agreement:

          3.1; 3.4 (except the opinion shall contain no exception with respect to shareholder approval); and 3.5 (except the opinion as to enforceability may exclude the Employment Agreement and the Noncompetition Agreements).

     8.4 No Material Adverse Change. There shall have occurred no material adverse change in the businesses, properties, assets, liabilities, results of operations or condition (financial or otherwise) of Tyler and the Tyler Subsidiaries, taken as a whole.

     8.5 Tyler Stockholder Approval. The stockholders of Tyler shall have approved the Merger and this Agreement on or before March 31, 1998.

     8.6 Financing. On or before thirty days after the date hereof, Tyler shall have obtained financing for the transactions contemplated hereby acceptable to Tyler.

     8.7 Certificates. The Company and the Shareholder shall have received a certificate or certificates, executed on behalf of Tyler by the President or any Vice President of Tyler, to the effect that the conditions contained in Sections
7.1 and 7.2 hereof with respect to matters therein relating to Tyler, and in Sections 8.1, 8.2, 8.4, 8.5 and 8.6 hereof, have been satisfied.

                                   ARTICLE 9

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF TYLER

     Except as may be waived by Tyler, the obligations of Tyler and Sub to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

     9.1 Compliance. The Company and the Shareholder shall have, or shall have caused to be, satisfied or complied with and performed in all material respects all terms, covenants, and conditions of this Agreement to be complied with or performed by any of them on or before the Closing Date.

     9.2 Representations and Warranties. All of the representations and warranties made by the Company and the Shareholder in this Agreement, the Company Disclosure Schedule (prior to any supplementation or amendment pursuant to Section 4.2 of this Agreement), and in all certificates and other documents delivered by the Company and the Shareholder pursuant hereto or in connection with the transactions contemplated hereby, shall have been true and correct in all material respects as of the date hereof, and shall be true and correct in all material respects at the Closing Date with the same force and effect as if such representations and warranties had been made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement, and except to the extent the Company or the Shareholder is unable to give such representation or warranty due to any of the following: (a) loss of any title insurance customer of Title Records Corporation, or (b) loss of Dallas County as a customer due to the bidding process.

     9.3 Securities Law Compliance. The issuance and delivery of shares of Tyler Common Stock in the Merger shall have been registered or qualified under the Securities Act and all applicable state securities laws or counsel for Tyler shall be satisfied that an exemption from such registration or qualification is available; no stop order suspending the effectiveness of any such registration or qualification shall be in effect; and no proceeding for such purpose shall be pending before any agency or authority having jurisdiction thereof.

     9.4 Opinions. Tyler shall have received the opinion of Gardere & Wynne, L.L.P. ("Gardere & Wynne"), counsel for the Company and the Shareholder, dated as of the Closing Date, in form and substance satisfactory to Tyler and its counsel, relating to the matters set forth in the following Sections of this Agreement:

          2.1; 2.6; and 2.7 (except the opinion as to enforceability may exclude the Employment Agreement and the Noncompetition Agreements).

     9.5 No Material Adverse Change. There shall have occurred no material adverse change in the businesses, properties, assets, liabilities, results of operations, or condition (financial or otherwise), of the Company and the Company Subsidiaries, taken as a whole. Tyler acknowledges and agrees that the following shall not be deemed a material adverse effect: (a) loss of any title insurance customer of Title Records Corporation, or (b) loss of Dallas County as a customer due to the bidding process.

     9.6 Consents to Transaction. Tyler and the Company shall have received all consents or approvals, and made all applications, requests, notices, and filings with, any person, governmental authority, or governmental agency required to be obtained or made in connection with the consummation of the transactions contemplated by this Agreement, excluding actions required under the HSR Act (which are conditions precedent to closing under Section 7.1), but including the consents of the lenders and third parties set forth in the Company Disclosure Schedule and the Tyler Disclosure Schedule.

     9.7 Stockholder Approval. The stockholders of Tyler shall have approved the Merger and this Agreement on or before March 31, 1998.

     9.8 Financing. On or before thirty days after the date hereof, Tyler shall have obtained financing for the transactions contemplated hereby acceptable to Tyler.

     9.9 Noncompetition Agreements. Each of the Employees shall have duly entered into Noncompetition Agreements with the Company acceptable to Tyler.

     9.10 Certificates. Tyler shall have received a certificate or certificates, executed on behalf of the Company by the President of the Company, and by the Shareholder in his individual capacity, to the effect that the conditions in Sections 7.1 and 7.2 hereof with respect to matters therein relating to the Company, and Sections 9.1, 9.2, and 9.5 hereof, have been satisfied.

     9.11 Company Shareholder Approval. The shareholders of the Company shall have approved the Merger and this Agreement on or before January 31, 1998.

     9.12 No Dissenting Shareholders. No shareholder of the Company shall have exercised his right to dissent from the Merger.

                                   ARTICLE 10

                   SECURITIES LAW REGISTRATION AND COMPLIANCE

     10.1 Securities Law Compliance; Restrictions on Shares. The Shareholder acknowledges receipt of the Tyler Commission Filings and the Tyler Disclosure Schedule and the opportunity to ask questions of and receive answers from representatives of the management of Tyler concerning the terms and conditions of the transactions contemplated hereby and to obtain all additional information that Tyler possesses or could acquire without unreasonable expense that is necessary to verify the accuracy of information furnished to him, and acknowledges and agrees:

          (a) The shares of Tyler Common Stock to be received by him as a result of the Merger have not been registered under the Securities Act or any applicable state securities law;

          (b) Except for transfers pursuant to the Key Employee Options, the Shareholder is acquiring the shares so to be received in the Merger for his own account and not with a view to the distribution or resale thereof and will not sell, pledge, hypothecate, or otherwise transfer the shares unless they are registered under the Securities Act and applicable state securities laws unless, prior thereto, the Shareholder shall have delivered to Tyler an opinion, in form and substance reasonably satisfactory to Tyler, of counsel experienced and competent in federal securities laws and acceptable to Tyler, to the effect that an exemption from registration is available therefor;

          (c) Except as otherwise provided in this Agreement, Tyler has no obligation to register any sales or transfers of the shares so received by the Shareholder;

          (d) Except pursuant to the Key Employee Options, during the year after the Merger, the Shareholder will not be able to sell, transfer, or otherwise dispose of the shares so received unless, prior thereto, the Shareholder shall have delivered to Tyler an opinion, in form and substance reasonably satisfactory to Tyler, of counsel experienced and competent in federal securities laws and acceptable to Tyler, to the effect that an exemption from registration under the Securities Act and applicable state securities laws is at the time available (unless registered as elsewhere provided in this Agreement), and thereafter any sales, transfers, or other dispositions may be limited by the provisions of Rule 144 under the Securities Act (or by other rules then in effect);

          (e) In view of the foregoing, each Shareholder understands that he is at economic risk with respect to his investment in the shares so received in the Merger;

          (f) Tyler may place an appropriate legend on the certificate representing the shares so to be received restricting their transfer, and stop-transfer instructions will be given to the transfer agent for the Tyler Common Stock with respect to such certificates; and

          (g) To provide such information as may be requested by Tyler in order for Tyler to determine if the Shareholder is an accredited purchaser under Regulation D of the Commission or otherwise can be qualified as a purchaser under Rule 506 of such Regulation D.

     10.2  Demand Registration.

     (a) At any time after the Closing Date, the Shareholder may request Tyler to register under the Securities Act, the shares of Tyler Common Stock received in the Merger and held by the Shareholder ("Shares") for sale in accordance with the intended methods of disposition described in the Shareholder's request for registration; provided, however, that the number of Shares to be registered in any such offering, whether registered on behalf of the Shareholder, Tyler or any other selling shareholder, shall not be less than 3,000,000. Tyler is only obligated to register Shares under this Section 10.2 on two occasions.

     (b) Promptly following receipt of any notice under this Section 10.2, Tyler shall file a registration statement under the Securities Act for the offering and sale of the Shares specified in such notice from the Shareholder within 90 days of receipt of such notice; provided, however, that Tyler shall not be required to maintain the effectiveness of any registration statement pursuant to this Section 10.2 for a period in excess of the completion of the distribution of such Shares as described in Section 10.4(g) hereof if such registration statement relates to an underwritten public offering and, if not, a period not in excess of the earlier of (i) two years after the effectiveness of such registration statement, or (ii) such time as the Shareholder is free to sell his Shares under Rule 144 under the Securities Act (or any successor rule then in effect) without any volume restrictions. Tyler shall be obligated to register Shares pursuant to this Section 10.2 on two occasions only; provided that no request may be made more than six years after the date hereof; provided, further, that a request shall be counted only when (i) all of the Shares requested to be included in any such registration have been so included, (ii) the corresponding registration statement has become effective under the Securities Act, and (iii) the public offering has been consummated on the terms and conditions specified therein or, if not consummated, such failure was not attributable to an action taken, or a failure to take action, by Tyler in connection with such registration. Notwithstanding anything to the contrary contained herein, Tyler shall not be obligated to prepare and file any registration statement pursuant to this Section 10.2, or prepare or file any amendment or supplement thereto, and may suspend the Shareholder's rights to make sales of Shares pursuant to an effective registration statement, at any time when the Board of Directors of Tyler in good faith believes that the filing thereof at the time requested, or the offering of securities pursuant thereto, would not be in Tyler's best interests. The filing of a registration statement, or any amendment or supplement thereto, by Tyler cannot be deferred, and the Shareholder's rights to make sales pursuant to an effective registration statement cannot be suspended, pursuant to the provisions of the immediately preceding sentence for more than 180 days after the date of the receipt of notice under this Section 10.2.

     (c) If the Shareholder proposes to register Shares for sale in an underwritten public offering, Tyler shall be entitled to select, in its sole discretion, the managing underwriter or underwriters for the offering by the Shareholder. Tyler shall be entitled to include in any registration statement filed pursuant to this Section 10.2 for an offering specified by the Shareholder, securities of Tyler entitled generally to vote in the election of directors (or any securities convertible into or exchangeable for or exercisable for the purchase of securities so entitled generally to vote in the election of directors) (collectively, the "Voting Securities") to be sold by Tyler for its own account. Subject to the provisions of this Agreement, Tyler agrees to use its reasonable efforts to cause all the Shares for which the Shareholder has requested registration to be registered as soon as practicable under the Securities Act to the extent required to permit the sale by the Shareholder of such Shares; provided, that if the managing underwriter or underwriters believe that the inclusion of all shares requested to be included in the proposed underwritten public offering (including the Shares) would adversely affect the marketing of such shares, then Tyler may first include in such registration all securities Tyler proposes to sell, and in such event the Shareholder shall accept a reduction (including a total elimination) in the number of Shares to be included in such registration, pro rata with the other holders of Tyler Common Stock making requests for registration, on the basis of the number of shares of Tyler Common Stock so requested to be included by the Shareholder and the other selling shareholders. In the event of any such reduction (or elimination) of the number of Shares to be included in such registration, the request made by the Shareholder under Section 10.2 shall not be counted.

     10.3 Piggyback Registration. If Tyler proposes (whether or not for its own account) to register any of its securities under the Securities Act (other than pursuant to Section 10.2) for sale (other than on Form S-8, Form S-4, or Form S-3 with respect to sales of securities acquired by employees or former employees of Tyler or its subsidiaries upon exercise of options granted by the Shareholder of Tyler) Tyler shall give written notice to the Shareholder of its intention to effect such a registration not later than 15 days prior to the anticipated date of filing with the Commission of a registration statement, which notice shall offer the Shareholder the opportunity to include in such registration statement any of the Shares the Shareholder may request (a "Piggyback Registration"). Tyler's obligation under this Section 10.3 shall be limited to registrations as to which a registration statement is to be filed on or before six years after the date hereof. Subject to the provisions of this Agreement, Tyler will use its reasonable efforts to cause all the Shares for which the Shareholder has requested registration to be registered as soon as practicable under the Securities Act to the extent required to permit the sale by the Shareholder of such Shares; provided, that if the registration relates to an underwritten public offering and the managing underwriter or underwriters believe that the inclusion of all shares requested to be included in the proposed registration would adversely affect the marketing of such shares, Tyler may first include in such registration all securities Tyler proposes to sell, and the Shareholder shall accept a reduction (including a total elimination) in the number of shares to be included in such registration, pro rata with the other holders of Tyler Common Stock making requests for registration, on the basis of the number of shares of Tyler Common Stock so requested to be included by the Shareholder and the other selling shareholders. Nothing in this section shall limit Tyler's ability to withdraw a registration statement it has filed either before or after effectiveness.

     10.4 Registration Procedures. If and whenever Tyler is required by the provisions of Section 10.2 to use its best efforts to effect the registration of any of the Shares under the Securities Act, Tyler will:

          (a) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period specified in Section 10.2(b);

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in Section 10.2(b) and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Shares covered by such registration statement in accordance with the method of disposition set forth in such registration statement for such period;

          (c) furnish to the Shareholder and to any underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission) as such persons may reasonably request in order to facilitate the public sale or other disposition of the Shares covered by such registration statement;

          (d) use its best efforts to register or qualify the Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Shareholder or any managing underwriter shall reasonably request and to take all necessary action to keep such registration or qualification effective as required by this Section 10.4 as to a registration statement filed with the Commission; provided, that Tyler shall not be required to qualify to transact business as a foreign corporation in any jurisdiction in which it would not otherwise be required to be so qualified or to take any action which would subject it to general service of process in any such jurisdictions in which it is not then so subject;

          (e) immediately notify the Shareholder and any underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing (in which case, Tyler shall promptly provide the Shareholder with revised or supplemental prospectuses and if so requested by Tyler, the Shareholder shall promptly take action to cease making any offers of the Shares until receipt and distribution of such revised supplemental prospectuses);

          (f) furnish at the request of the Shareholder, (i) on the date that the Shares are delivered to any underwriters for sale pursuant to such registration statement, an opinion of counsel representing Tyler dated as of such date for the purposes of such registration, addressed to the underwriters and to the Shareholder, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements or any other financial or statistical data or any engineering report contained or incorporated therein) and (C) to such other effects as may reasonably be requested by counsel for the underwriters or by the Shareholder or their counsel, and (ii) on the effective date of the registration statement, the date that Shares are delivered to any underwriters for sale pursuant to such registration statement and on the effective date of each post-effective amendment to the registration statement, a "comfort" letter dated such date from the regular independent accountants retained by Tyler, addressed to the underwriters, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of Tyler included or incorporated by reference in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published rules and regulations thereunder, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) included in the registration statement in respect of which such letter is being given as the underwriters or the Shareholder may reasonable request;

          (g) make available for inspection during normal business hours to the Shareholder, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by the Shareholder or underwriters, all financial and other records, pertinent corporate documents and properties of Tyler and its subsidiaries, and cause Tyler's officers, directors and employees to supply all information reasonably requested by any such representative of the Shareholder, underwriter, attorney, accountant or agent in connection with such registration statement. For purposes of Section 10.2(b), the period of distribution of Shares in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it; and

          (h) use its best efforts to keep effective and maintain any registration, qualification, approval or listing obtained to cover the Shares as may be necessary for the Shareholder to dispose of such Shares during the period of distribution and shall from time to time amend or supplement any prospectus used in connection therewith to the extent necessary in order to comply with applicable law; provided that, notwithstanding the foregoing, Tyler shall not be required to file or to keep effective and maintain any such registration, qualification, approval or listing for such period that would require it to cause an audit of Tyler to be performed other than as is required by the rules and regulations of the Commission with respect to reports required to be filed under the Exchange Act.

     In connection with any registration hereunder, the Shareholder will furnish promptly to Tyler in writing such information (together with such supplements as may be necessary from time to time) with respect to itself and the proposed distribution by it as shall be reasonably necessary in order to ensure compliance with federal and applicable state securities laws. Such information shall not, at the time the registration statement is filed or becomes effective, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not false or misleading.

     In any registration relating to an underwritten public offering of Tyler Common Stock or other Voting Securities, whether or not the Shareholder is participating in such registered underwritten public offering, at the request of the managing underwriter or underwriters, the Shareholder will agree not to effect any sale or distribution, including any sale pursuant to Rule 144 (or any successor provision) promulgated under the Securities Act of any Shares, and not to effect any such sale or distribution of any other Tyler Common Stock or Voting Securities (in each case, other than as part of such registration) for such period of time as reasonably required by such managing underwriter or underwriters ("Lockup Period"), but in no event shall the Shareholder be required to agree to a Lockup Period longer than the Lockup Period to which any other selling shareholder is subject.

     In connection with any registration hereunder relating to an underwritten public offering, Tyler agrees to enter into a written agreement with the managing underwriter or underwriters, and condition the participation of any other shareholder in such registration on such shareholder entering into such a written agreement, in such form and containing such provisions as are customary in the securities business for such an arrangement between underwriters and companies of Tyler's size and investment stature, including, but not limited to, indemnification and contribution provisions from the underwriters for the benefit of Tyler and its controlling persons; provided that such agreement shall not contain any such provisions applicable to Tyler that are inconsistent with the provisions hereof; and further provided, that the time and place of the closing under said agreement shall be as mutually agreed upon among Tyler, the Shareholder and such managing underwriter or underwriters. The obligation of Tyler set forth in the immediately preceding sentences shall apply on each occasion of an underwritten public offering as may be contemplated by a request for registration permitted by Section 10.2(a).

     10.5 Expenses. In connection with any proposed registration of securities by Tyler, whether or not effected or consummated, Tyler, the Shareholder, and any other selling shareholders shall each pay their pro rata share of Tyler's out of pocket expenses incurred in connection with a proposed registration under either Section 10.2 or 10.3 in which Tyler is not selling any securities for its own account, including, without limitation, all registration and filing fees, printing expenses, and fees and disbursements of counsel and accountants for Tyler. The Shareholder shall pay all of his expenses, including his attorney's fees, and including the underwriting discount, selling commissions and all expenses of the underwriters relating to his Shares incurred in connection with each registration pursuant to Section 10.2 or 10.3.

     10.6  Indemnification.

     (a) In the event of a registration of any of the Shares under the Securities Act pursuant to Section 10.2 or 10.3, Tyler shall indemnify and hold harmless the Shareholder and each underwriter of Shares thereunder and each person who controls the Shareholder or underwriter within the meaning of the Securities Act and the Exchange Act against any losses, claims, damages or liabilities (including reasonable attorneys' fees), joint or several, to which the Shareholder or underwriter or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) or arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Shares were registered under the Securities Act pursuant to Section 10.2 or 10.3, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Shareholder, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Tyler will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Shareholder, underwriter or controlling person for use in such registration statement or prospectus; provided, further, that Tyler will not be liable hereunder to any underwriter or any person who controls any underwriter within the meaning of the Securities Act and the Exchange Act for any loss, claim, damage or liability that arises out of, or is based upon, any untrue statement or alleged untrue statement or any omission or alleged omission contained in any preliminary prospectus that was corrected by any subsequent prospectus, and the underwriter was required to deliver but failed to deliver such prospectus as required by the Securities Act.

     (b) In the event of a registration of any of the Shares under the Securities Act pursuant to Section 10.2 or 10.3, the Shareholder shall indemnify and hold harmless Tyler and each person who controls Tyler within the meaning of the Securities Act and the Exchange Act, each officer of Tyler who signs the registration statement, each director of Tyler, each underwriter and each person who controls any underwriter within the meaning of the Securities Act and the Exchange Act against all losses, claims, damages or liabilities, joint or several, to which Tyler or such officer or director or underwriter or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Shares were registered under the Securities Act pursuant to Section 10.2 or 10.3, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein not misleading, and will reimburse Tyler and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Shareholder will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission relating to the Shareholder made in reliance upon and in conformity with information pertaining to the Shareholder, as such, furnished in writing to Tyler by the Shareholder for use in such registration statement or prospectus ("Shareholder Information"); provided, further, that the Shareholder will not be liable hereunder to any underwriter or any person who controls an underwriter within the meaning of the Securities Act and the Exchange Act for any loss, claim, damage or liability that arises out of, or is based upon, any untrue statement or alleged untrue statement or any omission or alleged omission in any Shareholder Information contained in any preliminary prospectus that was corrected by any subsequent prospectus, and the underwriter was required to deliver but failed to deliver such prospectus as required by the Securities Act.

     (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 10.6. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 10.6 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it that are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

     (d) If the indemnification provided for in this Section 10.6 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities or actions in respect thereof, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as is appropriate to reflect the relative fault of Tyler, on the one hand, and the Shareholder, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any required notice. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Tyler, on the one hand, or the Shareholder, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Tyler and the Shareholder agree that it would not be just and equitable if contribution pursuant to this Section 10.6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10.6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or actions in respect thereof referred to above in this Section 10.6(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty or fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     10.7 No Transferability of Registration Rights. Except with the prior written consent of Tyler, the Shareholder's registration rights under Sections
10.2 and 10.3 shall not inure to the benefit of any person to whom any Shares are transferred, other than the spouse or descendants of the Shareholder (his "Relatives"), a trust solely for the benefit of the Shareholder or his Relatives, or a partnership all of the equity interests in which are directly or indirectly owned by the Shareholder or his Relatives.

                                   ARTICLE 11

                          INDEMNIFICATION AND REMEDIES

     11.1 Indemnification by the Shareholder Based on Agreement. The Shareholder agrees to indemnify and hold harmless Tyler (and if the transactions contemplated hereby are consummated, the Surviving Corporation), from and against any and all claims, losses, obligations, damages, demands, and liabilities (after giving effect to and reducing the same by (i) any net tax benefits realized by Tyler or the Surviving

Corporation as a result of such event, and (ii) the net amount of any insurance proceeds received by Tyler or the Surviving Corporation as a result of such event), including, without limitation, costs and expenses of litigation (including reasonable attorneys' and accountants' fees) (collectively, "Tyler Indemnified Losses"), based on, relating to, or arising out of, or any allegation by any third party of, any facts or circumstances that would constitute a breach by the Shareholder of any representation, warranty, or covenant contained herein or in any agreement executed pursuant hereto; but excluding from this covenant to indemnify any claims or liabilities separately covered by Section 10.6 hereof or any Customer Claims (hereinafter defined) to the extent and only while covered by the provisions of Section 11.3 hereof.

     11.2 Indemnification by Tyler Based on Agreement. Tyler (and if the transactions contemplated hereby are consummated, the Surviving Corporation) agrees to indemnify and hold harmless the Shareholder from and against any and all claims, losses, expenses, obligations, demands and liabilities (after giving effect to and reducing the same by (i) any net tax benefits realized by the Shareholder as a result of such event, and (ii) the net amount of any insurance proceeds received by the Shareholder as a result of such event), including, without limitation, costs and expenses of litigation and including reasonable attorneys' and accountants' fees (collectively, "Shareholder Indemnified Losses"), based on, relating to, or arising out of, or any allegation by any third party of, any facts or circumstances that would constitute a breach by Tyler of any representation, warranty, or covenant contained herein or in any agreement executed pursuant hereto, but excluding from this covenant to indemnify any claims or liabilities separately covered by the provisions of
Section 10.6 hereof.

     11.3 Customer Claims. If any claim, demand, or cause of action of the type referred to in Section 11.1 is asserted by a customer of the Company or a Company Subsidiary ("Customer Claim"), the following provisions shall be applicable until such time as the Customer Claim results in a filed and pending lawsuit or other judicial proceeding (at which time the provisions of Section
11.1 shall be applicable):

          (a) Tyler or the Surviving Corporation shall promptly notify the Shareholder in writing that a Customer Claim has been made, describing the nature of the Customer Claim to the extent then known.

          (b) After receipt of Tyler's or the Surviving Corporation's written notice, the parties hereto will fully cooperate with each other to investigate the Customer Claim and determine whether the parties can agree that the Customer Claim is an obligation or liability for which the Shareholder is responsible. The investigation shall be conducted expeditiously and with all reasonable due diligence, considering the circumstances surrounding the Customer Claim.

          (c) If, after an investigation, Tyler or the Surviving Corporation and the Shareholder agree in writing that the Customer Claim is an obligation or liability for which the Shareholder is responsible, the Shareholder and Tyler or the Surviving Corporation agree to use their reasonable best efforts to reach an agreement with the customer as to the terms and conditions of settlement, compromise or satisfaction of the Customer Claim, including, but not limited to, the amount that the Shareholder shall pay to the customer for the damages, losses, costs or expenses incurred by it.

          (d) If the provisions of this Section 11.3 are applicable, Tyler or the Surviving Corporation shall conduct all communications and settlement negotiations with the customer and shall convey to the customer any offers of settlement or compromise by the Shareholder. Any amounts that the Shareholder agrees so to pay in settlement of the Customer Claim shall be paid by him to Tyler or the Surviving Corporation, as the case may be, in trust for payment over to the customer. If Tyler or the Surviving Corporation agrees to pay the customer an amount in excess of that offered for settlement purposes by the Shareholder, the excess shall be paid by Tyler or the Surviving Corporation, as the case may be, without any right to indemnification therefor from the Shareholder. If the amounts so paid and entrusted to Tyler or the Surviving Corporation are paid over to the customer, the payment over shall be deemed to be a release by Tyler or the Surviving Corporation of any further claim with respect to that Customer Claim against the Shareholder and Tyler and the Surviving Corporation shall indemnify and hold harmless the Shareholder from any further liability with respect thereto.

          (e) In the absence of an agreement among the parties as to the settlement of any Customer Claim not involving litigation, Tyler or the Surviving Corporation may take such action with respect to the Customer Claim as Tyler in its sole judgment may deem necessary or advisable under the circumstances to settle, compromise or satisfy the Customer Claims provided; however, neither Tyler nor the Surviving Corporation shall in any such event be considered to have waived its right to pursue a judicial action to determine its right against the Shareholder.

          (f) An indemnified party shall give notice to the indemnifying party or parties within 15 business days after actual receipt of service or summons to appear in any action begun in respect of which indemnity may be sought hereunder, or actual notice of assertion of a claim with respect to which it seeks indemnification. Except as provided in Section 4.5, failure so to notify the indemnifying party or parties shall cause the indemnified party to lose its right to indemnification under this Article 11, but failure so to notify the indemnifying party or parties shall not relieve the indemnifying party or parties from any liability that they may have other than on account of this Article 11. The indemnifying party or parties may participate at their own expense and with their counsel in the defense of such action.

     Except as otherwise provided in Section 11.3(d), if the indemnifying party or parties so elect within a reasonable time after receipt of such notice they may assume the defense of such action with counsel chosen by the indemnifying party or parties and approved by the indemnified party in such action, unless the indemnified party reasonably objects to such assumption on the ground that its counsel has advised it that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party or parties and counsel for the indemnifying party concurs in such advice, in which case the indemnified party shall have the right to employ counsel approved by the indemnifying party or parties. If the indemnifying party or parties assume the defense of such action, the indemnifying party or parties shall not be liable for fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for the indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances unless, in the reasonable opinion of such counsel, there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more indemnified parties.

     11.4 Claims Limitations. Notwithstanding anything otherwise contained in this Agreement, no party hereto shall assert any single claim or claims against any other party hereto, including any right of offset by Tyler or Surviving Corporation pursuant to Section 11.8 hereof, unless the single claim (after giving effect to and reducing the same by (i) any net tax benefits realized by the indemnified party as a result of such event, and (ii) the net amount of any insurance proceeds received by the indemnified party as a result of such event) exceeds the sum of $37,500, and the sum of all such single claims in the aggregate exceeds $300,000; provided, that claims made by Tyler or Surviving Corporation pursuant to Section 2.9 or 4.5 of this Agreement, or for breach of the Employment Agreement or the Confidentiality Agreement shall not be subject to the foregoing limitations; and provided further, that claims made by the Shareholder pursuant to Section 3.7 or 4.5 of this Agreement, or for breach of the Employment Agreement or the Confidentiality Agreement shall not be subject to the foregoing limitations.

     11.5 Maximum Liability. The maximum aggregate liability of the Shareholder to Tyler or the Surviving Corporation for all claims made by Tyler or the Company pursuant to this Agreement is $7,500,000; provided, that claims made by Tyler or the Surviving Corporation pursuant to Sections 2.9 or 4.5 of this Agreement, or for breach of the Employment Agreement or the Confidentiality Agreement, shall not be subject to the foregoing limitation. The maximum aggregate liability of Tyler or the Surviving Corporation to the Shareholder for all claims made by the Shareholder pursuant to this Agreement is $7,500,000; provided, that claims made by the Shareholder pursuant to Section 3.7 or 4.5 of this Agreement, or for breach of the Employment Agreement or the Confidentiality Agreement, shall not be subject to the foregoing limitation. Any claim based upon facts and circumstances that would, if true, constitute a breach of any representation, warranty or covenant contained in this Agreement shall be subject to the limitations contained herein, notwithstanding the fact that such claim is asserted by a cause of action or legal theory other than breach of contract. When calculating the amount of liability in a claim for damages for purposes of this Section 11.5 (whether such calculation is through agreement of the parties, litigation or otherwise) and the claim relates to the breach of a representation as to the income of the Company for any period or periods prior to the Closing Date, all of the parties hereto agree that, in determining the amount involved in the claim, the damages shall be actual damages incurred and proven and such actual damages shall not be computed by using a multiplier or capitalization rate.

     11.6 Equitable Remedies. The parties hereto acknowledge that a refusal by a party to consummate the transactions contemplated hereby will cause irreparable harm to the other parties, for which there may be no adequate remedy at law. A party not in default at the time of such refusal shall be entitled, in addition to other remedies at law or in equity, to specific performance of this Agreement by the party that refused to consummate the transactions contemplated hereby.

     11.7 Remedies of the Surviving Corporation. After the Closing, the Surviving Corporation shall have the same rights and benefits under this Agreement as does Tyler with respect to the representations, warranties and covenants of the Shareholder contained herein, as fully as if such representations, warranties and covenants had been made to the Surviving Corporation in lieu or in place of Tyler. In any proceeding by the Surviving Corporation to assert or prosecute any claims under, or to otherwise enforce, this Agreement on behalf of itself or Tyler, the Shareholder agrees that he shall not assert as a defense or bar to recovery by the Surviving Corporation, and hereby waives any right to so assert such defense or bar such recovery, that
(a) prior to Closing, the Company shall have had knowledge of the circumstances giving rise to the claim being pursued by it; (b) prior to Closing, the Company engaged in conduct or took action that caused or brought about the circumstances giving rise to its claim, or otherwise contributed thereto; (c) the Company is estopped from asserting or recovering upon its claim by reason of having joined in the representations, warranties and covenants made by the Shareholder in this Agreement; or (d) the Shareholder has a right of contribution from the Surviving Corporation to the extent that there is any recovery against him.

     11.8 Right of Offset. In addition to all other remedies at law or in equity, after the Closing Tyler and Surviving Corporation (which for purposes of this Section 11.8 shall mean the Surviving Corporation and Government Record Services, Inc.) shall have the right to credit and offset against any payment otherwise due the Shareholder under this Agreement, the Employment Agreement or any other agreement or document, amounts equal to liabilities and costs incurred or damages suffered by Tyler or the Surviving Corporation, directly or indirectly (including payments made pending or subject to a final resolution of any dispute or controversy with a third party and whether or not agreed to by the Shareholder if necessary, in the judgment of Tyler, to protect business relationships or assets) based on, relating to or arising out of, or any allegation by a third party of, any breach, or any facts or circumstances which would constitute a breach, by the Shareholder of any representation, warranty, or covenant contained in this Agreement, the Employment Agreement or any other agreement or document between the Shareholder, Tyler and/or the Surviving Corporation executed pursuant hereto or thereto, unless (with respect to a third party claimant) the Shareholder shall have specifically affirmed that he will indemnify and hold Tyler and the Surviving Corporation harmless from such liabilities, costs and damages pursuant to applicable provisions of this Article 11 and shall have undertaken the defense of such claim in accordance with this
Article 11. Tyler will give the Shareholder 30 days prior written notice of the Surviving Corporation's intention to offset against any payment otherwise due hereunder or under the Employment Agreement or other agreement or document. If Tyler or the Surviving Corporation offsets any payment so due and, after final determination, Tyler or Surviving Corporation is required to restore payment, such payment shall bear interest from the day of initial offset until payment restoration at a rate per annum which shall from day to day be the higher of 12% or the prime rate of interest from time to time published or announced by Texas Commerce Bank National Association or any successor thereto.

     11.9 Costs of Defense. If any claim for which an indemnified party seeks indemnification under this Article 11 results in a judgment that no damages are due the claimant on a basis for which the indemnifying party is responsible hereunder, then, as between the indemnifying and indemnified parties, the indemnified parties shall be liable for any damages awarded and the costs (including attorneys' fees) of defending such claim.

                                   ARTICLE 12

                                 MISCELLANEOUS

     12.1  Breach Discovered Prior to Closing.

     (a) If, prior to the Time of Closing, Tyler has actual and certain knowledge (as opposed to an opinion or belief) of any facts or circumstances that it determines would constitute a failure to satisfy the conditions to the obligations of Tyler to close this Agreement contained in Sections 9.1, 9.2 or
9.5 hereof, Tyler shall promptly give written notice to the Shareholder. If the Shareholder fails to cure any such alleged defect within 15 days from the date of notice, Tyler shall have the right either to (i) terminate this Agreement pursuant to Section 12.2 below, in which case Tyler, shall, if not then in default under this Agreement, be entitled to recover from the Company and the Shareholder as liquidated damages the actual legal, accounting and other out-of-pocket expenses incurred by it in connection with the negotiation, preparation and execution of this Agreement and the other agreements and instruments referred to herein, its investigation and examination of the affairs of the Company and the Company Subsidiaries, and other actions taken preparatory to consummating the transactions contemplated hereby, or (ii) waive such defect as a condition to closing this Agreement, in which case Tyler shall not be entitled to make any claims against the Shareholder pursuant to this Agreement or to exercise any other remedial rights with respect to such alleged defect.

     (b) If, prior to the Time of Closing, the Shareholder has actual and certain knowledge (as opposed to an opinion or belief) of any facts or circumstances that the Shareholder determines would constitute a failure to satisfy the conditions to the obligations of the Company and the Shareholder to close this Agreement contained in Sections 8.1, 8.2 and 8.4 hereof, the Company and the Shareholder shall promptly give written notice to Tyler. If Tyler fails to cure any such alleged defect, the Company and the Shareholder shall have the right either to (i) terminate this Agreement pursuant to Section 12.2 below, in which case the Company and the Shareholder shall, if not then in default under this Agreement, be entitled to recover from Tyler as liquidated damages the actual legal, accounting and other out-of-pocket expenses incurred by them (but not including such expenses incurred to appropriately document the corporate records and transactions of the Company, the Company Subsidiaries and the Shareholder) in connection with the negotiation, preparation and execution of this Agreement and the other agreements and instruments referred to herein, their investigation and examination of the affairs of Tyler, and other actions taken preparatory to consummating the transactions contemplated hereby, or (ii) waive such defect as a condition to closing this Agreement, in which case the Shareholder shall not be entitled to make any claims against Tyler or the Surviving Corporation pursuant to this Agreement or to exercise any other remedial rights with respect to such alleged defect.

     12.2 Termination. This Agreement and the transactions contemplated hereby may be terminated at any time on or before the Closing Date:

          (a) by mutual consent of Tyler and the Shareholder;

          (b) by Tyler if there has been a material misrepresentation or breach of warranty in the representations and warranties of the Company and the Shareholder set forth herein or if there has been any material failure on the part of the Company or the Shareholder to comply with their obligations hereunder;

          (c) by the Shareholder if there has been a material misrepresentation or breach of warranty in the representations and warranties of Tyler set forth herein or if there has been any material failure on the part of Tyler to comply with its obligations hereunder;

          (d) by either Tyler or the Shareholder if the transactions contemplated by this Agreement have not been consummated by March 31, 1998, unless such failure of consummation is due to the failure of the terminating party to perform or observe the covenants, agreements, and conditions hereof to be performed or observed by it at or before the Closing Date;

          (e) by either Tyler or the Shareholder if the conditions precedent to its or his obligations to close this Agreement have not been satisfied or waived by it or him at or before the Closing Date; and

          (f) by either the Shareholder or Tyler if the transactions contemplated hereby violate any nonappealable final order, decree, or judgment of any court or governmental body or agency having competent jurisdiction.

     12.3 Expenses. If the transactions contemplated by this Agreement are not consummated, each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, except as otherwise provided in Section 12.1. Notwithstanding the foregoing, Tyler shall pay the actual legal, accounting and other out-of-pocket expenses incurred by the Company and Shareholder in connection with the negotiation, preparation and execution of this Agreement and the other agreements and instruments referred to herein, their investigation and examination of the affairs of the Tyler, and other actions taken preparatory to consummating the transactions contemplated hereby if this Agreement is terminated by Tyler for any reason other than failure of a condition precedent to its obligations set forth in Section 9.1, 9.2, 9.4, 9.9, 9.11 or 9.12 or rightfully terminated by the Company or the Shareholder for any other reason (i.e., other than the failure of a condition precedent to Tyler's obligations set forth in Section 9.1, 9.2, 9.4, 9.9, 9.11 or 9.12).

     12.4 Disclosure Schedules. The Company Disclosure Schedule and the Tyler Disclosure Schedule are incorporated herein by reference.

     12.5 Entire Agreement. This Agreement and the Exhibits and Disclosure Schedules hereto, the Confidentiality Agreement and the other agreements and documents contemplated hereby, contain the complete agreement among the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings among the parties with respect to such transactions, including without limitation that certain Agreement and Plan of Merger dated as of October 8, 1997 among Tyler, Sub, the Company, and Shareholder, as the same was or has heretofore been amended and restated. Section and other headings, the table of contents and indexes to the Disclosure Schedules are for reference purposes only and shall not affect the interpretation or construction of this Agreement. The parties hereto have not made any representation or warranty except as expressly set forth in this Agreement, the Employment Agreement, the Confidentiality Agreement, the Noncompetition Agreements, the Company Disclosure Schedule, the Tyler Disclosure Schedule or in any agreement, certificate or other document delivered pursuant hereto or thereto. The obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this Section.

     12.6 Survival. All representations and warranties (except those contained in Sections 2.9 and 2.15) of Tyler, Sub, the Company or the Shareholder contained herein, in the Tyler Disclosure Schedule, in the Company Disclosure Schedule, or in any exhibit, certificate, document or instrument delivered pursuant to this Agreement shall survive the Closing and shall continue in full force and effect for two years after the date of Closing. All representations and warranties of the Shareholder contained in Section 2.9(b) above shall survive the Closing and shall continue in full force and effect after the Closing without time limitation. All representations and warranties of the Shareholder contained in Sections 2.9(a), (c) and (d) above shall survive the Closing and shall continue in full force and effect after the Closing until expiration, in accordance with the laws of Texas, of the applicable time period in which claims may be judicially asserted for breach of a written contract. All representations and warranties of the Shareholder contained in Section 2.15 above shall survive the Closing and shall continue in full force and effect after the Closing until expiration, in accordance with applicable law, of the applicable time periods in which the taxing authority having jurisdiction may assert a claim for failure of or deficiency in the payment of taxes. The representations and warranties of the Company shall not survive the Closing.

     12.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original.

     12.8 Notices. All notices, demands, requests, or other communications that may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, telegram, or telecopy, addressed as follows:

        (i) If to the Company or the Shareholder;

               William D. Oates
               Business Resources Corporation
               2800 West Mockingbird Lane
               Dallas, Texas 75235
               Telecopy No.: (214) 902-0211

            with a copy (which shall not constitute notice) to:

               Gardere & Wynne, L.L.P.
               1601 Elm Street
               3000 Thanksgiving Tower
               Dallas, Texas 75201-4761
               Attention: John K. Sterling
               Telecopy No.: (214) 999-4667

        (ii) If to Tyler:
               Tyler Corporation
               2121 San Jacinto Street
               3200 San Jacinto Tower
               Dallas, Texas 75201
               Attention: Chairman of the Board
               Telecopy No.: (214) 754-7821

            with a copy (which shall not constitute notice) to:

               Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
               3400 Texas Commerce Tower
               600 Travis Street
               Houston, Texas 77002-3004
               Attention: Gene G. Lewis
               Telecopy No.: (713) 223-3717

     Each party may designate by notice in writing a new address to which any notice, demand, request, or communication may thereafter be so given, served, or sent. Each notice, demand, request, or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger, or (with respect to a telecopy) the confirmation being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

     12.9 Successors and Assigns. This Agreement and the rights, interests, and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     12.10 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas (except the choice of law rules thereof).

     12.11 Waiver and Other Action. This Agreement may be amended, modified, or supplemented only by a written instrument executed by the parties against which enforcement of the amendment, modification, or supplement is sought.

     12.12 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance (except to the extent such remaining provisions constitute obligations of another party to this Agreement corresponding to the unenforceable provision); and in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

     12.13 Knowledge. At any time there is a reference in a representation, covenant or warranty of a party to this Agreement that is qualified by the knowledge of such party, the terms "knowledge" or "knows" or "known", or "belief" or "believes" shall mean (i) as to the Company and the Shareholder, the knowledge or belief of the Shareholder or any of those certain individuals who have executed or will execute Noncompetition Agreements pursuant to Section 5.3, and (ii) as to Tyler, the knowledge or belief of its Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Louis
A. Waters, or James E. Russell.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            TYLER CORPORATION

                                            By: /s/ C. A. RUNDELL, JR.
                                              ----------------------------------
                                              C. A. Rundell, Jr., President and
                                              Chief Executive Officer

                                            T1 ACQUISITION CORPORATION

                                            By: /s/ C. A. RUNDELL, JR.
                                              ----------------------------------
                                              C.A. Rundell, Jr., President

                                            BUSINESS RESOURCES CORPORATION

                                            By: /s/ WILLIAM D. OATES
                                              ----------------------------------
                                              William D. Oates, President

                                              /s/ WILLIAM D. OATES
                                              ----------------------------------
                                              William D. Oates, Individually

                                                                      APPENDIX B

                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                               TYLER CORPORATION,

                          T2 ACQUISITION CORPORATION,

                            THE SOFTWARE GROUP, INC.

                                 BRIAN B. BERRY

                                      AND

                                 GLENN A. SMITH

                         DATED AS OF DECEMBER 29, 1997

                              AND EFFECTIVE AS OF

                                OCTOBER 8, 1997

                               TABLE OF CONTENTS

                                ARTICLE 1
                                THE MERGER
   1.1  The Merger..................................................   B-6
   1.2  Closing.....................................................   B-6
   1.3  Effective Time..............................................   B-6
   1.4  Effects of the Merger.......................................   B-6
   1.5  Articles of Incorporation; Bylaws...........................   B-6
   1.6  Directors and Officers......................................   B-7
   1.7  Conversion of Securities; Exchange; Fractional Shares.......   B-7
   1.8  Adjustments to Prevent Dilution.............................   B-8
   1.9  Taking of Necessary Action; Further Action..................   B-8

                                ARTICLE 2
               REPRESENTATIONS AND WARRANTS OF THE COMPANY
                           AND THE SHAREHOLDERS
   2.1  Organization and Good Standing of Company...................   B-9
   2.2  No Company Subsidiaries.....................................   B-9
   2.3  No Other Investments........................................   B-9
   2.4  Foreign Qualification.......................................   B-9
   2.5  Power and Authority to Conduct Business.....................   B-9
   2.6  Authority to Consummate Merger..............................   B-9
   2.7  Binding Effect..............................................   B-9
   2.8  Compliance with Other Instruments...........................  B-10
   2.9  Capitalization of Company...................................  B-10
  2.10  [Intentionally Omitted].....................................  B-10
  2.11  [Intentionally Omitted].....................................  B-10
  2.12  Company Financial Statements................................  B-11
  2.13  Absence of Certain Changes..................................  B-11
  2.14  No Material Undisclosed Liabilities.........................  B-12
  2.15  Tax Liabilities.............................................  B-12
  2.16  Title to Properties.........................................  B-13
  2.17  Condition of Tangible Assets................................  B-14
  2.18  Accounts Receivable.........................................  B-14
  2.19  Inventories.................................................  B-14
  2.20  Patents, Trademarks, and Copyrights.........................  B-14
  2.21  Contracts...................................................  B-15
  2.22  Litigation and Claims.......................................  B-16
  2.23  Judgments, Decrees, and Orders in Restraint of Business.....  B-16
  2.24  No Violation of Any Instrument..............................  B-16
  2.25  Compliance With Laws........................................  B-17
  2.26  Compensation and Benefit Plans..............................  B-17
  2.27  Labor Relations.............................................  B-18
  2.28  Adequate Insurance..........................................  B-18
  2.29  Contracts with Affiliates and Others........................  B-18
  2.30  Revenue Recognition.........................................  B-18
  2.31  Certain Fees................................................  B-19
  2.32  Environmental Matters.......................................  B-19
  2.33  Accuracy of Information Furnished...........................  B-19

                                ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF TYLER
   3.1  Organization and Good Standing of Tyler.....................  B-20
   3.2  Foreign Qualification.......................................  B-20
   3.3  Power and Authority to Conduct Business.....................  B-20
   3.4  Authority to Consummate Merger..............................  B-20
   3.5  Binding Effect..............................................  B-20
   3.6  Compliance with Other Instruments...........................  B-20
   3.7  Capitalization of Tyler.....................................  B-21
   3.8  Commission Filings; Financial Statements....................  B-21
   3.9  Absence of Certain Changes..................................  B-22
  3.10  No Material Undisclosed Liabilities.........................  B-22
  3.11  Litigation and Government Claims............................  B-22
  3.12  No Violation of Any Instrument..............................  B-22
  3.13  Certain Fees................................................  B-23
  3.14  No Interim Operations of Sub................................  B-23
  3.15  Accuracy of Information Furnished...........................  B-23

                                ARTICLE 4
        JOINT COVENANTS OF THE COMPANY, THE SHAREHOLDERS AND TYLER
   4.1  Access; Confidentiality.....................................  B-23
   4.2  Notice of any Material Change...............................  B-24
   4.3  Monthly Financial Statements................................  B-24
   4.4  Antitrust Notification......................................  B-24
   4.5  Tax Matters.................................................  B-24
   4.6  Cooperation Pending Closing.................................  B-26

                                ARTICLE 5
              COVENANTS OF THE COMPANY AND THE SHAREHOLDERS
   5.1  Conduct of Business Prior to Closing Date...................  B-26
   5.2  Employment Agreement........................................  B-27
   5.3  Noncompetition Agreements...................................  B-27
   5.4  Agreement Not to Negotiate..................................  B-27
   5.5  Accuracy of Information Furnished...........................  B-27
   5.6  Regulation S-X Financial Statements.........................  B-27
   5.7  Termination of Shareholders Agreement.......................  B-28
   5.8  Pre-Closing Bonuses.........................................  B-28
   5.9  Form of Merger..............................................  B-28

                                ARTICLE 6
                            COVENANTS OF TYLER
   6.1  Conduct Prior to Closing Date...............................  B-28
   6.2  Proxy Statement.............................................  B-28
   6.3  Meetings of Stockholders....................................  B-28
   6.4  Stock Exchange Listing......................................  B-28
   6.5  Guaranties of Company Obligations...........................  B-29
   6.6  Other Tyler Obligations.....................................  B-29
   6.7  Company Indemnification Obligations.........................  B-29
   6.8  Agreements Regarding Stock Options..........................  B-30
   6.9  Release of Shareholder Guaranties...........................  B-30

                                ARTICLE 7
            JOINT CONDITIONS PRECEDENT TO CLOSING OBLIGATIONS
   7.1  HSR Act.....................................................  B-30
   7.2  Absence of Litigation.......................................  B-30

                                ARTICLE 8
            CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY
                           AND THE SHAREHOLDERS
   8.1  Compliance..................................................  B-30
   8.2  Representations and Warranties..............................  B-31
   8.3  Opinion.....................................................  B-31
   8.4  No Material Adverse Change..................................  B-31
   8.5  Financing...................................................  B-31
   8.6  Certificates................................................  B-31

                                ARTICLE 9
               CONDITIONS PRECEDENT TO OBLIGATIONS OF TYLER
   9.1  Compliance..................................................  B-31
   9.2  Representations and Warranties..............................  B-31
   9.3  Securities Law Compliance...................................  B-31
   9.4  Opinions....................................................  B-32
   9.5  No Material Adverse Change..................................  B-32
   9.6  Consents to Transaction.....................................  B-32
   9.7  Financing...................................................  B-32
   9.8  Noncompetition Agreements...................................  B-32
   9.9  Business Resources Corporation..............................  B-32
  9.10  Stockholder Approval........................................  B-32
  9.11  Certificates................................................  B-32

                                ARTICLE 10
                SECURITIES LAW REGISTRATION AND COMPLIANCE
  10.1  Securities Law Compliance; Restrictions on Shares...........  B-32
  10.2  Piggyback Registration......................................  B-33
  10.3  Registration Procedures.....................................  B-33
  10.4  Expenses....................................................  B-34
  10.5  Indemnification.............................................  B-34
  10.6  No Transferability of Registration Rights...................  B-36

                                ARTICLE 11
                       INDEMNIFICATION AND REMEDIES
  11.1  Indemnification by the Shareholders Based on Agreement......  B-36
  11.2  Indemnification by Tyler Based on Agreement.................  B-36
  11.3  Customer Claims.............................................  B-36
  11.4  Claims Limitations..........................................  B-37
  11.5  Maximum Liability...........................................  B-38
  11.6  Equitable Remedies..........................................  B-38
  11.7  Remedies of the Surviving Corporation.......................  B-38
  11.8  Costs of Defense............................................  B-38

                                ARTICLE 12
                              MISCELLANEOUS
  12.1  Breach Discovered Prior to Closing..........................  B-39
  12.2  Termination.................................................  B-39
  12.3  Expenses....................................................  B-40
  12.4  Disclosure Schedules........................................  B-40
  12.5  Entire Agreement............................................  B-40
  12.6  Survival....................................................  B-40
  12.7  Counterparts................................................  B-40
  12.8  Notices.....................................................  B-41
  12.9  Successors and Assigns......................................  B-41
 12.10  Governing Law...............................................  B-41
 12.11  Waiver and Other Action.....................................  B-41
 12.12  Severability................................................  B-41
 12.13  Knowledge...................................................  B-42

ANNEX I  Shareholders and Optionholders.............................  B-44

EXHIBITS
  Exhibit
     A     Surviving Corporation Directors and Officers
  Exhibit
     B     Employment and Noncompetition Agreement (Shareholders)

               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

     THIS AMENDED AND RESTATED AGREEMENT, dated as of the 29th day of December, 1997 and effective as of the 8th day of October, 1997, is entered into by and among Tyler Corporation, a Delaware corporation ("Tyler"), T2 Acquisition Corporation, a Texas corporation and wholly-owned subsidiary of Tyler ("Sub"), The Software Group, Inc., a Texas corporation, (the "Company"), Brian B. Berry and Glenn Smith (each, a "Shareholder" and collectively, the "Shareholders").

                                  WITNESSETH:

     WHEREAS, subject to and in accordance with the terms and conditions of this Agreement, the respective Boards of Directors of Tyler, Sub and the Company, and Tyler as sole shareholder of Sub, have approved the merger of Sub with and into the Company (the "Merger"), whereby all the issued and outstanding shares of common stock, without par value, of the Company (the "Company Common Stock") not owned directly or indirectly by the Company will be converted into the right to receive in the aggregate $12,000,000 in cash and 2,000,000 shares of common stock, par value $0.01 per share, of Tyler ("Tyler Common Stock"), as provided herein;

     WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the Merger;

     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                   THE MERGER

     1.1 The Merger. Subject to and in accordance with the terms and conditions of this Agreement and in accordance with the Texas Business Corporation Act (the "TBCA"), at the Effective Time (as defined in Section 1.3) Sub shall be merged with and into Company. As a result of the Merger, the separate corporate existence of the Sub shall cease and Company shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation") and shall succeed to and assume all of the rights and obligations of the Company in accordance with the TBCA.

     1.2 Closing. The closing of the Merger (the "Closing") shall take place at the offices of Gardere & Wynne, L.L.P., 1600 Elm Street, Suite 3000, Dallas, Texas 75201 as soon as practicable after the satisfaction or waiver of the conditions set forth in Article V or at such other time and place and on such other date as Tyler and the Company shall agree; provided, that the closing conditions set forth in Article V shall have been satisfied or waived at or prior to such time. The date on which the Closing occurs is herein referred to as the "Closing Date."

     1.3 Effective Time. On the Closing Date, or as soon as practicable thereafter, the Company and Sub will cause Articles of Merger (the "Articles of Merger") to be filed with the Secretary of State of the State of Texas as provided in Article 5.04 of the TBCA. The Merger will become effective at the time that the Articles of Merger have been filed with the Secretary of State of the State of Texas or at such other time specified in the Articles of Merger as the effective time (the "Effective Time").

     1.4 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the TBCA.

     1.5 Articles of Incorporation; Bylaws. The Articles of Incorporation (the "Articles") and Bylaws (the "Bylaws") of the Company, as in effect immediately prior to the Effective Time, shall be the articles of incorporation and bylaws of the Surviving Corporation and thereafter shall continue to be its articles of incorporation and bylaws until amended as provided therein and under the TBCA.

     1.6 Directors and Officers. The persons specified as directors on Exhibit A hereto shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles and Bylaws, and the persons specified as officers on Exhibit A hereto shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified in accordance with the Articles and Bylaws.

     1.7 Conversion of Securities; Exchange; Fractional Shares. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the Company, Sub or their
Shareholder:

          (a) Each share of the Company Common Stock issued and outstanding immediately prior to the Effective Time, other than any shares of the Company Common Stock to be canceled pursuant to Section 1.7(b), shall be converted, subject to the provisions of this Section 1.7, into the right to receive, without interest, $5.7943 in cash and 0.965717 shares of Tyler Common Stock (collectively, the "Merger Consideration"); provided that no fractional shares of Tyler Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made in accordance with the procedure set forth in Section 1.7(h) hereof.

          (b) Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock held by Sub, Tyler or any direct or indirect wholly-owned subsidiary of Tyler, or the Company immediately prior to the Effective Time shall be canceled and extinguished at the Effective Time without any conversion thereof and no payment shall be made with respect thereto.

          (c) Each option outstanding at the Effective Time to purchase shares of Company Common Stock (a "Stock Option") granted under (i) the 1988 Stock Option Plan for Software Group, Inc., as amended (the "Company Stock Option Plan"), or (ii) any other stock plan or agreement of the Company, which by its terms is not extinguished in the Merger, shall be exercised prior to the Closing and the holders of any such Stock Options agree to exercise such Stock Options at or prior to the Closing.

          (d) Each share of common stock, par value $1.00 per share, of Sub issued and outstanding immediately prior to the Effective Time shall at the Effective Time be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

          (e) At the Effective Time, each holder of an outstanding certificate that prior thereto represented shares of Company Common Stock shall be entitled to receive, upon surrender to the Surviving Corporation of such certificate or certificates for cancellation and subject to any required withholding of taxes, a certificate or certificates representing the number of whole shares of Tyler Common Stock (of such denominations and registered in such names as such holder may request) into which the shares of Company Common Stock so surrendered shall have been converted. Each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Tyler Common Stock shall, upon surrender to the Surviving Corporation of the certificates representing shares of Company Common Stock held by such holder, be paid an amount in cash in accordance with the provisions of Section 1.7(h). Until so surrendered, each outstanding certificate that prior to the Effective Time represented shares of Company Common Stock shall be deemed from and after the Effective Time to evidence the right to receive that amount of cash and that number of full shares of Tyler Common Stock into which such shares of Company Common Stock shall have been converted pursuant to this Section 1.7, and any cash in lieu of fractional shares of Tyler Common Stock, subject to any of required withholding of taxes. No interest shall be paid on the cash payable upon surrender of the certificate or certificates evidencing shares of Company Common Stock. Unless and until any such outstanding certificates representing shares of Company Common Stock shall be surrendered, no dividends or other distributions declared and payable to the holders of Tyler Common Stock on or after the Effective Time shall be paid to the holders of such outstanding certificates which prior to the Effective Time represented shares of Company Common Stock; provided, however, that, upon surrender and exchange of such outstanding certificates, there shall be paid to the record holders of the certificates issued and exchanged therefor the amount, without interest thereon, of dividends and other distributions, if any, that theretofore were declared and became payable since the Effective Time with respect to the number of full shares of Tyler Common Stock issued to such holders.

          (f) The cash and shares of Tyler Common Stock into which the shares of Company Common Stock shall have been converted pursuant to this Section 1.7 shall be issued in full satisfaction of all rights pertaining to such converted shares of Company Common Stock.

          (g) If any certificate for shares of Tyler Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall have paid to Tyler or the Surviving Corporation any transfer or other taxes required by reason of the issuance of a certificate for shares of Tyler Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Tyler or its transfer agent that such tax has been paid or is not payable.

          (h) No fraction of a share of Tyler Common Stock shall be issued, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Tyler Common Stock shall, upon surrender to the Surviving Corporation of the certificate or certificates representing the shares of Company Common Stock held by such holder, be paid an amount in cash equal to the value of such fraction of a share of Tyler Common Stock based upon the closing price of one share of Tyler Common Stock on the New York Stock Exchange, Inc. ("NYSE") on the last trading day prior to the Effective Time. No interest shall be paid on such amount. All shares of Company Common Stock held by a record holder shall be aggregated for purposes of computing the number of shares of Tyler Common Stock to be issued pursuant to this Section 1.7.

          (i) At the Closing, Tyler shall provide each holder of certificates which prior to the Effective Time represented shares of Company Common Stock a letter of transmittal and other documentation enabling such holder to effect the exchange of stock certificates as contemplated by Article 1 of this Agreement.

          (j) Neither Tyler, the Surviving Corporation, nor any other person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (k) In the event any certificate formerly representing shares of the Company Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by Tyler or the Surviving Corporation, the posting by such person of a bond in customary amount as indemnity against any claim that may be made against Tyler or the Surviving Corporation with respect to such certificate, the Surviving Corporation shall deliver in exchange for such lost, stolen or destroyed certificate the cash and shares of Tyler Common Stock that would be deliverable pursuant to this Article 1 upon due surrender of the shares of Company Common Stock represented by such lost, stolen or destroyed certificate.

     1.8 Adjustments to Prevent Dilution. In the event that the Company changes the number of shares of the Company Common Stock or securities convertible or exchangeable into or exercisable for shares of the Company Common Stock, or Tyler changes the number of shares of Tyler Common Stock or securities convertible or exchangeable into or exercisable for shares of Tyler Common Stock, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split or combination), stock dividend or distribution, recapitalization, subdivision, or other similar transaction, the Merger Consideration shall be correspondingly adjusted.

     1.9 Taking of Necessary Action; Further Action. The parties hereto shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger as promptly as possible. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company or Sub, such corporations shall direct their respective officers and directors to take, and the Shareholders shall take, all such lawful and necessary action.

                                   ARTICLE 2

                     REPRESENTATIONS AND WARRANTIES OF THE
                          COMPANY AND THE SHAREHOLDERS

     The Company and the Shareholders jointly and severally represent and warrant to Tyler and Sub as follows:

     2.1 Organization and Good Standing of Company. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas.

     2.2 No Company Subsidiaries. The Company is not, and has never been, the record or beneficial owner, directly or indirectly, of 50% or more of the capital stock of any corporation.

     2.3 No Other Investments. The Company does not own, and has never owned, any capital stock of any other corporation or any equity, profit sharing, participation, or other interest of any type in any partnership, joint venture, and other entity.

     2.4 Foreign Qualification. The Company is duly qualified or licensed to do business as a foreign corporation and in good standing in those jurisdictions set forth in Section 2.4 of the schedule delivered by the Company concurrently with the execution of this Agreement (the "Company Disclosure Schedule"). The Company is duly qualified or licensed to do business as a foreign corporation in every jurisdiction where the failure so to qualify could have a material adverse effect on the businesses, operations, assets or financial condition of the Company. For purposes of this Section 2.4, no material adverse effect shall be deemed to have occurred as a result of non-payment of state or local franchise taxes not exceeding $37,500 in the aggregate.

     2.5 Power and Authority to Conduct Business. The Company has the corporate power and authority, and possesses all licenses and permits required by governmental authorities, to own, lease, and operate their properties and assets and to carry on its business as currently being conducted, except where the failure to possess such license or permit would not have a material adverse effect on the businesses, operations, assets or financial condition of the Company.

     2.6 Authority to Consummate Merger. The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other agreements or documents executed or required to be executed by the Company in connection with this Agreement, and the execution, delivery, and performance by the Company of this Agreement and the other documents executed or required to be executed by the Company in connection with this Agreement have been duly authorized by all necessary corporate action. Each Shareholder has the capacity and authority to execute, deliver and perform his obligations under this Agreement, and the other agreements or documents executed or required to be executed by him in connection herewith.

     2.7 Binding Effect. This Agreement and the other agreements and documents executed or required to be executed by the Company or the Shareholders in connection with this Agreement have been or will have been duly executed and delivered by the Company or the Shareholders, as appropriate, and are or will be, when executed and delivered, the legal, valid, and binding obligations of the Company or the Shareholders executing the same, enforceable in accordance with their terms, except that:

          (a) enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting creditors' rights;

          (b) the availability of equitable remedies may be limited by equitable principles of general applicability; and

          (c) rights to indemnification under Section 10.5 may be limited by considerations of public policy.

     2.8 Compliance with Other Instruments. Except as disclosed in Section 2.8 of the Company Disclosure Schedule, neither the execution and delivery by the Company or the Shareholders of this Agreement, or the other agreements or documents executed or required to be executed by the Company or the Shareholders in connection herewith, nor the consummation by the Company or the Shareholders of the transactions contemplated hereby and thereby, will (i) conflict with the articles of incorporation or bylaws of the Company; (ii) assuming satisfaction of the requirements set forth in clause (iii) below, violate any provision of law applicable to the Company; (iii) except for (A) requirements arising out of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), and
(B) the filing of articles of merger in accordance with the TBCA, require any consent, authorization, permit, license or approval of, or declaration, registration or filing with or notice to, any person or governmental body or authority, domestic or foreign, under any provision of law applicable to the Company; or (iv) require any consent, approval or notice under, violate, breach, be in conflict with, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or permit the termination or the acceleration of maturity of, or result in the imposition of any lien, claim, or encumbrance upon any property or asset of the Company or either Shareholder, pursuant to any note, bond, indenture, mortgage, deed of trust, evidence of indebtedness, loan or lease agreement, or other agreement or instrument (including with customers) listed or required to be listed in Section
2.21 of the Company Disclosure Schedule, or any judgment, order, injunction, or decree by which the Company or either Shareholder is bound, to which any of them is a party, or to which any of their assets is subject, where any such failure to obtain any consent, approval or notice, or violation, breach, conflict or default would result in a material adverse effect on the businesses, operations, assets or financial condition of the Company.

     2.9  Capitalization of Company.

     (a) The authorized capital stock of the Company is 5,000,000 shares of Company Common Stock, of which 1,921,000 shares of Company Common Stock are issued and outstanding at the date hereof and 150,000 shares are subject to Stock Options. All of the issued and outstanding shares of Company Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. There are and at the Closing will be no shares of the capital stock of the Company held in its treasury or in the treasury.

     (b) At the Closing, each Shareholder will be the lawful record and beneficial owner of the shares of the Company Common Stock, set forth opposite such Shareholder's name on Annex I, free and clear of all liens, encumbrances, and claims of every kind, and the shares so owned by the Shareholders will constitute 93% of the issued and outstanding shares of the Company capital stock. Set forth on Annex I are the number of shares of Company Common Stock outstanding and Company Common Stock subject to options. Each Shareholder has the right to vote or direct the vote of his shares at his discretion on any matter submitted to a vote of the Company shareholders.

     (c) Except as disclosed in Section 2.9 of the Company Disclosure Schedule, there are no voting trusts, shareholder agreements, or other voting arrangements among the shareholders of the Company.

     (d) Except as described in Section 2.9 of the Company Disclosure Schedule, there presently is no outstanding subscription, contract, convertible or exchangeable security, option, warrant, call, or other right obligating the Company or any Shareholder to issue, sell, exchange, or otherwise dispose of, or to purchase, redeem, or otherwise acquire, shares of, or securities convertible into or exchangeable for, capital stock of the Company; no such rights disclosed in Section 2.9 of the Company Disclosure Schedule will remain outstanding at the Closing. No shareholder of the Company is entitled to any preemptive right.

     2.10  [Intentionally Omitted].

     2.11  [Intentionally Omitted].

     2.12  Company Financial Statements.

     (a) The Company has delivered to Tyler true, correct, and complete copies of the following financial statements of the Company (the "Company Financial Statements"), which are attached to Section 2.12 of the Company Disclosure
Schedule:

          (i) the audited balance sheets of the Company as of October 31, 1996, 1995 and 1994 and the related audited statements of operations, stockholder's equity, and cash flows for the years then ended, with notes thereto, prepared in accordance with United States generally accepted accounting principles, except as disclosed in the notes thereto; and

          (ii) the unaudited balance sheet of the Company as of August 31, 1997 (the "Company Balance Sheet"), and the related unaudited statements of operations, stockholder's equity, and cash flows for the ten months then ended, with notes thereto, prepared in accordance with United States generally accepted accounting principles, except as disclosed in the notes thereto.

The Company Financial Statements present fairly, in all material respects, the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended, in conformity with generally accepted accounting principles applied, except as may be set forth in the notes thereto, on a consistent basis throughout such periods.

     (b) Since August 31, 1997, there has been no change in accounting principles applicable to, or methods of accounting utilized by the Company, and the books and records of Company have been and are being maintained in accordance with all applicable legal and accounting requirements and what the Shareholders believe in good faith to be good business practice, reflect only valid transactions, are complete and correct in all material respects, and accurately reflect in all material respects the basis for the financial position and results of operations and cash flows of the Company set forth in the Company Financial Statements.

     2.13 Absence of Certain Changes. Since August 31, 1997 (or other date indicated below), the Company has not (except as may be contemplated by this Agreement or as may result from the transactions contemplated by this Agreement):

          (a) except as disclosed in Section 2.13 of the Company Disclosure Schedule, suffered any change in its businesses, results of operations, working capital, assets, liabilities, or financial condition or the manner of conducting its business other than changes that, individually or in the aggregate, have not had a material adverse effect on the businesses, operations, assets or condition (financial or otherwise) of the Company;

          (b) experienced a decline in the shareholder's equity of the Company from its shareholder's equity shown on the Company Balance Sheet at August 31, 1997, determined using the same accounting principles applied in the preparation of the Company Financial Statements (but without giving effect to the payment of pre-closing bonuses, if any, pursuant to Section 5.8 hereof);

          (c) except as disclosed in Section 2.13 of the Company Disclosure Schedule, suffered any damage or destruction to or loss of its assets not covered by insurance, or any loss of customers or suppliers, or terminated or lost the services of any key employee (including any employee who had agreed with the Company to maintain the confidentiality of proprietary or technical information or know-how or to assign inventions, patents, or copyrights) that has had, or in the good faith belief of the Shareholders is likely to have, a material adverse effect on the businesses, operations, assets, financial condition, or prospects of the Company;

          (d) acquired or disposed of any material asset, or incurred, assumed, guaranteed, endorsed, paid, or discharged any material indebtedness, liability, or obligation, or subjected or permitted to be subjected any material amount of assets to any lien, claim, or encumbrance of any kind, except in the ordinary course of business or pursuant to agreements in force at the date of this Agreement;

          (e) forgiven, compromised, canceled, released, waived, or permitted to lapse any material rights or claims, except as disclosed in Section 2.13 of the Company Disclosure Schedule;

          (f) entered into or terminated any material agreement or commitment, or agreed or made any changes in material leases or agreements, other than renewals or extensions thereof and leases, agreements, and commitments entered into, terminated, or modified in the ordinary course of business;

          (g) written up, written down, or written off the book value of any material amount of assets, except as disclosed in Section 2.13 of the Company Disclosure Schedule;

          (h) declared, paid, or set aside for payment any dividend or distribution with respect to its capital stock;

          (i) except as set forth in Section 2.13 of the Company Disclosure Schedule, redeemed, purchased, or otherwise acquired, or sold, granted, or otherwise disposed of, directly or indirectly, any of its capital stock or securities or any rights to acquire such capital stock or securities, or agreed to changes in the terms and conditions of any such rights;

          (j) except as set forth in Section 2.13 of the Company Disclosure Schedule, paid compensation, fees, bonuses or other payments to any Shareholder or his family members or any of his affiliates, other than the base salary of each Shareholder; or materially increased the compensation of or paid any bonus to any other employee or contributed to any employee benefit plan other than in accordance with policies, practices or requirements established and in effect on October 31, 1996;

          (k) Entered into any employment, compensation, or collective bargaining agreement with any person or group or consulting agreement not identified in Section 2.13 of the Company Disclosure Schedule, other than in the ordinary course of business;

          (l) Entered into, adopted, or materially amended any employee benefit plan; or

          (m) Entered into any other material commitment or transaction not disclosed elsewhere herein or in the Company Disclosure Schedule, other than in the ordinary course of business.

     2.14 No Material Undisclosed Liabilities. To the knowledge of the Company or the Shareholders, there is no liability or obligation of the Company of any nature, whether absolute, accrued, contingent, or otherwise, other than:

          (a) the liabilities and obligations that are fully reflected, accrued, or reserved against on the Company Balance Sheet, for which the reserves are appropriate and reasonable, or incurred in the ordinary course of business and consistent with past practices since August 31, 1997;

          (b) the loss contingencies set forth in Section 2.14 of the Company Disclosure Schedule;

          (c) contractual liabilities or obligations of a nature not required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles, but which, if material, are disclosed in
     Section 2.14 of the Company Disclosure Schedule; and

          (d) other liabilities and loss contingencies which are not material in the aggregate to the business, operations, assets or condition (financial or otherwise) of the Company.

     The Company is not a signatory to, and is not in any manner a guarantor, endorser, assumptor or otherwise primary or secondarily liable for or responsible for the payment of, any notes payable other than those set forth in
Section 2.21 of the Company Disclosure Schedule.

     2.15 Tax Liabilities. The Company has filed all material federal, state, county, local, and foreign tax returns and reports required to be filed by them, including those with respect to income, payroll, property, withholding, social security, unemployment, franchise, excise, use and sales taxes, and has either paid in full all taxes that have become due as reflected on any such return or report and any interest and penalties with respect thereto or, as of August 31, 1997, it has fully accrued on its books or has established adequate reserves for all taxes payable but not yet due, except that at August 31, 1997 the unrecorded contingent liability of the Company with respect to payroll, withholding, social security, unemployment, franchise, property, sales, use and excise taxes did not exceed $37,500 in the aggregate for all such taxes. The total of all payments made in 1996 and in 1997 for taxes, interest and penalties of the Company for periods ended prior to November 1, 1996 have not exceeded the accrued liability for such items shown on the Company Financial Statements as of August 31, 1997 for periods ended October 31, 1996; the Company has not, subsequent to October 31, 1996, accrued or set aside any reserves on its books and records for any taxes, interest or penalties for any period ended prior to November 1, 1996 nor has the Company made any payments in 1996 or 1997 of taxes, interest or penalties for periods ended prior to November 1, 1996 that were not reflected in the accrued liability therefor (including deferred taxes) shown on the Company Financial Statements as of August 31, 1997 for periods ended October 31, 1996. There are no reserves (other than for deferred taxes) reflected in the Company Financial Statements as of August 31, 1997 for periods ended October 31, 1996 for taxes, interest or penalties in excess of those shown to be due on any tax returns that have been filed for any periods then ended. Except as disclosed on Section 2.15 of the Company Disclosure Schedule, neither the Internal Revenue Service nor any other taxing authority has audited or is in the process of auditing the tax returns and reports of the Company, and no claim for additional taxes, interest, or penalties for any fiscal year is pending. The Company has delivered to Tyler true, complete and correct copies of (i) all federal and state income or franchise tax returns for the Company for all periods ending on and after October 31, 1994 and (ii) relevant portions of income and franchise tax examination reports, statements of deficiencies, closing or other agreements received by, assessed against or agreed to by the Company, relating to such taxes, since October 31, 1994, if any. No extension or waiver of any statute of limitations has been requested of or granted by the Company with respect to any tax year, and no extension or waiver of time within which to file any tax return has been requested by or granted to the Company except with respect to tax returns not yet filed but otherwise due. No unsatisfied deficiency, delinquency, or default for any tax, assessment, or governmental charge has been claimed or assessed, or to the knowledge of the Company or the Shareholders, proposed against the Company, nor has the Company received notice of any such deficiency, delinquency, or default, for any tax period. Neither the Company nor either Shareholder has any reason to believe that the Company has any material contingent income tax liabilities other than those reflected on the Company Balance Sheet and those arising in the ordinary course of business since the date thereof, and those arising as a result of the transactions contemplated hereby. The Company has not filed a consent under sec.341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), concerning collapsible corporations. The Company has not made any material payments, is not obligated to make any material payments, and is not a party to any agreement that under certain circumstances could obligate it to make any material payments that will not be deductible under Code sec.280G. The Company is not a party to any tax allocation or sharing agreement. The Company (i) has not been a member of an affiliated group filing a consolidated federal income tax return and (ii) does not have any liability for the taxes of any person under Treasury Reg. sec.1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract, or otherwise.

     2.16  Title to Properties.

     (a) The Company owns no real property.

     (b) Except as disclosed in Section 2.16(b) of the Company Disclosure Schedule and except as they have since been affected subsequent to August 31, 1997 by transactions in the ordinary course of business and consistent with past practices, and except for assets subject to financing leases required to be capitalized under generally accepted accounting principles which are reflected in the Company Balance Sheet or notes thereto, the Company has good and marketable title to the assets reflected in the Company Balance Sheet or otherwise on their books and records as being owned as of August 31, 1997, or purchased by it since August 31, 1997, and to the assets described in Section
2.20 below and to the following assets whether or not reflected in the Company Balance Sheet or on such books and records:

     The computer programs and applications software, in both object code and source code form, and all documentation therefor (excluding operating systems software leased by or licensed to the Company) utilized by the Company in its business.

     (c) The assets identified in subsection (b) above and the assets described in Section 2.20 below are owned by or licensed to the Company free and clear of any lien, claim or encumbrance except those disclosed in the Company Balance Sheet or notes thereto or in Section 2.16(c) of the Company Disclosure Schedule and except for:

          (i) Liens for taxes, assessments, or other governmental charges not yet delinquent, or the validity of which are being contested in good faith by appropriate proceedings listed in Section 2.16(c) of the Company Disclosure Schedule;

          (ii) Statutory liens incurred in the ordinary course of business that are not yet delinquent, or the validity of which are being contested in good faith by appropriate proceedings described in Section 2.16(c) of the Company Disclosure Schedule;

          (iii) The rights of customers of the Company with respect to inventory or work in progress under purchase orders or contracts entered into by the Company in the ordinary course of business;

          (iv) Liens, claims, or encumbrances consisting of leases of equipment to customers entered into in the ordinary course of business;

          (v) Liens, claims, or encumbrances described in real estate title insurance binders or commitments, or abstracts of title to real estate, furnished or to be furnished to Tyler in connection with the transactions contemplated hereby, unless Tyler objects to the same in writing within five business days after receipt of such title documents;

          (vi) Restrictions and constraints set forth in the license agreements described in Section 2.20 of the Company Disclosure Schedule; and

          (vii) Other liens, claims, or encumbrances that, in the aggregate, do not materially detract from the value of, or materially interfere with the present use of, such assets.

     (d) Except for those assets acquired since the date of the Company Balance Sheet, all tangible properties and assets material to the present operations of the Company are reflected on the Company Balance Sheet and notes thereto in the manner and to the extent required by generally accepted accounting principles. Immediately after the Closing, the Company will own or lease or otherwise possess the rights to use all assets necessary to the conduct of the business conducted by the Company immediately before the Closing.

     2.17 Condition of Tangible Assets. Except as set forth in Section 2.17 of the Company Disclosure Schedule, the tangible assets of the Company which are material to the business, operations, assets or financial condition of the Company, are in good condition and repair and, in the good faith belief of each Shareholder, are adequate for the uses to which they are being put in the ordinary course of their respective businesses.

     2.18 Accounts Receivable. To the knowledge of the Company or the Shareholders, all accounts receivable reflected in the Company Balance Sheet or arising since August 31, 1997 either have been collected or are enforceable and collectible claims not subject to any valid defense, offset, or credit, except to the extent of any reserves established for doubtful accounts in a manner consistent with such practices in prior periods and except as set forth in
Section 2.18 of the Company Disclosure Schedule.

     2.19  Inventories. The Company has no inventories.

     2.20 Patents, Trademarks, and Copyrights. Set forth in Section 2.20 of the Company Disclosure Schedule is a true and correct description of:

          (a) all material trademarks, trade names, service marks, patents, copyrights, and applications therefor and all license, royalty, assignment, and other similar agreements relating to the foregoing currently owned, in whole or in part, by the Company;

          (b) all material agreements relating to technology, know-how, or processes that the Company is licensed or authorized to use by others or licenses or authorizes others to use; and

          (c) all material trademarks, trade names, service marks, patents, copyrights, and applications therefor and other similar and intangible intellectual property and all license, royalty, assignment, and other similar agreements relating to the foregoing and all material agreements relating to technology, know-how, or processes used in connection with the business of the Company.

Except to the extent set forth in Section 2.20 of the Company Disclosure Schedule, the Company has, to the knowledge of the Company and each Shareholder, the sole and exclusive right to use the patents, trademarks, trade names, copyrights, service marks, technology, know-how, and processes identified in such Section 2.20 without infringing or violating the rights of any other person, and to the knowledge of the Company and each Shareholder no consent of third parties will be required for the use thereof by the Company upon consummation of the Merger and there are no past due or delinquent license fees, rents, royalties, or other charges that the Company is required or obligated to pay with respect to any of the foregoing. Except as disclosed in Section 2.20 of the Company Disclosure Schedule, no claim has been asserted by any person to the ownership of or right to use any such patent, trademark, trade name, copyright, service mark, technology, know-how, or process or challenging or questioning the validity or effectiveness of any such license or agreement, and the Company knows of no valid basis for any such claim. To the knowledge of the Company and each Shareholder, except as disclosed in Section 2.20 of the Company Disclosure Schedule, each of the foregoing is valid and subsisting, has not been canceled, abandoned, or otherwise terminated, and, if applicable, has been duly issued or filed.

     2.21 Contracts. Set forth in Section 2.21 of the Company Disclosure Schedule are complete and accurate lists of the following contracts and commitments (including summaries of oral contracts) to which the Company is a party or bound:

          (a) Contracts with any labor union;

          (b) Employee benefit plans or contracts;

          (c) Employment or similar contracts, including confidentiality agreements and agreements to assign inventions, patents and copyrights, and consulting agreements (other than those entered into in the ordinary course of business);

          (d) Leases, whether as lessor or lessee, involving annual rental payments in excess of $7,500, that are not terminable at will or upon notice of 30 days or less by the Company;

          (e) Loan agreements, mortgages, indentures, instruments of indebtedness or commitments involving indebtedness for borrowed money or money loaned to others in excess of $7,500, but excluding intercompany items;

          (f) Guaranty or suretyship, performance bond, indemnification, or contribution agreements involving obligations in excess of $7,500, but excluding intercompany items;

          (g) Contracts with customers or suppliers that involve aggregate payments to or by the Company of more than $15,000, and that are not terminable at will or upon notice of 90 days or less by the Company;

          (h) Distribution, marketing, dealership, sales, or agency agreements material to the Company that are not terminable at will or upon notice of 30 days or less by the Company;

          (i) Joint venture, partnership, or other agreements evidencing an ownership interest or a participation in or sharing of profits;

          (j) Contracts containing noncompetition covenants, covenants to register securities, or negative or restrictive financial covenants that are not terminable at will or upon notice of 30 days or less by the Company;

          (k) Voting agreements relating to securities of the Company (whether or not the Company is a party thereto;

          (l) Insurance policies involving annual premium payments of more than $750;

          (m) Powers of attorney; and

          (n) Contracts between the Company and any of the Shareholders, their spouses or any affiliates or relatives thereof; and

          (o) Other contracts not made in the ordinary course of business or that, in the reasonable judgment of the Shareholders, are material to the businesses, operations, assets, or financial condition of the Company.

No contract or commitment listed in Section 2.21 of the Company Disclosure Schedule has been amended or modified or the rights and obligations evidenced thereby otherwise affected in a manner materially adverse to the Company, except by an instrument which is also included in such listing, and each contract or commitment, as so amended, modified or affected, contains all material provisions with respect to the subject matter thereof. The Company and the Shareholders have furnished or made available to Tyler accurate and complete copies of all of the contracts, commitments or instruments listed in Section
2.21 of the Company Disclosure Schedule. Except as set forth in Section 2.21 of the Company Disclosure Schedule or with respect to contracts not material to the businesses, operations, assets or financial condition of the Company, (i) to the knowledge of the Company and the Shareholders, all such contracts are valid, binding, subsisting, and enforceable in all material respects; (ii) to the knowledge of the Company and the Shareholders and in their good faith belief the Merger will not affect the continuance in full force and effect of such contracts; and (iii) there is no material dispute among the parties to any such contract and no material penalty has been incurred with respect thereto. Neither the Company nor any Shareholder has received notice of any plan or intention of any other party to any such contract or agreement to exercise any right to cancel or terminate any such contract or agreement, and neither the Company nor any Shareholder knows of any fact that would justify the exercise of such right. Neither the Company nor any Shareholder currently contemplates, person or entity currently contemplates, any amendment or change to any of the contracts or agreements referred to in Section 2.21 of the Company Disclosure Schedule. Except as disclosed in Section 2.21 of the Company Disclosure Schedule, none of the Company's customers or suppliers, that during the fiscal year ended October 31, 1996 accounted for as much as 2% of consolidated sales or purchases of the Company, has refused, or communicated that it will or may refuse, to purchase or supply goods or services, as the case may be, or has communicated that it will or may substantially reduce the amount of goods or services that it is willing to purchase from, or sell to, the Company after the date hereof.

     2.22 Litigation and Claims. Except as described in Section 2.22 of the Company Disclosure Schedule, neither the Company nor any Shareholder is a party to, and the businesses or assets of the Company are not the subject of or affected by, any pending or to the knowledge of the Company or any Shareholder, threatened suit, claim, action, or litigation with any party or any administrative, arbitration, or other governmental proceeding, investigation, or inquiry, or any pending change in any regulations, statutes or ordinances, which would, severally or in the aggregate, have a material adverse effect on the businesses, results of operations, assets, or the condition (financial or otherwise) of the Company. Except as described in Section 2.22 of the Company Disclosure Schedule, to the knowledge of the Company or any Shareholder, no suit, claim, action or demand is currently pending, has been made or filed, or is or has been threatened or contemplated by any person or entity, and there exists no judgment or order (whether or not the Company is a party to any of the foregoing) regarding or affecting the ownership, disclosure, copying, possession or utilization by the Company of the assets reflected in the books and records of the Company.

     2.23 Judgments, Decrees, and Orders in Restraint of Business. The Company is not a party to or subject to any judgment, order, or decree entered in any suit or proceeding brought by any governmental agency or by any other person enjoining it in respect of any business practice or the acquisition of any property or the conduct of its business.

     2.24 No Violation of Any Instrument. Except as disclosed in Section 2.24 of the Company Disclosure Schedule, the Company is not in violation of or default under nor, to the knowledge of the Company or any Shareholder, has any event occurred that, with or without the giving of notice, lapse of time or the occurrence of any other event, would constitute a violation of or default under, or permit the termination or the acceleration of maturity of, or result in the imposition of a lien, claim, or encumbrance upon any property or asset of the Company pursuant to, the articles or certificate of incorporation or bylaws of the Company or any note, bond, indenture, mortgage, deed of trust, evidence of indebtedness, loan or lease agreement, or other agreement or instrument (including with customers) listed or required to be listed in Section 2.21 of the Company Disclosure Schedule, or any judgment, order, injunction, or decree, to which it is a party, by which it is bound, or to which any of its assets is subject, which would have a material adverse effect on the businesses, operations, assets or financial condition of the Company.

     2.25 Compliance With Laws. The Company is substantially in compliance with all laws applicable to their businesses, where failure so to comply would have a material adverse effect on the businesses, operations, assets, prospects, or financial condition of the Company.

     2.26  Compensation and Benefit Plans.

     (a) Section 2.26 of the Company Disclosure Schedule includes a complete and accurate list of all pension, profit sharing, Section 401(k), thrift-savings, simplified employee pension, excess benefit plan, deferred compensation, incentive compensation, stock bonus, stock option, restricted stock, cash bonus, employee stock ownership, severance pay, golden parachute, cafeteria, flexible compensation, life insurance, medical, dental, disability, welfare, or vacation plans or arrangements of any kind and any other Employee Pension Benefit Plan or Employee Welfare Benefit Plan (as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended "ERISA") in which employees or former employees of the Company participate (collectively, the "Benefit Plans").

     (b) The Company does not participate currently in and has never participated in, and is not required currently to and has never been required to contribute to or otherwise participate in, any "multi-employer plan," as defined in Sections 3(37)(A) and 4001(a)(3) of ERISA and Section 414(f) of the Code. The Company does not participate currently in and has never participated in, and is not required currently to and has never been required to contribute to or otherwise participate in, any plan, program or arrangement subject to Title IV of ERISA.

     (c) No former employee of the Company is entitled, and no current employee will be entitled after termination of employment, to participate in any Employee Welfare Benefit Plan as defined in ERISA, other than participation required to be permitted by the Company under Section 4980B of the Code and Sections 601 to 609 of ERISA.

     (d) The Company and the Shareholders have delivered to Tyler true, correct and complete copies of the Benefit Plans and each applicable summary plan description and the most recent Form 5500s applicable to such Benefit Plans.
Section 2.26 of the Company Disclosure Schedule sets forth the costs attributable to each Benefit Plan determined on an annual basis. Except as reflected or reserved against on the Company Balance Sheet, there is no unfunded liability with respect to any Benefit Plan. None of the assets of the Company's Benefit Plans are invested in any property constituting employer real property or employer security within the meaning of Section 407(d) of ERISA.

     (e) Each Employee Pension Benefit Plan sponsored, maintained or contributed to by the Company is qualified under Section 401(a) of the Code; all related trusts are exempt from federal income tax under Section 501(a) of the Code; each such plan has received a determination letter from the IRS stating that the plan is qualified under Section 401(a) of the Code and all related trusts are exempt from federal income tax under Section 501(a) of the Code (which determination letter includes all statutory and regulatory provisions of the Tax Reform Act of 1986 and subsequent legislation for which a determination letter may be obtained); and to the knowledge of the Company, nothing has occurred since the date of the last such determination which resulted in, or is likely to result in, the revocation of such determination. A copy of the latest determination letter applicable to any Employee Pension Benefit Plan has been delivered to Tyler.

     (f) Each of the Benefit Plans has been administered in material compliance with its underlying documentation, the requirements of ERISA, the Code and all other applicable laws. All returns required to be made under ERISA and the Code with respect to the Benefit Plans have been timely filed and the Company has made all contributions required under the terms of any Benefit Plan (including, but in no way limited to, employer matching contributions and non-elective contributions and the deposit of elective deferrals as such terms are defined in the Code) for all periods through and including the date hereof.

     (g) To the knowledge of the Company, there are not now, nor have there ever been, any transactions involving the Benefit Plans or any fiduciary or administrator thereof which are prohibited under ERISA or the Code or for which an individual, class or statutory exemption is not available.

     (h) There are no pending or, to the knowledge of the Company, any threatened claims by or on behalf of the Benefit Plans, the United States Department of Labor, the Internal Revenue Service, or any current or former employee of the Company or beneficiary of such current or former employee alleging a breach of any fiduciary duties or a violation of applicable state or federal law which could result in liability on the part of the Company, or a Benefit Plan under ERISA or any other law, nor, to the knowledge of the Company, is there any basis for such a claim and neither the Company, nor, to the knowledge of the Company, any administrator or fiduciary of any Benefit Plan (or agent of the foregoing) has engaged in any transaction or acted or failed to act in any manner which would subject the Company to any liability for a breach of fiduciary duty under ERISA. The transactions contemplated by this Agreement (either alone or together with any other event) will not (i) terminate or modify the provisions of any Benefit Plan or (ii) trigger an event under any Benefit Plan or employer benefit arrangement or law that will result in any payment (whether of severance pay or otherwise) becoming due from the Company.

     2.27  Labor Relations.

     (a) To the knowledge of the Company or the Shareholders, the Company (i) is in substantial compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment (including occupational health and safety), nondiscrimination, and wages and hours and (ii) are not engaged in any unfair labor practice, that in any such case would have a material adverse effect on the businesses, operations, assets or financial condition of the Company.

     (b) Except as disclosed in Section 2.27 of the Company Disclosure Schedule, there is no unfair labor practice complaint against Company pending or, to the knowledge of the Company or any Shareholder, threatened before the National Labor Relations Board.

     (c) There is no strike, labor dispute, slowdown, stoppage, or other material interference with or impairment by labor of the business of the Company actually pending or, to the knowledge of the Company or any Shareholder, threatened or contemplated against or directly affecting the Company.

     (d) To the knowledge of the Company or the Shareholders, no question of union representation exists respecting the employees of the Company and no union organizing activities are taking place.

     (e) Since August 31, 1997, no key employees of the Company have been terminated or have resigned their employment.

     2.28 Adequate Insurance. The Company maintains insurance coverage that the Company and the Shareholders believe is reasonably adequate to protect the assets and operations of the Company, and is sufficient for material compliance with all requirements of law and all agreements to which the Company is a party. No notice of any termination or threatened termination of such policies has been received by the Company and, to the knowledge of the Company or the Shareholders, such policies are valid, binding, and enforceable.

     2.29  Contracts with Affiliates and Others. Except as set forth in Section
2.29 of the Company Disclosure Schedule, no director or officer of the Company, nor any person who is a spouse or descendant of such director or officer, has any direct or indirect relationship with any customer or supplier of, or other contracting party with, the Company (other than as a director, officer, or shareholder of the Company) that would be required to be disclosed in a proxy statement relating to the election of directors filed under the Securities Exchange Act of 1934 (the "Exchange Act").

     2.30 Revenue Recognition. The Company has not recognized and does not recognize revenues from customers in advance of performing the services or furnishing the products for which the revenues were or are received.

     2.31 Certain Fees. Except as disclosed in Section 2.31 of the Company Disclosure Schedule, neither the Company nor any officer, director, or employee of the Company has employed any broker or finder or incurred any liability for any brokerage fees, commissions, or finders' fees in connection with the transactions contemplated hereby. Tyler recognizes and acknowledges that, subject to the Company's satisfaction of the representation and warranty in
Section 2.13(b) hereof, the fees shown in Section 2.31 of the Company Disclosure Schedule shall be paid by the Company at Closing.

     2.32  Environmental Matters. To the knowledge of the Company or the
Shareholders:

     The Company and its property (whether real, personal, owned, leased, managed or operated) (collectively, "Business Facilities") are in compliance with applicable laws, rules, regulations, ordinances, orders or guidance documents now in effect of any applicable governmental authority or any judicial or administrative decision relating thereto that relate in any manner to health, Materials of Environmental Concern, the environment, or a community's right to know (collectively, "Environmental Laws"). There are no Materials of Environmental Concern on any Business Facility in any quantity or concentration exceeding any limitation or standard established pursuant to Environmental Laws. There are no actual or threatened claims, demands, allegations, actions, suits, investigations, notices, or proceedings against or relating to the Company or any of its Business Facilities relating to or arising out of the use, presence, or handling of Materials of Environmental Concern or compliance with Environmental Laws (collectively, "Environmental Claims"), and there is no basis for any such Environmental Claims. There are no events, conditions, circumstances, facts, activities, practices, incidents or plans relating to or arising out of the operations of the Company which will prevent or interfere with compliance with Environmental Laws by Tyler after the Closing, or which may give rise to any common law or statutory liability under Environmental Laws or form the basis of an Environmental Claim against the Company, or any of their respective Business Facilities.

     "Materials of Environmental Concern" means: (i) those substances included within the statutory and/or regulatory definitions of "hazardous substance," "hazardous waste," "extremely hazardous substance," "regulated substance," "hazardous materials," or "toxic substances," under any Environmental Law; (ii) any material, waste or substance which is or contains: (A) petroleum, oil or a fraction or constituent thereof, (B) asbestos, (C) polychlorinated biphenyls,
(D) formaldehyde, (E) explosives, or (F) radioactive materials (including NORM);
(iii) solid wastes (as defined under the Resource Conservation and Recovery Act, 42 U.S.C. sec.6901 et seq., and its implementing regulations) that post imminent and substantial endangerment to health or the environment; (iv) any material, waste or substance designated classified or regulated as a "Class I" or "Class II" waste under Title 30 of the Texas Administrative Code; and (v) such other substances, materials, or wastes that are or become classified or regulated as hazardous or toxic under any applicable federal, state or local law or regulation. To the extent that the laws or regulations of any applicable state or local jurisdiction establish a meaning for any term defined herein through reference to federal Environmental Laws which is broader than the meaning under such federal Environmental Laws, such broader meaning shall apply.

     2.33 Accuracy of Information Furnished. No representation or warranty by the Company or the Shareholders in this Agreement (including the Company Disclosure Schedule) or any other agreement or document executed or to be executed by the Company or the Shareholders in connection herewith contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not false or misleading.

                                   ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF TYLER

     Tyler and Sub jointly and severally represent and warrant to the Company and the Shareholders as follows:

     3.1 Organization and Good Standing of Tyler. Tyler is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

     3.2 Foreign Qualification. Tyler is duly qualified or licensed to do business as a foreign corporation and in good standing in those jurisdictions set forth in Section 3.2 of the schedule delivered by Tyler concurrently with the execution of this Agreement (the "Tyler Disclosure Schedule"). Tyler is duly qualified or licensed to do business as a foreign corporation in every jurisdiction where the failure so to qualify would have a material adverse effect on the businesses, operations, assets, or financial condition of Tyler and the Tyler Subsidiaries (as defined in Section 3.7), taken as a whole. For purposes of this Section 3.2, no material adverse affect shall be deemed to have occurred as a result of non-payment of state or local franchise taxes not exceeding $37,500 in the aggregate.

     3.3 Power and Authority to Conduct Business. Each of Tyler and Sub has the corporate power and authority, and possess all licenses and permits, required by governmental authorities to own, lease, and operate its properties and assets and to carry on its business as currently being conducted, except where the failure to possess such license or permit does not and would not have a material adverse effect on the business, operations, assets or financial condition of Tyler and the Tyler Subsidiaries, taken as a whole.

     3.4 Authority to Consummate Merger. Each of Tyler and Sub has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other agreements or documents executed or required to be executed by it in connection with this Agreement and, subject to obtaining the approval of the stockholders of Tyler, the execution, delivery and performance by each of Tyler and Sub of this Agreement and the other documents executed or to be executed by it in connection with this Agreement have been duly authorized by all necessary corporate action.

     3.5 Binding Effect. This Agreement and the other documents executed or required to be executed by Tyler or Sub in connection with this Agreement have been or will have been duly executed and delivered by Tyler or Sub and are or will be, when executed and delivered, the legal, valid, and binding obligations of Tyler or Sub executing the same, enforceable in accordance with their terms except that:

          (a) enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting creditors' rights;

          (b) the availability of equitable remedies may be limited by equitable principles of general applicability; and

          (c) rights to indemnification under Section 10.5 may be limited by considerations of public policy.

     3.6 Compliance with Other Instruments. Subject to obtaining the approval of the stockholders of Tyler and except as disclosed in Section 3.6 of the Tyler Disclosure Schedule, neither the execution and delivery by Tyler or Sub of this Agreement or the other agreements or documents executed or required to be executed by Tyler or Sub in connection herewith, nor the consummation by Tyler or Sub of the transactions contemplated hereby and thereby will (i) conflict with the articles of incorporation or bylaws of Tyler or Sub, (ii) assuming satisfaction of the requirements set forth in clause (iii) below, violate any provision of law applicable to Tyler or any of the Tyler Subsidiaries; (iii) except for (A) requirements arising out of the HSR Act, (B) requirements of federal and state securities laws, and (C) the filing of articles of merger in accordance with the TBCA, require any consent, authorization, permit, license or approval of, or declaration, registration or filing with or notice to, any person or governmental body or authority, domestic or foreign, under any provision of law applicable to Tyler or any of the Tyler Subsidiaries; or (iv) require any consent, approval or notice under, violate, breach, be in conflict with, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or permit the termination or the acceleration of maturity of, or result in the imposition of any lien, claim, or encumbrance upon any property or asset of Tyler or any Tyler Subsidiary pursuant to any note, bond, indenture, mortgage, deed of trust, evidence of indebtedness, loan or lease agreement, other agreement or instrument or any judgment, order, injunction, or decree by which Tyler or any Tyler Subsidiary is bound, to which any of them is a party, or to which any of their assets is subject, except for those violations and breaches that would not have a material adverse effect on the businesses, operations, assets or financial condition of Tyler and the Tyler Subsidiaries, taken as a whole.

     3.7  Capitalization of Tyler

     (a) The authorized capital stock of Tyler consists of 50,000,000 shares of Tyler Common Stock, and 1,000,000 shares of preferred stock, par value $10.00 per share ("Tyler Preferred Stock"), of which 22,007,921 shares of Tyler Common Stock and no shares of Tyler Preferred Stock were issued and outstanding as of September 30, 1997 and 1,301,356 shares of Common Stock were held in treasury. All of the issued and outstanding shares of Tyler Common Stock have been duly authorized and are validly issued and are fully paid and nonassessable. There are no shares of the capital stock of Tyler held in its treasury or in the treasury of any corporation of which Tyler is the record or beneficial owner, directly or indirectly, of 50% or more of the capital stock (each such corporation being referred to as a "Tyler Subsidiary"). The shares of Tyler Common Stock to be issued in the Merger, when issued and delivered, will be duly authorized, validly issued, fully paid, and nonassessable.

     (b) As of the date hereof, the authorized capital stock of Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which are validly issued, fully paid and nonassessable and are owned by Tyler.

     (c) Except as described in Section 3.7 of the Tyler Disclosure Schedule and in the Tyler Financial Statements (as hereinafter defined), there is no outstanding subscription, contract, convertible or exchangeable security, option, warrant, call, or other right obligating Tyler or any Tyler Subsidiary to issue, sell, exchange, or otherwise dispose of, or to purchase, redeem, or otherwise acquire shares of, or securities convertible into or exchangeable for, capital stock of Tyler.

     3.8 Commission Filings; Financial Statements. Section 3.8 of the Tyler Disclosure Schedule lists all reports, registration statements and other filings, together with any amendments required to be made with respect thereto, that Tyler has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act since October 1, 1995. All reports, registration statements and other filings filed by Tyler with the Commission since October 1, 1995 through the date of this Agreement, together with any amendments thereto, are sometimes collectively referred to as the "Tyler Commission Filings." Tyler has heretofore provided the Company and the Shareholders true, correct and complete copies of the Tyler Commission Filings. As of the respective dates of their filing with the Commission, the Tyler Commission Filings complied in all material respects with the Securities Act, the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     Each of the consolidated financial statements (including any related notes or schedules) included in or incorporated by reference into the Tyler Commission Filings ("Tyler Financial Statements") was, and each of the consolidated financial statements to be included in the Proxy Statement (as defined in Section 6.2) (except for those financial statements of the Company furnished by or on behalf of the Company or the Shareholder to Tyler specifically for use therein) will be, prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be noted therein or in the notes or schedules thereto), and fairly present or will fairly present, as the case may be, the consolidated financial position of Tyler and its consolidated subsidiaries as of the dates thereof and the results of operations, cash flows and changes in stockholders' equity for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments). Since December 31, 1996, there has been no change in accounting principles applicable to, or methods of accounting utilized by, Tyler and the books and records of Tyler and the Tyler Subsidiaries have been and are being maintained in accordance with all applicable legal and accounting requirements and good business practice, reflect only valid transactions, are complete and correct in all material respects, and accurately reflect in all material respects the basis for the consolidated financial position and consolidated results of operations and cash flows of Tyler and its consolidated subsidiaries set forth in the Tyler Financial Statements.

     3.9 Absence of Certain Changes. Since June 30, 1997, Tyler has not (except as contemplated by this Agreement or as may result from the transactions contemplated by this Agreement or as described in the Tyler Disclosure Schedule):

          (a) suffered any change in its business, results of operations, working capital, assets, liabilities, or financial condition or the manner of conducting its business other than changes that, individually or in the aggregate, have not had a material adverse effect on the businesses, operations, assets or financial condition of Tyler and the Tyler Subsidiaries, taken as a whole;

          (b) entered into any material commitment or transaction other than in the ordinary course of business;

          (c) written up, written down, or written off the book value of any material amount of assets;

          (d) declared, paid, or set aside for payment any dividend or distribution with respect to the capital stock of Tyler; or

          (e) redeemed, purchased, or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of the capital stock or securities of Tyler or any rights to acquire such capital stock or securities, other than normal or periodic purchases, sales and grants under provisions of existing employee benefit plans and programs of Tyler.

     3.10 No Material Undisclosed Liabilities. To the knowledge of Tyler, there is no liability or obligation of Tyler and the Tyler Subsidiaries of any nature, whether absolute, accrued, contingent, or otherwise, other than:

          (a) the liabilities and obligations that are fully reflected, accrued, or reserved against in the unaudited consolidated balance sheet of Tyler and its consolidated subsidiaries as of June 30, 1997, for which the reserves are appropriate and reasonable, or incurred in the ordinary course of business and consistent with past practices since June 30, 1997;

          (b) the loss contingencies set forth in Section 3.10 of the Tyler Disclosure Schedule;

          (c) contractual liabilities or obligations of a nature not required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles; and

     3.11 Litigation and Government Claims. Except as described in Section 3.11 of the Tyler Disclosure Schedule, neither Tyler nor any Tyler Subsidiary is a party to, and the business or assets of Tyler and the Tyler Subsidiaries are not the subject of, any pending or, to the knowledge of Tyler, threatened suit, claim, action, or litigation with any party, or any administrative, arbitration, or other governmental proceeding, investigation, or inquiry, in which the amount involved and not covered by insurance exceeds $250,000. In the opinion of Tyler and its management, none of such pending or threatened matters would, severally or in the aggregate, have a material adverse effect on the business, operations, assets or financial condition of Tyler and the Tyler Subsidiaries, taken as a whole.

     3.12 No Violation of Any Instrument. Except as disclosed in Section 3.12 of the Tyler Disclosure Schedule, neither Tyler nor any Tyler Subsidiary is in violation of or default under nor, to the knowledge of Tyler, has any event occurred that, with the lapse of time or the giving of notice or both, would constitute a violation of or default under, or permit the termination or the acceleration of maturity of, or result in the imposition of a lien, claim, or encumbrance upon any property or asset of Tyler or any Tyler Subsidiary pursuant to the articles or certificate of incorporation or bylaws of Tyler or any Tyler Subsidiary or any note, bond, indenture, mortgage, deed of trust, evidence of indebtedness, loan or lease agreement, or other agreement or instrument or any judgment, order, injunction, or decree to which it is a party, by which it is bound, or to which any of its assets is subject, which would have a material adverse effect on the business, operations, assets or financial condition of Tyler and the Tyler Subsidiaries, taken as a whole.

     3.13 Certain Fees. Neither Tyler nor any officer, director, or employee of Tyler has has employed any broker or finder or incurred any liability for any brokerage fees, commissions, or finders' fees in connection with the transactions contemplated hereby.

     3.14 No Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

     3.15 Accuracy of Information Furnished. No representation or warranty by Tyler or Sub in this Agreement (including the Tyler Disclosure Schedule) or any other agreement or document executed or to be executed by Tyler or Sub in connection herewith contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not false or misleading.

                                   ARTICLE 4

           JOINT COVENANTS OF THE COMPANY, THE SHAREHOLDERS AND TYLER

     4.1  Access; Confidentiality.

     (a) During the period pending the Closing Date, the Company shall afford to Tyler and its officers, employees, accountants, counsel, and other authorized representatives, full access to and the right to review and make copies of the Company's assets, properties, books, contracts, commitments, and records, view their physical properties, and communicate with the key employees of the Company on a basis reasonably satisfactory to the Company, and will furnish and cause representatives to furnish promptly to Tyler such additional financial and operating data and other documents and information (certified if requested and reasonably susceptible to certification) relating to the Company's businesses and properties as Tyler or its duly authorized representatives may from time to time reasonably request.

     (b) During the period pending the Closing Date, Tyler shall afford to the Company and the Shareholders and their accountants, counsel and other authorized representatives the same rights of access to and inspection of the books, records, properties, contracts and personnel of Tyler as those afforded to Tyler and its representatives in Section 4.1(a) above.

     (c) Notwithstanding any such investigation by Tyler, the Company, or the Shareholders, or any information obtained pursuant thereto, it or he shall be entitled to rely in full upon the accuracy of the representations and warranties of the other party or parties contained in this Agreement and upon its or his representations at Closing as to compliance with or performance of any covenants made by it or him in this Agreement. Tyler, the Company, or the Shareholders shall have no obligation to investigate any such matters and, if any such matters are investigated, shall have no obligation to the other party or parties with respect to information obtained thereby except as provided in Section 12.1 of this Agreement.

     (d) The rights and obligations of the Shareholders, the Company and Tyler pursuant to the Confidentiality Agreement (the "Confidentiality Agreement") dated September 17, 1997 by and among the Shareholders, the Company and Tyler will survive the execution and delivery of this Agreement, and all information obtained by the Shareholders, the Company and Tyler or any of their respective Representatives (as defined in the Confidentiality Agreement) pursuant hereto shall be deemed "Information" as that term is defined in the Confidentiality Agreement, and shall be subject to the provisions of the Confidentiality Agreement, except to the extent that Tyler is advised by counsel that disclosure of any such Information, including the existence of the Confidentiality Agreement, is required by law in connection with the Merger.

     4.2 Notice of any Material Change. Each of the Company and Tyler shall, promptly after the first notice or occurrence or failure to occur thereof but not later than the Closing Date, supplement or amend its Disclosure Schedule to disclose the occurrence of any event or the existence of any state of facts that would:

          (a) make any of its representations and warranties in this Agreement untrue in any material respect or constitute a material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder;

          (b) make it necessary to amend the Proxy Statement in order to render the statements therein not misleading or to comply with applicable law; or

          (c) otherwise constitute a material adverse change in the respective businesses, results of operations, working capital, assets, liabilities or condition (financial or otherwise) of Tyler and the Tyler Subsidiaries, taken as a whole, or the Company. Subject to the provisions of Section 12.1 of this Agreement, no supplement or amendment to any Disclosure Schedule shall have any effect for the purpose of determining the satisfaction of or compliance with the conditions to the obligations of the parties set forth elsewhere in this Agreement.

     4.3 Monthly Financial Statements. During the period pending the Closing Date, each of Tyler and the Company shall furnish to the other its unaudited consolidated balance sheet and related statements of operations, stockholders' equity, and cash flows and any supporting schedules for the accounting periods ending on or about the last day of each such month, promptly after they are available, but not later than 30 days after the close of such accounting period.

     4.4 Antitrust Notification. Within 10 days after the date hereof, Tyler and the Company shall each file with the Federal Trade Commission ("FTC") and the Antitrust Division of the U.S. Department of Justice ("DOJ") any Notification and Report Form required to be filed pursuant to the HSR Act, and shall timely supply any supplemental information that may be reasonably requested by the FTC or DOJ in connection therewith. The Company and Tyler shall furnish to each other such necessary information and reasons under the HSR Act. The Company and Tyler shall furnish to each other copies of all correspondence, filings, or communications (or memoranda setting forth the substance thereof), between them or their representatives and the FTC or DOJ.

     4.5  Tax Matters.

     (a) Each Shareholder and the Company shall prepare and timely file all tax returns and amendments thereto required to be filed by the Company on or before the Closing Date. Tyler shall have a reasonable opportunity to review all such tax returns of the Company and amendments thereto.

     (b) Tyler or the Surviving Corporation, as appropriate, shall prepare and file all tax returns of the Company that are due to be filed after the Closing Date and relate to tax periods of the Company ending on or before the Closing Date and shall pay all income taxes shown on such returns as due and owing. The Shareholders shall reimburse Tyler for taxes of the Company with respect to such periods within fifteen (15) days after payment by Tyler or the Company of such taxes to the extent such taxes are not reflected in the reserve for tax liability (other than any reserve for deferred taxes established to reflect timing differences between book and tax income) shown on the face of the Company Balance Sheet at Closing.

     (c) Each Shareholder covenants and agrees that he will be fully responsible for, and indemnifies and holds harmless Tyler and the Company from and against, any and all claims, demands, losses, obligations and liabilities for income taxes of the Company, any penalties and interest with respect thereto, and any costs and expenses (including reasonable attorneys' and accountants' fees) of Tyler or the Company incurred as an incident thereto, relating to tax periods of the Company ending on or before the Closing Date. Tyler agrees that each Shareholder shall have the sole right to contest, resolve and defend, at his cost, against any of the Company made or proposed by any taxing authority for such periods. Each Shareholder shall be entitled to retain such tax representatives, subject to the consent of Tyler (which shall not be unreasonably withheld), as he selects to represent him in resolving any such income tax controversies or disputes for tax periods ending on or before the Closing Date, and Tyler or the Company, as appropriate, shall execute and deliver powers of attorney, limited to such tax periods, in favor of each Shareholder or his tax representatives as necessary to effectuate the provisions of this Section 4.5.

     (d) Subject to Closing, and specifically reserving any rights or remedies Tyler or the Surviving Corporation may have for breach of the representations and warranties of Shareholders contained in Article 2 of this Agreement, Tyler covenants and agrees that either it or the Surviving Corporation, as appropriate, will be fully responsible for, and Tyler indemnifies and holds harmless each Shareholder from and against, any and all claims, demands, losses, obligations and liabilities for income taxes of the Surviving Corporation, any penalties and interest with respect thereto, and any costs and expenses (including reasonable attorneys' and accountants' fees) of each Shareholder incurred as an incident thereto, relating to tax periods of the Surviving Corporation ending after the Closing Date; such responsibility of and indemnity by Tyler shall include the amounts of any and all tax consequences or liabilities attributable to any election by Tyler or the Surviving Corporation after the Closing to change the tax accounting methods utilized by the Company applicable to tax periods ending after the Closing Date. Each Shareholder agrees that Tyler or the Surviving Corporation, as appropriate, shall have the sole right to contest, resolve and defend, at its cost, against any assessment for additional income taxes, notice of income tax deficiency or other adjustments of income taxes of the Surviving Corporation made or proposed by any taxing authority for tax periods ending after the Closing Date.

     (e) All parties hereto agree if requested to reasonably cooperate with one another and assist in the settlement, compromise, defense or other disposition of any assessments for additional taxes, notices of deficiency, proposed adjustments or other income tax disputes or controversies by or with taxing authorities relating to the Company. Tyler or the Surviving Corporation, as appropriate, will provide to each Shareholder or his tax representatives prompt written notification and copies of any communications from or to any taxing authority received or made by either of them relating to income tax liabilities of the Company for any tax periods ended on or before the Closing Date. Each Shareholder or his tax representatives will provide to Tyler prompt written notification and copies of any communications from or to any taxing authority received or made by either of them relating to income tax liabilities of the Company. Subsequent to any such notice, Tyler and each Shareholder shall keep the other fully advised of the status and developments with respect to such proposed or asserted income tax liability, and of the terms of any settlement or other final resolution thereof. Failure by any party to notify any other party, as provided herein, shall not relieve the party otherwise entitled to such notice from its obligations contained in this Section 4.5 of this Agreement; provided, however, that the party entitled to such notice may pursue other remedies available to it at law or in equity for breach, if any, of the covenant to notify contained herein.

     (f) No Shareholder shall, in any capacity, agree to any audit adjustments by a taxing authority, or settle, compromise or otherwise agree to a resolution of any dispute or controversy, with respect to the income tax liability of the Company if the effect of the adjustment or the terms of the settlement increases the income tax liabilities (including loss of carry forwards) of the Company:

          (i) for the taxable period commencing on November 1, 1996 and ending on the Closing Date to an amount that, when added to the income taxes paid for such period by Tyler or the Company in accordance with Section 4.5(b) above (excluding the amount of any such income tax liability attributable to any election by Tyler or the Company after the Closing to change tax accounting methods utilized by the Company applicable to tax periods ending on or after November 1, 1996) exceeds the tax liability (excluding deferred taxes) accrued on the books and records of the Company for the period commencing November 1, 1996 and ending on the Closing Date; or

          (ii) for taxable periods commencing after the Closing Date (but including the amount of any such income tax liability attributable to any election by Tyler or the Company after the Closing to change tax accounting methods utilized by the Company applicable to tax periods ending on or after November 1, 1996), unless the Shareholder or his tax representatives shall have in advance thereof consulted with Tyler and shall have agreed on mutually acceptable terms to pay to Tyler or the Surviving Corporation, as appropriate, the additional income taxes (subject to the limitation set forth in Subsection (i) above) that would be owed by Tyler or the Company for all periods subsequent to October 31, 1996 as a result of such settlement. In any event, each Shareholder shall pay to Tyler or the Surviving Corporation, as appropriate, the amount of any increase in income tax liabilities (including loss of carry forwards) of the Company for all tax periods ending on or after the Closing Date (subject to the limitation set forth in subsection (i) above) that results from a final administrative or judicial determination adjusting the income tax liabilities of the Company for any period ending on or before the Closing Date, and such payment or payments shall be made at the time Tyler or the Surviving Corporation files an income tax return with a taxing authority covering a tax period that is affected by such increase in income tax liability.

     (g) Each Shareholder agrees that, all proceeds received from any refund of taxes arising out of any carry back to prior tax periods of any net operating loss of the Company for tax periods ending on or after the Closing Date, including any benefits derived from such carry backs to otherwise reduce an income tax liability for such prior periods, shall belong to Tyler or the Company. At the request of Tyler or the Company and at their expense, each Shareholder shall promptly file any and all necessary documents or prosecute all other necessary proceedings to claim and recover such refunds.

     (h) At the request of any Shareholder, Tyler or the Company, as appropriate, shall submit for filing with the Internal Revenue Service a Request for Prompt Assessment of Income Taxes pursuant to Section 6501(d) of the Internal Revenue Code for all open tax periods through the Closing Date for which a federal income tax return or returns or amended return or returns have been filed by the Company.

     (i) From and after the Closing Date, no Shareholder will (a) extend the statute of limitations; (b) make or change any elections affecting the Company;
(c) change a method of accounting, in each instance with respect to tax liabilities of the Company relating to periods ending on or prior to the Closing Date, without the prior written consent of Tyler (which consent shall not be unreasonably withheld).

     (j) To the extent the provisions of this Section 4.5 and the provisions of
Article 11 of this Agreement are inconsistent or conflict, the provisions of this Section 4.5 shall be determinative of the rights and obligations of the parties hereto.

     (k) All tax sharing agreements or similar agreements with respect to or involving the Company shall be terminated as of the Closing Date and, after the Closing Date and the Company shall not be bound thereby or have any liability thereunder.

     4.6 Cooperation Pending Closing. Each of the parties hereto shall use its reasonable best efforts to:

          (a) proceed promptly to make or give the necessary applications, notices, requests, and filings in an effort to obtain at the earliest practicable date and, in any event, before the Closing Date, the approvals, authorizations, and consents of third parties necessary to consummate the transactions contemplated by this Agreement;

          (b) cooperate with and keep the other informed in connection with this Agreement; and

          (c) take such actions as the other party may reasonably request to consummate the transactions contemplated by this Agreement and use its reasonable best efforts and diligently attempt to satisfy, to the extent within its control, all conditions precedent to the obligations to close this Agreement.

                                   ARTICLE 5

                 COVENANTS OF THE COMPANY AND THE SHAREHOLDERS

     5.1 Conduct of Business Prior to Closing Date. During the period pending the Closing Date (or other indicated date), the Company and the Shareholders.

          (a) shall use its reasonable best efforts to conduct the operations of the Company in the ordinary and usual course of business consistent with past and current practices, and to maintain marketing organizations intact and to preserve the goodwill of their employees, representatives, suppliers, and customers;

          (b) shall confer upon request of Tyler with one or more representatives of Tyler to report material operational matters and the general status of ongoing operations;

          (c) shall notify Tyler of any emergency or other change in the normal course of the Company's businesses and of any governmental complaints, investigations, or hearings that are pending (or that the same may be contemplated) if such emergency, complaint, investigation, or hearing would be material to the Company's businesses or properties;

          (d) shall take no action that, and shall not fail to use reasonable best efforts to take (without material cost) any action the failure to take which, would cause or permit their representations and warranties contained in this Agreement to be untrue in any material respect on the Closing Date; and

          (e) except as may be permitted or required by this Agreement, shall not directly or indirectly do any of the following: (i) issue, sell, pledge, dispose of or encumber, (A) any capital stock of the Company or (B) other than in the ordinary course of business and consistent with past practice, any assets of the Company; (ii) amend or propose to amend the respective charters or bylaws of the Company; (iii) split, combine or reclassify any outstanding capital stock, or, except as provided in Section
     5.6 hereof, declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to its capital stock whether now or hereafter outstanding; (iv) redeem, purchase or acquire or offer to acquire any of the Company's capital stock; or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 5.1(e).

     5.2 Employment Agreement. At or before the Closing each of the Shareholders and the Company shall execute and deliver an Employment and Noncompetition Agreement in substantially the form of Exhibit B hereto, with such changes therein prior to execution as may be mutually approved by Tyler and each Shareholder (the "Employment Agreements"), and providing for the employment of the Shareholders by the Surviving Corporation after the Closing, covenants by the Shareholders not to compete with the Surviving Corporation, and compensation, all as provided therein.

     5.3 Noncompetition Agreements. Each Shareholder agrees to use his best efforts to cause the key management and other employees of the Company identified by Tyler in Section 5.3 of the Tyler Disclosure Schedule (the "Employees") to execute and deliver employment, confidentiality and noncompetition agreements with the Company in a form acceptable to Tyler (the "Noncompetition Agreements").

     5.4 Agreement Not to Negotiate. Pending the Closing, and through the period ending March 31, 1998 if this Agreement is terminated without closing by the Company or the Shareholders the Company and the Shareholders shall not, either directly or indirectly through an agent, representative or other person, solicit or authorize any person to solicit, or initiate or encourage, directly or indirectly, any proposal for the acquisition of all or any material part of the capital stock, assets, or business of the Company, or for the merger, consolidation, or other combination of the Company with any other person or entity, or enter into any discussions or negotiations for any such proposal, or provide any person with information or assistance in furtherance of any such proposal, and shall promptly notify Tyler in writing of all proposals received with respect to such matters.

     5.5 Accuracy of Information Furnished. The information supplied by each Shareholder to Tyler in writing expressly for inclusion in any documents (including the Proxy Statement) filed with the Commission in connection with or as a result of the transactions contemplated hereby, will, at the respective times such documents are filed with the Commission, not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not false or misleading.

     5.6 Regulation S-X Financial Statements. Not later than October 10, 1997, the Company shall cause to be prepared and shall deliver to Tyler audited balance sheets of the Company as of October 31, 1996, 1995 and 1994 and the related audited statements of operations, stockholder's equity, and cash flows for the years then ended, with notes thereto, prepared in accordance with United States generally accepted accounting principles and Regulation S-X ("Regulation S-X") promulgated by the Securities and Exchange Commission, reported upon without exception or qualification by Bland Garvey Taylor Eads & Medlock; and the unaudited balance sheet of the Company as of August 31, 1997, and the related unaudited statements of operations, stockholder's equity, and cash flows for the ten months then ended, with notes thereto, prepared in accordance with United States generally accepted accounting principles and Regulation S-X, reviewed by Bland Garvey Taylor Eads & Medlock.

     5.7 Termination of Shareholders Agreement. The Shareholders agree to cause that certain Shareholders Agreement among Glenn A. Smith, Brian B. Berry, Joane Cogan and the Company to be terminated at or before the Closing. The Shareholders hereby consent to, and waive any transfer restrictions under the Shareholders Agreement that would limit, the transfer of all the outstanding capital stock of the Company to Tyler pursuant to the Merger.

     5.8 Pre-Closing Bonuses. Prior to the Closing, the Company shall be entitled to pay bonuses to employees of the Company for past services rendered, which bonuses shall not exceed an aggregate of $200,000.

     5.9 Form of Merger. The Company, the Shareholders and Tyler may, pursuant to written amendment to this Agreement, change the form of the Merger to a merger of the Company with and into Sub, provided such a revised form of Merger would qualify as a reorganization under Section 386 of the Code.

                                   ARTICLE 6

                               COVENANTS OF TYLER

     Tyler covenants and agrees with the Company and the Shareholders as follows:

     6.1  Conduct Prior to Closing Date. Pending the Closing, Tyler shall:

          (a) confer upon request of the Shareholders with one or more representatives of the Shareholders to report material operational matters and the general status of ongoing operations of Tyler and the Tyler Subsidiaries; and

          (b) take no action that, and shall not fail to use reasonable best efforts to take (without material cost) any action the failure to take which, would cause or permit its representations and warranties contained in this Agreement to be untrue in any material respect at the Closing.

     6.2 Proxy Statement. As promptly as practicable after the execution of this Agreement, Tyler shall prepare and file with the Commission a proxy statement (the "Proxy Statement") pursuant to the Exchange Act. Subject to the fiduciary obligations of the Board of Directors of Tyler under applicable law, the Proxy Statement shall contain the recommendation of the Board of Directors of Tyler that the stockholders of Tyler vote to approve the Merger and this Agreement. Except to the extent required by law (and in any such case only after three business days' prior notice to the Shareholders), Tyler shall not include in the Proxy Statement or otherwise make public the amount of compensation payable to any Shareholder.

     6.3 Meetings of Stockholders. Tyler shall promptly take all action reasonably necessary in accordance with the Delaware General Corporation Law, the rules of the NYSE and its articles of incorporation and bylaws to convene a meeting of its stockholders to consider and vote upon the adoption and approval of the Merger and this Agreement (the "Tyler Stockholders Meeting"). Subject to its fiduciary obligations under applicable law and in accordance with the provisions of this Agreement, the Board of Directors of Tyler (i) shall recommend at such meeting that the stockholders of Tyler vote to adopt and approve the Merger and this Agreement; (ii) shall use its reasonable efforts to solicit from stockholders of Tyler proxies in favor of such adoption and approval; and (iii) shall take all other action reasonably necessary to secure a vote of its stockholders in favor of the adoption and approval of the Merger and this Agreement.

     6.4 Stock Exchange Listing. Tyler shall use its reasonable best efforts to cause the shares of Tyler Common Stock to be issued upon consummation of the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

     6.5  Guaranties of Company Obligations.

     (a) From and after the Closing, Tyler guarantees to each Shareholder, respectively, and his heirs, successors and assigns, the full and prompt payment by the Company of all amounts that become due and payable to them under or pursuant to the terms of any Employment Agreement, to be entered into between the Company and the Shareholder as provided in Section 5.2 of this Agreement, and the timely performance by the Company of all of the terms, conditions, covenants and agreements to be performed by the Company under or pursuant to the terms of said Employment Agreement.

     (b) The obligation of Tyler to make any payments or render performance under this guaranty shall be coextensive with the obligation of the Company to make payment or render performance under any Employment Agreement, and Tyler shall be entitled to assert as a defense to or excuse for or delay in any payment or performance by it the same defenses or excuses for payment or performance as would be available to the Company. Subject to the foregoing, the guaranty by Tyler contained herein is absolute and unconditional.

     (c) Tyler waives notice of acceptance of this agreement of guaranty, and waives diligence or presentment on the part of any Shareholder in the enforcement of any liability, obligation or duty guaranteed hereby.

     (d) Tyler agrees that the validity of this agreement of guaranty shall not in any way be terminated, affected or impaired by reason of any waiver of or failure to enforce any of the rights or remedies of any Shareholder contained in any Employment Agreement, or by reason of any extension of time or other forbearance granted to the Company by any Shareholder.

     (e) Tyler agrees that, at the option of any Shareholder, it may be joined in any action or proceedings commenced against the Company in connection with and based upon any provisions of the Employment Agreement, and that recovery may be had against Tyler in such action or proceedings, or in any independent action or proceedings against Tyler, without requirement that any Shareholder or his successors or assigns, first assert, prosecute, or exhaust any remedy or claim against the Company.

     (f) In the event of any bankruptcy, reorganization, winding up, or similar proceedings with respect to the Company, no limitation on its liability under the Employment Agreement which may now or hereafter be imposed or permitted by any federal, state, or other statute, law regulation, or judicial or administrative determination applicable to such proceedings, shall in any way limit Tyler's obligations hereunder.

     6.6 Other Tyler Obligations. At the Closing, if not theretofore accomplished, Tyler will cause the Company to execute and deliver to the Shareholders the Employment Agreements, against execution and delivery by the Shareholders.

     6.7 Company Indemnification Obligations. (a) Tyler and Sub agree that all rights to indemnification existing in favor of the present or former directors, officers, employees, fiduciaries and agents of the Company (collectively, the "D&O Indemnified Parties") as provided in the Company's Articles of Incorporation, Bylaws, or other organizational documents as in effect as of the date hereof, shall survive the Merger and shall continue in full force and effect for six years after the Effective Time (without modification or amendment, except as required by applicable law), to the fullest extent permitted by law, and shall be enforceable by the D&O Indemnified Parties against the Surviving Corporation; provided that in any event Tyler and the Surviving Corporation shall pay and reimburse expenses in advance of the final disposition of any action or proceeding to each D&O Indemnified Party to the fullest extent permitted by law.

     (b) The provisions of this Section 6.7 shall survive the consummation of the Merger and expressly are intended to benefit each of the D&O Indemnified Parties. Each of the D&O Indemnified Parties shall be entitled to enforce the covenants contained herein.

     (c) If the Surviving Corporation, or any of its successors or assigns (i) reorganizes, amalgamates or consolidates with or merges into any other person and is not the resulting, continuing or surviving corporation or entity of such reorganization, amalgamation, consolidation or merger, or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any person or persons, then, and in such case, proper provision will be made so that the successors or assigns of the Surviving Corporation assume all of the obligations of the Surviving Corporation set forth in this Section 6.7.

     6.8 Agreements Regarding Stock Options. Effective on the Closing Date, Tyler agrees to grant options, conditioned on the consummation of the transactions contemplated hereby and Tyler stockholder approval of any required increase in the number of shares of Tyler Common Stock which may be issued pursuant to the Tyler Stock Option Plan, to purchase an aggregate of 200,000 shares of Tyler Common Stock to employees of the Company designated by the Shareholders. The selection by the Shareholders of such employees and the number of option shares to be granted to each shall be subject to the reasonable approval of Tyler. The exercise price of the options shall be equal to the reported closing price of the Tyler Common Stock on the New York Stock Exchange on the Closing Date. The options shall have a term of 10 years from the Closing Date and shall vest on each of the first five anniversary dates at the rate of 20% of the original number of option shares granted. The options shall be incentive stock options pursuant to the Tyler Stock Option Plan, as amended, shall contain such other terms as are customary for options granted under that plan, and shall be evidenced by option agreements incorporating all of such terms.

     6.9 Release of Shareholder Guaranties. At or prior to the Closing, Tyler shall obtain and provide to the Shareholders an absolute and unconditional release, executed by the holders of the indebtedness of the Company identified in Section 2.21 of the Company Disclosure Schedule as guaranteed by the Shareholders and by the surety companies that issued the performance bonds identified in such Section 2.21, from any liability with respect to such indebtedness or performance bonds whether as maker, endorser, surety, obligor, guarantor or otherwise, or shall provide to the Shareholders the agreement of Tyler to indemnify the Shareholders against any such liability, which indemnification agreement shall be reasonably acceptable to the Shareholders.

                                   ARTICLE 7

               JOINT CONDITIONS PRECEDENT TO CLOSING OBLIGATIONS

     Except as may be waived by both Tyler and the Shareholders, the obligations of the Company, the Shareholders, Tyler and Sub to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

     7.1 HSR Act. All filings required under the HSR Act shall have been made, and all waiting periods, including any extension thereof, that may be applicable to the transactions contemplated by this Agreement under the provisions of the HSR Act shall have expired or been waived or otherwise terminated.

     7.2 Absence of Litigation. No governmental agency or authority shall have instituted, or threatened in writing to institute, any action or proceeding seeking to delay, restrain, enjoin, or prohibit the consummation of the transactions contemplated by this Agreement, and no order, judgment, or decree by any court or governmental agency or authority shall be in effect that enjoins, restrains, or prohibits the same or, in the reasonable judgment of Tyler, otherwise would materially interfere with the operation of the assets and business of Tyler and the Tyler Subsidiaries or the Company after the Closing Date.

                                   ARTICLE 8

    CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS

     Except as may be waived by the Company and the Shareholders, the obligations of the Company and the Shareholders to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or before the Closing Date of each of the following conditions:

     8.1 Compliance. Tyler shall have, or shall have caused to be, satisfied or complied with and performed in all material respects all terms, covenants, and conditions of this Agreement to be complied with or performed by Tyler on or before the Closing Date.

     8.2 Representations and Warranties. All of the representations and warranties made by Tyler in this Agreement, the Tyler Disclosure Schedule (prior to supplementation or amendment thereto pursuant to Section 4.2 of this Agreement), the Employment Agreements, and in all certificates and other agreements delivered by Tyler to the Shareholders pursuant hereto or in connection with the transactions contemplated hereby, shall have been true and correct in all material respects as of the date hereof, and shall be true and correct in all material respects at the Closing Date with the same force and effect as if such representations and warranties had been made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

     8.3 Opinion. The Company and the Shareholders shall have received an opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. ("Liddell, Sapp"), counsel for Tyler, dated the Closing Date, in form and substance reasonably satisfactory to the Company, the Shareholders and their counsel, relating to the matters set forth in the following Sections Of this Agreement:

        3.1;

          3.4; and

          3.5 (except the opinion as to enforceability may exclude the Employment Agreements and the Noncompetition Agreements).

     8.4 No Material Adverse Change. There shall have occurred no material adverse change in the businesses, properties, assets, liabilities, results of operations or condition (financial or otherwise) of Tyler and the Tyler Subsidiaries, taken as a whole.

     8.5 Financing. On or before thirty days after the date hereof Tyler shall have obtained financing for the transactions contemplated hereby acceptable to Tyler.

     8.6 Certificates. The Company and the Shareholders shall have received a certificate or certificates, executed on behalf of Tyler by the President or any Vice President of Tyler, to the effect that the conditions contained in Sections
7.1 and 7.2 hereof with respect to matters therein relating to Tyler, and in Sections 8.1, 8.2, and 8.4 hereof, have been satisfied.

                                   ARTICLE 9

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF TYLER

     Except as may be waived by Tyler, the obligations of Tyler and Sub to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

     9.1 Compliance. The Company and each Shareholder shall have, or shall have caused to be, satisfied or complied with and performed in all material respects all terms, covenants, and conditions of this Agreement to be complied with or performed by any of them on or before the Closing Date.

     9.2 Representations and Warranties. All of the representations and warranties made by the Company and the Shareholders in this Agreement, the Company Disclosure Schedule (prior to any supplementation or amendment pursuant to Section 4.2 of this Agreement), and in all certificates and other documents delivered by the Company and the Shareholders pursuant hereto or in connection with the transactions contemplated hereby, shall have been true and correct in all material respects as of the date hereof, and shall be true and correct in all material respects at the Closing Date with the same force and effect as if such representations and warranties had been made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

     9.3 Securities Law Compliance. The issuance and delivery of shares of Tyler Common Stock in the Merger shall have been registered or qualified under the Securities Act and all applicable state securities laws or counsel for Tyler shall be satisfied that an exemption from such registration or qualification is available; no stop order suspending the effectiveness of any such registration or qualification shall be in effect; and no proceeding for such purpose shall be pending before any agency or authority having jurisdiction thereof.

     9.4 Opinions. Tyler shall have received the opinion of Andrews & Barth, counsel for the Company and the Shareholder, dated as of the Closing Date, in form and substance satisfactory to Tyler and its counsel, relating to the matters set forth in the following Sections of this Agreement:

        2.1;

          2.6; and

          2.7 (except the opinion as to enforceability may exclude the Employment Agreements and the Noncompetition Agreements).

     9.5 No Material Adverse Change. There shall have occurred no material adverse change in the businesses, properties, assets, liabilities, results of operations, or condition (financial or otherwise), of the Company.

     9.6 Consents to Transaction. Tyler and the Company shall have received all consents or approvals, and made all applications, requests, notices, and filings with, any person, governmental authority, or governmental agency required to be obtained or made in connection with the consummation of the transactions contemplated by this Agreement, excluding actions required under the HSR Act (which are conditions precedent to closing under Section 7.1), but including the consents of the lenders and third parties set forth in the Company Disclosure Schedule and the Tyler Disclosure Schedule.

     9.7 Financing. On or before thirty days after the date hereof, Tyler shall have obtained financing for the transactions contemplated hereby acceptable to Tyler.

     9.8 Noncompetition Agreements. Each of the Employees shall have duly entered into Noncompetition Agreements with the Company acceptable to Tyler.

     9.9 Business Resources Corporation. Tyler or a subsidiary of Tyler shall have acquired all or substantially all of the outstanding capital stock or assets of Business Resources Corporation ("BRC") pursuant to that certain Agreement and Plan of Merger dated of even date herewith among Tyler, T1 Acquisition Corporation, BRC, and William D. Oates (the "BRC Merger Agreement").

     9.10 Stockholder Approval. The stockholders of Tyler shall have approved the Merger and this Agreement.

     9.11 Certificates. Tyler shall have received a certificate or certificates, executed on behalf of the Company by the President of the Company, and by each Shareholder in his individual capacity, to the effect that the conditions in Sections 7.1 and 7.2 hereof with respect to matters therein relating to the Company, and Sections 9.1, 9.2, and 9.5 hereof, have been satisfied.

                                   ARTICLE 10

                   SECURITIES LAW REGISTRATION AND COMPLIANCE

     10.1 Securities Law Compliance; Restrictions on Shares. Each Shareholder and each other holder of Stock Options or Company Common Stock acknowledges receipt of the Tyler Commission Filing, this Agreement and the Tyler Disclosure Schedule and the opportunity to ask questions of and receive answers from representatives of the management of Tyler concerning the terms and conditions of the transactions contemplated hereby and to obtain all additional information that Tyler possesses or could acquire without unreasonable expense that is necessary to verify the accuracy of information furnished to him, and acknowledges and agrees:

          (a) The shares of Tyler Common Stock to be received by him as a result of the Merger have not been registered under the Securities Act or any applicable state securities law;

          (b) He is acquiring the shares so to be received in the Merger for his own account and not with a view to the distribution or resale thereof and will not sell, pledge, hypothecate, or otherwise transfer the shares unless they are registered under the Securities Act and applicable state securities laws unless, prior thereto, he shall have delivered to Tyler an opinion, in form and substance reasonably satisfactory to Tyler, of counsel experienced and competent in federal securities laws and acceptable to Tyler, to the effect that an exemption from registration is available therefor;

          (c) Except as otherwise provided in this Agreement, Tyler has no obligation to register any sales or transfers of the shares so received by him;

          (d) During the year after the Merger, he will not be able to sell, transfer, or otherwise dispose of the shares so received unless, prior thereto, the Shareholder shall have delivered to Tyler an opinion, in form and substance reasonably satisfactory to Tyler, of counsel experienced and competent in federal securities laws and acceptable to Tyler, to the effect that an exemption from registration under the Securities Act and applicable state securities laws is at the time available (unless registered as elsewhere provided in this Agreement), and thereafter any sales, transfers, or other dispositions may be limited by the provisions of Rule 144 under the Securities Act (or by other rules then in effect);

          (e) In view of the foregoing, he understands that he is at economic risk with respect to his investment in the shares so received in the Merger;

          (f) Tyler may place an appropriate legend on the certificate representing the shares so to be received restricting their transfer, and stop-transfer instructions will be given to the transfer agent for the Tyler Common Stock with respect to such certificates; and

          (g) To provide such information as may be requested by Tyler in order for Tyler to determine if he is an accredited purchaser under Regulation D of the Commission or otherwise can be qualified as a purchaser under Rule 506 of such Regulation D.

     10.2 Piggyback Registration. If within one year after the Closing Date Tyler proposes (whether or not for its own account) to register any of its securities under the Securities Act for sale in a firm commitment underwritten public offering, Tyler shall give written notice to the Shareholders of its intention to effect such a registration not later than 15 days prior to the anticipated date of filing with the Commission of a registration statement, which notice shall offer each Shareholder the opportunity to include in such registration statement any of the shares of Tyler Common Stock received in the Merger and held by such Shareholder ("Shares") that such Shareholder may request (a "Piggyback Registration"). Tyler's obligation under this Section 10.2 shall be limited to registrations as to which a registration statement is to be filed on or before one year after the date hereof. Subject to the provisions of this Agreement, Tyler will use its reasonable efforts to cause all the Shares for which the Shareholders have requested registration to be registered under the Securities Act to the extent required to permit the sale by the Shareholders of such Shares; provided, that if the registration relates to an underwritten public offering and the managing underwriter or underwriters believe that the inclusion of all shares requested to be included in the proposed registration would adversely affect the marketing of such shares, Tyler may first include in such registration all securities Tyler proposes to sell, and the Shareholders shall accept a reduction (including a total elimination) in the number of shares to be included in such registration, pro rata with the other holders of Tyler Common Stock making requests for registration, on the basis of the number of shares of Tyler Common Stock so requested to be included by the Shareholders and the other selling shareholders. Nothing in this section shall limit Tyler's ability to withdraw a registration statement it has filed either before or after effectiveness.

     10.3  Registration Procedures.

     (a) In connection with any registration hereunder, each Shareholder will furnish promptly to Tyler in writing such information (together with such supplements as may be necessary from time to time) with respect to itself and the proposed distribution by it as shall be reasonably necessary in order to ensure compliance with federal and applicable state securities laws. Such information shall not, at the time the registration statement is filed or becomes effective, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not false or misleading.

     (b) In any registration relating to an underwritten public offering of Tyler Common Stock or other securities of Tyler entitled generally to vote in the election of directors (or any securities convertible into or exchangeable for or exercisable for the purchase of securities so entitled generally to vote in the election of directors) (collectively, the "Voting Securities"), whether or not a Shareholder is participating in such registered underwritten public offering, at the request of the managing underwriter or underwriters, each Shareholder will agree not to effect any sale or distribution, including any sale pursuant to Rule 144 (or any successor provision) promulgated under the Securities Act of any Shares, and not to effect any such sale or distribution of any other Tyler Common Stock or Voting Securities (in each case, other than as part of such registration) for such period of time as reasonably required by such managing underwriter or underwriters ("Lockup Period"), but in no event shall the Shareholder be required to agree to a Lockup Period longer than the Lockup Period to which any other selling shareholder is subject.

     10.4 Expenses. In connection with any proposed registration of securities by Tyler, whether or not effected or consummated, Tyler, each Shareholder, and any other selling shareholders shall each pay their pro rata share of Tyler's out of pocket expenses incurred in connection with a proposed registration under
Section 10.2 in which Tyler is not selling any securities for its own account, including, without limitation, all registration and filing fees, printing expenses, and fees and disbursements of counsel and accountants for Tyler. Each Shareholder shall pay all of his expenses, including his attorney's fees, and including the underwriting discount, selling commissions and all expenses of the underwriters relating to his Shares incurred in connection with each registration pursuant to Section 10.2.

     10.5  Indemnification.

     (a) In the event of a registration of any of the Shares under the Securities Act pursuant to Section 10.2, Tyler shall indemnify and hold harmless each Shareholder and each underwriter of Shares thereunder and each person who controls the Shareholder or underwriter within the meaning of the Securities Act and the Exchange Act against any losses, claims, damages or liabilities (including reasonable attorneys' fees), joint or several, to which the Shareholder or underwriter or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) or arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Shares were registered under the Securities Act pursuant to Section 10.2, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Shareholder, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Tyler will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Shareholder, underwriter or controlling person for use in such registration statement or prospectus; provided, further, that Tyler will not be liable hereunder to any underwriter or any person who controls any underwriter within the meaning of the Securities Act and the Exchange Act for any loss, claim, damage or liability that arises out of, or is based upon, any untrue statement or alleged untrue statement or any omission or alleged omission contained in any preliminary prospectus that was corrected by any subsequent prospectus, and the underwriter was required to deliver but failed to deliver such prospectus as required by the Securities Act.

     (b) In the event of a registration of any of the Shares under the Securities Act pursuant to Section 10.2, the Shareholder shall indemnify and hold harmless Tyler and each person who controls Tyler within the meaning of the Securities Act and the Exchange Act, each officer of Tyler who signs the registration statement, each director of Tyler, each underwriter and each person who controls any underwriter within the meaning of the Securities Act and the Exchange Act against all losses, claims, damages or liabilities, joint or several, to which Tyler or such officer or director or underwriter or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Shares were registered under the Securities Act pursuant to Section 10.2, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein not misleading, and will reimburse Tyler and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Shareholder will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission relating to the Shareholder made in reliance upon and in conformity with information pertaining to the Shareholder, as such, furnished in writing to Tyler by the Shareholder for use in such registration statement or prospectus ("Shareholder Information"); provided, further, that the Shareholder will not be liable hereunder to any underwriter or any person who controls an underwriter within the meaning of the Securities Act and the Exchange Act for any loss, claim, damage or liability that arises out of, or is based upon, any untrue statement or alleged untrue statement or any omission or alleged omission in any Shareholder Information contained in any preliminary prospectus that was corrected by any subsequent prospectus, and the underwriter was required to deliver but failed to deliver such prospectus as required by the Securities Act.

     (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 10.5. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 10.5 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it that are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

     (d) If the indemnification provided for in this Section 10.5 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities or actions in respect thereof, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as is appropriate to reflect the relative fault of Tyler, on the one hand, and the Shareholder, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any required notice. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Tyler, on the one hand, or the Shareholder, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Tyler and the Shareholder agree that it would not be just and equitable if contribution pursuant to this Section 10.5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10.5(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or actions in respect thereof referred to above in this Section 10.5(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty or fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     10.6 No Transferability of Registration Rights. Except with the prior written consent of Tyler, the Shareholders' registration rights under Section
10.2 shall not inure to the benefit of any person to whom any Shares are transferred, other than a spouse or descendant of a Shareholder ("Relative"), a trust solely for the benefit of a Shareholder or Relative, or a partnership all of the equity interests in which are directly or indirectly owned by a Shareholder or Relative.

                                   ARTICLE 11

                          INDEMNIFICATION AND REMEDIES

     11.1 Indemnification by the Shareholders Based on Agreement. Each Shareholder agrees jointly and severally to indemnify and hold harmless Tyler (and if the transactions contemplated hereby are consummated, the Surviving Corporation), from and against any and all claims, losses, obligations, damages, demands, and liabilities (after giving effect to and reducing the same by (i) any net tax benefits realized by Tyler or the Surviving Corporation as a result of such event, and (ii) the net amount of any insurance proceeds received by Tyler or the Surviving Corporation as a result of such event), including, without limitation, costs and expenses of litigation (including reasonable attorneys' and accountants' fees) (collectively, "Tyler Indemnified Losses"), based on, relating to, or arising out of, or any allegation by any third party of, any facts or circumstances that would constitute a breach by the Shareholders of any representation, warranty, or covenant contained herein or in any agreement executed pursuant hereto, but excluding from this covenant to indemnify any claims or liabilities separately covered by Section 10.5 hereof or any Customer Claims (hereinafter defined) to the extent and only while covered by the provisions of Section 11.3 hereof.

     11.2 Indemnification by Tyler Based on Agreement. Tyler (and if the transactions contemplated hereby are consummated, the Surviving Corporation) agrees to indemnify and hold harmless the Shareholders from and against any and all claims, losses, expenses, obligations, demands and liabilities (after giving effect to and reducing the same by (i) any net tax benefits realized by the Shareholders as a result of such event, and (ii) the net amount of any insurance proceeds received by the Shareholders as a result of such event), including, without limitation, costs and expenses of litigation and including reasonable attorneys' and accountants' fees (collectively, "Shareholder Indemnified Losses"), based on, relating to, or arising out of, or any allegation by any third party of, any facts or circumstances that would constitute a breach by Tyler of any representation, warranty, or covenant contained herein or in any agreement executed pursuant hereto, but excluding from this covenant to indemnify any claims or liabilities separately covered by the provisions of
Section 10.5 hereof.

     11.3 Customer Claims. If any claim, demand, or cause of action of the type referred to in Section 11.1 is asserted by a customer of the Company ("Customer Claim"), the following provisions shall be applicable until such time as the Customer Claim results in a filed and pending lawsuit or other judicial proceeding (at which time the provisions of Section 11.1 shall be applicable):

          (a) Tyler or the Surviving Corporation shall promptly notify the Shareholders in writing that a Customer Claim has been made, describing the nature of the Customer Claim to the extent then known.

          (b) After receipt of Tyler's or the Surviving Corporation's written notice, the parties hereto will fully cooperate with each other to investigate the Customer Claim and determine whether the parties can agree that the Customer Claim is an obligation or liability for which the Shareholders are responsible. The investigation shall be conducted expeditiously and with all reasonable due diligence, considering the circumstances surrounding the Customer Claim.

          (c) If, after an investigation, Tyler or the Surviving Corporation and the Shareholders agree in writing that the Customer Claim is an obligation or liability for which the Shareholders are responsible, the Shareholders and Tyler or the Surviving Corporation agree to use their reasonable best efforts to reach an agreement with the customer as to the terms and conditions of settlement, compromise or satisfaction of the Customer Claim, including, but not limited to, the amount that the Shareholders shall pay to the customer for the damages, losses, costs or expenses incurred by it.

          (d) If the provisions of this Section 11.3 are applicable, Tyler or the Surviving Corporation shall conduct all communications and settlement negotiations with the customer and shall convey to the customer any offers of settlement or compromise by the Shareholders. Any amounts that the Shareholders agree so to pay in settlement of the Customer Claim shall be paid by them to Tyler or the Surviving Corporation, as the case may be, in trust for payment over to the customer. If Tyler or the Surviving Corporation agrees to pay the customer an amount in excess of that offered for settlement purposes by the Shareholders, the excess shall be paid by Tyler or the Surviving Corporation, as the case may be, without any right to indemnification therefor from the Shareholders. If the amounts so paid and entrusted to Tyler or the Surviving Corporation are paid over to the customer, the payment over shall be deemed to be a release by Tyler or the Surviving Corporation of any further claim with respect to that Customer Claim against the Shareholders and Tyler and the Surviving Corporation shall indemnify and hold harmless the Shareholders from any further liability with respect thereto.

          (e) In the absence of an agreement among the parties as to the settlement of any Customer Claim not involving litigation, Tyler or the Surviving Corporation may take such action with respect to the Customer Claim as Tyler in its sole judgment may deem necessary or advisable under the circumstances to settle, compromise or satisfy the Customer Claims provided; however, neither Tyler nor the Surviving Corporation shall in any such event be considered to have waived its right to pursue a judicial action to determine its right against the Shareholders.

          (f) An indemnified party shall give notice to the indemnifying party or parties within 15 business days after actual receipt of service or summons to appear in any action begun in respect of which indemnity may be sought hereunder, or actual notice of assertion of a claim with respect to which it seeks indemnification. Except as provided in Section 4.5, failure so to notify the indemnifying party or parties shall cause the indemnified party to lose its right to indemnification under this Article 11, but failure so to notify the indemnifying party or parties shall not relieve the indemnifying party or parties from any liability that they may have other than on account of this Article 11. The indemnifying party or parties may participate at their own expense and with their counsel in the defense of such action.

     Except as otherwise provided in Section 11.3(d), if the indemnifying party or parties so elect within a reasonable time after receipt of such notice they may assume the defense of such action with counsel chosen by the indemnifying party or parties and approved by the indemnified party in such action, unless the indemnified party reasonably objects to such assumption on the ground that its counsel has advised it that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party or parties and counsel for the indemnifying party concurs in such advice, in which case the indemnified party shall have the right to employ counsel approved by the indemnifying party or parties. If the indemnifying party or parties assume the defense of such action, the indemnifying party or parties shall not be liable for fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for the indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances unless, in the reasonable opinion of such counsel, there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more indemnified parties.

     11.4 Claims Limitations. Notwithstanding anything otherwise contained in this Agreement, no party hereto shall assert any single claim or claims against any other party hereto, unless the single claim (after giving effect to and reducing the same by (i) any net tax benefits realized by the indemnified party as a result of such event, and (ii) the net amount of any insurance proceeds received by the indemnified party as a result of such event) exceeds the sum of $18,750, and the sum of all such single claims in the aggregate exceeds $150,000; provided, that claims made by Tyler or the Surviving Corporation pursuant to Section 2.9 or 4.5 of this Agreement, or for breach of the Employment Agreement or the Confidentiality Agreement shall not be subject to the foregoing limitations; and provided further, that claims made by the Shareholders pursuant to Section 3.7 or 4.5 of this Agreement, or for breach of the Employment Agreement or the Confidentiality Agreement shall not be subject to the foregoing limitations.

     11.5 Maximum Liability. The maximum aggregate liability of the Shareholders to Tyler or the Surviving Corporation for all claims made by Tyler or the Company pursuant to this Agreement is $3,000,000; provided, that claims made by Tyler or the Surviving Corporation pursuant to Sections 2.9 or 4.5 of this Agreement, or for breach of the Employment Agreement or the Confidentiality Agreement, shall not be subject to the foregoing limitation. The maximum aggregate liability of Tyler or the Surviving Corporation to the Shareholders for all claims made by the Shareholders pursuant to this Agreement is $3,000,000; provided, that claims made by the Shareholders pursuant to Section
3.7 or 4.5 of this Agreement, or for breach of the Employment Agreement or the Confidentiality Agreement, shall not be subject to the foregoing limitation. Any claim based upon facts and circumstances that would, if true, constitute a breach of any representation, warranty or covenant contained in this Agreement shall be subject to the limitations contained herein, notwithstanding the fact that such claim is asserted by a cause of action or legal theory other than breach of contract. When calculating the amount of liability in a claim for damages for purposes of this Section 11.5 (whether such calculation is through agreement of the parties, litigation or otherwise) and the claim relates to the breach of a representation as to the income of the Company for any period or periods prior to the Closing Date, all of the parties hereto agree that, in determining the amount involved in the claim, the damages shall be actual damages incurred and proven and such actual damages shall not be computed by using a multiplier or capitalization rate.

     11.6 Equitable Remedies. The parties hereto acknowledge that a refusal by a party to consummate the transactions contemplated hereby will cause irreparable harm to the other parties, for which there may be no adequate remedy at law. A party not in default at the time of such refusal shall be entitled, in addition to other remedies at law or in equity, to specific performance of this Agreement by the party that refused to consummate the transactions contemplated hereby.

     11.7 Remedies of the Surviving Corporation. After the Closing, the Surviving Corporation shall have the same rights and benefits under this Agreement as does Tyler with respect to the representations, warranties and covenants of the Shareholders contained herein, as fully as if such representations, warranties and covenants had been made to the Surviving Corporation in lieu or in place of Tyler or Sub. In any proceeding by the Surviving Corporation to assert or prosecute any claims under, or to otherwise enforce, this Agreement on behalf of itself or Tyler, each Shareholder agrees that he shall not assert as a defense or bar to recovery by the Surviving Corporation, and hereby waives any right to so assert such defense or bar such recovery, that (a) prior to Closing, the Company shall have had knowledge of the circumstances giving rise to the claim being pursued by it; (b) prior to Closing, the Company engaged in conduct or took action that caused or brought about the circumstances giving rise to its claim, or otherwise contributed thereto; (c) the Company is estopped from asserting or recovering upon its claim by reason of having joined in the representations, warranties and covenants made by the Shareholders in this Agreement; or (d) the Shareholder has a right of contribution from the Surviving Corporation to the extent that there is any recovery against him.

     11.8 Costs of Defense. If any claim for which an indemnified party seeks indemnification under this Article 11 results in a judgment that no damages are due the claimant on a basis for which the indemnifying party is responsible hereunder, then, as between the indemnifying and indemnified parties, the indemnified parties shall be liable for any damages awarded and the costs (including attorneys' fees) of defending such claim.

                                   ARTICLE 12

                                 MISCELLANEOUS

     12.1  Breach Discovered Prior to Closing.

     (a) If, prior to the Time of Closing, Tyler has actual and certain knowledge (as opposed to an opinion or belief) of any facts or circumstances that it determines would constitute a failure to satisfy the conditions to the obligations of Tyler to close this Agreement contained in Sections 9.1, 9.2 or
9.5 hereof, Tyler shall promptly give written notice to the Shareholders. If the Shareholders fail to cure any such alleged defect within 15 days from the date of notice, Tyler shall have the right either to (i) terminate this Agreement pursuant to Section 12.2 below, in which case Tyler, shall, if not then in default under this Agreement, be entitled to recover from the Company and the Shareholders as liquidated damages the actual legal, accounting and other out-of-pocket expenses incurred by it in connection with the negotiation, preparation and execution of this Agreement and the other agreements and instruments referred to herein, its investigation and examination of the affairs of the Company, and other actions taken preparatory to consummating the transactions contemplated hereby, or (ii) waive such defect as a condition to closing this Agreement, in which case Tyler shall not be entitled to make any claims against the Shareholders pursuant to this Agreement or to exercise any other remedial rights with respect to such alleged defect.

     (b) If, prior to the Time of Closing, the Shareholders have actual and certain knowledge (as opposed to an opinion or belief) of any facts or circumstances that the Shareholders determine would constitute a failure to satisfy the conditions to the obligations of the Company and the Shareholders to close this Agreement contained in Sections 8.1, 8.2 and 8.4 hereof, the Company and the Shareholders shall promptly give written notice to Tyler. If Tyler fails to cure any such alleged defect, the Company and the Shareholders shall have the right either to (i) terminate this Agreement pursuant to Section 12.2 below, in which case the Company and the Shareholders shall, if not then in default under this Agreement, be entitled to recover from Tyler as liquidated damages the actual legal, accounting and other out-of-pocket expenses incurred by them (but not including such expenses incurred to appropriately document the corporate records and transactions of the Company and the Shareholders) in connection with the negotiation, preparation and execution of this Agreement and the other agreements and instruments referred to herein, their investigation and examination of the affairs of Tyler, and other actions taken preparatory to consummating the transactions contemplated hereby, or (ii) waive such defect as a condition to closing this Agreement, in which case the Shareholders shall not be entitled to make any claims against Tyler or the Surviving Corporation pursuant to this Agreement or to exercise any other remedial rights with respect to such alleged defect.

     12.2 Termination. This Agreement and the transactions contemplated hereby may be terminated at any time on or before the Closing Date:

          (a) by mutual consent of Tyler and the Shareholders;

          (b) by Tyler if there has been a material misrepresentation or breach of warranty in the representations and warranties of the Company and the Shareholders set forth herein or if there has been any material failure on the part of the Company or the Shareholders to comply with their obligations hereunder;

          (c) by the Shareholders if there has been a material misrepresentation or breach of warranty in the representations and warranties of Tyler set forth herein or if there has been any material failure on the part of Tyler to comply with its obligations hereunder;

          (d) by either Tyler or the Shareholders if the transactions contemplated by this Agreement have not been consummated by March 31, 1998, unless such failure of consummation is due to the failure of the terminating party to perform or observe the covenants, agreements, and conditions hereof to be performed or observed by it at or before the Closing Date;

          (e) by either Tyler or the Shareholders if the conditions precedent to its or their obligations to close this Agreement have not been satisfied or waived by it or them at or before the Closing Date; and

          (f) by either the Shareholders or Tyler if the transactions contemplated hereby violate any non-appealable final order, decree, or judgment of any court or governmental body or agency having competent jurisdiction.

     12.3 Expenses. If the transactions contemplated by this Agreement are not consummated, each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, except as otherwise provided in Section 12.1; provided, however, that if the transactions contemplated hereby are not consummated because of the failure of either of the conditions in Section 9.7 or 9.9 to be satisfied, Tyler shall reimburse the Shareholders for their reasonable out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby, not to exceed $30,000.

     12.4 Disclosure Schedules. The Company Disclosure Schedule and the Tyler Disclosure Schedule are incorporated herein by reference.

     12.5 Entire Agreement. This Agreement and the Exhibits and Disclosure Schedules hereto, the Confidentiality Agreement and the other agreements and documents contemplated hereby, contain the complete agreement among the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings among the parties with respect to such transactions. Section and other headings, the table of contents and indexes to the Disclosure Schedules are for reference purposes only and shall not affect the interpretation or construction of this Agreement. The parties hereto have not made any representation or warranty except as expressly set forth in this Agreement, the Employment Agreement, the Confidentiality Agreement, and the Noncompetition Agreements, the Company Disclosure Schedule, the Tyler Disclosure Schedule or in any agreement, certificate or other document delivered pursuant hereto or thereto. The obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this Section.

     12.6 Survival. All representations and warranties (except those contained in Sections 2.9 and 2.15) of Tyler, Sub, the Company or the Shareholders contained herein, in the Tyler Disclosure Schedule, in the Company Disclosure Schedule, or in any exhibit, certificate, document or instrument delivered pursuant to this Agreement shall survive the Closing and shall continue in full force and effect for two years after the date of Closing. All representations and warranties of the Shareholders contained in Section 2.9(b) above shall survive the Closing and shall continue in full force and effect after the Closing without time limitation. All representations and warranties of the Shareholders contained in Sections 2.9(a), (c) and (d) above shall survive the Closing and shall continue in full force and effect after the Closing until expiration, in accordance with the laws of Texas, of the applicable time period in which claims may be judicially asserted for breach of a written contract. All representations and warranties of the Shareholders contained in Section 2.15 above shall survive the Closing and shall continue in full force and effect after the Closing until expiration, in accordance with applicable law, of the applicable time periods in which the taxing authority having jurisdiction may assert a claim for failure of or deficiency in the payment of taxes. The representations and warranties of the Company shall not survive the Closing.

     12.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original.

     12.8 Notices. All notices, demands, requests, or other communications that may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, telegram, or telecopy, addressed as follows:

        (i) If to the Company or the Shareholders:

                 The Software Group, Inc.
                Jupiter North Technology Park
                1120 Jupiter Road, Suite 100
                Plano, Texas 75074
                Telecopy No.: (972) 516-2284

           with a copy (which shall not constitute notice) to:

                 Andrews & Barth
                8235 Douglas, Suite 1120
                Dallas, Texas 75225
                Attention: John C. Andrews, III
                Telecopy No.: (214) 691-3070

        (ii) If to Tyler:

                  Tyler Corporation
                2121 San Jacinto Street
                3200 San Jacinto Tower
                Dallas, Texas 75201
                Attention: Chairman of the Board
                Telecopy No.: (214) 754-7821

           with a copy (which shall not constitute notice) to:

                Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
                3400 Texas Commerce Tower
                600 Travis Street
                Houston, Texas 77002-3004
                Attention: Gene G. Lewis
                Telecopy No.: (713) 223-3717

     Each party may designate by notice in writing a new address to which any notice, demand, request, or communication may thereafter be so given, served, or sent. Each notice, demand, request, or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger, or (with respect to a telecopy) the confirmation being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

     12.9 Successors and Assigns. This Agreement and the rights, interests, and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     12.10 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas (except the choice of law rules thereof).

     12.11 Waiver and Other Action. This Agreement may be amended, modified, or supplemented only by a written instrument executed by the parties against which enforcement of the amendment, modification, or supplement is sought.

     12.12 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance (except to the extent such remaining provisions constitute obligations of another party to this Agreement corresponding to the unenforceable provision); and in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

     12.13 Knowledge. At any time there is a reference in a representation, covenant or warranty of a party to this Agreement that is qualified by the knowledge of such party, the terms "knowledge" or "knows" or "known", or "belief" or "believes" shall mean (i) as to the Company and the Shareholders, the knowledge or belief of any Shareholder, and (ii) as to Tyler, the knowledge or belief of its Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Louis A. Waters, or James E. Russell.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            TYLER CORPORATION

                                            By: /s/ C.A. RUNDELL, JR.

                                              ----------------------------------
                                              C. A. Rundell, Jr., President and
                                              Chief Executive Officer

                                            T2 ACQUISITION CORPORATION

                                            By: /s/ C.A. RUNDELL, JR.

                                              ----------------------------------
                                              C.A. Rundell, Jr., President

                                            THE SOFTWARE GROUP, INC.

                                            By: /s/ GLENN A. SMITH

                                              ----------------------------------
                                              Glenn A. Smith, President

                                              /s/ BRIAN B. BERRY

                                              ----------------------------------
                                              Brian B. Berry, Individually

                                              /s/ GLENN A. SMITH

                                              ----------------------------------
                                              Glenn A. Smith, Individually

     The undersigned execute this Agreement solely to indicate their agreement to Sections 1.7(c) and 10.1 hereof:

                                            /s/ JOANE COGAN

                                            ------------------------------------
                                            Joane Cogan

                                            /s/ RICK HOFF

                                            ------------------------------------
                                            Rick Hoff

                                            /s/ DAVID LANDGREN

                                            ------------------------------------
                                            David Landgren

                                    ANNEX I

                        SHAREHOLDERS                          SHARES
                        ------------                          -------
Brian B. Berry..............................................  824,025
Joane Cogan.................................................  136,475
Glenn A. Smith..............................................  960,500

                                                                SHARES
                                                              SUBJECT TO
                       OPTIONHOLDERS                           OPTIONS
                       -------------                          ----------
Rick Hoff...................................................    75,000
David Landgren..............................................    75,000

                                                                      APPENDIX C

                            CERTIFICATE OF AMENDMENT
                                       TO
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               TYLER CORPORATION

     Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware ("DGCL"), Tyler Corporation, a corporation organized and existing under and by virtue of the DGCL ("Corporation"), does hereby certify as follows:

     1. The Board of Directors of the Corporation, at a meeting duly called and held, adopted a resolution setting forth and declaring advisable the following proposed amendment to the Restated Certificate of Incorporation of the Corporation.

          Article Fourth, Section 1, of the Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

          "FOURTH: Section 1. Capitalization. The Corporation is authorized to issue One Hundred One Million (101,000,000) shares of capital stock. One Hundred Million (100,000,000) of the authorized shares shall be common stock, one cent ($0.01) par value each ("Common Stock"), and One Million (1,000,000) of the authorized shares shall be preferred stock, ten dollars ($10.00) par value each ("Preferred Stock").

          "Each holder of shares of capital stock of the Corporation shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock of the Corporation held by the stockholder, unless otherwise specifically provided pursuant to this Restated Certificate of Incorporation."

     2. Pursuant to a resolution of the Board of Directors, the foregoing amendment was presented to the stockholders of the Corporation at a special meeting of the stockholders of the Corporation duly called and held for such purpose, and the foregoing amendment was approved by the vote of a majority of the shares of capital stock of the Corporation entitled to vote thereon in accordance with the provisions of Section 242 of the DGCL.

     3. Said amendment was duly adopted in accordance with the provisions of
Section 242 of the DGCL.

     4. This Certificate of Amendment shall be effective upon the filing thereof.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to its Restated Certificate of Incorporation to be executed on the
          day of           , 199 .

                                            TYLER CORPORATION

                                            By:

                                              ----------------------------------
                                                      C.A. Rundell, Jr.
                                                President and Chief Executive
                                                            Officer

--------------------------------------------------------------------------------

                               TYLER CORPORATION

                      THIS PROXY IS SOLICITED ON BEHALF OF
                     THE BOARD OF DIRECTORS OF THE COMPANY


    The undersigned hereby (1) acknowledges receipt of the Notice dated January 21, 1998, of the special meeting of stockholders of Tyler Corporation (the "Company") to be held at San Jacinto Tower, Suite 2820, 2121 San Jacinto Street, Dallas, Texas, on February 19, 1998, at 11:00 a.m., Dallas time, and the Proxy Statement in connection therewith, and (2) appoints Louis A. Waters and C.A. Rundell, Jr., and each of them, as proxies with full power of substitution and revocation, for and in the name, place, and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at said meeting and at any postponements or adjournments thereof, and the undersigned directs that this proxy be voted as indicated on the reverse side hereof. If only one of the above proxies shall be present in person or by substitute at such meeting or at any postponements or adjournments thereof, that proxy so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.


    The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them may lawfully do by virtue hereof.


                                                                     SEE REVERSE


               CONTINUED AND TO BE SIGNED AND DATED ON OTHER SIDE       SIDE


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


[X] Please mark votes as in this example



THIS PROXY WILL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE MATTERS SPECIFICALLY REFERRED TO BELOW.



1. Approval and adoption of a Second Amended and Restated Agreement and Plan of Merger, dated as of December 29, 1997, and effective as of October 8, 1997, among the Company, T1 Acquisition Corporation, Business Resources Corporation, and William D. Oates.


               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN


2. Approval and adoption of an Amended and Restated Agreement and Plan of Merger, dated as of December 29, 1997, and effective as of October 8, 1997, among the Company, T2 Acquisition Corporation, The Software Group, Inc., Glenn A. Smith, and Brian B. Berry.


               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

3. Approval of the amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000.
               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN
4. In the discretion of the proxies on any other matter that may properly come before the meeting or any postponements or adjournments thereof.

                                            MARK HERE FOR
                                            ADDRESS CHANGE [ ]
                                            AND NOTE AT LEFT
                                            Please date this proxy and sign your
                                            name exactly as it appears hereon.
                                            Where there is more then one owner,
                                            each should sign. When signing as an
                                            attorney, administrator, executor,
                                            guardian, or trustee, please add
                                            your title as such if executed by a
                                            corporation, the proxy should be
                                            signed by a duly authorized officer.

                                            Please sign this proxy and return it
                                            promptly whether or not you expect
                                            to attend the meeting. You may
                                            nevertheless vote in person if you
                                            do attend.

                                            ------------------------------------
                                            Signature               Date

                                            ------------------------------------
                                            Signature               Date

--------------------------------------------------------------------------------